   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 12, 1997
                                                  REGISTRATION NO. 333-_________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 IMAGEMAX, INC.
             (Exact name of Registrant as specified in its charter)

              PENNSYLVANIA                                  7389                                   23-2865585
      (State or other jurisdiction              (Primary Standard Industrial                    (I.R.S. Employer
   of incorporation or organization)            Classification Code Number)                   Identification No.)

                           TWO BALA PLAZA, SUITE 300
                        BALA CYNWYD, PENNSYLVANIA 19004
                                 (610) 660-7754
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                            ------------------------
                                BRUCE M. GILLIS
               CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                                 IMAGEMAX, INC.
                           TWO BALA PLAZA, SUITE 300
                        BALA CYNWYD, PENNSYLVANIA 19004
                                 (610) 660-7754
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                            ------------------------
                                   COPIES TO:



       BARRY M. ABELSON, ESQUIRE                     MICHAEL M. FROY, ESQUIRE
     MICHAEL P. GALLAGHER, ESQUIRE                   MARK L. DOSIER, ESQUIRE
        PAUL T. PORRINI, ESQUIRE                  SONNENSCHEIN NATH & ROSENTHAL
     PEPPER, HAMILTON & SCHEETZ LLP                      8000 SEARS TOWER
         3000 TWO LOGAN SQUARE                          CHICAGO, IL 60606
      EIGHTEENTH AND ARCH STREETS                         (312) 876-8000
      PHILADELPHIA, PA 19103-2799
             (215) 981-4000


        Approximate date of commencement of proposed sale to the public:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                                          PROPOSED MAXIMUM
             TITLE OF EACH                                         PROPOSED MAXIMUM          AGGREGATE
          CLASS OF SECURITIES                  AMOUNT TO            OFFERING PRICE         OFFERING PRICE           AMOUNT OF
            TO BE REGISTERED               BE REGISTERED (1)        PER SHARE (2)               (2)              REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value..............    3,565,000 Shares            $14.00              $ 49,910,000            $15,124.24

(1) Includes 465,000 shares of Common Stock subject to the over-allotment option granted to the Underwriters.
(2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457 under the Securities Act of 1933.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                SUBJECT TO COMPLETION, DATED SEPTEMBER 12, 1997
PROSPECTUS
                                3,100,000 SHARES

                                 IMAGEMAX, INC.

                                  COMMON STOCK

     All of the shares of Common Stock offered hereby are being sold by ImageMAX, Inc. Prior to the Offering, there has been no public market for the Common Stock of the Company. It is currently estimated that the initial public offering price will be between $12.00 and $14.00 per share. See "Underwriting" for information relating to the determination of the initial public offering price. Application will be made for quotation of the Common Stock on the Nasdaq National Market under the symbol "IMAG."

     SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OF COMMON STOCK OFFERED HEREBY.

                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                      PRICE TO               UNDERWRITING              PROCEEDS TO
                       PUBLIC                DISCOUNT (1)              COMPANY (2)
Per Share....        $                        $                        $
Total(3).....        $                        $                        $

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses payable by the Company estimated at $1,250,000.
(3) The Company has granted to the Underwriters a 30-day option to purchase up to an additional 465,000 shares of Common Stock solely to cover over-allotments, if any. See "Underwriting." If all such shares are purchased, the total Price to Public, Underwriting Discount and Proceeds to
    Company will be $         , $         and $         , respectively.

     The shares of Common Stock are offered by the several Underwriters, when, as and if delivered to and accepted by them and subject to their right to reject orders in whole or in part. It is expected that delivery of certificates for the
shares of Common Stock will be made on or about             , 1997.

WILLIAM BLAIR & COMPANY                             JANNEY MONTGOMERY SCOTT INC.

              THE DATE OF THIS PROSPECTUS IS               , 1997

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in[nb]which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State

   [Map With Location of Company's Headquarters and Principal Branch Offices]

                            ------------------------

     The Company intends to furnish its shareholders with annual reports containing audited financial statements and to make available quarterly reports containing unaudited financial statements for the first three quarters of each year.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING STABILIZING, OVER-ALLOTMENT AND SYNDICATE COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     Simultaneously with and as a condition to the closing of the Offering made by this Prospectus, the Company will acquire 14 document management service companies, representing 11 ownership groups (collectively, the "Founding Companies") in separate transactions (the "Acquisitions") in exchange for shares of its Common Stock, the assumption of certain indebtedness and cash. Unless otherwise indicated, all references to "ImageMAX" shall mean ImageMAX, Inc. prior to the effectiveness of the Acquisitions and references herein to the "Company" shall include the Founding Companies.

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, all share, per share and financial information set forth herein: (i) have been adjusted to give effect to the Acquisitions, the conversion of all outstanding shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") into 443,489 shares of Common Stock and a
 .846154-for-one split of the currently-outstanding shares of Common Stock, and
(ii) assume no exercise of the Underwriters' over-allotment option. See "The Company" and "Underwriting."

                                  THE COMPANY

     ImageMAX, was founded in November 1996 to become a leading national, single-source provider of integrated document management solutions. Prior to the Offering, ImageMAX has not conducted any operations. ImageMAX has entered into agreements to acquire the Founding Companies simultaneously with and as a condition to the consummation of the Offering. The Founding Companies, which have been in business an average of over 20 years, have operations in 13 states, employ over 950 people and provided services to over 5,000 clients in the last year from 18 locations. The Company's pro forma combined revenues for the twelve-month period ended December 31, 1996 were $43.3 million. Pro forma combined revenues for the six months ended June 30, 1997 were $24.6 million, an increase of 16.2% over the comparable 1996 period. Pro forma operating income for the six months ended June 30, 1997 was $2.2 million, an increase of $2.3 million over the comparable 1996 period.

     The Company has initially targeted a broad variety of services and products, as well as technical and vertical market expertise, in order to create a platform from which it can become a leading national, single-source provider for clients with intensive document management needs. The Company's services include document management consulting, media conversion (consisting of digital imaging and micrographics), data indexing, information storage and retrieval, and document management systems maintenance. The Company's products include proprietary, open-architecture digital imaging and indexing software as well as document management systems and supplies. The Company provides these services and products individually or in combination to provide solutions to a wide range of clients' document management needs. The Company's service and product offering mix is designed to take advantage of the Company's substantial technical and systems experience in the area of digital document management as well as product and vertical market knowledge of the Founding Companies' managers, who have an average of 14 years industry experience.

     The Company's diversified client base operates primarily in document-intensive industries such as health care, financial services and engineering. Key clients include Abbott Laboratories, Novartis AG, First Union National Bank, Nordstrom Credit, Inc., The Boeing Company, General Electric Company, Avis Rent a Car, Inc. and Waste Management, Inc.

     Based on a recent study of the Association for Information and Image Management International ("AIIM"), the U.S. market for document management services and products was over $6.5 billion in 1996. The Company believes that this market has been growing at an annual rate of approximately 11% since 1994. The Company further believes that there is a substantial unvended component of the service market not contained in the AIIM data because most document management services for large organizations are currently performed in-house. The document management industry is also highly fragmented. The Company estimates that there are over 2,000 companies engaged in a wide variety of business-to-business document management services and product sales and that a substantial majority of these companies are small businesses selling to a single geographic market, offering a limited range of services or selling to a limited number of client market segments. The Company believes that it will continue to benefit from key factors driving the growth of the document management industry, including: (i) continued advances in digital technology which have dramatically reduced the cost of imaging, storing, indexing, and retrieving documents electronically while improving users' ability to manage documents more efficiently; (ii) growth in document management needs of organizations desiring to better manage information in order to improve productivity, competitiveness and client service; and (iii) the trend of organizations to increasingly outsource their document management services in order to allow them to focus on their core competencies and revenue generating activities, reduce fixed costs, benefit from the expertise and economies of scale of outside providers and gain access to new technologies without the risk and expense of near-term obsolescence.

     The Company intends to implement its business strategy focused on the following key elements:

     o Become a single source provider of in-house or outsourced document management solutions by further developing consultative relationships with clients to assess their document management needs and to recommend and provide cost-effective combinations of services and products. The Company will customize packages of services and products for specific vertical markets and will expand national account coverage to service clients who seek to benefit from working with a single vendor.

     o Capitalize on business integration by creating a single nation-wide brand name, integrating the Company's information and communications systems and consolidating the Company's planning, acquisition support and administration under the direction of its experienced executive management team to enable business unit management to devote increased resources to business generation and client service. The Company intends to establish company-wide technology centers that will focus on software product development, enhancement of systems integration expertise and new product development such as data warehousing services and inter/intranet document management solutions.

     o Expand sales and marketing efforts, including hiring additional salespeople at the Founding Companies, creating a national account sales force, emphasizing sales training in digital document management applications, cross-selling additional services and products, capitalizing on the Company's present vertical market expertise and extending successful existing marketing programs that utilize direct marketing, telemarketing, seminar selling and internet marketing.

     o Aggressively pursue acquisitions to enhance its position as a provider of complete document management solutions by expanding geographic coverage and market share, expanding service and product capabilities, obtaining key human resources and technical expertise and generating critical mass and economies of scale nationally and in regional markets. The Company will position itself to be a preferred acquirer of other companies in the highly fragmented document management industry as a result of the Company's capabilities, management personnel, solutions orientation and integration strategy. Additionally, the Company's relationships with over 100 independent document management service providers through its software licensing and data entry service activities provide the Company with a valuable source of potential future acquisitions.

                                  THE OFFERING

Common Stock Offered by the Company...........  3,100,000 shares

Common Stock to be Outstanding after the
  Offering....................................  5,438,727 shares(1)

Use of Proceeds...............................  To fund the Acquisitions and for general cor-
                                                porate purposes, including future acquisi-
                                                tions. See "Use of Proceeds" and "Certain
                                                Transactions."

Proposed Nasdaq National Market Symbol........  IMAG

------------------
(1) Includes 1,184,468 shares of Common Stock to be issued in connection with the Acquisitions (based on an assumed initial public offering price of $13.00 per share). Excludes (i) 302,500 shares of Common Stock which will be issuable upon the exercise of stock options to be granted in connection with the Offering at an exercise price per share equal to the initial public offering price, (ii) 297,500 shares of Common Stock available for future grants under the Company's 1997 Incentive Plans and (iii) 250,000 shares available for future issuances under the Company's Employee Stock Purchase Plan. See "Management - Stock Incentive Plans."

     See "Risk Factors" for a discussion of certain factors that should be considered by prospective purchasers of the shares of Common Stock offered hereby.

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

         ImageMAX will acquire the Founding Companies simultaneously with and as a condition to consummation of the Offering. For financial statement presentation purposes, ImageMAX has been identified as the "accounting acquirer." The following table presents certain summary unaudited combined historical financial data of ImageMAX and the Founding Companies, adjusted to give effect to (i) the consummation of the Acquisitions, (ii) certain pro forma adjustments to the historical financial statements described below and (iii) the consummation of the Offering and the application of the estimated net proceeds therefrom. See "Selected Financial Data," the Unaudited Pro Forma Combined Financial Statements, including the notes thereto, and the historical Financial Statements for ImageMAX and the Founding Companies, including the Notes thereto, appearing elsewhere in this Prospectus.

                                                                              PRO FORMA COMBINED
                                                                  -------------------------------------------
                                                                                        SIX MONTHS ENDED
                                                                   YEAR ENDED               JUNE 30,
                                                                  DECEMBER 31,      -------------------------
                                                                      1996            1996            1997
                                                                  ------------      ---------      ----------
STATEMENT OF OPERATIONS DATA:(1)
  Revenues..................................................       $  43,256        $  21,157      $   24,590
  Gross profit(2)...........................................          12,608            6,115           8,202
  Selling, general and administrative expenses(3)...........          11,216            5,633           5,396
  Amortization of intangible assets(4)......................           1,246              621             621
  Operating income (loss)...................................             146             (139)          2,185
  Interest income, net(5)...................................              (2)               8               8
  Income (loss) before income taxes.........................             144             (131)          2,193
  Net income (loss)(6)......................................       $    (242)       $    (244)     $    1,169
  Net income (loss) per share...............................       $    (.05)       $    (.05)     $      .23
  Shares used in computing pro forma net income (loss) per
    share(7)................................................       5,091,419        5,091,419       5,091,419

                                                                           JUNE 30, 1997
                                                                  --------------------------------
                                                                                      PRO FORMA
                                                                   PRO FORMA          COMBINED
                                                                  COMBINED(8)      AS ADJUSTED(9)
                                                                  -----------      ---------------
BALANCE SHEET DATA:
  Cash and cash equivalents.................................       $  3,243            $ 4,466
  Working capital (deficit).................................        (26,642)(10)         7,731
  Total assets..............................................         52,643             53,866
  Long-term debt, less current portion......................          1,356                 --
  Shareholders' equity......................................         10,689             46,418

------------------
 (1) The pro forma combined statement of operations data assume that the Acquisitions and the Offering were consummated on January 1, 1996 and are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.
 (2) Includes a pro forma adjustment to increase cost of revenues to reflect the Company's new operating leases on facilities at certain Founding Companies (the "Rent Differential").
 (3) Reflects a pro forma reduction in compensation to the owners of the Founding Companies to which they have agreed prospectively (the "Compensation Differential"). Includes compensation costs associated with positions eliminated or which will be eliminated in connection with the Acquisitions, including the retirement of four senior Founding Companies' executives and other identified head-count reductions totalling approximately $650,000, $400,000 and $250,000 for the year ended December 31, 1996 and for the six months ended June 30, 1996 and 1997, respectively. Excludes compensation of $610,000 annually based upon employment agreements with the Company's executive management (see "Management - Employment Agreements") and other costs associated with being a public company. See Unaudited Pro Forma Combined Financial Statements.
 (4) Represents amortization of $33.0 million of goodwill to be recorded as a result of the Acquisitions over an estimated life of principally 30 years and amortization of acquired developed technology of $0.8 million over an estimated life of seven years. Excludes a charge of $4.0 million for acquired non-recurring in-process research and development and a $0.5 million charge related to a fee payable in the fourth quarter upon the closing of the Offering. See "Certain Transactions" and Unaudited Pro Forma Combined Financial Statements.
 (5) Includes a pro forma adjustment to reflect the elimination of interest expense resulting from the repayment of debt paid from the net proceeds of the Offering. See "Use of Proceeds."
 (6) Reflects an estimated corporate income tax rate of 39.2% before considering the non-deductibility of approximately $840,000 of annual amortization of intangible assets.
 (7) Includes (i) 710,770 shares of Common Stock issued and outstanding at September 11, 1997, (ii) 1,184,468 shares to be issued in the Acquisitions (based on an assumed initial public offering price of $13.00 per share),
     (iii) 443,489 shares to be issued upon the conversion of all shares of Series A Preferred Stock outstanding at September 11, 1997 upon the consummation of the Offering, and (iv) 2,752,692 of the 3,100,000 shares being sold in the Offering (at an assumed initial public offering price of $13.00 per share) necessary to pay the cash portion of the consideration for the Acquisitions, Founding Companies' indebtedness as described in "Use of Proceeds" and expenses of the Acquisitions and the Offering.
 (8) The pro forma combined balance sheet data (i) assume that the Acquisitions were consummated on June 30, 1997 and (ii) reflect the September 1997 sale of Common Stock and Series A Preferred Stock (an aggregate of 291,183 shares of Common Stock, on an as converted basis), resulting in net proceeds of $1.4 million (the "September Financing").
 (9) Adjusted for the sale of the 3,100,000 shares of Common Stock offered hereby at an assumed initial public offering price of $13.00 per share and the application of the estimated net proceeds therefrom. See "Use of Proceeds."
(10) Includes $26.3 million payable to the owners of the Founding Companies, representing the cash portion of the consideration for the Acquisitions, which is to be paid from the net proceeds of the Offering.

            SUMMARY FINANCIAL DATA FOR INDIVIDUAL FOUNDING COMPANIES
                                 (IN THOUSANDS)

     The following table presents summary statement of operations data for the Founding Companies (see "The Company" for complete names of each Founding Company) for the year ended December 31, 1996 and for the six months ended June 30, 1996 and 1997. Operating income (loss) has not been adjusted for any pro forma adjustments or to take into account increased costs associated with the Company's new executive management and with being a public company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Introduction." Adjusted pro forma operating income (loss) includes operating income adjusted for the Compensation Differential and the Rent Differential and excludes pro forma and historical amortization of intangible assets, costs associated with being a public company and the Company's executive management compensation. Adjusted pro forma operating income (loss) includes compensation costs eliminated or which will be eliminated in connection with the Acquisitions (see note (3) to Summary Pro Forma Combined Financial Data). See Unaudited Pro Forma Combined Financial Statements.

                                                                                               SIX MONTHS
                                                                         YEAR                     ENDED
                                                                        ENDED                  JUNE 30,(2)
                                                                     DECEMBER 31,         ---------------------
                                                                       1996(1)             1996           1997
                                                                     ------------         ------         ------
AMMCORP:
  Revenues..................................................            $5,573            $2,727         $2,781
  Gross profit..............................................             1,746               765            925
  Operating income..........................................               119                30            128
  Adjusted pro forma operating income.......................               528               229            310

CodaLex Group:
  Revenues..................................................            $4,057            $1,869         $2,627
  Gross profit..............................................               962               487            751
  Operating income (loss)...................................              (122)                6            340
  Adjusted pro forma operating income (loss)................              (159)              (12)           340

DataLink:
  Revenues..................................................            $3,151            $1,620         $1,712
  Gross profit..............................................               567               269            455
  Operating income..........................................               100                56            223
  Adjusted pro forma operating income.......................               140                75            241

DocuTech:
  Revenues..................................................            $2,322            $1,053         $1,407
  Gross profit..............................................             1,206               498            849
  Operating income..........................................               459               137            469
  Adjusted pro forma operating income.......................               420               108            395

I(2) Solutions:
  Revenues..................................................            $3,959            $2,148         $2,286
  Gross profit..............................................             1,550               895            936
  Operating income (loss)...................................              (123)              195             81
  Adjusted pro forma operating income.......................               263               227            175

IMS:
  Revenues..................................................            $2,292            $1,299         $1,402
  Gross profit..............................................               386               251            596
  Operating income (loss)...................................              (218)              (78)           310
  Adjusted pro forma operating income (loss)................              (217)              (79)           309

IDS:
  Revenues..................................................            $1,431            $  502         $1,482
  Gross profit..............................................               399               120            635
  Operating income (loss)...................................              (119)              (87)           273
  Adjusted pro forma operating income (loss)................               (41)              (66)           578


                                                                                               SIX MONTHS
                                                                         YEAR                     ENDED
                                                                        ENDED                  JUNE 30,(2)
                                                                     DECEMBER 31,         ---------------------
                                                                       1996(1)             1996           1997
                                                                     ------------         ------         ------
OMI:
  Revenues..................................................            $3,666            $1,867         $2,103
  Gross profit..............................................               815               559            525
  Operating income..........................................               140               231            157
  Adjusted pro forma operating income.......................               158               213            151

Spaulding:
  Revenues..................................................            $8,693            $4,337         $4,477
  Gross profit..............................................             2,876             1,365          1,449
  Operating income (loss)...................................              (141)             (391)            78
  Adjusted pro forma operating income (loss)................              (319)             (485)            90

TIMCO:
  Revenues..................................................            $4,991            $2,306         $2,160
  Gross profit..............................................             1,639               725            724
  Operating income..........................................               416               180            227
  Adjusted pro forma operating income.......................               521               241            265

TPS:
  Revenues..................................................            $3,215            $1,482         $2,227
  Gross profit..............................................               846               359            572
  Operating income..........................................                94                25            103
  Adjusted pro forma operating income.......................               121                31            119

------------------
(1) Consists of operating results for the year ended December 31, 1996 with the exception of I(2) Solutions which is included for the year ended October 31, 1996.
(2) Consists of operating results for the six months ended June 30, 1996 and 1997, with the exception of I(2) Solutions which is included for the six months ended April 30, 1996 and 1997.

     ImageMAX was incorporated in Pennsylvania in November 1996. The Company's executive offices are located at Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004-1573, and its telephone number is (610) 660-7754.

                                  RISK FACTORS

     This Prospectus contains certain forward-looking statements that involve substantial risks and uncertainties. When used in this Prospectus, the words "anticipate," "believe," "estimate," "expect" and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include those discussed below. Prospective investors should carefully consider such factors as well as the other information set forth in this Prospectus in evaluating an investment in the shares of Common Stock offered by this Prospectus.

ABSENCE OF COMBINED OPERATING HISTORY; RISKS OF INTEGRATION; MANAGEMENT OF
GROWTH

     ImageMAX was founded in November 1996 and has conducted no operations to date. ImageMAX has entered into agreements to acquire the Founding Companies simultaneously with and as a condition to the closing of the Offering. Prior to the consummation of the Offering, the Founding Companies will have been operating as separate independent entities. Currently, the Company has no centralized financial reporting system and will initially rely on the existing reporting systems of the Founding Companies which the Company intends to integrate and enhance. The success of the Company will depend, in part, on the Company's ability to integrate the operations of the Founding Companies, including developing programs and processes that will promote cooperation and the sharing of opportunities and resources among the Founding Companies. ImageMAX's executive management group has been assembled only recently and has no previous experience in the document management services industry. There can be no assurance that the executive management group will effectively be able to oversee the combined entity and implement the Company's operating or growth strategies. Further, to the extent that the Company is able to implement its acquisition strategy, the resulting growth of the Company will place significant demands on executive and senior management and on the Company's internal systems and controls. There can be no assurance that the newly assembled management group will be able to effectively manage the Company through a period of significant growth. In addition, no assurance can be given that the Company's current systems will be adequate for its future needs, that the Company will be successful in implementing new systems or that the cost of any such new systems will not be material. See "Business - Business Strategy" and "Management."

     A number of the Founding Companies offer different services, utilize different capabilities and technologies and target different geographic markets and industries. While the Company believes that there are substantial opportunities in integrating the businesses of the Founding Companies, these differences increase the risk inherent in successfully completing such integration. Further, there can be no assurance that the Company's strategy to become a national, single-source provider for integrated document management solutions will be successful, or that the Company's target industries will accept the Company as a provider of such services. In addition, there can be no assurance that the operating results of the Company will match or exceed the combined individual operating results achieved by the Founding Companies prior to the Offering.

RISKS OF ACQUISITIONS

     The Company intends to aggressively pursue the acquisition of additional document management services businesses in new geographic regions and in the regions where the Company currently operates as part of its growth strategy. Due to consolidation in the document management services industry, there is significant competition in acquiring such businesses, and the prices for attractive acquisition candidates may be bid up to higher levels, particularly in cases where competitors with greater financial and other resources than the Company compete for the same acquisition targets. The success of any completed acquisition, including the Acquisitions, will depend in large measure on the Company's ability to effectively integrate the operations, management and information systems of the acquired business. The process of integrating acquired businesses often involves unforeseen liabilities, risk exposure and difficulties and may require a disproportionate amount of the Company's financial and other resources. Acquisitions may involve a number of additional risks, such as adverse short-term effects on the Company's reported operating results, diversion of management's attention, the ability of the Company to retain key personnel and clients, unanticipated problems or legal liabilities, and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company will be successful in identifying or consummating favorable acquisition opportunities, or in integrating future acquisitions, or that acquired businesses will achieve sales and profitability that justify the Company's investment therein. Further, to the extent that the agreements relating to acquisitions by the Company provide for indemnification of the Company with respect to contingent and other liabilities of the acquired entity, such indemnification obligations may be, and are in the case of the Acquisitions, for a limited duration and subject to negotiated limitations. If any claims or liabilities of the Company relating to the Founding Companies or future acquisitions are determined to not be subject to any indemnification obligations, or if the amount of such claims or liabilities exceed such limitations or the ability of the sellers of the acquired entities to satisfy their indemnification obligations, the Company's business, financial condition and results of operations could be materially and adversely effected. See "Business - Business Strategy."

NEED FOR ADDITIONAL FINANCING TO IMPLEMENT ACQUISITION STRATEGY

     The Company intends to finance future acquisitions by using cash from operations, by issuing shares of Common Stock and through borrowings under the Company's then-existing credit facilities. The Company believes that its cash position after the Offering, its cash flow from operations, the 2,000,000 shares of Common Stock to be registered pursuant to a shelf registration statement and its contemplated credit facility will be sufficient to fund acquisition activity for approximately 12 months following the Offering. However, no assurance can be given that such financing sources will be adequate to fund such acquisition activity, or that the Company will not need additional debt or equity financing to successfully implement its acquisition strategy. There can be no assurance that the Company will be able to obtain such financing if and when it is needed or that, if available, such financing will be available on terms the Company deems acceptable. If the Company does not have sufficient cash resources or availability under its then existing credit facilities, or if the Common Stock does not maintain sufficient value or potential acquisition candidates are unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company will be unable to successfully implement its acquisition strategy.

         Prior to consummation of the Offering, the Company intends to enter into a credit facility (the "Credit Facility") to assist in the funding of future acquisitions and operating activities. There can be no assurance as to the terms, timing or ability of the Company to obtain such a credit facility. The Company may substantially increase its level of indebtedness in the future to finance its acquisition program. The degree to which the Company is financially leveraged following such borrowings and the terms of the Company's indebtedness could have important consequences to shareholders, including that
(i) the Company's ability to obtain additional financing in the future for working capital and general corporate purposes, to make acquisitions, fund capital expenditures and pay dividends may be impaired, (ii) a substantial portion of the Company's cash flow from operations may have to be dedicated to the payment of the principal of and interest on its indebtedness, (iii) certain of the Company's borrowings may be at variable rates of interest, which will expose the Company to the risk of increased interest rates, (iv) the Credit Facility will contain certain financial and restrictive covenants which could limit the ability of the Company to effect future debt or equity financings and may otherwise restrict corporate activities, and (v) the Company may be more highly leveraged than many of its competitors, which may place the Company at a competitive disadvantage. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Pro Forma Combined Liquidity and Capital Resources" and "Business - Business Strategy."

SIGNIFICANT INTANGIBLE ASSETS

     Approximately $33.8 million, or 62.8%, of the Company's pro forma total assets as of June 30, 1997 represents intangible assets arising from the Acquisitions, of which approximately $33.0 million is goodwill which will be amortized using an estimated life of principally 30 years and approximately

$0.8 million is acquired developed technology which will be amortized over a period of seven years. Goodwill is an intangible asset that represents the difference between the total purchase price of the Acquisitions and the amount of such purchase price allocated to the fair value of the net assets acquired. Goodwill and other intangibles are amortized over a period of time, with the amount amortized in a particular period constituting a non-cash expense that reduces the Company's net income in that period. A reduction in net income resulting from the amortization of goodwill and other intangibles may have an adverse impact upon the market price of the Company's Common Stock. In addition, in the event of a sale or liquidation of the Company or its assets, there can be no assurance that the value of such intangible assets would be recovered.

IMPORTANCE OF DEVELOPMENT OF NEW SERVICES AND MAINTENANCE OF TECHNOLOGICAL CAPABILITIES

     The announcement or introduction of competing services or products incorporating new technologies or the emergence of new technical standards could render some or all of the Company's services or products unmarketable. The Company believes that its future success depends on its ability to enhance its current services or products and develop new services or products that address the increasingly sophisticated needs of its clients. The failure of the Company to develop and introduce enhancements and new services in a timely and cost-effective manner in response to changing technologies or client requirements could have a material adverse effect on the Company's business, financial condition or results of operations. Although the Company's current service and product offerings span a wide range of technologies, many of such technologies are non-proprietary in nature. Further, although the Company believes that it will be able to continue to offer services and products based on new technologies, there can be no assurance that the Company will be able to obtain the rights to use any such technologies, that it will be able to effectively implement such technologies on a cost-effective basis or that such technologies will not ultimately render obsolete the Company's role as a third party provider of document management services and products.

COMPETITION

     The Company operates in a competitive environment. The document management services industry is highly fragmented and has relatively low barriers to entry. A significant source of competition is the in-house document handling capability of businesses within the Company's target markets, the so-called "unvended" part of the market. Despite current trends in favor of greater outsourcing, there can be no assurance that these businesses will outsource more of their document management needs or that other businesses will not bring in-house services that they currently outsource. In addition, certain of the Company's competitors are larger businesses, many of which have greater financial and other resources than the Company. Certain of these competitors operate in broader geographic areas than the Company, and others may choose to enter the Company's areas of operation in the future. In addition, there may be no assurance that other companies with greater resources than the Company will not enter the document management services industry in the future. Further, the Company intends to enter new geographic areas and expects to encounter significant competition from established competitors in each of such new areas. As a result of this competitive environment, the Company may lose clients or have difficulty in acquiring new clients, and its business, financial condition and results of operations may be adversely affected. See "Business - Competition."

RELIANCE ON MANAGEMENT AND PERSONNEL

     The Company's operations and future prospects are dependent on the performance of its executive management team, including Bruce M. Gillis, S. David Model, James D. Brown and Andrew R. Bacas. The Company will also be dependent on senior management of the Founding Companies and on the senior management of businesses acquired in the future. If any of these people are unable or unwilling to continue in their present roles, or if the Company is unable to attract and retain other skilled employees, the Company's business, financial condition and results of operations could be materially and adversely affected. In connection with the Offering, the Company is entering into employment contracts with each of Messrs. Gillis, Model, Brown and Bacas and certain members of senior management of the Founding Companies. The Company intends to obtain key-person life insurance on Mr. Gillis in the amount of $1.0 million. See "Management."

     The Company's future success and plans for growth also depend on its ability to attract, train and retain personnel in all areas of its business. There is strong competition for qualified personnel in the document management services industry and in many of the geographic markets in which the Company competes. As of September 1, 1997, the federal minimum wage increased to $5.15 an hour and there can be no assurance that such rate will not be substantially increased in the future. In addition, California and other states have increased or may increase their minimum wage above the federal minimum. Increases in the minimum wage may cause the Company to increase wages to remain competitive. Accordingly, the Company's business, financial condition and results of operations may be adversely affected.

POTENTIAL LIABILITY FOR BREACH OF CONFIDENTIALITY

     A substantial portion of the Company's business involves the handling of documents containing confidential and other sensitive information. Although the Company believes the Founding Companies have established procedures intended to eliminate any unauthorized disclosure of confidential information and, in some cases, have contractually limited their potential liability for unauthorized disclosure of such information, there can be no assurance that unauthorized disclosures will not result in liability to the Company. It is possible that such liabilities could have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE ON CERTAIN MARKETS

     The Company derives its revenues primarily from its target markets, including the health care, financial services and engineering industries. Fundamental changes in the business practices of any of these markets, whether due to regulatory, technological or other developments, could cause a material reduction in demand by such clients for the services offered by the Company. Any such reduction in demand may have a material adverse effect on the business, financial condition and results of operations of the Company. See "Business - Clients and Key Markets."

ENVIRONMENTAL RISKS RELATED TO CERTAIN OPERATIONS OF THE COMPANY

     Certain of the Company's operations utilize chemical products which are regulated under federal, state and local laws as hazardous substances, and produce wastes which are regulated under these laws. The Company is not currently aware of any environmental conditions relating to present or past waste generation at or from these facilities that would be likely to have a material adverse effect on the business, financial condition or results of operations of the Company. However, there can be no assurances that environmental liabilities will not have a material adverse effect on the business, financial condition and results of operations of the Company. See "Business - Environmental Matters."

EFFECT OF POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS OF OPERATIONS

     The Company's results of operations are subject to variations in any given year, and from quarter to quarter. Factors that may cause material fluctuations in quarterly results of operations include the timing and structure of acquisitions, the timing and magnitude of costs related to such acquisitions, the gain or loss of significant clients, increases or reductions in the scope of services performed for significant clients, the timing or completion of significant projects, the relative mix of higher and lower margin projects, changes in pricing strategies, capital expenditures and other costs relating to the expansion of operations, the hiring or loss of personnel, and other factors that may be outside of the Company's control. In addition, because the anticipated financial benefits of the combination of the Founding Companies may not be generated immediately, the Company's initial results as a combined company may reflect corporate overhead that exceeds the realized benefits. As a result of the foregoing and other factors, the Company may experience material fluctuations in its results of operations on a quarterly basis, which may contribute to volatility in the price of the Common Stock. Given the possibility of such fluctuations, the Company believes that quarterly comparisons of the results of its operations during any fiscal year may not be meaningful and that results for any one fiscal quarter may not be indicative of future performance. The Company will incur non-recurring charges related to the closing of the Acquisitions and the Offering of approximately $4.5 million in the fourth quarter of 1997, including an estimated non-cash charge of approximately $4.0 million for acquired in-process research and development and a $0.5 million charge related to a fee payable in the fourth quarter upon the closing of the Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CASUALTY; RISK OF BUSINESS INTERRUPTIONS

     The Company currently maintains and intends to continue to maintain, to the extent such insurance is available on commercially reasonable terms, comprehensive liability, fire, flood and earthquake (where appropriate) and extended coverage insurance with respect to the properties that it now owns or leases or that it may in the future own or lease, with customary limits and deductibles. Certain types of loss, however, may not be fully insurable on a cost-effective basis. In the future, should uninsured losses or damages occur, the Company could lose both its investment in and anticipated profits from the affected property and may continue to be obligated on any leasehold obligations, mortgage indebtedness or other obligations related to such property. Any significant damage to the Company's facilities or other event that causes significant interruptions in the Company's operations may not be covered by insurance and could have a material adverse effect on the Company's business, financial condition or results of operations. See "Business - Facilities."

PUBLIC SECTOR MARKET AND CONTRACTING RISKS

     Though a modest portion of the Company's present business involves public sector contracts, the Company anticipates a growing portion of its business coming from local, state and federal government agencies. Public sector contracts are subject to detailed regulatory requirements and public policies, as well as to funding priorities. Contracts with public sector customers may be conditioned upon the continuing availability of public funds, which in turn depends upon lengthy and complex budgetary procedures, and may be subject to certain pricing constraints. Moreover, public sector contracts may generally be terminated for a variety of factors, including when it is in the best interests of the respective government. There can be no assurance that these factors or others unique to contracts with governmental entities will not have a material adverse effect on the Company's future business, financial condition and results of operations.

SUBSTANTIAL INFLUENCE OF MANAGEMENT AND EXISTING SHAREHOLDERS

     Based on an assumed initial public offering price of $13.00 per share, the existing shareholders of ImageMAX, the former shareholders of the Founding Companies and the directors and other executive officers of the Company, and entities affiliated with them, will beneficially own approximately 43% of the then outstanding shares of Common Stock following the completion of the Offering (39.6% if the Underwriters' over-allotment option is exercised in full) and are likely to continue to exercise substantial control over the Company's affairs. These shareholders acting together would likely be able to elect a sufficient number of directors to control the Board of Directors and to approve or disapprove most matters submitted to a vote of shareholders. See "Principal Shareholders."

ABSENCE OF PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

     Prior to the Offering, there has been no public market for the Common Stock. Although application has been made to have the Common Stock approved for quotation on the Nasdaq National Market, there can be no assurance that an active trading market will develop upon completion of the Offering or, if it does develop, that such market will be sustained. Accordingly, purchasers of the Common Stock may experience difficulty selling or otherwise disposing of their shares. The initial public offering price of the Common Stock will be determined by negotiation among the Company and the representatives of the Underwriters and may not be indicative of the market price of the Common Stock after the Offering. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The market price for the Common Stock following the

Offering may be highly volatile. Prices for the Common Stock will be determined by the marketplace and may be influenced by many factors, including the depth and liquidity of the trading market, investor perception of the Company and general economic and market conditions and trends. In addition, factors such as the Company's financial results, quarterly variations in the Company's financial results, changes in earnings estimates by analysts, reported earnings that vary from such estimates, press releases by the Company or others, and developments affecting the Company or its industry generally may have a significant impact on the market price of the Common Stock. The stock market has, on occasion, experienced extreme price and volume fluctuations which have often been unrelated to the operating performance of the affected companies.

IMMEDIATE AND SUBSTANTIAL DILUTION

     The purchasers of the shares of Common Stock offered hereby will experience immediate dilution of $10.68 per share in the pro forma net tangible book value per share of Common Stock (based upon an assumed initial public offering price of $13.00 per share) as of June 30, 1997. See "Dilution." In the event the Company issues additional Common Stock in the future, including shares which may be issued in connection with future acquisitions, purchasers of Common Stock in the Offering may experience further dilution in the net tangible book value per share of the Common Stock of the Company. See "Shares Eligible for Future Sale."

POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK

     Sales, or the possibility of sales, of Common Stock by the Company's existing shareholders could adversely affect the market price of the Company's Common Stock following the Offering. Upon consummation of the Offering (based on an assumed initial public offering price of $13.00 per share), the Company will have outstanding an aggregate of 5,438,727 shares of Common Stock. Of these shares, all of the shares sold in the Offering will be freely tradeable without restriction or further registration under the Securities Act, unless such shares are purchased by "affiliates" of the Company as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").

         Simultaneously with the closing of the Offering (based on an assumed initial public offering price of $13.00 per share), the Company will issue in the Acquisitions, in the aggregate, 1,184,468 shares of Common Stock as a portion of the consideration for the Founding Companies. Such shares and the 1,154,259 shares of Common Stock held by existing shareholders are "restricted securities" as that term is defined in Rule 144 under the Securities Act ("Restricted Shares"). Restricted Shares may be sold in the public market only if registered or if they qualify for an exemption from registration under the Securities Act. As a result of the contractual restrictions described below and certain exemptions under the Securities Act, the Restricted Shares will be available for sale in the public market as follows: (i) 765,769 shares will be eligible for sale upon expiration of the lock-up agreements at least 180 days after the date of this Prospectus; and (ii) 1,184,468 shares will be eligible for sale pursuant to the provisions of Rule 144 one year from the consummation of the Offering. Additionally, 302,500 shares of Common Stock may be acquired upon the exercise of outstanding stock options to be granted upon completion of the Offering to certain directors and officers of the Company which vest over a period of three years. The Company has reserved for future issuances an additional 297,500 shares of Common Stock under its 1997 Incentive Plan and 250,000 shares for future issuances under its Employee Stock Purchase Plan. The Company intends to register the shares issuable upon exercise of options granted under such plan, and upon such registration, such shares will be eligible for resale in the public market. Further, the Company intends to register 2,000,000 shares of Common Stock on a shelf registration to be utilized as consideration for future acquisitions, if any. Upon issuance, such shares generally will be eligible for resale in the public market. The Company, the Company's directors and officers, and certain shareholders of the Company have agreed not to offer, sell or otherwise dispose of any shares of Common Stock or any securities exercisable for or convertible into Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of William Blair & Company, L.L.C., except for the sale by the Company of shares of Common Stock in the Offering, in the Acquisitions and in other acquisition transactions (so long as the persons receiving such Common Stock agree to be similarly restricted for the remainder of the 180 day lock-up period). The shareholders of Founding Companies receiving shares of Common Stock pursuant to the Acquisitions have agreed not to offer, sell or otherwise dispose of such shares until one year after the closing of the Acquisitions, except for transfers to immediate family members who agree to be bound by such restrictions. Notwithstanding the preceding, shareholders of the Founding Companies receiving shares of Common Stock pursuant to the Acquisitions and all current shareholders have been granted certain "piggyback" registration rights permitting them to include their shares in certain future registration statements filed by the Company. See "Shares Eligible for Future Sale."

POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN ARTICLES, BYLAW AND STATUTORY
PROVISIONS

     Certain provisions of the Company's Amended and Restated Articles of Incorporation (the "Articles") and Bylaws (the "Bylaws") could delay or frustrate the removal of incumbent directors, discourage potential acquisition proposals and proxy contests and delay, defer or prevent a change in control of the Company, even if such events could be beneficial, in the short term, to the interests of the shareholders. For example, the Articles and Bylaws allow the Company to issue preferred stock with rights senior to those of the Common Stock without shareholder action, provide for the Board of Directors to be divided into three classes of directors serving three-year staggered terms, and provide that the Company's shareholders may call a special meeting of shareholders only upon a request of shareholders owning at least 50% of the Company's capital stock. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control of the Company. These provisions are designed to reduce the vulnerability of the Company to an unsolicited acquisition proposal. See "Description of Capital Stock."

     The Articles authorize the issuance of up to 40,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, no par value per share (the "Preferred Stock"). The Board of Directors will have the power to determine the price and terms under which any such Preferred Stock may be issued and to fix the terms thereof. The ability of the Board of Directors to issue one or more series of Preferred Stock without shareholder approval, as well as certain applicable statutory provisions under the Pennsylvania Business Corporation Law, could deter or delay unsolicited changes in control of the Company by discouraging open market purchases of the Common Stock or a non-negotiated tender or exchange offer for such stock, which may be disadvantageous to the Company's shareholders who may otherwise desire to participate in such transaction and receive a premium for their shares.

     The Pennsylvania Business Corporation Law of 1988, as amended (the "BCL") contains a number of statutory "anti-takeover" provisions applicable to the Company. One such BCL provision prohibits, subject to certain exceptions, a "business combination" with a shareholder or group of shareholders (and certain affiliates and associates of such shareholders) beneficially owning more than 20% of the voting power of a public corporation (an "interested shareholder") for a five-year period following the date on which the holder became an interested shareholder. This provision may discourage open market purchases of a corporation's stock or a non-negotiated tender or exchange offer for such stock and, accordingly, may be considered disadvantageous by a shareholder who would desire to participate in any such transaction. The BCL also provides that directors may, in discharging their duties, consider the interests of a number of different constituencies, including shareholders, employees, suppliers, customers, creditors and the community in which it is located. Directors are not required to consider the interests of shareholders to a greater degree than other constituencies' interests. The BCL expressly provides that directors do not violate their fiduciary duties solely by relying on poison pills or the anti-takeover provisions of the BCL.

ABSENCE OF DIVIDENDS

     The Company has never declared or paid cash dividends on its Common Stock and currently intends to retain all available funds for use in the operation and expansion of its business. The Company does not anticipate that any cash dividends on the Common Stock will be declared or paid in the foreseeable future. See "Dividend Policy."

                                  THE COMPANY

     ImageMAX was founded in November 1996 to become a leading national, single-source provider of integrated document management solutions. Prior to the Offering, ImageMAX has not conducted any operations. ImageMAX has entered into agreements to acquire simultaneously with, and as a condition to, the consummation of the Offering, the Founding Companies. For a description of the transactions pursuant to which these businesses will be acquired, see "Certain Transactions."

     The Company has entered into definitive agreements to acquire: Utz Medical Enterprises, Inc., the parent of American Micro-Med Corporation ("AMMCORP"); CodaLex Microfilming Corporation ("CMC"), Imaging Information Industries, Inc. ("I(3)" and, collectively with CMC, "CodaLex"); Laser Graphics Systems and Services, Inc. ("Laser Graphics" and, collectively with CodaLex, the "CodaLex Group"); DataLink Corporation ("DataLink"); DocuTech, Inc. ("DTI") and DocuTech Data Systems, Inc. ("DDS") (collectively, "DocuTech"); Image & Information Solutions ("I(2) Solutions"); Image Memory Systems, Inc. ("IMS"); International Data Services of New York, Inc. ("IDS"); Oregon Micro-Imaging, Inc. ("OMI"); Semco Industries, Inc. ("Spaulding"); Total Information Management Corporation ("TIMCO"); and TPS Micrographics, Inc. ("TPS").

     Upon consummation of the Acquisitions, the Company will employ over 950 people, have operations in 13 states and will have provided services to over 5,000 clients in the last year from 18 business locations. For the year ended December 31, 1996 and the six months ended June 30, 1997, the Company had pro forma combined revenues of $43.3 million and $24.6 million respectively.

     Certain information regarding each of the Founding Companies is summarized below:

     AMMCORP (Chesterton, Indiana, near Chicago) is a provider of microfilm, scanning and record storage and retrieval services primarily to health care providers in the Chicago metropolitan area, northern Indiana, southern Michigan and western Ohio. As a medical records specialist, AMMCORP offers 24-hour, 365-day physically staffed retrieval. David C. Utz, Jr. has been the Chairman and Chief Executive Officer of AMMCORP since August 1988. Mr. Utz has served as a Director of ImageMAX since its inception in November 1996 and will enter into a three-year employment agreement with the Company upon consummation of the Offering.

     The CodaLex Group is comprised of three micrographic and digital imaging service businesses under common control, CMC (Cayce, South Carolina near Columbia), Laser Graphics (Cleveland, Tennessee, near Chattanooga) and I(3) (Marietta, Georgia, near Atlanta). The CodaLex Group primarily serves the health care and financial services markets in the southeastern U.S. and is a Kodak imaging equipment broker-dealer in all three locations. I(3) was started in 1995 to focus on digital imaging and is a Canon dealer. David C. Yezbak has served as President of CMC, Laser Graphics and I(3) since 1995 and as Vice President of CodaLex from 1992 to 1995. Mr. Yezbak will enter into a three-year employment agreement with the Company upon consummation of the Offering. Theodore J. Solomon has served as Chairman of the Board of CMC, Laser Graphics and I(3) since 1992. Mr. Solomon will enter into a part-time consulting agreement with the Company upon consummation of the Offering, with an initial term of six months.

     DataLink (Tempe, Arizona) was formed in 1984 as a computer-output-to-microfiche ("COM") specialist serving the Phoenix metropolitan area. DataLink has broadened its offerings to include micrographic and digital imaging service business and scanning services and systems. Judith
K. DeMott has been the President of DataLink since its formation. Ms. DeMott will enter into a one-year consulting agreement with the Company upon consummation of the Offering.

     DocuTech (Lincoln, Nebraska) includes the businesses of DTI, a micrographic and digital imaging service business, and DDS, a provider of open-architecture document scanning software products. DTI primarily serves the health care and financial services markets in Nebraska. DDS markets its DocuROM(Trademark), FileTRAX(Registered), ScanTRAX(Trademark) and other scanning and digital image management software nationally to both end-users and other document management businesses including six of the Founding Companies. DDS has more than 70 other document management businesses acting as value-added resellers of its software products. DTI is a

Canon dealer in Nebraska. Rex Lamb founded DTI in 1991 and has served as its President since inception. He co-founded DDS in 1994 and has served as its President since inception. Upon consummation of the Offering, Mr. Lamb will enter into a three-year employment agreement with the Company and is expected to join the Company's Board of Directors. Mark Creglow co-founded DDS in 1994 and has served as its Vice President since inception. Prior to founding DDS, Mr. Creglow was Regional Sales Manager for Distribution Management Systems, Inc. Upon consummation of the Offering, Mr. Creglow will enter into a three-year employment agreement with the Company.

     I(2) Solutions (Monroe, Louisiana) is a provider of micrographic, digital imaging, digital data storage and graphic design services primarily to hospitals, state and local government agencies, engineering and general commercial clients from its Monroe facilities. I(2) Solutions also operates a retail store at its Monroe location, which produces litigation exhibits and architectural and engineering prints and sells engineering, drafting and related supplies. I(2) Solutions is a Kodak dealer in Louisiana, Texas and Mississippi, a Minolta dealer in Louisiana, Texas and Arkansas and an OCE dealer in Louisiana and Texas and provides service and repair support to its equipment customers. Gary D. Blackwelder joined I(2) Solutions in 1976, and became President in 1986. Mr. Blackwelder will enter into a five-year employment agreement with the Company upon consummation of the Offering.

     IMS (Dayton, Ohio) provides micrographic and digital imaging services specializing in large-format documents (primarily engineering drawings) to a national client base of manufacturing businesses. IMS also licenses ImageMAX(Trademark) software for scanning and indexing aperture cards. IMS licenses the software both to end-users and to other document management companies. IMS is a Photomatrix dealer. Ovidio Pugnale joined IMS's predecessor in 1980 as General Manager and became IMS's President in 1986. Mr. Pugnale will enter into a three-year employment agreement with the Company following consummation of the Offering.

     IDS (Millwood, New York, near New York City) is a provider of offshore data entry services supporting forms processing as well as the indexing of both microfilmed and digitally-imaged records. IDS also performs litigation support. IDS serves end-users and document management companies nationally. Mitchell J. Taube and Ellen Rothschild-Taube co-founded IDS in 1989, since which time Mr. Taube has served as President and Ms. Rothschild-Taube has served as Vice President. Mr. Taube and Ms. Rothschild-Taube (on a part-time basis) will enter into three-year employment agreements with the Company upon consummation of the Offering.

     OMI (Eugene, Oregon) provides micrographics and digital imaging products and services primarily to health care providers, financial institutions and government agencies in Oregon and Washington from its Eugene facility and a branch office in Portland, Oregon. OMI is a certified dealer of Canon micrographic and digital imaging equipment in Oregon, and provides service and repair support to its equipment customers. John E. Semasko acquired OMI in 1975 and has served as its President since inception. Mary Jane Semasko has served as Vice President since OMI's inception. Mr. and Mrs. Semasko will enter into three-year employment agreements with the Company and Mr. Semasko is expected to join the Board of Directors upon consummation of the Offering.

     Spaulding (Stoughton, Massachusetts, near Boston) provides both small-format and large-format document filming and digital imaging services and equipment sales and related maintenance service to a variety of commercial, non-profit and government clients in the New England region. Spaulding has a branch office in Worcester, Massachusetts. Spaulding is a Minolta dealer for micrographics and hybrid micrographic systems equipment in Maine, Massachusetts, New Hampshire and Vermont, a Xerox dealer for large-format scanners, plotters, and digital imaging equipment in New England and eastern New York and a Fujitsu scanning equipment systems dealer throughout the Northeast. Spaulding also acts as a nationwide value added reseller of specialized software and hardware for Adobe Systems Incorporated, Computervision Corporation, CDP Communications, Inc., Cadnet Corporation and Westbrook Technologies, Inc. Carmen DiMatteo, Spaulding's President, has been with Spaulding for 37 years and will enter into a consulting agreement with the Company upon consummation of the Offering for an initial term of six months.

     TIMCO (Emeryville, California, near San Francisco) provides micrographics digital imaging and record storage and retrieval services primarily to financial services and government clients in northern California. TIMCO maintains a branch office in Sacramento, California. James E. Bunker co-founded TIMCO in 1980 and has served as its Chairman since the founding. Mr. Bunker will enter into a two-year employment agreement with the Company upon consummation of the Offering. Jeffry P. Kalmon joined TIMCO in 1984 as a sales representative and has served as its President since 1996. Mr. Kalmon will enter into a three-year employment agreement with the Company upon consummation of the Offering.

     TPS (Forest, Virginia, near Lynchburg) provides micrographic and digital imaging services to general commercial, health care, financial institutions and government entities in Virginia. TPS also sells and services Canon micrographic and digital imaging equipment. TPS maintains a branch office in Richmond, Virginia. Having joined TPS in 1978, David L. Crowder has served as its President since 1990. Mr. Crowder will enter into a three-year employment agreement with the Company upon consummation of the Offering.

     The following table indicates the date each Founding Company was established and sets forth the Founding Companies' revenues for the periods indicated (in thousands):

                                                                                  REVENUES
                                                              REVENUES           SIX MONTHS
                                                            TWELVE MONTHS      ENDED JUNE 30,
                                               YEAR             ENDED         -----------------
                                            ESTABLISHED   DECEMBER 31, 1996    1996      1997
                                            -----------   -----------------   -------   -------
AMMCORP...................................     1976            $ 5,573        $ 2,727   $ 2,781
The CodaLex Group.........................     1972              4,057          1,869     2,627
DataLink..................................     1984              3,151          1,620     1,712
DocuTech..................................     1991              2,322          1,053     1,407
I(2) Solutions............................     1974              3,959(1)       2,148(1)  2,286(1)
IMS.......................................     1961              2,292          1,299     1,402
IDS.......................................     1989              1,431            502     1,482
OMI.......................................     1975              3,666          1,867     2,103
Spaulding.................................     1886              8,693          4,337     4,477
TIMCO.....................................     1980              4,991          2,306     2,160
TPS.......................................     1975              3,215          1,482     2,227
                                                               -------        -------   -------
  Total combined revenues.................                      43,350         21,210    24,664
    Elimination of inter-company
      revenues(2).........................                         (94)           (53)      (74)
                                                               -------        -------   -------
    Total pro forma combined revenues.....                     $43,256        $21,157   $24,590
                                                               =======        =======   =======

------------------

(1) Represents results for the twelve months ended October 31, 1996 and six months ended April 30, 1996 and 1997.

(2) Represents DocuTech and IDS revenues from other Founding Companies.

     The aggregate consideration (excluding transaction costs) that will be paid by the Company to acquire the Founding Companies is approximately $41.7 million, consisting of (i) approximately $26.3 million in cash and (ii) approximately $15.4 million of Common Stock (1,184,468 shares based on an assumed initial public offering price of $13.00 per share). In addition, based upon the June 30, 1997 relevant account balances, the Company will repay approximately $6.0 million of indebtedness assumed by the Company in the Acquisitions, substantially all of which is guaranteed by the respective shareholders of the Founding Companies. See "Use of Proceeds."

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 3,100,000 shares of Common Stock offered hereby, after deducting underwriting discounts and estimated offering expenses, are estimated to be approximately $36.2 million ($41.8 million if the Underwriters' over-allotment option is exercised in full). Of this amount, approximately $34.5 million will be used to fund the Acquisitions, including the $26.3 million cash portion of the purchase price for the Founding Companies, indebtedness to be assumed from the Founding Companies and repaid in the aggregate amount of $6.0 million as of June 30, 1997 and approximately $2.2 million to pay the Acquisitions' transaction fees.

     The remaining net proceeds will be used for general corporate purposes, which are expected to include future acquisitions. Pending such uses, the net proceeds will be invested in short-term, interest-bearing investment grade securities. The Company intends to enter into the Credit Facility to assist in the funding of future acquisitions and operating activities. The Company also may utilize Common Stock to fund future acquisitions. There can be no assurance that the Credit Facility or the Common Stock will be sufficient to fund the Company's needs. As of the date of this Prospectus, the Company has no commitments or agreements with respect to any acquisitions other than of the Founding Companies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Pro Forma Combined Liquidity and Capital Resources."

     Of the cash portion of the purchase price, approximately $7.4 million represents the purchase price to be paid for certain Founding Companies which are affiliated with persons who are or will become officers, directors or 5% shareholders of the Company. Of the assumed indebtedness (which was used for working capital, equipment purchases and general corporate purposes), approximately $3.1 million (as of June 30, 1997) is an obligation of a Founding Company whose shareholder is a Director of the Company and approximately $0.2 million (as of June 30, 1997) is an obligation of a Founding Company whose shareholder is to be elected as a Director of the Company upon consummation of the Offering. See "The Company" and "Certain Transactions." The indebtedness to be repaid from the proceeds of the Offering bears effective interest rates ranging from approximately 4% to 12%. Such indebtedness would otherwise mature at various dates through 2010. The consideration to be paid for the Founding Companies was determined through arm's length negotiations among ImageMAX and representatives of the Founding Companies. See "Certain Transactions."

                                DIVIDEND POLICY

     The Company intends to retain its earnings, if any, to finance the expansion of its business and for general corporate purposes and therefore does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. Any payment of future dividends will be at the discretion of the Board of Directors and will depend upon, among other things, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other factors that the Company's Board of Directors deems relevant.

                                 CAPITALIZATION

     The following table sets forth the short-term debt and current maturities of long-term obligations and capitalization at June 30, 1997 of ImageMAX on a pro forma combined basis giving effect to (i) the issuance of 63,462 shares of Common Stock in the September Financing, (ii) the conversion of all outstanding shares of Series A Preferred Stock into an aggregate of 443,490 shares of Common Stock (including 227,721 shares of Common Stock upon conversion of Series A Preferred Stock issued in the September Financing) and (iii) the consummation of the Acquisitions and the issuance of 1,184,468 shares of Common Stock in connection therewith (based on an assumed initial public offering price of $13.00 per share); and as further adjusted to reflect the issuance and sale of the 3,100,000 shares of Common Stock offered hereby and the application of the estimated net proceeds therefrom, based on an assumed initial public offering price of $13.00 per share. See "Use of Proceeds." This table should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements of the Company, including the Notes thereto, appearing elsewhere in this Prospectus.

                                                                        JUNE 30, 1997
                                                                  --------------------------
                                                                                  PRO FORMA
                                                                  PRO FORMA       COMBINED,
                                                                  COMBINED       AS ADJUSTED
                                                                  ---------      -----------
                                                                        (IN THOUSANDS)
Short-term debt and current maturities of long-term                $ 4,434         $    --
  obligations...............................................
Pro forma cash due Founding Companies.......................        26,276              --
                                                                   -------         -------
                                                                   $30,710         $    --
                                                                   =======         =======
Long-term obligations, less current maturities..............       $ 1,356         $    --
Shareholders' equity:
  Preferred Stock, no par value, 10,000,000 shares
     authorized; no shares issued or outstanding, pro forma
     combined and pro forma combined, as adjusted...........            --              --
  Common Stock, no par value, 40,000,000 shares authorized;
     2,338,727 shares issued and outstanding pro forma
     combined; and 5,438,727 shares issued and outstanding,
     pro forma combined, as adjusted (1)....................        14,879          51,108
  Accumulated deficit.......................................        (4,190)         (4,690)
                                                                   -------         -------
     Total shareholders' equity.............................        10,689          46,418
                                                                   -------         -------
     Total capitalization...................................       $12,045         $46,418
                                                                   =======         =======

------------------

(1) Includes 1,184,468 shares of Common Stock to be issued in connection with the Acquisitions (based on an assumed initial public offering price of $13.00 per share) and 443,489 shares of Common Stock issuable upon the conversion of all outstanding shares of Series A Preferred Stock. Excludes
    (i) 302,500 shares of Common Stock which will be issuable upon the exercise of stock options to be granted in connection with the Offering at an exercise price per share equal to the initial public offering price, (ii) 297,500 shares of Common Stock available for future grants under the Company's 1997 Incentive Plan and (iii) 250,000 shares available for future issuances under the Company's Employee Stock Purchase Plan. See "Management
    - Stock Incentive Plans."

                                    DILUTION

     The deficit in pro forma combined net tangible book value of the Company at June 30, 1997 was $23.1 million or $9.89 per share of Common Stock. The deficit in pro forma combined net tangible book value per share represents the amount by which the Company's pro forma combined total liabilities exceeds the Company's pro forma combined tangible assets, divided by the number of shares of Common Stock to be outstanding after giving effect to the September Financing and the Acquisitions. After giving effect to the sale of 3,100,000 shares of Common Stock in the Offering and after deduction of the underwriting discounts and commissions and estimated expenses associated with the Offering, the pro forma combined net tangible book value of the Company at June 30, 1997 would have been approximately $12.6 million or $2.32 per share. This represents an immediate increase in pro forma combined net tangible book value of $12.21 per share to existing shareholders and an immediate dilution of $10.68 per share to purchasers of Common Stock in the Offering. The following table illustrates this pro forma dilution:

Assumed initial public offering price per share.............                    $13.00
     Pro forma combined deficit in net tangible book value
       per share
        before the Offering.................................      $ (9.89)
     Increase in pro forma combined net tangible book value
       per share attributable to new investors..............        12.21
                                                                  -------
Pro forma combined net tangible book value per share after
  the Offering..............................................                      2.32
                                                                                ------
Dilution per share to new investors.........................                    $10.68
                                                                                ======

     The following table sets forth, on a pro forma combined basis to give effect to the September Financing and the Acquisitions, the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid by existing shareholders and the new investors purchasing shares of Common Stock from the Company in the Offering, before deducting underwriting discounts and commissions and estimated expenses associated with the Offering and the Acquisitions:

                                                SHARES PURCHASED                                AVERAGE
                                            ------------------------           TOTAL             PRICE
                                              NUMBER         PERCENT       CONSIDERATION       PER SHARE
                                            -----------      -------       -------------       ---------
Existing shareholders.................        2,338,727        43.0%        $14,885,000(1)      $ 6.36
New investors.........................        3,100,000        57.0%         40,300,000          13.00
                                            -----------       -----         -----------
     Total............................        5,438,727      100.0%         $55,185,000         $10.15
                                            ===========       =====         ===========

------------------

(1) Total consideration paid by existing shareholders includes the cash consideration paid by the existing shareholders and the fair value of the shares of Common Stock to be issued in connection with the Acquisitions (based on an assumed initial public offering price of $13.00 per share).

                            SELECTED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     ImageMAX will acquire the Founding Companies simultaneously with and as a condition to the consummation of the Offering. For financial statement presentation purposes, ImageMAX has been identified as the "accounting acquiror." ImageMAX was formed in November 1996 and its operating activity through June 30, 1997 has been limited principally to negotiating the agreements to acquire the Founding Companies. ImageMAX's historical statement of operations data include a net loss of $23,134 and $167,157 for the period from inception (November 1996) to December 31, 1996 and for the six months ended June 30, 1997, respectively. These losses consist of general and administrative expenses. ImageMAX's statement of operations data discussed above and the historical June 30, 1997 balance sheet data presented below have been derived from the audited financial statements of ImageMAX appearing elsewhere in this Prospectus. The selected unaudited pro forma combined financial data present data for the Company, adjusted for (i) the effect of the Acquisitions, (ii) the effects of certain pro forma adjustments to the historical financial statements described below and (iii) the consummation of the Offering and the application of the net proceeds therefrom. See the Unaudited Pro Forma Combined Financial Statements, including the Notes thereto, and the historical Financial Statements of ImageMAX's and the Founding Companies, including the Notes thereto, appearing elsewhere in this Prospectus.

                                                                               PRO FORMA COMBINED
                                                                  --------------------------------------------
                                                                      YEAR                  SIX MONTHS
                                                                     ENDED                ENDED JUNE 30,
                                                                  DECEMBER 31,      --------------------------
                                                                      1996             1996            1997
STATEMENT OF OPERATIONS:(1)                                       ------------      ----------      ----------
  Revenues:
    Services................................................       $  31,576        $   14,923      $   17,960
    Products................................................          11,680             6,234           6,630
                                                                   ---------        ----------      ----------
                                                                      43,256            21,157          24,590
                                                                   ---------        ----------      ----------
  Cost of revenues:(2)
    Services................................................          20,292             9,604          10,990
    Products................................................           8,948             4,739           4,703
    Depreciation............................................           1,408               699             695
                                                                   ---------        ----------      ----------
                                                                      30,648            15,042          16,388
                                                                   ---------        ----------      ----------
      Gross profit..........................................          12,608             6,115           8,202
  Selling, general, and administrative expenses(3)..........          11,216             5,633           5,396
  Amortization of intangible assets(4)......................           1,246               621             621
                                                                   ---------        ----------      ----------
    Operating income (loss).................................             146              (139)          2,185
  Interest income (expense), net(5).........................              (2)                8               8
                                                                   ---------        ----------      ----------
    Income (loss) before income taxes.......................             144              (131)          2,193
  Income tax provision(6)...................................             386               113           1,024
                                                                   ---------        ----------      ----------
  Net income (loss).........................................       $    (242)       $     (244)     $    1,169
                                                                   =========        ==========      ==========
  Pro forma net income (loss) per share.....................       $    (.05)       $     (.05)     $      .23
                                                                   =========        ==========      ==========
  Shares used in computing pro forma net income (loss) per
    share(7)................................................       5,091,419         5,091,419       5,091,419
                                                                   =========        ==========      ==========

                                                                                     COMBINED COMPANIES
                                                                                        JUNE 30, 1997
                                                                 IMAGEMAX      -------------------------------
                                                                 --------                         PRO FORMA
                                                                 JUNE 30,       PRO FORMA          COMBINED
                                                                   1997        COMBINED(8)      AS ADJUSTED(9)
                                                                 --------      -----------      --------------
BALANCE SHEET DATA:
  Cash and cash equivalents................................        $ 15         $  3,243           $ 4,466
  Working capital (deficit)................................         200          (26,642)(10)        7,731
  Total assets.............................................         270           52,643            53,866
  Long-term debt, less current portion.....................          --            1,356                --
  Shareholders' equity.....................................         225           10,689            46,418

------------------

 (1) The pro forma combined statement of operations data assume that the Acquisitions and the Offering were consummated on January 1, 1996 and are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.

 (2) Includes the Rent Differential.

 (3) Includes the Compensation Differential. Includes compensation costs associated with positions eliminated or which will be eliminated in connection with the Acquisitions, including the retirement of four senior Founding Companies' executives and other identified head-count reductions totalling approximately $650,000, $400,000 and $250,000 for the year ended December 31, 1996 and for the six months ended June 30, 1996 and 1997, respectively. Excludes compensation of $610,000 annually based upon employment agreements with the Company's executive management (see "Management - Employment Agreements") and other costs associated with being a public company. See Unaudited Pro Forma Combined Financial Statements.

 (4) Represents amortization of $33.0 million of goodwill to be recorded as a result of the Acquisitions over an estimated life of principally 30 years and amortization of acquired developed technology of $0.8 million over an estimated life of seven years. Excludes a charge of $4.0 million for acquired non-recurring in process research and development and a $0.5 million charge related to a fee payable in the fourth quarter upon the closing of the Offering. See Unaudited Pro Forma Combined Financial Statements.

 (5) Includes a pro forma adjustment to reflect the elimination of interest expense resulting from the repayment of debt paid from the net proceeds of the Offering. See "Use of Proceeds."

 (6) Reflects an estimated corporate income tax rate of 39.2% before considering the non-deductibility of approximately $840,000 of annual amortization of intangible assets.

 (7) Includes (i) 710,770 shares of Common Stock issued and outstanding at September 11, 1997, (ii) 1,184,468 shares to be issued in the Acquisitions (based on an assumed initial public offering price of $13.00 per share),
     (iii) 443,489 shares to be issued upon the conversion of all outstanding shares of Series A Preferred Stock outstanding as of September 11, 1997 upon the consummation of the Offering, and (iv) 2,752,692 of the 3,100,000 shares being sold in the Offering (at an assumed initial public offering price of $13.00 per share) necessary to pay the cash portion of the consideration for the Acquisitions, Founding Companies' indebtedness as described in "Use of Proceeds" and expenses of the Acquisitions and the Offering.

 (8) The pro forma combined balance sheet data (i) assume that the Acquisitions were consummated on June 30, 1997 and (ii) reflect the September Financing.

 (9) Adjusted for the sale of the 3,100,000 shares of Common Stock offered hereby at an assumed initial public offering price of $13.00 per share and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

(10) Includes $26.3 million payable to the owners of the Founding Companies, representing the cash portion of the consideration for the Acquisitions, which is to be paid from the net proceeds of the Offering.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with "Selected Financial Data" and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. This and other sections of this Prospectus contain certain forward-looking statements that involve substantial risks and uncertainties. When used, the words "anticipate," "believe," "estimate," "expect," and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include those discussed in "Risk Factors."

INTRODUCTION

     ImageMAX was founded in November 1996 to become a leading, national single-source provider of integrated document management solutions. ImageMAX has entered into agreements to acquire the Founding Companies, simultaneously with and as a condition to consummation of the Offering. The Founding Companies have been in business an average of over 20 years, have operations in 13 states, employ over 950 people and in the last year provided services to over 5,000 clients from 18 business locations. The Company's net revenues will be derived from a broad range of media conversion, storage and retrieval services, the sale of proprietary, open-architecture software products which support digital imaging and indexing services and the sale and service of a variety of document management equipment.

     The Founding Companies have been managed throughout the periods presented as independent private companies, and their results of operations reflect different tax structures (S corporations and C corporations), which have influenced, among other things, their historical levels of owners' compensation. In connection with the organization of the Company, these owners and certain key employees have agreed to certain reductions in their compensation commencing on the consummation of the Offering.

     ImageMAX, which has conducted no operations to date other than in connection with the Acquisitions and the financing activities related thereto, including the Offering, intends to integrate the Founding Companies and their operations and administrative functions over a period of time. This integration process may present opportunities to reduce costs through the elimination of duplicative functions and through economies of scale, but will also necessitate additional costs and expenditures for corporate management and administration (including costs related to the hiring of additional management personnel), corporate expenses related to being a public company, systems integration and facilities expansion. These various costs and possible cost-savings may make comparison of historical operating results not comparable to, or indicative of, future performance.

     The Company's revenues consist of service revenues which are generally recognized on a percentage of completion basis, and product revenues which are recognized when the products are shipped to clients. Service revenues are primarily derived from media conversion, storage and retrieval, imaging and indexing of documents, and the service of products sold. Product revenues are derived from equipment sales and software sales and support. Cost of revenues consists principally of the costs of products sold and wages and related benefits, supplies, facilities and equipment expenses associated with providing the Company's services. Selling, general and administrative ("SG&A") expenses include salaries and related benefits associated with the Company's executive and senior management, marketing and selling activities (principally salaries and related costs), and financial and other administrative expenses. The pro forma combined statement of operations data reflect the Compensation Differential and the Rent Differential. Operating expenses in the pro forma combined statement of operations include compensation costs associated with certain positions at the Founding Companies eliminated or which will be eliminated in connection with the Acquisitions, including the retirement of four senior Founding Company executives and other identified head-count reductions totalling approximately $400,000 and $250,000 for the six months ended June 30, 1996 and 1997, respectively, but exclude compensation of $610,000 annually based upon employment agreements with the Company's executive management (see "Management - Employment Agreements") and other costs associated with being a public company. See Unaudited Pro Forma Combined Financial Statements.

     In July 1996, the Securities and Exchange Commission (the "Commission") issued Staff Accounting Bulletin No. 97 ("SAB 97") relating to business combinations immediately prior to an initial public offering. SAB 97 requires that these combinations be accounted for using the purchase method of acquisition accounting. Under the purchase method, one of the companies must be designated as the accounting acquirer. In this transaction, ImageMAX has been identified as the accounting acquirer. Accordingly, the sum of $33.0 million will be recorded as "goodwill" on the Company's balance sheet. Goodwill will be amortized as a non-cash charge to the income statement over a principally 30-year period. The annual pro forma impact of this amortization expense is $1.2 million, of which $0.8 million is non-deductible for tax purposes. Accordingly, the Company will have an effective tax rate higher than the statutory rate. Prior to the issuance of SAB 97, goodwill and related amortization expense were not required to be recorded for most business combinations similar to the Acquisitions. See "Certain Transactions - Acquisition Transactions."

     Upon consummation of the Acquisitions, the Company will incur a one-time charge in the fourth quarter of 1997 against income of $4.5 million, consisting of a $4.0 million charge for acquired non-recurring in-process research and development relating to certain software products acquired from DDS and a $0.5 million charge related to a fee payable in the fourth quarter. See "Certain Transactions - Acquisitions Transactions."

PRO FORMA COMBINED RESULTS

Six Months Ended June 30, 1997 Compared to the Six Months Ended June 30, 1996

     The following table sets forth the pro forma combined results of operations for the six months ended June 30, 1996 and June 30, 1997 and such results as a percentage of the total revenue. (dollars in thousands):

                                                               SIX MONTHS ENDED JUNE 30,
                                                     ---------------------------------------------
                                                            1996                      1997
                                                     -------------------       -------------------
Revenues
  Services.........................................  $14,923      70.5%        $17,960      73.0%
  Products.........................................    6,234      29.5           6,630      27.0
                                                     -------     -----         -------     -----
                                                      21,157     100.0          24,590     100.0
                                                     -------     -----         -------     -----
Cost of revenues
  Services.........................................    9,604      45.4          10,990      44.7
  Products.........................................    4,739      22.4           4,703      19.1
  Depreciation.....................................      699       3.3             695       2.8
                                                     -------     -----         -------     -----
                                                      15,042      71.1          16,388      66.6
                                                     -------     -----         -------     -----
  Gross profit.....................................    6,115      28.9           8,202      33.4

Selling, general and administrative expenses.......    5,633      26.6           5,396      21.9
Amortization of intangibles........................      621       2.9             621       2.6
                                                     -------     -----         -------     -----
  Operating income (loss)..........................     (139)     (0.6)          2,185       8.9
Interest expense...................................       39       0.2              36       0.2
Interest (income)..................................      (47)     (0.2)            (44)     (0.2)
                                                     -------     -----         -------     -----
  Income (loss) before income taxes................     (131)     (0.6)          2,193       8.9
Income tax provision...............................      113       0.6           1,024       4.1
                                                     -------     -----         -------     -----
Net income (loss)..................................  $  (244)     (1.2)%       $ 1,169       4.8%
                                                     =======     =====         =======     =====

  Revenues

     Total Revenues. Total revenues increased approximately $3.4 million, or 16.2%, from approximately $21.2 milliion in the six months ended June 30, 1996 to approximately $24.6 million in the six months ended June 30, 1997. Service revenues increased 20.4% and comprised 73.0% of total revenues in the six months ended June 30, 1997. Product revenues increased 6.4% and comprised 27.0% of total revenues in the six months ended June 30, 1997.

     Service Revenues. Service revenues increased approximately $3.0 million from approximately $14.9 million in the six months ended June 30, 1996 to approximately $18.0 million in the six months ended June 30, 1997. This increase was largely due to: (i) an increase in the CodaLex Group revenues of approximately $1.0 million primarily attributable to increased conversion service capacity in the CodaLex facility in Columbia, South Carolina, (ii) an increase in IDS revenues of approximately $1.0 million attributable to new major offshore data entry projects, (iii) an increase in TPS revenues of $0.6 million primarily attributable to the addition of several major recurring micrographics and digital accounts, and (iv) an increase in IMS revenues of approximately $0.3 million from a variety of projects reflecting the development of an in-house sales function established in 1996.

     Product Revenues. Product revenues increased $0.4 million from approximately $6.2 million in the six months ended June 30, 1996 to $6.6 million in the six months ended June 30, 1997. This increase was primarily due to: (i) an increase in DocuTech revenues of approximately $0.3 million attributable to higher digital imaging software sales to other document management companies and end-users; (ii) an increase in OMI product revenues of approximately $0.3 million and (iii) an increase in TPS product revenues of $0.2 million. This increase was partially offset by a decrease in product revenues of $0.2 million at IMS and $0.2 million at the CodaLex Group which, in each case, reflects a shift in sales emphasis to service revenues. The software sales increase at DocuTech represents a 56% gain over its revenues from software sales in the six months ended June 30, 1996.

  Cost of Revenues

     Cost of Services. Cost of services increased approximately $1.4 million, or 14.4%, from approximately $9.6 million in the six months ended June 30, 1996 to approximately $11.0 million in the six months ended June 30, 1997. Cost of services as a percentage of service revenues was 64.4% in the six months ended June 30, 1996 and 61.2% in the six months ended June 30, 1997. Cost of services decreased as a percentage of service revenues primarily because: (i) AMMCORP's percentage decreased from 64.4% to 60.6% as a result of improved conversion efficiencies; (ii) IMS's percentage declined from 78.5% to 52.3% due to economies of scale and improved conversion methods; (iii) IDS's percentage declined from 74.7% to 56.5% due to higher revenues and largely fixed project management costs; (iv) DataLink's percentage declined from 72.0% to 61.9% due to greater conversion efficiencies obtained in a new facility and an increased sales mix to higher margin digital imaging services; and (v) TPS's percentage declined from 67.0% to 62.8% primarily due to economies of scale obtained as volume increased. Included in both six month periods are approximately $56,000 in compensation costs associated with positions at Spaulding that will be eliminated in connection with the Acquisition.

     Cost of Products. Cost of products was relatively constant at $4.7 million in the six months ended June 30, 1996 and six months ended June 30, 1997. Cost of products as a percentage of product revenues was 76.0% in the six months ended June 30, 1996 and 70.9% in the six months ended June 30, 1997. Cost of products decreased as a percentage of product revenues primarily because: (i) Spaulding's percentage decreased from 78.5% to 74.3% as a result of higher product sales, and (ii) DocuTech's percentage decreased from 59.2% to 33.0% primarily due to the low incremental cost of additional software sales spread over an increased revenue base.

     Depreciation. Depreciation was approximately $0.7 million in the six months ended June 30, 1996 and $0.7 million in the six months ended June 30, 1997.

  Gross Profit

     As a result of the higher revenues and declining service and product cost as a percentage of revenues described above, gross profit increased approximately $2.1 million, or 34.1%, from approximately $6.1 million in the six months ended June 30, 1996 to approximately $8.2 million in the six months ended June 30, 1997. As a percentage of revenues, gross profit increased from 28.9% in the six months ended June 30, 1996 to 33.4% in the six months ended June 30, 1997. Gross profit reflects pro forma adjustments which increased cost of revenues by $125,000 and $141,000 for the six months ended June 30, 1996 and June 30, 1997, respectively. These pro forma adjustments relate principally to the Rent Differential.

  Selling, General and Administrative Expenses

     SG&A expenses decreased approximately $0.2 million, or 4.2%, from approximately $5.6 million in the six months ended June 30, 1996 to approximately $5.4 million in the six months ended June 30, 1997. As a percentage of total revenues, SG&A expenses declined from 26.6% to 21.9%, largely as a result of cost reductions at Spaulding and the proportion of SG&A costs that remained relatively fixed as revenues increased. At Spaulding, SG&A expenses declined approximately $0.5 million, or 28.0%, from approximately $1.8 million in the six months ended June 30, 1996 to approximately $1.3 million in the six months ended June 30, 1997. The decrease reflects $0.2 million in non-recurring severance costs in the six months ended June 30, 1996 as well as payroll, benefits and other cost reduction measures implemented by management to improve profitability. In each of the six month periods, Spaulding's SG&A expense included approximately $100,000 in compensation costs associated with positions that will be eliminated in connection with the Acquisitions, including the retiring Chairman of the Board and positions associated with a recently-closed office. Both periods also include approximately $97,000 in specific costs at other Founding Companies that will be eliminated as a result of the Acquisitions, including an administrative position, a consulting agreement with a relative of a Founder, and certain pay reductions. The Company incurred additional SG&A expenses of $0.2 million for the Company's corporate function in the six months ended, June 30, 1997 as compared to no expenses in the prior period. Other net increases in SG&A expenses amounting to approximately $0.3 million relate primarily to additional commission expense and incremental administrative payroll.

     SG&A expenses reflect pro forma adjustments which reduced SG&A expenses as reported by approximately $0.2 million for the six months ended June 30, 1996 and approximately $0.7 million in the six months ended June 30, 1997. Pro forma adjustments for the Compensation Differential, which decreased SG&A expenses, were approximately $0.3 million in the six months ended June 30, 1996 and approximately $0.7 million in the six months ended June 30, 1997.

  Amortization of Intangible Assets

     Amortization of approximately $0.6 million in the six months ended June 30, 1996 and 1997 consists primarily of the estimated amortization of intangible assets related to the Acquisitions as though they had taken place on January 1, 1996.

  Operating Income

     Operating income increased approximately $2.3 million from an operating loss of $139,000 in the six months ended June 30, 1996 to approximately $2.2 million, or 8.9% of total revenues, in the six months ended June 30, 1997.

  Interest Expense (Income)

     Interest income net of interest expense was $8,000 in each of the six months ended June 30, 1996 and June 30, 1997.

  Income Tax Provision

     The income tax provision increased approximately $0.9 million from $113,000 in the six months ended June 30, 1996 to approximately $1.0 million in the six months ended June 30, 1997. The effective tax rate for the six months ended June 30, 1997 was 46.7%. In each period, the effective tax rate exceeds the statutory rate primarily due to non-deductible amortization of intangibles. As income before income taxes increases, the impact of non-deductible amortization of intangibles on the effective tax rate will tend to diminish. The Founding Companies were operated as separate entities for tax purposes for all periods presented.

  Net Income (Loss)

     Net income increased approximately $1.4 million from a loss of approximately $0.2 million in the six months ended June 30, 1996 to income of approximately $1.2 million, or 4.8% of total revenues, in the six months ending June 30, 1997.

PRO FORMA COMBINED LIQUIDITY AND CAPITAL RESOURCES

     The Company's primary capital requirements relate to the implementation of its acquisition strategy and, to a lesser extent, working capital and capital expenditures. The Company intends to fund these capital requirements primarily through: (i) the net proceeds of the Offering; (ii) cash flow from operations;
(iii) borrowing under the Company's proposed Credit Facility; and (iv) the issuance of Common Stock to the sellers of acquired businesses.

     At June 30, 1997, on a pro forma combined basis, the Company would have a cash balance of $4.5 million, working capital of $7.7 million and no long-term debt outstanding. Cash balances of the Company will be invested in short-term, interest-bearing investment grade securities.

     Prior to the consummation of the Offering, the Company intends to enter into the proposed Credit Facility. There can be no assurance that such Credit Facility will be obtained or that, if obtained, will be on terms that are favorable to the Company or sufficient for the Company's needs. Additionally, the Company intends to file a shelf Registration Statement for 2.0 million shares of Common Stock promptly after consummation of the Offering for issuance to sellers of acquired companies in connection with future acquisitions. The amount of capital available for future acquisitions will depend in part on the willingness of sellers to accept Common Stock as partial consideration.

     The Company anticipates that it will make approximately $1.1 million of capital expenditures for the Founding Companies during fiscal year ended December 31, 1998, in addition to its anticipated acquisition and working capital requirements. The Company believes that the capital sources described above will be sufficient to meet the Company's liquidity requirements for its operations and acquisition program for approximately 12 months following the Offering.

RESULTS OF OPERATIONS -- COMBINED

     The combined results of operations of the Founding Companies for the periods presented as fiscal years 1994, 1995, and 1996 do not represent combined results of operations presented in accordance with generally accepted accounting principles, but are only a summation of the total revenues, cost of revenues, and SG&A expenses (including historical intangible amortization) of the individual Founding Companies on a historical basis. The combined results also exclude the effect of pro forma adjustments and, therefore, may not be indicative of the Company's post-combination results of operations for a number of reasons, including the following: (i) the Founding Companies were not under common control or management during the periods presented; (ii) the Founding Companies had different fiscal year ends for the periods presented; (iii) the Founding Companies used different tax structures ("S Corporations" or "C Corporations") during the periods presented; (iv) the Company will incur incremental costs related to its new corporate management and the costs of being a public company; (v) the Company will use the purchase method of accounting to record the Acquisitions, resulting in the recording and amortization of goodwill; and (vi) the combined data do not reflect the Compensation Differential, the Rent Differential or the potential benefits and cost savings the Company expects to realize once ImageMAX and the Founding Companies begin operating as a combined entity.

     The following table sets forth the combined results of operations of the Founding Companies on a historical basis and such results as a percentage of total revenues (dollars in thousands):

                                                                        YEAR ENDED (1)
                                                  -----------------------------------------------------------
                                                       1994                  1995                  1996
                                                  ---------------       ---------------       ---------------
Revenues
  Services......................................  $30,096    75.2%      $30,470    74.7%      $31,987    71.2%
  Product.......................................    9,929    24.8        10,311    25.3        12,938    28.8
                                                  -------   -----       -------   -----       -------   -----
                                                  $40,025   100.0        40,781   100.0        44,925   100.0
                                                  -------   -----       -------   -----       -------   -----
Cost of Revenues
  Services......................................   18,951    47.3        20,273    49.7        20,231    45.1
  Product.......................................    7,769    19.4         7,484    18.4         9,620    21.4
  Depreciation..................................    1,230     3.1         1,379     3.4         1,460     3.2
                                                  -------   -----       -------   -----       -------   -----
                                                   27,950    69.8        29,136    71.5        31,311    69.7
                                                  -------   -----       -------   -----       -------   -----
    Gross profit................................   12,075    30.2        11,645    28.5        13,614    30.3

Selling, general and administrative expenses
  (including intangible asset amortization).....   11,041    27.5        11,887    29.1        12,038    26.8
                                                  -------   -----       -------   -----       -------   -----
Operating income (loss).........................  $ 1,034     2.7%      $  (242)   (0.6)%     $ 1,576     3.5%
                                                  =======   =====       =======   =====       =======   =====

------------------
(1) The years presented are as follows: AMMCORP - fiscal years ended July 31, 1994, 1995 and 1996; IDS - fiscal years ended August 31, 1994, 1995 and 1996; I(2)Solutions - fiscal years ended October 31, 1994, 1995 and 1996; OMI - fiscal years ended October 31, 1994, 1995 and 1996; IMS - fiscal years ended November 30, 1994, 1995 and 1996; TIMCO, DataLink and DocuTech - fiscal years ended December 31, 1994, 1995 and 1996; TPS - fiscal years ended March 31, 1995, 1996 and 1997; Spaulding - fiscal years ended June 30, 1995, 1996 and 1997. The CodaLex Group includes two accounting groups: (i) CMC - fiscal years ended June 30, 1995, 1996 and 1997; and (ii) Laser Graphics - fiscal years ended October 31, 1994, 1995 and 1996.

Fiscal Year 1996 Compared to Fiscal Year 1995

  Revenues

     Total Revenues. Revenues increased $4.1 million, or 10.2%, from $40.8 million for fiscal year 1995 to $44.9 million for fiscal year 1996. Service revenues increased 5.0% and represented 71.2% of combined revenues in fiscal year 1996. Product revenues increased 25.5% and represented 28.8% of combined revenues in fiscal year 1996.

     Service Revenues. Service revenues increased $1.5 million from $30.5 million for fiscal year 1995 to $32.0 million for fiscal year 1996. This increase was largely due to (i) an increase in the CodaLex Group revenues of $0.8 million primarily attributable to the opening of a new office in Atlanta and increased digital imaging services sales at Laser Graphics, (ii) an increase in TPS revenues of $0.6 million primarily attributable to the addition of new client accounts, (iii) an increase in TIMCO revenues of $0.6 million primarily attributable to increases in sales volume generated by three newly-hired sales representatives, (iv) an increase in OMI revenues of $0.5 million primarily attributable to growth in both digital imaging and micrographic services, and
(v) an increase in DocuTech revenues of $0.4 million primarily attributable to growth in digital imaging services. There were offsetting decreases in revenues at AMMCORP of $0.7 million due primarily to the loss of customer accounts when AMMCORP closed a document management facility located in Anderson, Indiana, at IDS of $0.6 million due primarily to the completion of two large projects in fiscal year 1995 and at IMS of $0.6 million due primarily to the termination of an outside sales agent.

     Product Revenues. Product revenues increased $2.6 million from $10.3 million for fiscal year 1995 to $12.9 million for fiscal year 1996. This increase was largely due to (i) an increase in DocuTech revenues of $0.9 million primarily attributable to increases in software and related hardware product sales, (ii) an increase in the CodaLex Group revenues of $1.5 million primarily attributable to increases in equipment sales through the new Atlanta office,
(iii) an increase in DataLink revenues of $0.3 million primarily attributable to increased sales of film and disk media, (iv) an increase in OMI revenues of $0.3 million primarily attributable to growth in product sales, and (v) offsetting decreases in revenues at IMS and Spaulding of $146,000 and $142,000, respectively as a result of sales force reductions at IMS and reduced supplies demand at Spaulding.

  Cost of Revenues

     Cost of Services. Cost of services remained relatively constant at $20.3 million for fiscal year 1995 and $20.2 million for fiscal year 1996. Cost of services as a percentage of service revenues was 66.5% for fiscal year 1995 and 63.2% for fiscal year 1996. Cost of services as a percentage of service revenues decreased primarily because: (i) the CodaLex Group's percent declined from 70.2% to 69.1% due to increases in conversion efficiency on higher volume; (ii) TPS's percent declined from 68.1% to 62.6% due to increases in margins on higher volume; (iii) AMMCORP's percent declined from 74.9% to 59.8% due to lower production cost and reductions in overhead related to the closing of the Anderson facility, offset by (iv) OMI's percent increased from 82.8% to 86.6% due to higher compensation expense.

     Cost of Products. Cost of products increased $2.1 million or 28.5% from $7.5 million for fiscal year 1995 to $9.6 million for fiscal year 1996. Cost of products as a percentage of product revenues was 72.6% for fiscal year 1995 and 74.4% for fiscal year 1996. Cost of products as a percentage of product revenue increased because: (i) the CodaLex Group's percent increased from 70.5% to 74.9% primarily due to decreases in product margins at Laser Graphics; (ii) DocuTech's percent increased from 33.8% to 54.4% primarily due to higher software production and support costs; and (iii) IMS's percent decreased from 78.2% to 59.5% primarily due to lower volume offset by higher software production costs.

     Depreciation. Depreciation was approximately $1.4 million for fiscal 1995 versus $1.5 million for fiscal 1996.

  Gross Profit

     As a result of a 10.2% increase in revenues and a 7.5% increase in cost of revenues resulting from a more favorable mix of higher margin products, combined gross profit increased $2.0 million or 16.9% from $11.6 million for fiscal year 1995 to $13.6 million for fiscal year 1996. Gross profit as a percentage of revenues increased from 28.5% for fiscal year 1995 to 30.3% for fiscal year 1996.

  Selling General and Administrative Expenses.

     SG&A expenses were approximately $11.9 million in fiscal year 1995 and $12.0 million in fiscal year 1996. As a percentage of combined revenues, SG&A expenses decreased from 29.1% in fiscal year 1995 to 26.8% in fiscal year 1996. SG&A administrative expenses increased $0.1 million at OMI primarily due to increases in owners' compensation and increases in selling costs related to higher sales volume. SG&A expenses increased $0.3 million at DocuTech primarily due to increases in personnel, marketing, and software development costs. SG&A costs increased $0.3 million at the CodaLex Group primarily due to adding staff personnel at the Atlanta location and higher sales commission expenses. Overall, six of the Founding Companies reported increases in SG&A expenses from fiscal year 1995 to fiscal year 1996, offset by a similar amount of decreases at the remaining five companies.

FISCAL YEAR 1995 COMPARED TO FISCAL YEAR 1994

     Revenues. Revenues increased $0.8 million, or 1.9%, from $40.0 million for fiscal year 1994 to $40.8 million for fiscal year 1995. Service revenues increased 1.2% and represented 74.7% of combined revenues in fiscal year 1995. Product revenues increased 3.9% and represented 25.3% of combined revenues in fiscal year 1995.

     Service Revenues. Service revenues increased $0.4 million from $30.1 million for fiscal year 1994 to $30.5 million for fiscal year 1995. This increase was largely due to (i) an increase in AMMCORP revenues of $0.7 million primarily attributable to the acquisition of a document management business in Anderson, Indiana, (ii) an increase in IDS revenues of $0.4 million primarily attributable to the addition of two large projects from a new and an existing client, (iii) an increase in TPS revenues of $0.3 million primarily attributable to the addition of several large service accounts from health care, financial and government clients, (iv) an increase in TIMCO revenues of $0.3 million primarily attributable to the acquisition of a document management company in northern California in the middle of fiscal year 1994, and
(v) offsetting decreases in revenues at the CodaLex Group of $1.0 million due primarily to a shift in the mix to lower margin product sales and diversion of management attention required by the establishment of the Atlanta facility and at DataLink of $0.3 million due primarily to the loss of three significant COM customers.

     Product Revenues. Product revenues increased $0.4 million from $9.9 million for fiscal year 1994 to $10.3 million for fiscal year 1995. This increase was largely due to (i) an increase in IMS revenues of $0.5 million primarily attributable to increases in sales of large document scanning hardware, (ii) an increase in I(2) Solutions' revenues of $0.4 million primarily attributable to a large equipment order, and (iii) an offsetting decrease in revenues at Spaulding of $0.6 million as a result of reduced regional demand for equipment.

  Cost of Revenues

     Cost of Services. Cost of services increased $1.3 million or 7.0% from $19.0 million for fiscal year 1994 to $20.3 million for fiscal year 1995. Cost of services as a percentage of service revenues was 63.0% for fiscal year 1994 and 66.5% for fiscal year 1995. This increase was primarily due to: (i) a decrease in the CodaLex Group cost of services of $0.6 million, with cost of services as a percentage of service revenues increasing from 66.1% in fiscal year 1994 to 70.2% in fiscal year 1995, primarily attributable to a decrease in sales volume without a similar overhead cost decrease, (ii) an increase in IMS cost of services of $0.3 million, with cost of services as a percentage of service revenues increasing from 66.5% in fiscal year 1995 to 72.2% in fiscal year 1996, primarily attributable to higher labor costs, (iii) an increase in IDS cost of services of $0.3 million, with cost of services as a percentage of services revenues increasing from 54.3% in fiscal year 1994 to 56.2% in fiscal year 1995, primarily attributable to decreases in margins on higher volume, offset by (iv) a decrease in DataLink cost of services of $0.3 million primarily attributable to decreases in labor costs and overhead.

     Cost of Products. Cost of products decreased $0.3 million or 3.7% from $7.8 million for fiscal year 1994 to $7.5 million for fiscal year 1995. Cost of products as a percentage of product revenues was 78.3% for fiscal year 1994 and 72.6% for fiscal year 1995. The major fluctuations in cost of products included
(i) a decrease in Spaulding's cost of products of $0.6 million, with cost of products as a percentage of product revenues decreasing from 75.3% in fiscal year 1994 to 72.4% in fiscal year 1995 primarily attributable to lower sales volume, (ii) an increase in IMS cost of products of $0.4 million, with cost of products decreasing as a percentage of product revenues from 88.9% in fiscal year 1994 to 78.2% in fiscal year 1995 primarily attributable to increases in sales volume, (iii) an increase in I(2) Solutions cost of products of $0.2 million, with cost of product as a percentage of product revenues decreasing from 83.9% in fiscal year 1994 to 76.1% in fiscal year 1995, primarily attributable to higher volume of product sold and some pricing improvement.

     Depreciation Depreciation was approximately $1.2 million for fiscal year 1994 versus $1.4 million for fiscal year 1995, as the asset base of the combined companies increased.

  Gross Profit

     As a result of generally flat revenues and increased cost of revenues, combined gross profit decreased $0.4 million or 3.6% from $12.1 million for fiscal year 1994 to $11.6 million for fiscal year 1995. Gross profit as a percentage of revenues decreased from 30.2% for fiscal year 1994 to 28.5% for fiscal year 1995.

  Selling, General and Administrative Expenses

     SG&A expenses increased $0.8 million or 7.7% from approximately $11.0 million in fiscal year 1994 to $11.9 million in fiscal year 1995. SG&A expenses increased $0.5 million at TIMCO primarily due to increases in one time expenses related to the retirement of the former co-founder. Seven of the Founding Companies reported increases in SG&A expenses from fiscal year 1994 to fiscal year 1995, offset by a decline in SG&A expenses at OMI, I(2) Solutions, AMMCORP, and the CodaLex Group.

FOUNDING COMPANIES -- MANAGEMENT'S DISCUSSION AND ANALYSIS OF HISTORICAL FINANCIAL CONDITION AND RESULTS OF HISTORICAL OPERATIONS

     The following discussion should be read in conjunction with the Founding Companies' Financial Statements and related notes thereto appearing elsewhere in this Prospectus. The information presented below is based upon the respective fiscal periods for each Founding Company and excludes all pro forma adjustments. SG&A expenses include, where applicable, intangible asset amortization.

AMMCORP RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated (dollars in thousands):

                                               FISCAL YEAR ENDED JULY 31,                NINE MONTHS ENDED APRIL 30,
                                    ------------------------------------------------   -------------------------------
                                         1994             1995             1996             1996             1997
                                    --------------   --------------   --------------   --------------   --------------
Revenues..........................  $5,586   100.0%  $6,276   100.0%  $5,550   100.0%  $4,122   100.0%  $4,264   100.0%
Cost of revenues..................   3,579    64.1    5,033    80.2    3,730    67.2    2,834    68.8    2,750    64.5
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Gross profit......................   2,007    35.9    1,243    19.8    1,820    32.8    1,288    31.2    1,514    35.5
Selling, general and
  administrative expenses.........   1,850    33.1    1,835    29.2    1,593    28.7    1,172    28.4    1,357    31.8
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Operating income (loss)...........  $  157     2.8%  $ (592)  (9.4)%  $  227     4.1%  $  116     2.8%  $  157     3.7%
                                    ======   =====   ======   =====   ======   =====   ======   =====   ======   =====

Nine Months Ended April 30, 1997 Compared to Nine Months Ended April 30, 1996

     Revenues. Revenues increased approximately $142,000 or 3.4% from approximately $4.1 million for nine months ended April 30, 1996 to approximately $4.3 million for nine months ended April 30, 1997. This increase was primarily due to the addition of new customer accounts.

     Cost of Revenues. Cost of revenues remained unchanged at approximately $2.8 million during the comparable periods. Gross profit as a percentage of revenues was approximately 31.2% for nine months ended April 30, 1996 and approximately 35.5% for nine months ended April 30, 1997. This increase was primarily attributable to the increase in revenues and a decrease in production overhead.

     Selling, General and Administrative Expenses. SG&A expenses increased approximately $0.2 million or 15.6% from approximately $1.2 million for nine months ended April 30, 1996 to approximately $1.4 million for nine months ended April 30, 1997. As a percentage of revenues, SG&A expenses increased from 28.4% to 31.8%. This increase was primarily due to the addition of sales and digital imaging management personnel.

Fiscal Year Ended July 31, 1996 Compared to Fiscal Year Ended July 31, 1995

     Revenues. Revenues decreased approximately $0.7 million or 11.6% from approximately $6.3 million for fiscal year ended July 31, 1995 to approximately $5.6 million for fiscal year ended July 31, 1996. This decrease was primarily due to the loss of customer accounts that occurred when AMMCORP closed a document management facility located in Anderson, Indiana in August 1995. The Anderson facility had been acquired from a third party in March 1994.

     Cost of Revenues. Cost of revenues decreased approximately $1.3 million, or 25.9%, from approximately $5.0 million for the fiscal year ended July 31, 1995 to approximately $3.7 million for the fiscal year ended July 31, 1996. This decrease was primarily due to lower production costs and the elimination of overhead resulting from the closing of the Anderson facility. Gross profit as a percentage of revenues was approximately 19.8% for the fiscal year ended July 31, 1995 and 32.7% for fiscal year ended July 31, 1996, as a result of the cost savings related to closing the Anderson facility in August 1995.

     Selling, General and Administrative Expenses. SG&A expenses decreased $0.2 million or 13.2% from approximately $1.8 million for fiscal year ended July 31, 1995 to approximately $1.6 million for fiscal year ended July 31, 1996, and, as a percentage of revenues, from 29.2% to 28.7% as a result of cost savings realized through closing the Anderson facility.

Fiscal Year Ended July 31, 1995 Compared to Fiscal Year Ended July 31, 1994

     Revenues. Revenues increased approximately $0.7 million or 12.4% from approximately $5.6 million for fiscal year ended July 31, 1994 to approximately $6.3 million for fiscal year ended July 31, 1995. This increase was primarily due to the commencement of operations at the Anderson facility.

     Cost of Revenues. Cost of revenues increased $1.5 million or 40.6% from approximately $3.6 million for fiscal year ended July 31, 1994 to approximately $5.0 million for fiscal year ended July 31, 1995. This increase was primarily due to higher production costs associated with higher sales volume and the additional overhead and depreciation related to the Anderson facility. Gross profit as a percentage of revenues was approximately 35.9% for fiscal year ended July 31, 1994 and 19.8% for fiscal year ended July 31, 1995. This reduction in gross profit was a result of the inefficiencies encountered in, and the anticipated closing of, the Anderson facility.

     Selling, General and Administrative Expenses. SG&A expenses remained unchanged at approximately $1.8 million during the comparable periods but decreased as a percentage of revenues from 33.1% to 29.2%.

AMMCORP LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of AMMCORP (in thousands):

                                                                                   NINE MONTHS
                                                              FISCAL YEAR ENDED       ENDED
                                                                   JULY 31,         APRIL 30,
                                                              ------------------   -----------
                                                              1994   1995   1996   1996   1997
                                                              ----   ----   ----   ----   ----
Net cash flow provided by operating activities..............  $380   $152   $703   $585   $407
Net cash flow (used in) investing activities................  (834)  (266)  (162)   (43)  (130)
Net cash provided by (used in) financing activities.........   452    106   (541)  (493)  (247)
                                                              ----   ----   ----   ----   ----
Increase (decrease) in cash and cash equivalents............  $ (2)  $ (8)  $ --   $ 49   $ 30
                                                              ====   ====   ====   ====   ====

     From August 1, 1993 through the nine months ended April 30, 1997 AMMCORP generated approximately $1.6 million in net cash from operating activities. Cash used in investing activities was primarily for purchases of digital imaging and micrographics processing equipment including equipment purchased as part of the Anderson facility. Cash used in financing activities consisted primarily of payments on long-term debt and non-compete contracts associated with the acquisition of AMMCORP in 1988 by a company controlled by David C. Utz, Jr. As of April 30, 1997, the Company had a stockholders' deficit of $1.0 million and a working capital deficit of $2.9 million. The Company intends to pay down AMMCORP's debt simultaneous with the Acquisitions and, therefore, AMMCORP believes that its acquisition will improve its working capital position.

CODALEX RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data for CodaLex and such data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                    FISCAL YEAR ENDED JUNE 30,
                                                     --------------------------------------------------------
                                                          1995                 1996                 1997
                                                     --------------       --------------       --------------
Revenues...........................................  $2,340   100.0%      $1,377   100.0%      $2,865   100.0%
Cost of revenues...................................   1,551    66.3          971    70.5        2,092    73.0
                                                     ------   -----       ------   -----       ------   -----
Gross profit.......................................     789    33.7          406    29.5          773    27.0
Selling, general and administrative expenses.......     748    31.9          551    40.0          761    26.6
                                                     ------   -----       ------   -----       ------   -----
Operating income (loss)............................  $   41     1.8%      $ (145)  (10.5)%     $   12     0.4%
                                                     ======   =====       ======   =====       ======   =====

Fiscal Year Ended June 30, 1997 Compared to Fiscal Year Ended June 30, 1996

     Revenues. Revenues increased approximately $1.5 million or 108.1% from approximately $1.4 million for fiscal year ended June 30, 1996 to approximately $2.9 million for fiscal year ended June 30, 1997. This increase was primarily due to a full fiscal year's contribution to revenues from a new facility in Atlanta as well as increased product sales.

     Cost of Revenues. Cost of revenues increased approximately $1.1 million or 115.4% from approximately $1.0 million for the fiscal year ended June 30, 1996 to approximately $2.1 million for fiscal year ended June 30, 1997. This increase was primarily due to higher sales volume in both services and products. Gross profit as a percentage of revenues was 29.5% for fiscal year ended June 30, 1996 and 27.0% for the fiscal year ended June 30, 1997 primarily due to a shift in the mix to lower margin product sales.

     Selling, General and Administrative Expenses. SG&A expenses increased approximately $0.2 million or 38.1% from approximately $0.6 million for fiscal year ended June 30, 1996 to approximately $0.8 million for fiscal year ended June 30, 1997. This increase was primarily due to adding personnel at the Atlanta location and an increase in sales commissions. However, as a percentage of revenues, SG&A expenses decreased from 40.0% to 26.6%.

Fiscal Year Ended June 30, 1996 Compared to Fiscal Year Ended June 30, 1995

     Revenues. Revenues decreased approximately $0.9 million or 41.2% from approximately $2.3 million for fiscal year ended June 30, 1995 to approximately $1.4 million for fiscal year ended June 30, 1996. This decrease was primarily due to a de-emphasis on conversion service sales and the attention of management required in connection with the establishment of operations in Atlanta in February 1995, partially offset by increased product sales.

     Cost of Revenues. Cost of revenues decreased approximately $0.6 million or 37.4% from approximately $1.6 million for fiscal year ended June 30, 1995 to approximately $1.0 million for fiscal year ended June 30, 1996. This decrease was primarily due to decreases in sales volume in both services and products. Gross profit as a percentage of revenues was 33.7% for fiscal year ended June 30, 1995 and 29.5% for fiscal year ended June 30, 1996 primarily due to the decline in sales.

     Selling, General and Administrative Expenses. SG&A expenses decreased approximately $0.2 million or 26.3% from $0.7 million for fiscal year ended June 30, 1995 to $0.6 million for fiscal year ended June 30, 1996. This decrease was primarily due to a reduction in sales force and other overhead. However, as a percentage of revenues, SG&A expenses increased from 31.9% to 40.0% due to the decline in sales.

CODALEX LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of CodaLex (in thousands):

                                                               FISCAL YEAR ENDED
                                                                    JUNE 30,
                                                              --------------------
                                                              1995   1996    1997
                                                              ----   -----   -----
Net cash flow provided by (used in) operating activities....  $54    $(195)  $  47
Net cash flow (used in) investing activities................  (39)     (30)   (130)
Net cash provided by financing activities...................    7      218      83
                                                              ---    -----   -----
Increase (decrease) in cash and cash equivalents............  $22    $  (7)  $  --
                                                              ===    =====   =====

     From July 1, 1994 through June 30, 1997 CodaLex used $94,000 in cash for operating activities. Cash used in investing activities was primarily for purchases of digital imaging and micrographics processing equipment relating to the establishment of operations in Atlanta. Cash used in financing activities consisted primarily of proceeds from long-term debt. At June 30, 1997, CodaLex had a working capital deficit of $0.3 million. The Company intends to pay down CodaLex's debt simultaneous with the Acquisitions and, therefore, CodaLex believes that its acquisition will improve its working capital position.

LASER GRAPHICS RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                     FISCAL YEAR ENDED OCTOBER 31,      NINE MONTHS ENDED JULY 31,
                                                    -------------------------------   -------------------------------
                                                         1995             1996             1996             1997
                                                    --------------   --------------   --------------   --------------
Revenues..........................................  $1,648   100.0%  $2,447   100.0%  $1,921   100.0%  $1,314   100.0%
Cost of revenues..................................   1,231    74.7    1,831    74.8    1,437    74.8      910    69.3
                                                    ------   -----   ------   -----   ------   -----   ------   -----
Gross profit......................................     417    25.3      616    25.2      484    25.2      404    30.7
Selling, general and administrative expenses......     396    24.0      500    20.5      327    17.0      386    29.4
                                                    ------   -----   ------   -----   ------   -----   ------   -----
Operating income..................................  $   21     1.3%  $  116     4.7%  $  157     8.2%  $   18     1.3%
                                                    ======   =====   ======   =====   ======   =====   ======   =====

Nine Months Ended July 31, 1997 Compared to Nine Months Ended July 31, 1996

     Revenues. Revenues decreased approximately $0.6 million or 31.6% from approximately $1.9 million for nine months ended July 31, 1996 to approximately $1.3 million for nine months ended July 31, 1997. This decrease was primarily due to a decrease in product revenues of approximately $0.7 million related to the loss of the general manager and key sales people in November 1996 partially offset by an increase in service revenues.

     Cost of Revenues. Cost of revenues decreased approximately $0.5 million or 36.6% from approximately $1.4 million for nine months ended July 31, 1996 to approximately $0.9 million for nine months ended July 31, 1997. This decrease was primarily due to a decrease in sales volume, improved margins associated with service revenues and, to a lesser extent, higher margins on products sold. Gross profit as a percentage of revenues was 25.2% for nine months ended July 31, 1996 and 30.7% for nine months ended July 31, 1997.

     Selling, General and Administrative Expenses. SG&A expenses increased $59,000 or 18.0% from approximately $0.3 million for nine months ended July 31, 1996 to approximately $0.4 million for nine months ended July 31, 1997. As a percentage of revenues, SG&A expenses increased from 17.0% to 29.4%. This increase was primarily due to severance and other one time costs related to the departure of the former general manager.

Fiscal Year Ended October 31, 1996 Compared to Fiscal Year Ended October 31,
1995

     Revenues. Revenues increased approximately $0.8 million or 48.5% from approximately $1.7 million for fiscal year ended October 31, 1995 to approximately $2.4 million for fiscal year ended October 31, 1996. This result was primarily due to increased production volume.

     Cost of Revenues. Cost of revenues increased approximately $0.6 million or 48.7% from approximately $1.2 million for fiscal year ended October 31, 1995 to approximately $1.8 million for fiscal year ended October 31, 1996. This increase was primarily due to higher service volume. Gross profit as a percentage of revenues was 25.3% for fiscal year ended October 31, 1995 and 25.2% for fiscal year ended October 31, 1996.

     Selling, General and Administrative Expenses. SG&A expenses increased $0.1 million or 26.3% from approximately $0.4 million for fiscal year ended October 31, 1995 to approximately $0.5 million for fiscal year ended October 31, 1996. This increase was primarily due to higher commission expense. However, as a percentage of revenues, SG&A expenses decreased from 24.0% to 20.5%.

LASER GRAPHICS LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of Laser Graphics (in thousands):

                                                                    FISCAL YEAR
                                                                       ENDED              NINE MONTHS
                                                                    OCTOBER 31,          ENDED JULY 31,
                                                                  ----------------      ----------------
                                                                  1995       1996       1996       1997
                                                                  -----      -----      -----      -----
Net cash flow provided by (used in) operating activities....      $  67      $  92      $  47      $ (16)
Net cash flow (used in) investing activities................        (14)       (53)       (51)       (31)
Net cash provided by (used in) financing activities.........        (40)       (46)       (11)        35
                                                                  -----      -----      -----      -----
Increase (decrease) in cash and cash equivalents............      $  13      $  (7)     $ (15)     $ (12)
                                                                  =====      =====      =====      =====

     From November 1, 1994 through July 31, 1997 Laser Graphics generated $143,000 in net cash from operating activities. Cash used in investing activities was primarily for purchases of property, plant and equipment. Cash used in financing activities consisted primarily of payments on bank debt and capital leases. The Company intends to pay down Laser Graphics' debt simultaneous with the Acquisitions, and therefore Laser Graphics believes that its acquisition will improve its working capital position.

DATALINK RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated (dollars in thousands):

                                             FISCAL YEAR ENDED DECEMBER 31,               SIX MONTHS ENDED JUNE 30,
                                    ------------------------------------------------   -------------------------------
                                         1994             1995             1996             1996             1997
                                    --------------   --------------   --------------   --------------   --------------
Revenues..........................  $3,028   100.0%  $2,692   100.0%  $3,151   100.0%  $1,620   100.0%  $1,712   100.0%
Cost of revenues..................   2,660    87.8    2,226    82.7    2,584    82.0    1,351    83.4    1,256    73.4
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Gross profit......................     368    12.2      466    17.3      567    18.0      269    16.6      456    26.6
Selling, general and
  administrative expenses.........     331    10.9      339    12.6      467    14.8      213    13.2      232    13.6
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Operating income..................  $   37     1.3%  $  127     4.7%  $  100     3.2%  $   56     3.4%  $  224    13.0%
                                    ======   =====   ======   =====   ======   =====   ======   =====   ======   =====

Six Months Ended June 30, 1997 Compared to Six Months Ended June 30, 1996

     Revenues. Revenues increased $92,000 or 5.7% from approximately $1.6 million for six months ended June 30, 1996 to approximately $1.7 million for six months ended June 30, 1997. This increase was primarily due to increased scanning service revenues.

     Cost of Revenues. Cost of revenues decreased $94,000 or 7.0% from approximately $1.4 million for six months ended June 30, 1996 to approximately $1.3 million for six months ended June 30, 1997. This decrease was primarily due to increased operating efficiencies obtained when DataLink moved to a new facility in the spring of 1996. Gross profit as a percentage of revenues was 16.6% for six months ended June 30, 1996 and 26.6% for six months ended June 30, 1997. This increase was primarily due to a more favorable product and service mix and increased operating efficiencies.

     Selling, General and Administrative Expenses. SG&A expenses were approximately $0.2 million for both the six months ended June 30, 1996 and June 30, 1997. However, as a percentage of revenues, SG&A expenses increased from 13.2% to 13.6%.

Fiscal Year Ended December 31, 1996 Compared to Fiscal Year Ended December 31, 1995

     Revenues. Revenues increased approximately $0.5 million or 17% from approximately $2.7 million for fiscal year ended December 31, 1995 to approximately $3.2 million for fiscal year ended December 31, 1996. This increase was primarily due to increases in digital imaging service and media sales.

     Cost of Revenues. Cost of revenues increased approximately $0.4 million or 16.1% from approximately $2.2 million for fiscal year ended December 31, 1995 to approximately $2.6 million for fiscal year ended December 31, 1996. This increase was primarily due to higher sales volume. Gross profit as a percentage of revenues was 17.3% for fiscal year ended December 31, 1995 and 18.0% for fiscal year ended December 31, 1996.

     Selling, General and Administrative Expenses. SG&A expenses increased $128,000 or 37.8% from $0.3 million for fiscal year ended December 31, 1995 to $0.5 million for fiscal year ended December 31, 1996. As a percentage of revenues, SG&A expenses increased from 12.6% to 14.8%. This increase was due to increases in owners' compensation and the one-time costs associated with moving to a new facility in the spring of 1996.

Fiscal Year Ended December 31, 1995 Compared to Fiscal Year Ended December 31, 1994

     Revenues. Revenues decreased approximately $0.3 million or 11.1% from approximately $3.0 million for fiscal year ended December 31, 1994 to approximately $2.7 million for fiscal year ended December 31, 1995. This decrease was primarily due to the loss of three service accounts.

     Cost of Revenues. Cost of revenues decreased approximately $0.5 million or 16.3% from approximately $2.7 million for fiscal year ended December 31, 1994 to approximately $2.2 million for fiscal year ended December 31, 1995. This decrease was primarily due to decreases in labor costs and production overhead. Gross profit as a percentage of revenues was 12.2% for fiscal year ended December 31, 1994 and 17.3% for fiscal year ended December 31, 1995. This increase was primarily due to increases in product gross margin.

     Selling, General and Administrative Expenses. SG&A expenses were approximately $0.3 million for both fiscal years ended December 31, 1994 and December 31, 1995. However as a percentage of revenues, SG&A expenses increased from 10.9% to 12.6%.

DATALINK LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of DataLink (in thousands):

                                                                                          SIX MONTHS
                                                                 FISCAL YEAR ENDED           ENDED
                                                                    DECEMBER 31,           JUNE 30,
                                                              ------------------------   -------------
                                                               1994     1995     1996    1996    1997
                                                              ------   ------   ------   -----   -----
Net cash flow provided by operating activities..............  $  107   $  217   $  310   $ 126   $ 244
Net cash flow (used in) investing activities................    (238)     (39)     (99)    (76)    (20)
Net cash provided by (used in) financing activities.........     120     (135)    (213)    (37)    (94)
                                                              ------   ------   ------   -----   -----
Increase (decrease) in cash and cash equivalents............  $  (11)  $   43   $   (2)  $  13   $ 130
                                                              ======   ======   ======   =====   =====

     From January 1, 1994 through the six months ended June 30, 1997 DataLink generated approximately $0.9 million in net cash from operating activities. Cash used in investing activities was primarily for purchases of digital imaging and micrographics processing equipment. Cash used in financing activities consisted primarily of payments on or proceeds from long term debt and distributions to stockholders. DataLink believes it has adequate cash flow and financing alternatives available to it to fund its operations and capital requirements for the foreseeable future.

DOCUTECH RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated (dollars in thousands):

                                              FISCAL YEAR ENDED DECEMBER 31,              SIX MONTHS ENDED JUNE 30,
                                      ----------------------------------------------   -------------------------------
                                          1994            1995             1996             1996             1997
                                      ------------   --------------   --------------   --------------   --------------
Revenues............................  $600   100.0%  $1,073   100.0%  $2,322   100.0%  $1,053   100.0%  $1,407   100.0%
Cost of revenues....................   389    64.8      577    53.8    1,116    48.1      555    52.7      558    39.7
                                      ----   -----   ------   -----   ------   -----   ------   -----   ------   -----
Gross profit........................   211    35.2      496    46.2    1,206    51.9      498    47.3      849    60.3
Selling, general and administrative
  expenses..........................   198    33.0      402    37.5      747    32.2      361    34.3      382    27.1
                                      ----   -----   ------   -----   ------   -----   ------   -----   ------   -----
Operating income....................  $ 13     2.2%  $   94     8.7%  $  459    19.7%  $  137    13.0%  $  467    33.2%
                                      ====   =====   ======   =====   ======   =====   ======   =====   ======   =====

Six Months Ended June 30, 1997 Compared to Six Months Ended June 30, 1996

     Revenues. Revenues increased approximately $0.3 million or 33.6% from approximately $1.1 million for the six months ended June 30, 1996 to approximately $1.4 million for the six months ended June 30, 1997. This increase was primarily due to an increase in higher margin software sales.

     Cost of Revenues. Cost of revenues were approximately $0.6 million for both the six months ended June 30, 1996 and June 30, 1997. Gross profit as a percentage of revenues was 47.3% for the six months ended June 30, 1996 and 60.3% for the six months ended June 30, 1997. This increase was primarily due to an increase in higher margin software sales.

     Selling, General and Administrative Expenses. SG&A expenses were approximately $0.4 million for the six months ended June 30, 1996 and for the six months ended June 30, 1997. However, as a percentage of revenues, SG&A expenses decreased from 34.3% to 27.1% primarily due to increased revenues.

Fiscal Year Ended December 31, 1996 Compared to Fiscal Year Ended December 31, 1995

     Revenues. Revenues increased approximately $1.2 million or 116.4% from approximately $1.1 million for fiscal year ended December 31, 1995 to approximately $2.3 million for fiscal year ended December 31, 1996. This increase was primarily due to increased sales of software and related scanning hardware and increases in scanning services revenues.

     Cost of Revenues. Cost of revenues increased approximately $0.5 million or 93.4% from approximately $0.6 million for fiscal year ended December 31, 1995 to approximately $1.1 million for fiscal year ended December 31, 1996. This was primarily due to increases in software costs attributable to higher software product sales and consists primarily of support personnel, maintenance costs and third party royalties and costs of equipment attributable to increased equipment sales volume. Gross profit as a percentage of revenues was 46.2% for fiscal year ended December 31, 1995 and 51.9% for fiscal year ended December 31, 1996. This increase was primarily due to an increase in higher margin software products sales.

     Selling, General and Administrative Expenses. SG&A expenses increased approximately $0.3 million or 85.8% from approximately $0.4 million for fiscal year ended December 31, 1995 to $0.7 million for fiscal year ended December 31, 1996. This increase was primarily due to increased investment in personnel and marketing and development of new software products. However, as a percentage of revenues, SG&A expenses decreased from 37.5% to 32.2%.

Fiscal Year Ended December 31, 1995 Compared to Fiscal Year Ended December 31, 1994

     Revenues. Revenues increased approximately $0.5 million or 78.8% from approximately $0.6 million for fiscal year ended December 31, 1994 to approximately $1.1 million for fiscal year ended December 31, 1995. This increase was primarily due to increases in scanning services revenue and the initial commercial release of the DocuROM software in 1995.

     Cost of Revenues. Cost of revenues increased approximately $0.2 million or 48.3% from approximately $0.4 million for fiscal year ended December 31, 1994 to approximately $0.6 million for fiscal year ended December 31, 1995. This increase was primarily due to higher service volume and software product costs. Gross profit as a percentage of revenues was 35.2% for fiscal year ended December 31, 1994 and 46.2% for fiscal year ended December 31, 1995. This increase was primarily due to higher margins generated from the release of the DocuROM scanning software.

     Selling, General and Administrative Expenses. SG&A expenses increased approximately $0.2 million or 103% from approximately $0.2 million for fiscal year ended December 31, 1994 to approximately $0.4 million for fiscal year ended December 31, 1995. As a percentage of revenues, SG&A expenses increased from 33.0% to 37.5%. This increase was primarily due to increased investment in personnel and marketing of new software products.

DOCUTECH LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of DocuTech (in thousands):

                                                                                                  SIX MONTHS
                                                                     FISCAL YEAR ENDED              ENDED
                                                                        DECEMBER 31,               JUNE 30,
                                                                  ------------------------      --------------
                                                                  1994      1995      1996      1996      1997
                                                                  ----      ----      ----      ----      ----
Net cash flow provided by operating activities..............      $ 14      $113      $384      $184      $305
Net cash flow (used in) investing activities................       (22)      (17)      (31)      (23)      (13)
Net cash provided by (used in) financing activities.........         4       (88)     (186)      (57)     (320)
                                                                  ----      ----      ----      ----      ----
Increase (decrease) in cash and cash equivalents............      $ (4)     $  8      $167      $104      $(28)
                                                                  ====      ====      ====      ====      ====

     From January 1, 1994 through the six months ended June 30, 1997 DocuTech generated approximately $0.8 million in net cash from operating activities. Cash used in investing activities was primarily for purchases of property, plant and equipment. Cash used in financing activities consisted primarily of payments of dividends to stockholders and payments on long term debt. DocuTech believes it has adequate cash flow and financing alternatives available to it to fund its operations and capital requirements for the foreseeable future.

I(2) SOLUTIONS RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated (dollars in thousands):

                                             FISCAL YEAR ENDED OCTOBER 31,               NINE MONTHS ENDED JULY 31,
                                    ------------------------------------------------   -------------------------------
                                         1994             1995             1996             1996             1997
                                    --------------   --------------   --------------   --------------   --------------
Revenues..........................  $3,638   100.0%  $4,013   100.0%  $3,959   100.0%  $3,138   100.0%  $3,330   100.0%
Cost of revenues..................   2,012    55.3    2,374    59.2    2,409    60.8    1,866    59.5    1,859    55.8
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Gross profit......................   1,626    44.7    1,639    40.8    1,550    39.2    1,272    40.5    1,471    44.2
Selling, general and
  administrative expenses.........   1,328    36.5    1,264    31.5    1,673    42.3    1,085    34.6    1,204    36.2
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Operating income (loss)...........  $  298     8.2%  $  375     9.3%  $ (123)   (3.1)% $  187     5.9%  $  267     8.0%
                                    ======   =====   ======   =====   ======   =====   ======   =====   ======   =====

Nine Months Ended July 31, 1997 Compared to Nine Months Ended July 31, 1996

     Revenues. Revenues increased $193,000 or 6.2% from approximately $3.1 million for the nine months ended July 31, 1996 to approximately $3.3 million for the nine months ended July 31, 1997. This increase was primarily due to increased capacity associated with the opening of a new facility.

     Cost of Revenues. Cost of revenues remained the same at approximately $1.9 million for the nine months ended July 31, 1996 and the nine months ended July 31, 1997. Gross profit as a percentage of revenues was 40.5% for the nine months ended July 31, 1996 and 44.2% for the nine months ended July 31, 1997.

     Selling, General and Administrative Expenses. SG&A expenses increased from approximately $1.1 million for the nine months ended July 31, 1996 to approximately $1.2 million for the nine months ended July 31, 1997. As a percentage of revenues, SG&A expenses increased from 34.6% for the nine months ended July 31, 1996 to 36.2% for the nine months ended July 31, 1997. This increase is primarily due to higher owner compensation expenses.

Fiscal Year Ended October 31, 1996 Compared to Fiscal Year Ended October 31,
1995

     Revenues. Revenues were approximately $4.0 million for both fiscal years ended October 31, 1995 and October 31, 1996.

     Cost of Revenues. Cost of revenues were approximately $2.4 million for both fiscal years ended October 31, 1995 and October 31, 1996. Gross profit as a percentage of revenues was 40.8% for fiscal year ended October 31, 1995 and 39.2% for fiscal year ended October 31, 1996, primarily due to higher spending for retraining of employees for scanning operations and supply cost increases.

     Selling, General and Administrative Expenses. SG&A expenses increased approximately $0.4 million or 32.3% from approximately $1.3 million for fiscal year ended October 31, 1995 to approximately $1.7 million for fiscal year ended October 31, 1996. As a percentage of revenues, SG&A expenses increased from 31.5% to 42.3%. This increase was primarily due to a $0.4 million increase in owner's compensation.

Fiscal Year Ended October 31, 1995 Compared to Fiscal Year Ended October 31,
1994

     Revenues. Revenues increased approximately $0.4 million or 10.3% from approximately $3.6 million for fiscal year ended October 31, 1994 to approximately $4.0 million for fiscal year ended October 31, 1995. This increase was primarily due to higher product sales.

     Cost of Revenues. Cost of revenues increased approximately $0.4 million or 18.0% from approximately $2.0 million for fiscal year ended October 31, 1994 to approximately $2.4 million for fiscal year ended October 31, 1995. Gross profit as a percentage of revenues was 44.7% for fiscal year ended October 31, 1994 and 40.8% for fiscal year ended October 31, 1995. This decrease was primarily due to lower margins earned on service revenues.

     Selling, General and Administrative Expenses. SG&A expenses were approximately $1.3 million for fiscal year ended October 31, 1994 and for fiscal year ended October 31, 1995. However, as a percentage of revenues, SG&A expenses decreased from 36.5% to 31.5%.

I(2) SOLUTIONS LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of I(2) Solutions (in thousands):

                                                                                    NINE MONTHS
                                                               FISCAL YEAR ENDED       ENDED
                                                                  OCTOBER 31,        JULY 31,
                                                              -------------------   -----------
                                                              1994   1995   1996    1996   1997
                                                              ----   ----   -----   ----   ----
Net cash flow provided by operating activities..............  $718   $426   $   1   $283   $130
Net cash flow (used in) investing activities................  (193)  (229)   (179)  (110)  (140)
Net cash (used in) financing activities.....................  (194)   (33)    (31)   (12)   (59)
                                                              ----   ----   -----   ----   ----
Increase (decrease) in cash and cash equivalents............  $331   $164   $(209)  $161   $(69)
                                                              ====   ====   =====   ====   ====

     From November 1, 1993 through the nine months ended July 31, 1997, I(2) Solutions generated approximately $1.3 million in net cash from operating activities. Cash used in investing activities was primarily for purchases of property, plant and equipment. Cash used in financing activities consisted primarily of payments on long term debt. I(2) Solutions believes it has adequate cash flow and financing alternatives available to it to fund its operations and capital requirements for the foreseeable future.

IMS RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated (dollars in thousands):

                                             FISCAL YEAR ENDED NOVEMBER 30,               SIX MONTHS ENDED MAY 31,
                                    ------------------------------------------------   -------------------------------
                                         1994             1995             1996             1996             1997
                                    --------------   --------------   --------------   --------------   --------------
Revenues..........................  $2,434   100.0%  $3,083   100.0%  $2,374   100.0%  $1,307   100.0%  $1,310   100.0%
Cost of revenues..................   1,777    73.0    2,370    76.9    1,996    84.1    1,041    79.6      791    60.4
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Gross profit......................     657    27.0      713    23.1      378    15.9      266    20.4      519    39.6
Selling, general and
  administrative expenses.........     616    25.3      708    23.0      580    24.4      306    23.4      299    22.8
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Operating income (loss)...........  $   41     1.7%  $    5     0.1%  $ (202)   (8.5)% $  (40)   (3.0)% $  220    16.8%
                                    ======   =====   ======   =====   ======   =====   ======   =====   ======   =====

Six Months Ended May 31, 1997 Compared to Six Months Ended May 31, 1996

     Revenues. Revenues were approximately $1.3 million for both the six months ended May 31, 1996 and May 31, 1997. For the six months ended May 31, 1997 a $0.2 million increase in service revenues was offset by a $0.2 million decline in product revenues.

     Cost of Revenues. Cost of revenues decreased $0.2 million or 24.0% from approximately $1.0 million for the six months ended May 31, 1996, to approximately $0.8 million for the six months ended May 31, 1997. This decrease was primarily due to a decrease in equipment service contract costs and lower conversion services employment levels. Gross profit as a percentage of revenues was approximately 20.4% for the six months ended May 31, 1996 and 39.6% for the six months ended May 31, 1997. This increase was primarily due to the foregoing cost reductions and the increased mix of higher margin scanning services.

     Selling, General and Administrative Expenses. SG&A expenses were approximately $0.3 million for the six months ended May 31, 1996 and for the six months ended May 31, 1997 and as a percentage of revenues, decreased from 23.4% to 22.8%.

Fiscal Year Ended November 30, 1996 Compared to Fiscal Year Ended November 30, 1995

     Revenues. Revenues decreased approximately $0.7 million or 23.0% from approximately $3.1 million for fiscal year ended November 30, 1995 to approximately $2.4 million for fiscal year ended November 30, 1996. This decrease was primarily due to the termination of an outside sales agent and lower service volume.

     Cost of Revenues. Cost of revenues decreased approximately $0.4 million or 15.8% from approximately $2.4 million for fiscal year ended November 30, 1995 to approximately $2.0 million for fiscal year ended November 30, 1996. This decrease was primarily due to lower sales volume offset by increased software development costs related to the ImageMAX software product. Gross profit as a percentage of revenues was approximately 23.1% for fiscal year ended November 30, 1995 and 15.9% for fiscal year ended November 30, 1996. This decrease was primarily due to a decline in gross margin from services attributable to the decrease in sales volume.

     Selling, General and Administrative Expenses. SG&A expenses decreased approximately $128,000 or 18.1% from approximately $0.7 million for fiscal year ended November 30, 1995 to approximately $0.6 million for fiscal year ended November 30, 1996. This decrease was primarily due to decreases in sales commissions and lower contributions to the IMS profit-sharing plan. However, as a percentage of revenues, SG&A expenses increased from 23.0% to 24.4%.

Fiscal Year Ended November 30, 1995 Compared to Fiscal Year Ended November 30, 1994

     Revenues. Revenues increased approximately $0.6 million or 26.7% from approximately $2.4 million for fiscal year ended November 30, 1994 to approximately $3.1 million for fiscal year ended November 30, 1995. This increase was primarily due to the addition of a large aperture card conversion project and an increase in equipment sales.

     Cost of Revenues. Cost of revenues increased approximately $0.6 million or 33.4% from approximately $1.8 million for fiscal year ended November 30, 1994 to approximately $2.4 million in fiscal year ended November 30, 1995. This increase was primarily due to increases in service labor costs. Gross profit as a percentage of revenues was approximately 27.0% for fiscal year ended November 30, 1994 and 23.1% for fiscal year ended November 30, 1995. This decrease was primarily due to a decline in service gross margin.

     Selling, General and Administrative Expenses. SG&A expenses increased approximately $92,000 or 14.9% from approximately $0.6 million for fiscal year ended November 30, 1994 to approximately $0.7 million for fiscal year ended November 30, 1995. This increase was primarily due to increases in sales commissions and an increased contribution to the IMS profit-sharing plan. However, as a percentage of revenues, SG&A expenses decreased from 25.3% to 23.0%.

IMS LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of IMS (in thousands):

                                                                                                   SIX MONTHS
                                                                      FISCAL YEAR ENDED              ENDED
                                                                        NOVEMBER 30,                MAY 31,
                                                                  -------------------------      --------------
                                                                  1994       1995      1996      1996      1997
                                                                  -----      ----      ----      ----      ----
Net cash flow provided by (used in) operating activities....      $ (12)     $68       $67       $142      $ 7
Net cash flow provided by (used in) investing activities....       (125)     (85)      (13)       (21)      10
Net cash provided by (used in) financing activities.........        137       17       (54)      (121)      (4)
                                                                  -----      ---       ---       ----      ---
Increase in cash and cash equivalents.......................      $  --      $--       $--       $ --      $13
                                                                  =====      ===       ===       ====      ===

     From December 1, 1993 through the six months ended May 31, 1997 IMS generated approximately $130,000 in net cash from operating activities. Cash generated from operating activities for the six months ended May 31, 1997 decreased as compared to the six months ended May 31, 1996 due to increased working capital requirements. Cash used in investing activities was primarily for purchases of property, plant and equipment. Cash used in financing activities consisted primarily of payments on long term debt. IMS believes it has adequate cash flow and financing alternatives available to it to fund its operations and capital requirements for the foreseeable future.

IDS RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated (dollars in thousands):

                                              FISCAL YEAR ENDED AUGUST 31,                NINE MONTHS ENDED MAY 31,
                                    ------------------------------------------------   -------------------------------
                                         1994             1995             1996             1996             1997
                                    --------------   --------------   --------------   --------------   --------------
Revenues..........................  $1,375   100.0%  $1,776   100.0%  $1,203   100.0%  $  829   100.0%  $1,829   100.0%
Cost of revenues..................     750    54.5    1,009    56.8      823    68.4      566    68.3    1,167    63.8
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Gross profit......................     625    45.5      767    43.2      380    31.6      263    31.7      662    36.2
Selling, general and
  administrative expenses.........     566    41.2      733    41.3      435    36.2      337    40.7      558    30.5
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Operating income (loss)...........  $   59     4.3%  $   34     1.9%  $  (55)   (4.6)% $  (74)   (9.0)% $  104     5.7%
                                    ======   =====   ======   =====   ======   =====   ======   =====   ======   =====

Nine Months Ended May 31, 1997 Compared to Nine Months Ended May 31, 1996

     Revenues. Revenues increased $1.0 million or 120.6% from approximately $0.8 million for the nine months ended May 31, 1996 to $1.8 million for the nine months ended May 31, 1997. This increase was primarily attributable to higher revenues from new and existing customers.

     Cost of Revenues. Cost of revenues increased $0.6 million or 106.2% from $0.6 million for the nine months ended May 31, 1996 to $1.2 million for the nine months ended May 31, 1997. This increase was primarily due to higher contract labor costs associated with higher sales volume. Gross profit as a percentage of revenues was approximately 31.7% for the nine months ended May 31, 1996 and 36.2% for the nine months ended May 31, 1997. This increase is primarily due to higher revenues supported by the same number of personnel.

     Selling, General and Administrative Expenses. SG&A expenses increased $0.2 million or 65.6% from approximately $0.3 million for the nine months ended May 31, 1996 to $0.6 million for the nine months ended May 31, 1997. This increase was primarily due to increased owners' compensation expense.

Fiscal Year Ended August 31, 1996 Compared to Fiscal Year Ended August 31, 1995

     Revenues. Revenues decreased approximately $0.6 million or 32.3% from approximately $1.8 million for fiscal year ended August 31, 1995 to approximately $1.2 million for fiscal year ended August 31, 1996. This decrease was primarily due to the completion of two large projects in fiscal year ended August 31, 1995.

     Cost of Revenues. Cost of revenues decreased approximately $0.2 million or 18.4% from approximately $1.0 million for fiscal year ended August 31, 1995 to approximately $0.8 million for fiscal year ended August 31, 1996. This decrease was primarily due to lower contract labor costs associated with lower sales volume. Gross profit as a percentage of revenues was 43.2% for fiscal year ended August 31, 1995 and 31.6% for fiscal year ended August 31, 1996. This decline is primarily due to the hiring of an additional project manager during fiscal year ended August 31, 1996 in anticipation of future revenue growth and the completion of two higher margin projects in fiscal year ended August 31, 1995.

     Selling, General and Administrative Expenses. SG&A expenses decreased approximately $0.3 million or 40.7% from approximately $0.7 million for fiscal year ended August 31, 1995 to approximately $0.4 million for fiscal year ended August 31, 1996. This decrease was primarily due to decreased owners' compensation expense. As a percentage of revenues, SG&A expenses decreased from 41.3% to 36.2%.

Fiscal Year Ended August 31, 1995 Compared to Fiscal Year Ended August 31, 1994

     Revenues. Revenues increased approximately $0.4 million or 29.2% from approximately $1.4 million for fiscal year ended August 31, 1994 to approximately $1.8 million for fiscal year ended August 31, 1995. This increase was primarily due to the addition of two large data entry projects from a new and an existing client.

     Cost of Revenues. Cost of revenues increased approximately $0.3 million or 34.5% from approximately $0.8 million for fiscal year ended August 31, 1994 to approximately $1.0 million for fiscal year ended August 31, 1995. This increase was primarily due to higher contract labor costs associated with higher volume. Gross profit as a percentage of revenues was 45.5% for fiscal year ended August 31, 1994 and 43.2% for fiscal year ended August 31, 1995.

     Selling, General and Administrative Expenses. SG&A expenses increased $167,000 or 29.5% from approximately $0.6 million for fiscal year ended August 31, 1994 to approximately $0.7 million for fiscal year ended August 31, 1995. This increase was primarily due to increased owners' compensation expense. As a percentage of revenues, SG&A expenses remained relatively constant.

IDS LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of IDS (in thousands):

                                                                                    NINE MONTHS
                                                               FISCAL YEAR ENDED       ENDED
                                                                  AUGUST 31,          MAY 31,
                                                              -------------------   ------------
                                                              1994   1995   1996    1996    1997
                                                              ----   ----   -----   -----   ----
Net cash flow provided by operating activities before owners
  compensation..............................................  $159   $750   $ 342   $ 282   $474
                                                              ====   ====   =====   =====   ====
Net cash flow provided by (used in) operating activities....  $(42)  $199   $(185)  $(169)  $251
Net cash flow (used in) investing activities................   (32)   (18)    (13)     (5)   (20)
Net cash provided by (used in) financing activities.........    14    (28)     56      36    (56)
                                                              ----   ----   -----   -----   ----
Increase (decrease) in cash and cash equivalents............  $(60)  $153   $(142)  $(138)  $175
                                                              ====   ====   =====   =====   ====

     From September 1, 1993 through the nine months ended May 31, 1997, IDS generated $1.7 million in net cash from operating activities before owners' compensation. Cash used in investing activities was for purchases of property and equipment. Cash used in financing activities consisted primarily of net borrowings and repayments of amounts due to stockholders and on the line of credit. IDS believes it has adequate cash flow and financing alternatives available to fund its operations and capital requirements for the foreseeable future.

OMI RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                     FISCAL YEAR ENDED OCTOBER 31,      NINE MONTHS ENDED JULY 31,
                                                    -------------------------------   -------------------------------
                                                         1995             1996             1996             1997
                                                    --------------   --------------   --------------   --------------
Revenues..........................................  $2,972   100.0%  $3,746   100.0%  $2,937   100.0%  $3,146   100.0%
Cost of revenues..................................   2,242    75.4    2,885    77.0    2,172    74.0    2,304    73.2
                                                    ------   -----   ------   -----   ------   -----   ------   -----
Gross profit......................................     730    24.6      861    23.0      765    26.1      842    26.8
Selling, general and administrative expenses......     591    19.9      688    18.4      508    17.3      528    16.8
                                                    ------   -----   ------   -----   ------   -----   ------   -----
Operating income..................................  $  139     4.7%  $  173     4.6%  $  257     8.8%  $  314    10.9%
                                                    ======   =====   ======   =====   ======   =====   ======   =====

Nine Months Ended July 31, 1997 Compared to Nine Months Ended July 31, 1996

     Revenues. Revenues increased approximately $0.2 million or 7.1% from approximately $2.9 million for the nine months ended July 31, 1996, to approximately $3.1 million for the nine months ended July 31, 1996. This increase was primarily due to increased service and equipment sales and related service contract and supply revenue.

     Cost of Revenues. Cost of revenues increased $132,000 or 6.1% from approximately $2.2 million for the nine months ended July 31, 1996 to approximately $2.3 million for the nine months ended July 31, 1997. This increase was due to higher sales volume. Gross profit as a percentage of revenues was 26.1% for the nine months ended July 31, 1996 and 26.8% for the nine months ended July 31, 1997.

     Selling, General and Administrative Expenses. SG&A expenses increased $20,000 or 4.0% from $508,000 for the nine months ended July 31, 1996 to $528,000 for the nine months ended July 31, 1997. This was primarily due to increases in leasehold improvements, rent and utilities associated with expanded scanning operations. Payroll increased primarily due to increased commissions on equipment sales. As a percentage of revenues, SG&A expenses decreased from 17.3% to 16.8%.

Fiscal Year Ended October 31, 1996 Compared to Fiscal Year Ended October 31,
1995

     Revenues. Revenues increased approximately $0.7 million or 26.0% from approximately $3.0 million for fiscal year ended October 31, 1995 to approximately $3.7 million for fiscal year ended October 31, 1996. This increase was primarily due to increased sales of Canon micrographics and imaging system sales, micrographic service sales increases and the growth of the scanning operation.

     Cost of Revenues. Cost of revenues increased approximately $0.6 million or 28.7% from approximately $2.2 million for fiscal year ended October 31, 1995 to approximately $2.9 million for fiscal year ended October 31, 1996. This increase was primarily due to higher cost or increased volume of equipment sales. Gross profit as a percentage of revenues was 24.6% for fiscal year ended October 31, 1995 and 23.0% for fiscal year ended October 31, 1996.

     Selling, General and Administrative Expenses. SG&A expenses increased approximately $0.1 million or 16.4% from approximately $0.6 million for fiscal year ended October 31, 1995 to approximately $0.7 million for fiscal year ended October 31, 1996. As a percentage of revenues, SG&A expenses decreased from 19.9% to 18.4%. This decrease was primarily due to increases in owners' compensation expense.

OMI LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of OMI (in thousands):

                                                                   FISCAL YEAR          NINE MONTHS
                                                                      ENDED                ENDED
                                                                   OCTOBER 31,            JULY 31,
                                                                  --------------      ----------------
                                                                  1995      1996      1996       1997
                                                                  ----      ----      -----      -----
Net cash flow provided by operating activities..............      $197      $212      $  94      $ 195
Net cash flow (used in) investing activities................      (117)     (239)      (104)      (109)
Net cash provided by (used in) financing activities.........       (80)       34         11        (93)
                                                                  ----      ----      -----      -----
Increase (decrease) in cash and cash equivalents............      $ --      $  7      $   1      $  (7)
                                                                  ====      ====      =====      =====

     From November 1, 1994 through the nine months ended July 31, 1997 OMI generated $0.6 million in net cash from operating activities. Cash used in investing activities was primarily for purchases of property, plant and equipment. Cash used or provided by financing activities consisted primarily of payments or draws on current lines of credit. OMI believes it has adequate cash flow and financing alternatives available to it to fund its operations and capital requirements for the foreseeable future.

SPAULDING RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                 FISCAL YEAR ENDED JUNE 30,
                                                               ---------------------------------------------------------------
                                                                     1995                   1996                   1997
                                                               -----------------      -----------------      -----------------
Revenues.................................................      $9,539      100.0%     $8,704      100.0%     $8,833      100.0%
Cost of revenues.........................................       6,471       67.8       5,821       66.9       5,874       66.5
                                                               ------      -----      ------      -----      ------      -----
Gross profit.............................................       3,068       32.2       2,883       33.1       2,959       33.5
Selling, general and administrative expenses.............       2,826       29.7       3,018       34.7       2,631       29.8
                                                               ------      -----      ------      -----      ------      -----
Operating income (loss)..................................      $  242        2.5%     $ (135)      (1.6)%    $  328        3.7%
                                                               ======      =====      ======      =====      ======      =====

Fiscal Year Ended June 30, 1997 Compared to Fiscal Year Ended June 30, 1996

     Revenues. Revenues increased $129,000 or 1.5% from approximately $8.7 million for fiscal year ended June 30, 1996 to approximately $8.8 million for fiscal year ended June 30, 1997. This increase was due to higher service sales partially offset by a decrease in product sales.

     Cost of Revenues. Cost of revenues was approximately $5.8 million for fiscal year ended June 30, 1996 and $5.9 million for fiscal year ended June 30, 1997. Gross profit as a percentage of revenues was approximately 33.1% for fiscal year ended June 30, 1996 and 33.5% for fiscal year ended June 30, 1997.

     Selling, General and Administrative Expenses. SG&A expenses decreased $387,000 or 12.8% from approximately $3.0 million for fiscal year ended June 30, 1996 to approximately $2.6 million for fiscal year ended June 30, 1997. As a percentage of revenues, SG&A expenses decreased from 34.7% to 29.8%. This decrease was primarily due to lower medical claims experience and lower employment levels.

Fiscal Year Ended June 30, 1996 Compared to Fiscal Year Ended June 30, 1995

     Revenues. Revenues decreased $0.8 million or 8.8% from approximately $9.5 million for fiscal year ended June 30, 1995 to approximately $8.7 million for fiscal year ended June 30, 1996. This decrease was primarily due to decreased demand for micrographic equipment and service.

     Cost of Revenues. Cost of revenues decreased $650,000 or 10.0% from approximately $6.5 million for fiscal year ended June 30, 1995 to approximately $5.8 million for fiscal year ended June 30, 1996. This decrease was primarily due to decreased sales volume. Gross profit as a percentage of revenues was 32.2% for fiscal year ended June 30, 1995 and 33.1% for fiscal year ended June 30, 1996.

     Selling, General and Administrative Expenses. SG&A expenses increased $192,000 or 6.8% from approximately $2.8 million for fiscal year ended June 30, 1995 to approximately $3.0 million for fiscal year ended June 30, 1996. As a percentage of revenues, SG&A expenses increased from 29.7% to 34.7%. This increase was primarily due to severance costs and higher medical insurance claims experience offset by lower employment levels.

SPAULDING LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of Spaulding (in thousands):

                                                                      FISCAL YEAR ENDED
                                                                          JUNE 30,
                                                                  -------------------------
                                                                  1995      1996      1997
                                                                  ----      ----      -----
Net cash flow provided by operating activities..............      $337      $459      $ 273
Net cash flow (used in) investing activities................       (27)     (131)      (141)
Net cash (used in) financing activities.....................      (238)     (268)      (188)
                                                                  ----      ----      -----
Increase (decrease) in cash and cash equivalents............      $ 72      $ 60      $ (56)
                                                                  ====      ====      =====

     From July 1, 1994 through the year ended June 30, 1997 Spaulding generated approximately $1.1 million in net cash from operating activities. Cash generated from operations decreased for fiscal year ended June 30, 1997 as compared to fiscal year ended June 30, 1996 due to increased working capital requirements. Cash used in investing activities was primarily for purchases of property, plant and equipment. Cash used in financing activities consisted primarily of purchases of treasury stock and repayments of long-term debt. Spaulding believes it has adequate cash flow and financing alternatives available to it to fund its operations and capital requirements for the foreseeable future.

TIMCO RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated (dollars in thousands):

                                             FISCAL YEAR ENDED DECEMBER 31,               SIX MONTHS ENDED JUNE 30,
                                    ------------------------------------------------   -------------------------------
                                         1994             1995             1996             1996             1997
                                    --------------   --------------   --------------   --------------   --------------
Revenues..........................  $4,132   100.0%  $4,420   100.0%  $4,991   100.0%  $2,306   100.0%  $2,160   100.0%
Cost of revenues..................   3,099    75.0    3,206    72.5    3,352    67.2    1,581    68.6    1,436    66.5
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Gross profit......................   1,033    25.0    1,214    27.5    1,639    32.8      725    31.4      724    33.5
Selling, general and
  administrative expenses.........     973    23.5    1,445    32.7    1,223    24.5      545    23.6      497    23.0
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Operating income (loss)...........  $   60     1.5%  $ (231)   (5.2)% $  416     8.3%  $  180     7.8%  $  227    10.5%
                                    ======   =====   ======   =====   ======   =====   ======   =====   ======   =====

Six Months Ended June 30, 1997 Compared to Six Months Ended June 30, 1996

     Revenues. Revenues decreased $146,000 or 6.3% from approximately $2.3 million for the six months ended June 30, 1996 to approximately $2.2 million for the six months ended June 30, 1997. This decrease was primarily due to the loss of a major customer that was acquired by a third-party buyer, partially offset by increased sales to other customers.

     Cost of Revenues. Cost of revenues decreased $145,000 or 9.2% from approximately $1.6 million for the six months ended June 30, 1996, to approximately $1.4 million for the six months ended June 30, 1997. Gross profit as a percentage of revenues was 31.4% for the six months ended June 30, 1996 and 33.5% for the six months ended June 30, 1997. This increase was primarily due to increased employee productivity as well as reduced costs.

     Selling, General and Administrative Expenses. SG&A expenses decreased $48,000 or 8.8% from approximately $0.5 million for the six months ended June 30, 1996 to approximately $0.5 million for the six months ended June 30, 1997. As a percentage of revenues, SG&A expenses decreased from 23.6% to 23.0%. This decrease was primarily due to reduced legal costs related to the retirement of TIMCO's co-founder and lower sales commissions.

Fiscal Year Ended December 31, 1996 Compared to Fiscal Year Ended December 31, 1995

     Revenues. Revenues increased approximately $0.6 million or 12.9% from approximately $4.4 million for fiscal year ended December 31, 1995 to approximately $5.0 million for fiscal year ended December 31, 1996. This increase was primarily due to increases in sales volume generated by three newly hired sales representatives and selective price increases.

     Cost of Revenues. Cost of revenues increased approximately $146,000 or 4.6% from approximately $3.2 million for fiscal year ended December 31, 1995 to approximately $3.4 million for fiscal year ended December 31, 1996. This increase was primarily due to increases in employee costs associated with higher sales volume. Gross profit as a percentage of revenues was 27.5% for fiscal year ended December 31, 1995 and approximately 32.8% for fiscal year ended December 31, 1996. This increase was primarily due to improved employee productivity.

     Selling, General and Administrative Expenses. SG&A expenses decreased $0.2 million or 15.4% from approximately $1.4 million for fiscal year ended December 31, 1995 to approximately $1.2 million for fiscal year ended December 31, 1996. As a percentage of revenues, SG&A expenses decreased from 34.6% to 24.5%. This decrease was primarily due to the expenses related to the retirement of TIMCO's co-founder which occurred in fiscal year ended December 31, 1995. This was partially offset by increased sales commissions in fiscal year ended December 31, 1996.

Fiscal Year Ended December 31, 1995 Compared to Fiscal Year Ended December 31, 1994

     Revenues. Revenues increased approximately $0.3 million or 7.0% from approximately $4.1 million for fiscal year ended December 31, 1994 to approximately $4.4 million for fiscal year ended December 31, 1995. This increase was primarily due to the acquisition of a document management company in northern California in May 1994.

     Cost of Revenues. Cost of revenues increased approximately $0.1 million or 3.5% from approximately $3.1 million for fiscal year ended December 31, 1994 to approximately $3.2 million for fiscal year ended December 31, 1995. This increase was primarily due to increases in employee costs associated with higher sales volume. Gross profit as a percentage of revenues was 25.0% for fiscal year ended December 31, 1994 and 27.5% for fiscal year ended December 31, 1995.

     Selling, General and Administrative Expenses. SG&A expenses increased approximately $0.5 million or 48.5% from approximately $1.0 million for fiscal year ended December 31, 1994 to approximately $1.4 million for fiscal year ended December 31, 1995. As a percentage of revenues, SG&A expenses increased from 23.5% to 32.7%. This increase was primarily due to the one-time expenses related to the retirement of the co-founder of the business and the costs associated with the hiring of three additional sales people.

TIMCO LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of TIMCO (in thousands):

                                                                                                  SIX MONTHS
                                                                     FISCAL YEAR ENDED              ENDED
                                                                        DECEMBER 31,               JUNE 30,
                                                                  ------------------------      --------------
                                                                  1994      1995      1996      1996      1997
                                                                  ----      ----      ----      ----      ----
Net cash flow provided by operating activities..............      $ 24      $ 90      $305      $114      $427
Net cash flow (used in) investing activities................      (323)     (100)     (120)      (71)      (39)
Net cash provided by (used in) financing activities.........       305        45      (219)      (42)     (366)
                                                                  ----      ----      ----      ----      ----
Increase (decrease) in cash and cash equivalents............      $  6      $ 35      $(34)     $  1      $ 22
                                                                  ====      ====      ====      ====      ====

     From January 1, 1994 through the six months ended June 30, 1997 TIMCO generated approximately $0.8 million in net cash from operating activities. Increases in cash generated by operating activities for the six months ended June 30, 1997 as compared to the six months ended June 30, 1996 were due primarily to decreased working capital. Cash used in investing activities was primarily for purchases of property, plant and equipment. Cash used in financing activities consisted primarily of draw downs or payments on current lines of credit and a distribution to shareholders for the six months ended June 30, 1997. TIMCO believes it has adequate cash flow and financing alternatives available to it to fund its operations and capital requirements for the foreseeable future.

TPS RESULTS OF OPERATIONS

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated (dollars in thousands):

                                              FISCAL YEAR ENDED MARCH 31,                THREE MONTHS ENDED JUNE 30,
                                    ------------------------------------------------   -------------------------------
                                         1995             1996             1997             1996             1997
                                    --------------   --------------   --------------   --------------   --------------
Revenues..........................  $2,233   100.0%  $2,747   100.0%  $3,484   100.0%  $  809   100.0%  $1,284   100.0%
Cost of revenues..................   1,704    76.3    2,076    75.6    2,579    74.0      603    74.5      932    72.6
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Gross profit......................     529    23.7      671    24.4      905    26.0      206    25.5      352    27.4
Selling, general and
  administrative expenses.........     531    23.8      604    22.0      799    22.9      162    20.0      245    19.1
                                    ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Operating income (loss)...........  $   (2)   (0.1)% $   67     2.4%  $  106     3.1%  $   44     5.5%  $  107     8.3%
                                    ======   =====   ======   =====   ======   =====   ======   =====   ======   =====

Three Months Ended June 30, 1997 Compared to Three Months Ended June 30, 1996

     Revenues. Revenues increased approximately $0.5 million or 58.7% from approximately $0.8 million for the three months ended June 30, 1996 to approximately $1.3 million for the three months ended June 30, 1997. This increase was primarily due to the addition of two large service accounts as well as increased product sales.

     Cost of Revenues. Cost of revenues increased approximately $0.3 million or 54.6% from approximately $0.6 million for the three months ended June 30, 1996, to approximately $0.9 million for the three months ended June 30, 1997. This increase was primarily due to increases in sales volume. Gross profit as a percentage of revenues was 25.5% for the three months ended June 30, 1996 and 27.4% for the three months ended June 30, 1997.

     Selling, General and Administrative Expenses. SG&A expenses increased $83,000 or 51.2% from $162,000 for the three months ended June 30, 1996 to $245,000 for the three months ended June 30, 1997 primarily due to staff increases. As a percentage of revenues, SG&A expenses decreased from 20.0% to 19.1%.

Fiscal Year Ended March 31, 1997 Compared to Fiscal Year Ended March 31, 1996

     Revenues. Revenues increased approximately $0.7 million or 26.8% from approximately $2.7 million for fiscal year ended March 31, 1996 to approximately $3.5 million for fiscal year ended March 31, 1997. This increase was primarily due to the addition of new service client accounts.

     Cost of Revenues. Cost of revenues increased approximately $0.5 million or 24.2% from approximately $2.1 million for fiscal year ended March 31, 1996 to approximately $2.6 million for fiscal year ended March 31, 1997. This increase was primarily due to increases in sales volume. Gross profit as a percentage of revenues was 24.4% for fiscal year ended March 31, 1996 and 26.0% for the fiscal year ended March 31, 1997.

     Selling, General and Administrative Expenses. SG&A expenses increased approximately $0.2 million or 32.3% from approximately $0.6 million for fiscal year ended March 31, 1996 to approximately $0.8 million for fiscal year ended March 31, 1997. As a percentage of revenues, SG&A expenses increased from 22.0% to 22.9%. This increase was primarily due to one-time expenses related to the start-up of the Richmond office and higher employment levels.

Fiscal Year Ended March 31, 1996 Compared to Fiscal Year Ended March 31, 1995

     Revenues. Revenues increased approximately $0.5 million or 23.0% from approximately $2.2 million for fiscal year ended March 31, 1995 to approximately $2.8 million for fiscal year ended March 31, 1996. This increase was primarily due to the addition of several large service accounts and higher product revenue.

     Cost of Revenues. Cost of revenues increased approximately $0.4 million or 21.8% from approximately $1.7 million for fiscal year ended March 31, 1995 to approximately $2.1 million for fiscal year ended March 31, 1996. This increase was primarily due to increases in sales volume. Gross profit as a percentage of revenues was 23.7% for fiscal year ended March 31, 1995 and 24.4% for fiscal year ended March 31, 1996.

     Selling, General and Administrative Expenses. SG&A expenses increased approximately $73,000 or 13.8% from approximately $0.5 million for fiscal year ended March 31, 1995 to approximately $0.6 million for fiscal year ended March 31, 1996. This increase was primarily due to increased sales commission expenses and promotion expenses related to new imaging services and systems. However, as a percentage of revenues, SG&A expenses decreased from 23.8% to 22.0%.

TPS LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of TPS (in thousands):

                                                                                                  THREE MONTHS
                                                                      FISCAL YEAR ENDED               ENDED
                                                                          MARCH 31,                 JUNE 30,
                                                                  -------------------------      ---------------
                                                                  1995      1996       1997      1996      1997
                                                                  ----      -----      ----      ----      -----
Net cash flow provided by (used in) operating activities....      $ 56      $(174)     $104      $(82)     $(154)
Net cash flow (used in) investing activities................       (58)      (121)     (139)       (3)        (2)
Net cash provided by financing activities...................         2        295        35        85        156
                                                                  ----      -----      ----      ----      -----
Increase (decrease) in cash and cash equivalents............      $ --      $  --      $ --      $ --      $  --
                                                                  ====      =====      ====      ====      =====

     From April 1, 1994 through the three months ended June 30, 1997 TPS used $0.2 million in net cash from operating activities. The growth experienced for fiscal year ended March 31, 1997 required large increases in working capital. Cash used in investing activities was primarily for purchases of property, plant and equipment. Cash used in financing activities consisted primarily of refunding of long term debt. TPS believes it has adequate cash flow and financing alternatives available to it to fund its operations and capital requirements for the foreseeable future.

                                    BUSINESS

     ImageMAX was founded in November 1996 to become a leading national, single-source provider of integrated document management solutions. Prior to the Offering, ImageMAX has not conducted any operations. ImageMAX has entered into agreements to acquire the Founding Companies, simultaneously with and as a condition to the consummation of the Offering. The Founding Companies, which have been in business an average of over 20 years, have operations in 13 states, employ over 950 people and provided services to over 5,000 clients in the last year from 18 locations. The Company's pro forma combined revenues for the twelve-month period ended December 31, 1996 were $43.3 million. Pro forma combined revenues for the six months ended June 30, 1997 were $24.6 million, an increase of 16.2% over the comparable 1996 period. Pro forma operating income for the six months ended June 30, 1997 was $2.2 million, an increase of $2.3 million over the comparable 1996 period.

     The Company's strategy is to work with clients to develop the best solution to their document management needs, including solutions involving both outsourced and in-house document capture, conversion, storage and retrieval. The majority of current document management industry revenue is derived from the management of film and paper media. However, advances in digital and other technologies continue to provide organizations with increasing document management options. As a result, the Company believes the most successful service providers will be those that can offer a complete spectrum of document management services and products encompassing solution design and expertise in the management of digital, film and paper media. Accordingly, the Company has initially targeted a broad variety of services and products, as well as technical and vertical market expertise, in order to create a platform from which it can become a leading national, single-source option for clients with intensive document management needs. The Company's services include document management consulting, media conversion consisting of electronic imaging, micrographics and document indexing, information storage and retrieval, and document management system maintenance. The Company's products include proprietary, open-architecture digital imaging and indexing software as well as document management systems and supplies.

MARKET AND INDUSTRY OVERVIEW

     Document management businesses provide services and products to capture, convert, index, store and retrieve documents, whether such documents exist on paper, microfilm or digital media. According to AIIM, the U.S. market for document management services and products exceeded $6.5 billion in 1996. The Company believes that this market has been growing at an annual rate of approximately 11% since 1994. The Company believes that there is a large unvended component of the service market not contained in the AIIM data because most document management service for large organizations are still performed in-house. The document management services industry is highly fragmented. The Company estimates that there are over 2,000 companies engaged in a wide variety of business-to-business services and product sales and that a substantial majority of these companies are small businesses, selling to a single geographic market, offering a limited range of services or serving a limited number of client market segments.

     The Company believes that the following principal factors will drive the continued growth of the document management industry:

          Technological Change. The improvement of digital technology (i.e., CD-ROM, personal computers and computer networking) has dramatically reduced the cost of imaging, storing, indexing and retrieving documents while improving users' ability to manage documents more efficiently. This has resulted in many organizations developing new applications for these documents. Often these applications entail enterprise-wide access to documents that previously had been too costly or inconvenient to access rapidly in multiple locations. Evolving technology has also resulted in a greater need by end users for specialized expertise in both new and traditional document management systems and in integrating such systems.

          Growth in Document Management Needs. Many organizations, especially those in document-intensive industries such as health care, financial service and engineering, have focused attention on their document management processes and systems as part of a wider effort to manage their information more efficiently in order to improve productivity, competitiveness and client service. In addition, organizations must manage the ever increasing volume of information facilitated by document-generating technologies such as facsimile, high-speed printing, the internet and computer networking.

          Outsourcing. The Company believes that, while a majority of document management services are currently being performed by large organizations in-house, these organizations will increasingly outsource such services. Outsourcing provides an organization with a means to improve the management of its documents while allowing the organization to: (i) focus on its core competencies and revenue generating activities; (ii) reduce fixed costs, including labor and equipment; (iii) benefit from the expertise and economies of scale of outside providers; and (iv) gain access to new technologies without the risk and expense of near-term obsolescence. The Company believes that, as businesses strive to improve competitiveness through rapid access to information, service demands for outsourced document management functions will outstrip the capabilities and geographic coverage of smaller, capital constrained document management service providers.

     The Company believes the document management service industry is highly fragmented. The Company believes there are over 2,000 companies serving the document management needs of industry and government, with a majority of these companies generating annual revenues less than $10 million. The Company believes that many of the small businesses with which it competes are candidates for consolidation because they presently lack the capital for expansion, cannot keep abreast of rapidly changing technologies, are unable to effectively manage large complex projects, have not developed marketing and sales programs, do not have the volume buying power needed to negotiate favorable supply contracts, and are unable to meet the needs of large, geographically dispersed customers. In addition, increasing consolidation within two of the largest document-intensive industries, financial services and health care, has provided an additional impetus for document management companies to consolidate in order to grow with their clients. The continuing migration from paper and film to digital media has broken down many geographic barriers to the provision of document management services and has increased client demands for integrated operations across the nation. As a result, the Company believes that many owners of competing service providers will be receptive to being acquired by a document management company with a national presence, a solutions orientation and an integration strategy in order to remain competitive and as a means of providing the owners of such firms with liquidity.

COMPANY STRENGTHS

     The Company believes that its acquisition and integration of the Founding Companies create the following strengths:

          Broad Service and Product Offerings. The Company provides clients with a wide range of in-house and outsourced document management services and products. Services include imaging, micrographics, data indexing, electronic and film and paper storage and retrieval. Products include software for scanning, indexing and retrieval applications as well as systems and other equipment from leading document management hardware manufacturers. The Company's core media conversion services are complemented by its cost-effective offshore data entry capabilities. The Company provides these services individually or in combination to provide solutions to a wide range of clients' document management needs.

          Technical Expertise. The Company has developed substantial technical and systems expertise in the area of digital document management. Two of the Founding Companies have developed commercial software products for digital scanning and retrieval applications which the Company licenses to other service providers and to end users. DocuROM is a scanning and retrieval software product for general, high-volume applications, and the ImageMAX software is a product for engineering and other large format document applications. Approximately 18% of the Company's pro forma combined 1996 revenues were attributable to digital imaging services and products. The Company intends to capitalize on this base of knowledge by establishing company-wide technology centers that will focus on software product development, enhancement of systems integration expertise and new product development such as data warehousing services and inter/intranet document management solutions.

          Diversified Client Base; Broad Geographic Coverage. The Company has over 5,000 active clients in a range of vertical markets, including health care, financial services and engineering. None of the Company's clients accounted for more than 5% of its revenues for either the year ended December 31, 1996 or the six months ended June 30, 1997. With operations in the metropolitan markets of Atlanta, Boston, Chicago, New York and San Francisco as well as several large regional markets, the Company has an extensive service and product distribution network in place and the ability to provide selected services and products on a national basis.

          Management Expertise. Senior management of the Founding Companies includes well-known industry professionals with an average of 14 years of experience in the industry. A program to share the best management practices of the Founding Companies throughout the Company is currently being established. Senior managements' substantial industry relationships will also serve as a means of generating future acquisition candidates. Acquisition execution and integration, operating and financial oversight and strategic planning will be handled by the experienced executive management team.

BUSINESS STRATEGY

     The Company's goal is to become a leading national, single-source provider of integrated document management solutions. The Company intends to implement a business strategy focused on the following key elements:

          Become a Leading Single-Source Provider. The Company intends to become an industry leading single-source provider of integrated document management solutions. Building upon the expertise of the Founding Companies in a variety of digital, film and paper-based document management services and products, the Company will seek to further develop consultative relationships with clients to assess their document management needs and to recommend and provide cost-effective combinations of services and products. In many cases the Company will customize packages of services and products for specific vertical markets such as health care, financial services and engineering. As it broadens its geographic network, the Company will expand national account coverage to service clients who wish to work with a single vendor.

          Capitalize on Business Integration. The Company will seek to achieve internal revenue and margin growth by efficiently integrating the operations of the Founding Companies and will seek additional growth by effectively integrating future acquisitions. Strategic, operational and financial planning will be directed by executive management in order to articulate clear and common objectives, implement strategy and measure performance. Key marketing activities will be conducted under the corporate name in order to build a national brand. The centralization of administration and acquisition support, and the integration of internal financial, administrative, information and communications systems, are intended to enable business unit management to devote increased resources to business generation and client service.

          Expand Sales and Marketing Efforts. The Company intends to hire additional salespersons at the Founding Companies promptly after the Offering and to build a national account sales force at the corporate level. Training of current and new salespersons will emphasize digital imaging applications, and the Company intends to institute profit-based sales compensation plans. The Company intends to leverage existing client relationships by cross-selling additional services and products and by coordinating and making available throughout the Company vertical market expertise already developed within the organization. In addition, the Company will seek to extend throughout its operations the marketing programs used by certain of the Founding Companies, utilizing direct marketing, telemarketing, seminar selling and internet marketing programs.

          Make Selective Acquisitions. The document management industry is highly fragmented. The Company estimates that there are over 2,000 document management companies, a substantial majority of which generate annual revenues of $10.0 million or less and provide limited service offerings and sell to a single geographic market. An important element of the Company's growth strategy is to make selected acquisitions to consolidate its position as a provider of complete document management solutions. Accordingly, the Company will continue its aggressive acquisition program promptly following the Offering in order to increase geographic coverage and market share, expand service and product capabilities, obtain key human resources and technical expertise, and generate critical mass and economies of scale nationally and in regional markets.

     The Company believes that it will be a preferred acquiror of other companies in the highly-fragmented document management industry as a result of the Company's technical capabilities, the industry reputation of the Founding Companies' management personnel, its solutions orientation and integration strategy, the benefits expected to flow from the Company's integration strategy, and the Company's financial capabilities and visibility as a public company. Moreover, the Company believes that the relationships developed through its licensing of software products and provision of offshore data entry services to over 100 independent document management service providers yield a valuable source of potential future acquisitions for the Company.

     Based on its acquisition activities and contacts since its inception in November 1996, the Company believes it is well positioned to continue its acquisition program promptly following the Offering, under the direction of Andrew R. Bacas, its Senior Vice President - Corporate Development and Bruce M. Gillis, its Chief Executive Officer. As of the date of this Prospectus, the Company has no commitments or agreements with respect to any acquisitions other than of the Founding Companies.

     As consideration for future acquisitions, the Company intends to use various combinations of Common Stock, cash and notes, and to emphasize Common Stock when continuing management is a key factor in the acquisition decision. The Company plans to register initially an additional 2,000,000 shares of its Common Stock with the Commission under the Securities Act promptly after completion of the Offering for use in future acquisitions.

SERVICES AND PRODUCTS

     The Company generates revenues from the sale of services and products. Services accounted for approximately 70% of pro forma revenues for both the six months ended June 30, 1997 and the twelve months ended December 31, 1996, with products accounting for the remainder.

  Services

     The Company offers a broad range of document management services across a variety of media types and formats. This broad range of services, together with the Company's technical capabilities and experience in selected vertical markets, enables the Company to tailor document management solutions for its clients based on their specific needs. The current document management services that are currently provided in certain geographic locations through one or more of the Founding Companies include:

  Media Conversion Services

          Digital Imaging. The Company's digital imaging services involve the conversion of paper or microfilm documents into digital format through the use of optical scanners and the conversion of computer output to digital images typically stored on optical media or to microfilm. Once converted, digital images can be returned for client use on a CD-ROM or optical disk or stored by the Company in a data warehouse for subsequent retrieval and distribution. The Company believes that digital images are becoming the preferred format of storage due to benefits such as high speed retrieval, multiple indexing capabilities and the ability to support and distribute digital, film or paper output to multiple locations.

          Micrographics. The Company performs micrographic services, including the conversion of paper documents into microfilm images, indexing of film for computer-aided retrieval systems and COM. Micrographic media are selected as an alternative to paper or digital media for one or more of the following reasons: (i) film archives are more accessible, longer-lived and cheaper to store than paper; (ii) film is eye-readable and not subject to technological obsolescence; (iii) converting paper to film is currently more cost-effective than scanning paper for most documents where ease of accessibility is not needed; and (iv) there is a large base of organizations with existing film archives and reader-printer equipment.

          Data Indexing. The creation of index files for the rapid retrieval of images is a critical part of most value-added document management solutions. The Company provides specialized indexing services to a variety of clients for both film and digital-format documents. These labor-intensive services are often contracted for outside the U.S. as a means to utilize qualified personnel at generally lower cost than is available domestically.

  Storage and Retrieval Services

          Digital Storage and Retrieval. Digital storage of documents enables customers to retrieve large volumes of documents immediately, which would not be possible using conventional filing systems. Digital storage on CD-ROM, optical disk, magnetic disk or tape also allows for the rapid distribution of archival information to multiple destinations and removes the logistical burden and cost of storing paper documents. These storage systems may reside in one or more locations, either within a client's organization or at a Company-maintained data warehouse. Users may access images via a client-server network, a modem or an intra/internet. Because digitally-stored documents can be indexed according to several criteria, a client can use simple but exacting computer search techniques to rapidly access individual documents or groups of documents. The Company currently provides a variety of services and proprietary software products that support clients' digital storage and retrieval needs. See "- Products - Software" below.

          Film and Paper Storage and Retrieval. The Company manages the archiving of client documents, including processing (i.e., indexing and formatting), storage, retrieval, delivery and return to storage of documents within a rapid time frame. Typical archival documents include medical and legal case files, business records and financial transaction documents. Service fees generally include billing for storage space, plus activity charges for retrieval, delivery and return to storage, and ultimately for document destruction. The Company currently maintains three storage facilities in the Chicago area, the San Francisco Bay area, and in Monroe, Louisiana. The Company may seek to enter a relationship with one or more national providers of paper storage services in order to provide wider geographic coverage.

     The Company believes that client demand in the areas of document management solution integration, data warehousing and facilities management is growing rapidly, and the Company intends to expand its current capabilities in these areas.

  Products

     The Company develops proprietary, open-architecture software products which support electronic imaging and indexing services. In addition, the Company offers a wide range of digital imaging, scanning and viewing hardware, micrographic reader-printers, micrographic film and supplies and other equipment.

          Software. The Company develops, markets and supports a suite of proprietary open-architecture software products that support and enhance the scanning, indexing and retrieval of digital images for its own use and for sale to other document management companies and end-users. Versions of these software products can be run on Microsoft Windows-equipped networks or personal computers, and simplify the process of scanning, indexing and retrieving electronic images of documents. The DocuROM product was initially developed for use by document management companies in their digital conversion operations. The ScanTRAX and FileTRAX products were developed for marketing to end-users. These software products are marketed by the Company through a network of approximately 70 other document management companies acting as value-added resellers and also directly through the Company's own sales force to end-users including, in some cases, other document management companies.

          The Company has also developed and markets a high-end scanning and viewing software package for the aperture card market. This product is utilized by both service companies and end-users to convert and index micrographic images of large format documents (in the form of 35 millimeter aperture cards) into digital images.

          Hardware and Other Equipment. The Company maintains broker or dealer relationships with a number of document management equipment suppliers, including Bell & Howell, Canon, Kodak, Minolta, Photomatrix, 3M and Xerox. These relationships allow the Company to provide clients with the latest micrographic and digital image viewing, printing and conversion equipment. Several of the Founding Companies provide extensive field maintenance and repair services for the equipment they sell. Technical hardware expertise is expected to be shared across the Company's operations following the Offering. The Company expects that it will be able to achieve certain purchasing efficiencies with equipment manufacturers and that it will be an attractive dealer to equipment manufacturers seeking to achieve broad geographic coverage with a single company. The Company also provides its clients a wide range of micrographic film products, digital media and other graphic supplies.

CLIENTS AND KEY MARKETS

     The Company had a broad base of over 5,000 clients in the last year, none of which accounted for more than 5% of pro forma combined revenue for either the year ended December 31, 1996 or the six months ended June 30, 1997. The Company's clients are primarily in the health care, financial services and engineering industries, as well as certain other vertical markets.

     The major markets for document management services providers are transaction-intensive industries in which the core business processes involve documents or industries for which there are legal or regulatory considerations requiring the processing and storage of documents in a controlled manner. While maintaining its diversified client base, the Company intends to increase its expertise in certain core vertical markets. An overview of the Company's major target markets follows:

     The Health Care Market: consists of health care providers, healthcare insurers and pharmaceutical companies.

     The Financial Services Market: consists of commercial banks, mortgage banking companies, insurance companies, brokerage companies and credit card and loan processing companies.

     The Engineering Market: consists of manufacturers, architectural and engineering consultants, utilities and telecommunications companies.

     Other Vertical Markets include the retail and transportation markets, government entities and litigation support.

                                          REPRESENTATIVE CLIENTS
-----------------------------------------------------------------------------------------------------------
        HEALTH CARE              FINANCIAL SERVICES             ENGINEERING          OTHER VERTICAL MARKETS
----------------------------  -------------------------  --------------------------  ----------------------
Abbott Laboratories           CIT Group                  The Boeing Company          Avis Rent a Car, Inc.
Novartis AG                   First Union National Bank  General Electric Company    DHL International Ltd.
University of Nebraska        Nordstrom Credit, Inc.     General Motors Corporation  Waste Management, Inc.
  Medical Center                                         Honeywell, Inc.             State of California
Virginia Department of                                                               State of Louisiana
  Health                                                                             State of Mississippi

     The Founding Companies have historically provided services to most of these markets, as well as to governmental entities, universities and litigation support clients. The Company believes that it will enjoy a national reputation as a leading service provider for the engineering market, which utilizes large-format drawings and aperture cards. In addition, the Company provides document management services for a variety of non-industry-specific functions including accounts receivable and payable processing, shipping, human resources and management information systems reporting.

SALES AND MARKETING

     Historically, the Company's sales efforts have been implemented separately by each Founding Company. Sales efforts will initially be conducted by the Company's 30-person sales force supplemented by the sales activities of the Founding Companies' senior management. The Company plans to hire ten or more additional local territory salespersons promptly after the Offering and to hire a Vice President of Sales and Marketing as part of its national sales effort. The Company will seek to attract customers away from smaller industry providers through its ability to offer a broader range of solutions and products for clients' document management needs. The Company will also leverage existing client relationships by cross-selling its services, products and expertise throughout each client's organization.

     The Founding Companies have succeeded in expanding their client base by pro-actively selling the benefits of outsourcing document management functions to clients which, at the time, were in-house operators. The Company believes that its proactive, solution-based approach can be broadly effective with potential clients and will enable the Company to increase its market position. In contrast to other market participants who traditionally have been reactive in their approach to selling, the Company intends to pursue unvended accounts actively in addition to competing for existing outsourced business. Methods such as seminar selling, telemarketing and internet marketing that are utilized at certain of the Founding Companies will be implemented at the Company.

     The Company believes that its ability to attract and retain additional clients will depend on its ability to offer the broad range of services and products necessary to satisfy such clients' document management needs and maintain a high level of customer satisfaction.

COMPETITION

     The document management services industry is competitive. A significant source of competition is the in-house document management capability of the Company's target client base. Additionally, the Company competes with single-market, independent document management companies. The Company's larger competitors include Dataplex Corp. (a subsidiary of Affiliated Computer Services, Inc.), F.Y.I. Incorporated, IKON Office Solutions and Lason, Inc. Many of these competitors are presently larger than the Company and have greater financial and other resources and operate in broader geographic areas than the Company. Due to consolidation in the document management services industry, there is significant competition in acquiring such businesses, and the prices for attractive acquisition candidates may be bid up to higher levels, particularly in cases where competitors with greater financial and other resources than the Company compete for the same acquisition targets. Additionally, other potential competitors may choose to enter the Company's areas of operation in the future. Moreover, because the Company intends to enter new geographic areas, the Company expects to encounter significant competition from established competitors in each of such new areas. As a result of this competitive environment, the Company may lose clients or have difficulty in acquiring new clients and its revenues and margins may be adversely affected.

     The Company believes that the principal competitive factors in document management services include the breadth, accuracy, speed, reliability and security of service, technical expertise, industry specific knowledge and price. The Company competes primarily on the basis of the breadth and quality of service, technical expertise and industry specific knowledge, and believes that it competes favorably with respect to these factors.

INTELLECTUAL PROPERTY

     The Company regards certain of its software systems, information and know-how underlying its services as proprietary and relies primarily on a combination of contracts, trademarks, copyrights, trade secrets and confidentiality agreements to protect its proprietary rights. The Company's business is not materially dependent on any patents. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to obtain and use information that the Company regards as proprietary, and policing unauthorized use of the Company's proprietary information may be difficult. Litigation may be necessary for the Company to protect its proprietary information and could result in substantial cost to, and diversion of efforts by, the Company.

     The Company does not believe that any of its proprietary rights infringe the proprietary rights of third parties. Any infringement claims, whether with or without merit, can be time consuming and expensive to defend or may require the Company to enter into royalty or licensing agreements or cease the allegedly infringing activities. The failure to obtain such royalty agreements, if required, and the Company's involvement in such litigation could have a material adverse effect on the Company's business, financial condition and results of operations.

FACILITIES AND EQUIPMENT

     The Company's headquarters offices are in Bala Cynwyd, Pennsylvania which it maintains under a lease expiring in December 1997. In addition, the Company conducts operations through one owned and 22 other leased facilities in 13 states containing, in the aggregate, approximately 341,000 square feet. The Company's principal facilities are summarized in the following table:

                               APPROXIMATE
LOCATION                      SQUARE FOOTAGE                      PRINCIPAL USE(S)
--------                      --------------                      ----------------
Tempe, AZ                          8,800           document management operations, offices
Emeryville, CA                    24,000           document management operations, offices
Emeryville, CA                    16,000           warehouse
Sacramento, CA                     6,000           document management operations
Marietta, GA                       3,200           document management operations, offices
Chesterton, IN*                   41,000           offices, document management operations
Chesterton, IN                    11,000           warehouse
Monroe, LA                        65,000           retail, document management operations, offices
Shreveport, LA                     4,000           offices
Stoughton, MA                     47,000           document management operations, offices
Worcester, MA                      4,800           document management operations, offices
Lincoln, NE                        4,300           document management operations, offices
Lincoln, NE                        6,900           warehouse, offices
Millwood, NY                       1,000           offices
Dayton, OH                        12,500           document management operations, offices
Eugene, OR                        11,400           document management operations, offices
Eugene, OR                         2,300           warehouse
Portland, OR                      13,500           document management operations, offices
Portland, OR                       2,200           document management operations, offices
Cayce, SC                         20,000           document management operations, offices
Cleveland, TN                     12,000           document management operations, offices
Forest, VA                        21,500           document management operations, offices
Richmond, VA                       1,300           offices

------------------
* owned facility

     The Company believes that its properties are generally well maintained, in good condition and adequate for its present needs, and that suitable additional or replacement space will be available when needed. The Company owns or leases under both operating and capital leases substantial computer, scanning and imaging equipment which it believes to be adequate for its current needs.

ENVIRONMENTAL MATTERS

     The Company is subject to federal, state and local laws, regulations and ordinances that: (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for hazardous substances and solid and liquid wastes; and
(ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposal or other releases of solid and liquid wastes.

     The Company is not currently aware of any environmental conditions relating to present or past waste generation at or from these facilities that would be likely to have a material adverse effect on the business, financial condition or results of operations of the Company. However, there can be no assurances that environmental liabilities will not have a material adverse effect on the business, financial condition or results of operations of the Company.

EMPLOYEES

     On a pro forma combined basis, as of August 1, 1997, the Company had approximately 950 employees, approximately 160 of whom were employed primarily in management and administration. The Company considers its relations with its employees to be good.

LEGAL PROCEEDINGS

     The Company is from time to time a party to litigation arising in the ordinary course of its business. The Company is not subject to any pending material litigation.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND PERSONS SELECTED TO BECOME DIRECTORS

     The Company's executive officers and directors and their respective ages and positions are as follows:

               NAME                      AGE                           POSITION
               ----                      ---                           --------
Bruce M. Gillis...................       40        Chief Executive Officer and Chairman of the
                                                   Board of Directors
S. David Model....................       40        President and Chief Operating Officer
James D. Brown....................       39        Senior Vice President - Finance, Chief Financial
                                                   Officer and Treasurer
Andrew R. Bacas...................       38        Senior Vice President - Corporate Development,
                                                   Secretary and Director
David C. Utz, Jr..................       41        Director
Rex Lamb..........................       39        Director*
John E. Semasko...................       52        Director*
Steven N. Kaplan..................       37        Director*

------------------
* To be elected upon completion of the Offering.

     Bruce M. Gillis is a founder of the Company and has been the Company's Chief Executive Officer and Chairman of the Board since inception. From September 1996 through the present, Mr. Gillis has been President of GBL Capital Corp., an investment concern which has a management agreement with the Company. See "Certain Transactions." Mr. Gillis has served as a director since 1989 of Liebhardt Mills, Inc., a national bedding manufacturer, for which he has also served as Vice President - Finance from 1989 to 1994. From 1994 to 1996, Mr. Gillis was President of Villanova Investment Corp., a strategy consulting and investment management company. From 1980 to 1983 and 1985 to 1988, Mr. Gillis served as a consultant with McKinsey & Co., Inc., a global strategy consulting firm. Mr. Gillis has an undergraduate degree in economics from Yale and an MBA from Stanford University.

     S. David Model has been the Company's President and Chief Operating Officer since he joined the Company in August 1997. From 1987 to August 1997, Mr. Model was employed by Teleflex Incorporated and has held several management positions in various subsidiaries of Teleflex Incorporated's Aerospace Group, from Sales and Engineering Manager of the Airfoil Management Division to Executive Vice President, Airfoil Technologies International, LLC. Mr. Model has an undergraduate degree in engineering from Yale University and an MBA from the Wharton School of the University of Pennsylvania.

     James D. Brown has been the Chief Financial Officer of the Company since he joined the Company in August 1997. From March 1996 to August 1997, Mr. Brown was the Chief Financial Officer of LMR Holdings, Inc., a textile component manufacturer. In 1995, Mr. Brown was a consultant specializing in accounting controls and financing. From 1990 to 1994, Mr. Brown was a controller and chief financial officer of various operating companies of Joseph Littlejohn & Levy, a merchant bank. Mr. Brown has an undergraduate degree in economics from Hamilton College and a masters degree in accounting from New York University. Mr. Brown is a certified public accountant.

     Andrew R. Bacas is a founder of the Company and has been a Director since inception. Mr. Bacas joined GBL Capital Corporation in May 1997 and will serve as the Company's Senior Vice President - Corporate Development after the Offering. From 1992 to May 1997, Mr. Bacas was an Associate and later a Vice President - Corporate Finance of Simmons & Company International, an investment bank to the international oil service and equipment industry. From 1991 to 1992 Mr. Bacas was a Financial

Analyst for the Upstream Business Unit at Exxon Company, USA. From 1984 to 1991 Mr. Bacas was a Naval Flight Officer in the United States Navy. Mr. Bacas has an undergraduate degree in engineering from Yale University and an MBA from the Wharton School of the University of Pennsylvania.

     David C. Utz, Jr. has served as a member of the Board of Directors of the Company since its inception in November 1996. Mr. Utz has been the Chairman of the Board and Chief Executive Officer of AMMCORP since August 1988. Mr. Utz previously worked in administrative and financial capacities for Fairview Health System, a multi-hospital holding company, located in Minneapolis, Minnesota. Mr. Utz has an undergraduate degree in Business Administration from the University of Minnesota.

     Rex Lamb founded DTI in 1991 and has served as its President since inception. He co-founded DDS in 1994 and has served as its President since inception. Following the Offering, Mr. Lamb will become a director of the Company. Mr. Lamb has an undergraduate degree in Education from the University of Nebraska.

     John E. Semasko acquired OMI in 1975 and has served as its President since its acquisition. Mr. Semasko has an undergraduate degree in Forestry from Rutgers University. Following the Offering, Mr. Semasko will become a director of the Company.

     Steven N. Kaplan is the Leon Carroll Marshall Professor of Finance at the University of Chicago Graduate School of Business. Dr. Kaplan joined the faculty of the University of Chicago originally in 1988 as an Assistant Professor. Previously, Dr. Kaplan was an associate at Booz Allen Hamilton, Inc. and an analyst with Kidder Peabody and Company. Dr. Kaplan holds an A.B. degree in Applied Mathematics, an A.M. and a Ph.D. in Business Economics from Harvard University.

FOUNDING COMPANY MANAGEMENT

     The key executives of the Founding Companies are as follows:

          Gary D. Blackwelder, age 41, has been President of I(2) Solutions since 1989.

          James E. Bunker, age 58, co-founded TIMCO in 1980 and has served as its Chairman since that time.

          Mark Creglow, age 39, co-founded DDS in 1994 and has served as its Vice President since inception. Prior to founding DDS, Mr. Creglow was Regional Sales Manager for Distribution Management Systems, Inc.

          David L. Crowder, age 41, has served as President of TPS since 1990 and has been with TPS for 19 years.

          Judith K. DeMott, age 58, co-founded DataLink in 1984, and has served as President since its inception.

          Carmen DiMatteo, age 62, joined Spaulding in 1960 and has served as its President since 1996.

          Jeffry P. Kalmon, age 48, has served as President of TIMCO since 1996. He joined TIMCO in 1984 as a sales representative.

          Ovidio Pugnale, age 63, joined IMS's predecessor originally in 1980 as General Manager and became IMS's President in 1986. Prior to joining IMS, Mr. Pugnale served 26 years as an officer in the United States Air Force.

          Ellen Rothschild-Taube, age 40, co-founded IDS in 1989 and has served as IDS's Vice President since its inception.

          Mary Jane Semasko, age 50, has served as Vice President of OMI since its acquisition in 1975.

          Theodore J. Solomon, age 73, has served as Chairman of the Board and Chief Executive Officer of CMC, Laser Graphics and I(3) since 1992, 1994 and 1995, respectively.

          Mitchell J. Taube, age 40, co-founded IDS in 1989 and has served as IDS's President since its inception. Mr. Taube currently serves on the AIIM Service Company Executive Committee.

          David C. Yezbak, age 31, has served as President of CodaLex, Laser Graphics and I(3) since 1995. Previously, he served as Vice President of CodaLex from 1992 to 1995.

     The Company's executive officers are appointed annually by, and serve at the discretion of, the Board of Directors. The Board of Directors currently consists of three members. The Company expects to add Messrs. Lamb and Semasko and Dr. Kaplan to its Board of Directors following the consummation of the Offering and, at that time, the Board of Directors will include six Directors divided into three classes as follows: Class I Directors (Messrs. Gillis and Utz); Class II Directors (Messrs. Bacas and Semasko); and Class III Directors (Mr. Lamb and Dr. Kaplan). Following the Offering, the Company intends to recruit up to three additional outside directors, adding one to each class. At each annual meeting of shareholders, the appropriate number of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The initial terms of the Class I Directors, Class II Directors and Class III Directors will be one, two and three years, respectively and will expire upon the election and qualification of successor directors at the annual meetings of shareholders held in calendar years 1998, 1999 and 2000, respectively. There is no family relationship between any director or executive officer of the Company.

BOARD COMMITTEES

     Upon completion of the Offering, the Company intends to establish Audit and Compensation Committees of the Board of Directors comprised of independent directors. The Audit Committee will review the qualifications of the Company's independent auditors, make recommendations to the Board of Directors regarding the selection of independent auditors, review the scope, fees and results of any audit and review non-audit services and related fees provided by the independent auditors.

     The Compensation Committee will be responsible for the administration of all salary and incentive compensation plans, including the Stock Incentive Plans, for the executive officers and directors who are or will become employees of the Company, including bonuses.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company are paid a fee of $500 for each board and committee meeting attended in person and all directors are reimbursed for travel expenses as incurred. Pursuant to the terms of the Incentive Plan, each director of the Company who is not employed by the Company will be granted an option to purchase 15,000 shares of Common Stock. The options will have an exercise price equal to the fair market value of the Common Stock on the date of grant, and will vest in equal annual installments over three years.

EXECUTIVE COMPENSATION

     The Company was incorporated in 1996 and neither conducted operations nor paid any compensation in that year. The Company has utilized its initial capitalization in 1997 to pay start-up expenses, primarily associated with identifying and negotiating the Acquisitions. The Company anticipates that, for 1997, its most highly compensated executive officers and their annualized base salaries will be: Mr. Gillis ($200,000); Mr. Model ($150,000); Mr. Brown ($130,000); and Mr. Bacas ($130,000) (collectively, the "Named Executive Officers"). Each Named Executive Officer has entered into an employment agreement with the Company commencing in August 1997. See "-Employment Agreements."

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with the Named Executive Officers in August 1997, the initial terms of which expire on December 31, 2000, except for Mr. Gillis' agreement which expires on December 31, 2002. Mr. Gillis will serve as Chief Executive Officer at a base annual salary of $200,000, plus benefits. Mr. Model will serve as Chief Operating Officer at a base annual salary of $150,000, plus benefits. Mr. Brown will serve as Chief Financial Officer at a base annual salary of $130,000, plus benefits. Mr. Bacas will serve as Senior Vice President - Corporate Development at a base annual salary of $130,000, plus benefits. The base annual salary of each of the Named Executive Officers is subject to increases periodically at the discretion of the Board, and each Named Executive Officer may receive an annual bonus as determined by the Board. Each of the employment agreements provides that if the employee is terminated without cause he is entitled to severance pay of between six months' and one year's base salary and benefits. In the event he is terminated in connection with a change of control (as defined therein), he is entitled to receive 18 months base salary and benefits.

STOCK INCENTIVE PLANS

  1997 INCENTIVE PLAN

     The Company's 1997 Incentive Plan (the "Incentive Plan") provides for the award of up to 600,000 shares of its Common Stock to its employees, directors, consultants and other individuals who perform services for the Company.

     The Compensation Committee of the Board of Directors administers the Incentive Plan. Under the terms of the Incentive Plan, the Compensation Committee is required to be composed of two or more directors. The Compensation Committee has the authority to interpret the Incentive Plan and to determine and designate the persons to whom options or awards shall be made and the terms, conditions and restrictions applicable to each option or award (including, but not limited to, the price, any restriction or limitation, any vesting schedule or acceleration thereof, and any forfeiture restrictions).

     Pursuant to the Incentive Plan, upon the completion of the Offering, nonqualified options to purchase an aggregate of 287,500 shares of Common Stock at the initial public offering price set forth on the cover page of this Prospectus will be granted to the Named Executive Officers as follows: Mr. Gillis (100,000), Mr. Model (62,500), Mr. Brown (62,500) and Mr. Bacas (62,500).
Additionally, Dr. Kaplan will receive a nonqualified option to purchase 15,000 shares of Common Stock at the initial public offering price in his capacity as outside director. The grants will vest in equal annual installments over three years. For information as to option grants to directors, see "Management - Director Compensation."

     The Incentive Plan contains provisions for granting various stock-based awards, including incentive stock options, as defined in Section 422 of the Code, nonqualified stock options, restricted stock, performance shares and performance units (as further described below). The term of the Incentive Plan is ten years, subject to earlier termination or amendment, but options and other rights may remain exercisable after the Incentive Plan expires or is terminated.

     Except with respect to awards of stock options to outside directors, as described above, the Compensation Committee has the power to select award recipients and their allotments and to determine the price, term and vesting schedule for awards granted. While there are no predetermined performance formulas or measures or other specific criteria used to determine recipients of awards under the Incentive Plan, awards are based generally upon consideration of the grantee's position and responsibilities, the nature of services provided and accomplishments, the value of the services to the Company, the present and potential contribution of the grantee to the success of the Company, the anticipated number of years of service remaining and other factors the Board of the Compensation Committee may deem relevant.

     Stock Options. The Incentive Plan provides for the grant of incentive stock options to employees of the Company. The Incentive Plan also provides for the grant of nonqualified stock options to employees of the Company, directors of the Company, and consultants and other individuals who perform services for the Company but are not employed by the Company. The exercise price of any incentive stock option granted under the Incentive Plan may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant (110% of fair market value in the case of an option holder who is a 10% owner). Options granted under the Incentive Plan may be exercised for cash or in exchange for shares of Common Stock owned by the option holder having a fair market value on the date of exercise equal to the option exercise price. The aggregate fair market value, determined on the date of grant, of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any option that does not meet the requirements or limits applicable to incentive stock options is treated as a nonqualified stock option.

     Under the Incentive Plan, each option is exercisable for the full amount of the shares subject to option or for any part thereof at such intervals or in such installments as the Compensation Committee shall determine at the time it grants the option. However, no option shall be exercisable with respect to any shares of Common Stock later than ten years after the date of the grant of such option (five years in the case of an incentive stock option granted to a 10% owner). All options are nontransferable, except upon death, by the optionee. The shares subject to expired options or terminated options which remain unexercised become available for future grants.

     If an optionee ceases to be employed by, or to render services to, the Company for any reason other than death, disability or termination for cause, any option exercisable on the date of such termination generally may be exercised for a period of one month from the date of such termination or until the expiration of the stated term of the option, whichever period is shorter. In the event of termination of employment or service by reason of death or disability, any option exercisable at the date of such termination generally may be exercised for a period of one year from the date of termination or until the expiration of the stated term of the option, whichever period is shorter. If a participant's employment or service is terminated for cause, any option not exercised prior to the date of such termination shall be immediately canceled. In the event of a change of control (as defined in the Incentive Plan) of the Company, the Incentive Plan provides that all outstanding options will become immediately exercisable, and also provides for the cancellation of options and a cash payment to the holders of such canceled options upon the occurrence of certain of the events constituting a change in control.

     Restricted Stock. "Restricted Stock" are shares of the Company's Common Stock granted to an employee for no cash consideration, which will be forfeited to the Company if the grantee ceases to be an employee of the Company during a restriction period specified by the Compensation Committee at the time it grants the Restricted Stock. In the event of death or disability, the restrictions will lapse with respect to that percentage of Restricted Stock held by the grantee that is equal to the percentage of the restriction period that had elapsed as of the date of death or commencement of disability. In the event of a change of control of the Company, all restrictions on shares of Restricted Stock will lapse. Shares of Restricted Stock that are forfeited become available for future grants.

     Performance Shares. A "Performance Share" is an award of the right to receive stock or cash, at the election of the recipient, at the end of a specified period upon the attainment of performance goals specified by the Compensation Committee at the time of grant. Performance Shares generally will be forfeited if the grantee ceases to be an employee of the Company during the performance period for any reason other than death or disability. In the event of death or disability, the participant or his or her estate will be entitled to receive, at the expiration of the performance period, a percentage of his or her Performance Shares equal to the percentage of the performance period that had elapsed at the time of death or commencement of disability, provided that the Compensation Committee determines that the applicable performance goals have been met. In the event of a change of control of the Company, all conditions applicable to each Performance Share award will terminate, and cash having a value equal to the full number of shares of Common Stock subject to the Performance Share award will be issued to the grantee. Performance Shares that are forfeited or not delivered to the grantee become available for future grants.

     Performance Units. A "Performance Unit" is an award of the right to receive cash at the end of a specified period upon the attainment of performance goals specified by the Compensation Committee at the time of the grant. The amount payable under a Performance Unit is equal to the increase in value of a Unit from the date of award to the date of attainment of the performance goals. Performance Units generally will be forfeited if the grantee ceases to be an employee of the Company during the performance period for any reason other than death or disability. In the event of death or disability, the grantee or his or her estate will be entitled to receive, at the expiration of the performance period, a cash payment for a percentage of his or her Performance Units equal to the percentage of the performance period that elapsed at the time of death or commencement of disability, provided that the Compensation Committee determines that the applicable performance goals have been met. In the event of a change of control of the Company, all conditions applicable to the Performance Units will terminate and a cash payment for the full amount of the Performance Units will be made to the grantee.

  EMPLOYEE STOCK PURCHASE PLAN

     Prior to the completion of the Offering, the Company intends to adopt an Employee Stock Purchase Plan (the "Purchase Plan"), which will allow all full-time employees of the Company, subject to certain limitations, to purchase shares of the Company's Common Stock at a discount from the prevailing market price at the time of purchase. Such shares may either be issued by the Company from its authorized and unissued Common Stock or purchased by the Company on the open market. Any employee owning five percent or more of the voting power or value of the Company is not eligible to participate in the Purchase Plan. A maximum of 250,000 shares of the Company's Common Stock will be available for purchase under the Purchase Plan.

     An eligible employee will be able to specify, before the commencement of each semi-annual period, an amount to be withheld from his or her paycheck and credited to an account established for him or her (the "Participation Account"). Amounts in the Participation Account will be applied to the purchase of shares of the Company's Common Stock on the last day of each semi-annual period. The price of such shares will be equal to 90% of the average of the high and low sales prices per share of the Company's Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or traded on any such exchange, on the Nasdaq National Market. Only whole shares of Common Stock may be purchased. Amounts withheld from an employee's paycheck and not applied to the purchase of whole shares of Common Stock will, at the election of the employee, either remain credited to the employee's Participation Account or be returned to the employee.

     Upon termination of an employee's employment for any reason other than death, or upon a leave of absence beyond 90 days, all amounts credited to such employee's Participation Account shall be returned to him or her. Upon termination of an employee's employment because of death, his or her successor-in-interest shall have the right to elect before the earlier of the end of that calendar quarter or the 60th day following the employee's date of death either to withdraw the amount credited to his or her Participation Account or to apply such amounts to the purchase of Common Stock.

     The Purchase Plan will be administered by the Compensation Committee of the Board of Directors. The Board of Directors may amend or terminate the Purchase Plan. The Purchase Plan is intended to comply with the requirements of Section 423 of the Code.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

     Since inception and prior to the Offering, the Company issued Common Stock and Series A Preferred Stock (1,154,259 shares of Common Stock on an as-converted basis) for an aggregate purchase price of approximately $1.8 million, including 642,724 shares issued to persons who are officers or director nominees of the Company as follows: Bruce M. Gillis, Chief Executive Officer and Chairman of the Board, purchased an aggregate of 295,448 shares for an aggregate purchase price of $67,953; David Model, President and Chief Operating Officer, purchased an aggregate of 68,750 shares for an aggregate purchase price of $190,438; James D. Brown, Senior Vice President - Finance, Chief Financial Officer and Treasurer, purchased an aggregate of 33,846 shares for an aggregate purchase price of $84,615; Andrew R. Bacas, Senior Vice President - Corporate Development, purchased an aggregate of 223,526 shares for an aggregate purchase price of $60,352; and John E. Semasko, a director nominee, purchased an aggregate of 21,154 shares for an aggregate purchase price of $84,616. Messrs. Gillis, Model, Brown and Bacas may be considered promoters of the Company. See "Management."

ACQUISITION TRANSACTIONS

     The consideration to be paid for the Founding Companies was determined through arm's-length negotiations among ImageMAX, Inc. and representatives of the Founding Companies. The factors considered by the parties in determining the consideration to be paid include, among others, the historical operating results, the levels of indebtedness and the future prospects of the Founding Companies.

     The general terms of each of the Acquisitions are as follows (assuming (i) an initial public offering price of $13.00 per share and (ii) levels of indebtedness existing as of June 30, 1997, the reduction of which will generally increase the applicable cash portion of the purchase price by a corresponding amount):

          AMMCORP. ImageMAX, Inc. will acquire the parent of AMMCORP by merger for approximately $0.7 million in cash and 71,923 shares of Common Stock, plus the assumption of approximately $3.1 million of outstanding debt. David C. Utz, Jr., a Director of the Company owns the parent of AMMCORP.

          The CodaLex Group. ImageMAX, Inc. will acquire the assets and assume certain liabilities of I(3) and will acquire Laser Graphics and CMC by merger for approximately $1.3 million in cash, the assumption of approximately $1.0 million of indebtedness and 78,412 shares of Common Stock. In addition, the Company will enter into five-year leases for two facilities with affiliates of the CodaLex Group.

          DataLink. ImageMAX, Inc. will acquire the assets of DataLink and assume certain of its liabilities for approximately $3.1 million in cash, the assumption of approximately $0.2 million of indebtedness and 38,462 shares of Common Stock. In addition, the Company will enter into a five-year lease for a facility with an affiliate of DataLink.

          DocuTech. ImageMAX, Inc. will acquire the assets of DTI and assume certain of its liabilities for approximately $2.7 million in cash. ImageMAX, Inc. will acquire DDS by merger for approximately $2.7 million in cash and 288,750 shares of Common Stock. Rex Lamb beneficially owns 100% of DTI and 51% of DDS. It is contemplated that Mr. Lamb will be appointed to serve as a Director upon completion of the Offering.

          I(2) Solutions. ImageMAX, Inc. will acquire I(2) Solutions by merger for approximately $2.0 million in cash, the assumption of approximately $28,000 of indebtedness and 261,538 shares of Common Stock. Included on I(2) Solutions closing balance sheet will be approximately $0.8 million in cash. In addition, the Company will enter into five-year leases for two facilities with affiliates of I(2) Solutions.

          IMS. ImageMAX, Inc. will purchase all of the issued and outstanding stock of IMS for approximately $2.0 million in cash, the assumption of approximately $0.4 million of outstanding debt and 61,538 shares of Common Stock. In addition, the Company will enter into a five year lease for a facility with an affiliate of IMS.

          IDS. ImageMAX, Inc. will acquire IDS by merger for approximately $1.7 million in cash and 165,000 shares of Common Stock.

          OMI. ImageMAX, Inc. will acquire OMI by merger for approximately $1.3 million in cash, the assumption of approximately $0.2 million of outstanding debt and 117,692 shares of Common Stock. In addition, the Company will enter into a five-year lease for a facility with affiliates of OMI. John E. Semasko is the owner of OMI. It is contemplated that Mr. Semasko will be appointed to serve as a Director upon completion of the Offering.

          Spaulding. ImageMAX, Inc. will acquire the assets and assume certain liabilities of Spaulding for $4.5 million in cash.

          TIMCO. ImageMAX, Inc. will acquire the assets and assume certain liabilities of TIMCO for approximately $2.7 million in cash and 59,615 shares of Common Stock.

          TPS. ImageMAX, Inc. will purchase all of the issued and outstanding stock of TPS for approximately $1.6 million in cash, the assumption of approximately $1.1 million of outstanding debt and 41,538 shares of Common Stock.

     The Company has agreed to repay approximately $6.0 million of indebtedness of the Founding Companies, of which approximately $3.1 million is indebtedness of AMMCORP, whose shareholder, David C. Utz, Jr., is a Director of the Company and $0.2 million is indebtedness of OMI, whose shareholder, John E. Semasko, is expected to become a Director of the Company upon completion of the Offering.

     The consummation of each Acquisition is subject to customary closing conditions. These conditions include, among others, the continuing accuracy of the representations and warranties of the Founding Companies, the principal shareholders thereof and ImageMAX on the closing date of the Acquisitions, the performance by each of them of all covenants included in the agreements relating to the Acquisitions and the non-existence of a material adverse change in the results of operations, financial condition or business of each Founding Company. There can be no assurance that the conditions to the closing of the Acquisitions will be satisfied or waived or that the Acquisition agreements will not be terminated prior to consummation.

MANAGEMENT CONTRACT

     The Company entered into a management contract with GBL Capital Corporation in November 1996 whereby GBL Capital Corporation managed the operations of the Company for an initial payment of $5,000 and a monthly fee ranging from $10,000 to $25,000 (aggregating $121,500 through July 31, 1997), plus expenses. The monthly fee payments pursuant to the management contract were terminated on July 31, 1997. The management contract requires the payment of $500,000 to GBL Capital Corporation upon completion of the Offering. Messrs. Gillis and Bacas are both owners and controlling persons of GBL Capital Corporation and may be considered promoters of the Company.

FUTURE TRANSACTIONS

     The Company has adopted a policy that it will not enter into any material transaction in which a Company director or officer has a direct or indirect financial interest, unless the transaction is determined by the Company's Board of Directors to be fair as to the Company or is approved by a majority of the Company's disinterested directors or by the Company's shareholders, as provided for under Pennsylvania law.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of September 12, 1997 giving pro forma effect to the Acquisitions (based on an assumed initial public offering price of $13.00 per share) by: (i) each executive officer and director and persons who will become a director upon consummation of the Offering; (ii) each person known by the Company to beneficially own more than 5% of the Common Stock; and (iii) all directors and executive officers as a group. Each person named below has an address in care of the Company's principal executive offices.

                                                            SHARES BENEFICIALLY OWNED(1)
                                                    --------------------------------------------
                                                                            PERCENT
                                                                --------------------------------
NAME                                                NUMBER(1)   BEFORE OFFERING   AFTER OFFERING
----                                                ---------   ---------------   --------------
Bruce M. Gillis (2)...............................    295,448        12.6%              5.4%
Andrew R. Bacas (3)...............................    223,526         9.5               4.1
S. David Model (3)................................     68,750         2.9               1.3
James D. Brown (3)................................     33,846         1.4                 *
Rex Lamb..........................................    191,250         8.1               3.5
David C. Utz, Jr..................................    156,538         6.7               2.9
John E. Semasko...................................    138,846         5.9               2.6
Steven N. Kaplan(4)...............................     12,692           *                 *
Gary D. Blackwelder...............................    261,538        11.1               4.8
Mitchell J. Taube.................................    186,154         7.9               3.4
All executive officers and directors as a group
  (8 persons).....................................  1,120,896        47.1              20.6

------------------
 * Represents less than 1% of the outstanding shares of Common Stock.

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose, or direct the disposition, of a security). A person is deemed as of any date to have beneficial ownership of any security that such person has the right to acquire within 60 days after such date.

(2) Excludes 100,000 shares issuable upon the exercise of stock options to be granted on the date of this Prospectus which are not exercisable within 60 days of the date hereof.

(3) Excludes 62,500 shares issuable upon the exercise of stock options to be granted on the date of this Prospectus which are not exercisable within 60 days of the date hereof.

(4) Excludes 15,000 shares issuable upon the exercise of stock options to be granted on the date of this Prospectus which are not exercisable within 60 days of the date hereof.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, no par value per share, and 10,000,000 shares of Preferred Stock, no par value per share, of which 443,489 were shares of Series A Preferred Stock and are not available for reissuance. Immediately prior to the consummation of the Offering, the Company will have outstanding 2,338,701 shares of Common Stock, including 1,184,468 shares to be issued in connection with the Acquisition (based on an assumed initial public offering price of $13.00 per share). Upon completion of the Offering and assuming the issuance of 3,100,000 shares of Common Stock pursuant to the Acquisitions, the Company will have outstanding 5,438,727 shares of Common Stock (5,903,727 shares if the over-allotment option is exercised in full), based on an assumed initial public offering price of $13.00 per share. All shares of Series A Preferred Stock will be converted into Common Stock upon completion of the Offering. As of September 11, 1997, there were 21 record holders of Common Stock.

COMMON STOCK

     Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Subject to applicable provisions of the BCL, shareholders holding a majority of the shares of Common Stock constitute a quorum for the purposes of convening a shareholders' meeting. Accordingly, a majority of the quorum may elect all the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared on the Common Stock by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to receive ratably the net assets of the Company available for distribution after the payment of all debts and other liabilities of the Company, subject to prior and superior rights of holders of Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are, and the shares offered hereby, when issued and paid for, will be, fully paid and nonassessable.

PREFERRED STOCK

     After completion of the Offering, the Company may issue up to 9,556,511 shares of Preferred Stock in one or more series and to fix and determine the relative rights, preferences and limitations of each class or series so authorized without any further vote or action by the shareholders. The Board of Directors may issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock and have the effect of delaying or preventing a change in the control of the Company. As of the date of this Prospectus, no shares of Preferred Stock are outstanding. The Company has no current intention to issue any shares of Preferred Stock.

ANTITAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES, BYLAWS AND PENNSYLVANIA LAW

     Articles of Incorporation and Bylaws. The Bylaws provide that the Board of Directors will be divided into three classes of directors, each class constituting approximately one-third of the total number of directors and with the classes serving staggered three year terms. The Bylaws provide that the Company's shareholders may call a special meeting of shareholders only upon a request of shareholders owning at least 50% of the Company's capital stock. These provisions of the Articles and Bylaws could discourage potential acquisition proposals and could delay, defer or prevent a change in control of the Company. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control of the Company. These provisions are designed to reduce the vulnerability of the Company to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company's shares and, as a consequence, they also may inhibit fluctuations in the market price of the Company's shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in the management of the Company.

     Pennsylvania Anti-Takeover Laws. The BCL contains a number of statutory "anti-takeover" provisions applicable to the Company. One of these BCL provisions prohibits, subject to certain exceptions, a "business combination" with a shareholder or group of shareholders (and certain affiliates and associates of such shareholders) beneficially owning more than 20% of the voting power of a public corporation (an "interested shareholder") for a five-year period following the date on which the holder became an interested shareholder. This provision may discourage open market purchases of a corporation's stock or a non-negotiated tender or exchange offer for such stock and, accordingly, may be considered disadvantageous by a shareholder who would desire to participate in any such transaction. The BCL also provides that directors may, in discharging their duties, consider the interests of a number of different constituencies, including shareholders, employees, suppliers, customers, creditors and the community in which it is located. Directors are not required to consider the interests of shareholders to a greater degree than other constituencies' interests. The BCL expressly provides that directors do not violate their fiduciary duties solely by relying on poison pills or the anti-takeover provisions of the BCL.

LIMITATION OF LIABILITY OF DIRECTORS AND INDEMNIFICATION OF DIRECTORS AND
OFFICERS

     The Company's Bylaws provide that a director shall not be liable to the Company for monetary damages as such for any action taken or omitted unless the director breaches or fails to perform a duty of his office and that breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation does not apply to criminal liability or liability for the payment of taxes. The Company believes that this provision will assist it in securing and maintaining the services of directors who are not employees of the Company. The Company's Bylaws also provide for indemnification of the Company's directors and officers to the fullest extent permitted by law for expenses (including attorneys' fees) incurred as a result of the officer's or director's status as an officer or director of the Company.

     The Company intends to purchase insurance to afford officers and directors coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is Stock Trans, Inc., Ardmore, Pennsylvania.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, the Company will have 5,438,727 shares of Common Stock outstanding. Of these shares, the 3,100,000 shares sold in the Offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by "affiliates" of the Company, as that term is defined under the Securities Act ("Affiliates"), may generally only be sold in compliance with the limitations of Rule 144 described below.

     The remaining 2,338,727 shares of Common Stock are deemed "restricted shares" under Rule 144. The number of shares of Common Stock available for sale in the public market is limited by restrictions under the Securities Act, contractual restrictions for one year after consummation of the Offering with respect to shares issued in connection with the Acquisitions (except for transfers to immediate family bound by such restrictions), and lock-up agreements under which the holders of all shares issued prior to completion of the Offering have agreed not to sell or otherwise dispose of any of their shares publicly for a period of 180 days after the effective date of the Offering without the prior written consent of William Blair & Company, L.L.C. Because of these restrictions, on the date of this Prospectus, no shares other than the 3,100,000 shares offered hereby will be eligible for sale. Notwithstanding the preceding, recipients of shares of Common Stock pursuant to the Acquisitions and all current shareholders have been granted certain "piggyback" registration rights permitting them to include their shares in certain future registration statements filed by the Company.

     In general, under Rule 144 of the Securities Act as currently in effect, beginning 90 days after the Offering, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, including a person who may be deemed an Affiliate of the Company, is entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of 1% of the then-outstanding shares of Common Stock (approximately 54,387 shares after giving effect to the Offering) or the average weekly trading volume of the Common Stock as reported through the Nasdaq National Market during the four calendar weeks preceding such sale. Sales under Rule 144 of the Securities Act are subject to certain restrictions relating to manner of sale, notice and the availability of current public information about the Company. In addition, under Rule 144(k) of the Securities Act, a person who is not an Affiliate of the Company at any time 90 days preceding a sale, and who has beneficially owned shares for at least two years, would be entitled to sell such shares immediately following the Offering without regard to the volume limitations, manner of sale provisions or notice or other requirements of Rule 144 of the Securities Act.

     Promptly after consummation of the Offering, the Company intends to register on a registration statement on Form S-8 a total of 850,000 shares of Common Stock reserved for issuance under the Stock Incentive Plans and to register on a registration statement a total of 2,000,000 shares of Common Stock for use as consideration in future acquisitions. Such shares when issued and registered will be eligible for resale in the public market.

                                  UNDERWRITING

     The several Underwriters named below (the "Underwriters"), for whom William Blair & Company, L.L.C. and Janney Montgomery Scott Inc. are acting as representatives (the "Representatives"), have severally agreed, subject to the terms and conditions set forth in the underwriting agreement by and among the Company and the Representatives (the "Underwriting Agreement"), to purchase from the Company, and the Company has agreed to sell to the Underwriters, the respective number of shares of Common Stock (excluding the over-allotment shares) set forth opposite each Underwriter's name below:

                                                               NUMBER
UNDERWRITERS                                                  OF SHARES
William Blair & Company, L.L.C..............................
Janney Montgomery Scott Inc.................................

                                                              ---------
           Total............................................  3,100,000
                                                              =========

     The nature of the Underwriters' obligations under the Underwriting Agreement is such that all shares of Common Stock being offered, excluding shares covered by the over-allotment option granted to the Underwriters, must be purchased if any are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriters pertaining to the Underwriting Agreement may be increased or such Underwriting Agreement may be terminated.

     The Representatives have advised the Company that they propose to offer the Common Stock to the public initially at the public offering price set forth on the cover page of this Prospectus and to selected dealers at such price less a
concession of not more than $     per share. Additionally, the Underwriters may
allow, and such dealers may reallow, a concession not in excess of $        per
share to certain other dealers. After the initial public offering of the Common Stock, the public offering price and other selling terms may be changed by the Representatives.

     The Company has granted the Underwriters an option, exercisable within 30 days after the date of this Prospectus, to purchase up to an additional 465,000 shares of Common Stock at the same price per share to be paid by the Underwriters for the other shares offered hereby. If the Underwriters purchase any of such additional shares pursuant to this option, each Underwriter will be committed to purchase such additional shares in approximately the same proportion as set forth in the table above. The Underwriters may exercise the option only for the purpose of covering over-allotments, if any, made in connection with the distribution of the shares of Common Stock offered hereby.

     The Company, the Company's directors and officers, and the existing shareholders of the Company have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities exercisable for or convertible into Common Stock for a period of 180 days after the effective date of the Registration Statement of which this Prospectus is a part without the written consent of William Blair & Company, L.L.C., except for the sale by the Company of shares of Common Stock in the Offering, in the Acquisitions and in other acquisition transactions (so long as the persons receiving such Common Stock agree to be similarly restricted for the remainder of the 180 day lock-up period). The recipients of shares of Common Stock pursuant to the Acquisitions have agreed not to offer, sell or otherwise dispose of such shares until one year after the closing of the Acquisitions. See "Shares Eligible for Future Sale."

     There has been no public market for the shares of Common Stock prior to the Offering. The initial public offering price for the Common Stock will be determined by negotiations among the Company and the Representatives. Among the factors to be considered in determining the initial public offering price are prevailing market and economic conditions, revenues and earnings of the Company, estimates of the Company's business potential and prospects, the present state of the business operations of the Founding Companies, an assessment of the Company's management and the consideration of the above factors in relation to the market valuations of companies in related businesses.

     The Company has agreed to indemnify the Underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

     The Representatives have informed the Company that the Underwriters will not confirm, without customer authorization, sales to their customer accounts as to which they have discretionary authority.

     Certain persons associated with William Blair & Company, L.L.C. purchased an aggregate of 63,462 shares of Common Stock for an aggregate purchase price of $300,000 in connection with the September Financing. Under applicable National Association of Securities Dealers, Inc. rules governing compensation to underwriters, the difference between the price paid for such shares of Common Stock and the initial public offering price may be deemed to be compensation to the Underwriters. These unregistered securities generally may not be sold, assigned, pledged or otherwise transferred for a period of one year following the Offering.

     In connection with the Offering, the Underwriters may purchase and sell Common Stock in the open market. These transactions may include stabilizing and over-allotment transactions and purchases to cover short positions created by the Underwriters in connection with the Offering. Stabilizing transactions consist of certain bids for, or the purchase of Common Stock on behalf of the Underwriters for the purpose of stabilizing or retarding a decline in the market price of the Common Stock. The Underwriters may over-allot or otherwise create a short position in the Common Stock by selling a greater number of shares of Common Stock than they are required to purchase from the Company pursuant to the Underwriting Agreement. Syndicate covering transactions consist of certain bids for, or the purchase of, Common Stock on behalf of the Underwriters to reduce a short position incurred by the Underwriters in connection with the Offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the Offering may be reclaimed by the Underwriters if such shares of Common Stock are repurchased by the Underwriters in stabilizing or syndicate covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Common Stock, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the Nasdaq National Market or otherwise.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Pepper, Hamilton & Scheetz LLP. Certain legal matters will be passed upon for the Underwriters by Sonnenschein Nath & Rosenthal, Chicago, Illinois.

                                    EXPERTS

     The audited financial statements included in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to their report on AMMCORP which includes an explanatory paragraph regarding AMMCORP's ability to continue as a going concern.

                             ADDITIONAL INFORMATION

     The Company is not currently subject to the information requirements of the Securities and Exchange Act (the "Exchange Act"). As a result of the Offering, the Company will be required to file reports and other information with the Commission pursuant to the informational requirements of the Exchange Act. In addition, the Company intends to furnish its shareholders with annual reports containing audited financial statements examined by an independent public accounting firm.

     The Company has filed with the Commission a Registration Statement on Form S-1 under the Securities Act, with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus, which is part of the Registration Statement, omits certain information, exhibits, schedules and undertakings set forth in the Registration Statement. For further information pertaining to the Company and the Common Stock, reference is made to such Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents or provisions of any documents referred to herein are not necessarily complete, and in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the Registration Statement may be obtained from the Commission at prescribed rates from the Public Reference Section of the Commission at such address, and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the Internet's World Wide Web, located at http://www.sec.gov. The Registration Statement, including all exhibits thereto and amendments thereof, has been filed with the Commission through EDGAR.

                         INDEX TO FINANCIAL STATEMENTS

                                                               PAGE
                                                              -----
IMAGEMAX, INC. AND FOUNDING COMPANIES UNAUDITED PRO FORMA
  COMBINED FINANCIAL STATEMENTS:
     Basis of Presentation..................................    F-3
     Unaudited Pro Forma Combined Balance Sheet.............    F-4
     Unaudited Pro Forma Combined Statements of
       Operations...........................................    F-5
     Notes to Unaudited Pro Forma Combined Financial
       Statements...........................................    F-8
IMAGEMAX, INC. (IMAGEMAX):
     Report of Independent Public Accountants...............   F-17
     Balance Sheets.........................................   F-18
     Statements of Operations...............................   F-19
     Statements of Shareholders' Equity.....................   F-20
     Statements of Cash Flows...............................   F-21
     Notes to Financial Statements..........................   F-22
FOUNDING COMPANIES:
  UTZ MEDICAL ENTERPRISES, INC. (AMMCORP):
     Report of Independent Public Accountants...............   F-26
     Consolidated Balance Sheets............................   F-27
     Consolidated Statements of Operations..................   F-28
     Consolidated Statements of Stockholders' Deficit.......   F-29
     Consolidated Statements of Cash Flows..................   F-30
     Notes to Consolidated Financial Statements.............   F-31
  CODALEX MICROFILMING CORPORATION (CMC) AND IMAGING INFORMATION
     INDUSTRIES, INC.(I(3)) (Together, CODALEX):
     Report of Independent Public Accountants...............   F-37
     Combined Balance Sheets................................   F-38
     Combined Statements of Operations......................   F-39
     Combined Statements of Stockholders' Equity
       (Deficit)............................................   F-40
     Combined Statements of Cash Flows......................   F-41
     Notes to Combined Financial Statements.................   F-42
  LASER GRAPHICS SYSTEMS & SERVICES, INC. (LASER GRAPHICS),
     AN AFFILIATE OF CODALEX:
     Report of Independent Public Accountants...............   F-46
     Balance Sheets.........................................   F-47
     Statements of Operations...............................   F-48
     Statements of Stockholders' Equity (Deficit)...........   F-49
     Statements of Cash Flows...............................   F-50
     Notes to Financial Statements..........................   F-51
  DATALINK CORPORATION (DATALINK):
     Report of Independent Public Accountants...............   F-55
     Balance Sheets.........................................   F-56
     Statements of Operations...............................   F-57
     Statements of Stockholders' Equity.....................   F-58
     Statements of Cash Flows...............................   F-59
     Notes to Financial Statements..........................   F-60
  DOCUTECH, INC. AND DOCUTECH DATA SYSTEMS, INC. (DOCUTECH)
     Report of Independent Public Accountants...............   F-65
     Combined Balance Sheets................................   F-66
     Combined Statements of Operations......................   F-67
     Combined Statements of Stockholders' Equity............   F-68
     Combined Statements of Cash Flows......................   F-69
     Notes to Combined Financial Statements.................   F-70

                                                               PAGE
                                                              -----
  IMAGE & INFORMATION SOLUTIONS, INC. (I(2) Solutions):
     Report of Independent Public Accountants...............   F-75
     Consolidated Balance Sheets............................   F-76
     Consolidated Statements of Operations..................   F-77
     Consolidated Statements of Stockholders' Equity........   F-78
     Consolidated Statements of Cash Flows..................   F-79
     Notes to Consolidated Financial Statements.............   F-80
  IMAGE MEMORY SYSTEMS, INC. (IMS):
     Report of Independent Public Accountants...............   F-85
     Balance Sheets.........................................   F-86
     Statements of Operations...............................   F-87
     Statements of Shareholders' Equity.....................   F-86
     Statements of Cash Flows...............................   F-89
     Notes to Financial Statements..........................   F-90
  INTERNATIONAL DATA SERVICES OF NEW YORK, INC. (IDS):
     Report of Independent Public Accountants...............   F-95
     Balance Sheets.........................................   F-96
     Statements of Operations...............................   F-97
     Statements of Shareholders' Equity.....................   F-98
     Statements of Cash Flows...............................   F-99
     Notes to Financial Statements..........................  F-100
  OREGON MICRO-IMAGING, INC. (OMI):
     Report of Independent Public Accountants...............  F-104
     Balance Sheets.........................................  F-105
     Statements of Operations...............................  F-106
     Statements of Stockholders' Equity.....................  F-107
     Statements of Cash Flows...............................  F-108
     Notes of Financial Statements..........................  F-109
  SEMCO INDUSTRIES, INC. (SPAULDING):
     Report of Independent Public Accountants...............  F-114
     Consolidated Balance Sheets............................  F-115
     Consolidated Statements of Operations..................  F-116
     Consolidated Statements of Stockholders' Deficit.......  F-117
     Consolidated Statements of Cash Flows..................  F-118
     Notes to Consolidated Financial Statements.............  F-119
  TOTAL INFORMATION MANAGEMENT CORPORTION (TIMCO):
     Report of Independent Public Accountants...............  F-123
     Balance Sheets.........................................  F-124
     Statements of Operations...............................  F-125
     Statements of Stockholders' Equity.....................  F-126
     Statements of Cash Flows...............................  F-127
     Notes to Financial Statements..........................  F-128
  TPS MICROGRAPHICS, INC. (TPS):
     Report of Independent Public Accountants...............  F-133
     Balance Sheets.........................................  F-134
     Statements of Operations...............................  F-135
     Statements of Stockholder's Deficit....................  F-136
     Statements of Cash Flows...............................  F-137
     Notes to Financial Statements..........................  F-138

                     IMAGEMAX, INC. AND FOUNDING COMPANIES

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                             BASIS OF PRESENTATION

     The following unaudited pro forma combined financial statements give effect to the acquisitions by ImageMAX, Inc. ("ImageMAX") of Utz Medical Enterprises, Inc., the parent of AMMCORP, by merger, CMC by merger, Laser Graphics by merger, I(3) by net asset acquisition, DDS by merger, DTI by net asset acquisition, I(2) Solutions by merger, IMS by stock acquisition, IDS by merger, OMI by merger, TPS by stock acquisition, DataLink by net asset acquisition, Spaulding (a wholly-owned subsidiary of SEMCO Industries, Inc.) by net asset acquisition, and TIMCO by net asset acquisition, (together, the "Founding Companies"). These acquisitions (the "Acquisitions") will occur simultaneously with and as a condition to the closing of ImageMAX's initial public offering (the "Offering") and will be accounted for using the purchase method of accounting. ImageMAX has been identified as the accounting acquirer for financial statement presentation purposes.

     The unaudited pro forma combined balance sheet as of June 30, 1997 gives effect to the Acquisitions and the Offering as if they had occurred on June 30, 1997. The unaudited pro forma combined statements of operations give effect to these transactions as if they had occurred on January 1, 1996.

     ImageMAX has preliminarily analyzed the savings that it expects to realize from reductions in salaries and certain benefits to the owners of the Founding Companies. To the extent the owners have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the pro forma combined statements of operations (the "Compensation Differential"). With respect to other potential cost savings, the statements include the compensation costs associated with positions eliminated or which will be eliminated in connection with the Acquisitions, including the retirement of former Senior Founding Company executives and other identified head-count reductions totalling approximately $650,000, $400,000 and $250,000 for the year ended December 31, 1996 and for the six months ended June 30, 1996 and 1997, respectively. The statements exclude compensation of $610,000 annually based upon employment agreements with ImageMAX's executive management and other costs associated with being a public company.

     The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what ImageMAX's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and is not necessarily representative of ImageMAX's financial position or results of operations for any future period. Since the Founding Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus. See "Risk Factors" included elsewhere herein.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 JUNE 30, 1997

                                 (IN THOUSANDS)

                                                            HISTORICAL FINANCIAL STATEMENTS (NOTE 1)
                                             ----------------------------------------------------------------------
                                                                   CODALEX                           I(2)
                                             IMAGEMAX    AMMCORP    GROUP    DATALINK   DOCUTECH   SOLUTIONS   IMS
                                             ---------   -------   -------   --------   --------   ---------   ----

                  ASSETS
CURRENT ASSETS
 Cash and cash equivalents................     $ 15      $   --    $   41     $  268      $152      $1,074     $ 77
 Accounts receivable......................       --         999       848        358       520         562      533
 Inventories..............................       --         138       230         37         6         437       11
 Prepaid expenses and other...............      230          65       132         11        14         133       42
                                               ----      ------    ------     ------      ----      ------     ----
   Total current assets...................      245       1,202     1,251        674       692       2,206      663
PROPERTY AND EQUIPMENT, net...............       --       1,798       452        979       114         698      129
INTANGIBLES, primarily goodwill...........       25         316         4         --        --          --       54
OTHER.....................................       --          47        --         31        --          --       15
                                               ----      ------    ------     ------      ----      ------     ----
   Total assets...........................     $270      $3,363    $1,707     $1,684      $806      $2,904     $861
                                               ====      ======    ======     ======      ====      ======     ====
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Short-term debt and current portion of
   long-term debt.........................     $ --      $2,879    $  600     $   84      $ 10      $   80     $192
 Accounts payable.........................       --         386       501        113        59         127       90
 Accrued expenses.........................       45         712       209        129       104         738      125
 Deferred revenue.........................       --         147        33         --       109          --       --
 Deferred income taxes....................       --          --        --         --        --          --       --
 Pro forma cash due Founding Companies....       --          --        --         --        --          --       --
 Other current liabilities................       --          --       190         --        --          --       --
                                               ----      ------    ------     ------      ----      ------     ----
   Total current liabilities..............       45       4,124     1,533        326       282         945      407
                                               ----      ------    ------     ------      ----      ------     ----
DEFERRED INCOME TAXES.....................       --          --        --         --        --           3       --
LONG-TERM DEBT............................       --         268       190        833         5         384      169
OTHER LONG-TERM LIABILITIES...............       --          --        --         --        --          --       --
                                               ----      ------    ------     ------      ----      ------     ----
   Total liabilities......................       45       4,392     1,723      1,159       287       1,332      576
                                               ----      ------    ------     ------      ----      ------     ----
SHAREHOLDERS' EQUITY (DEFICIT):
 Preferred stock..........................      179          --        --         --        --          --       --
 Common stock.............................      236           1        10         40        10           1      100
 Additional paid-in-capital...............       --          98       139         --        --          --       --
 Retained earnings (deficit)..............     (190)     (1,128)     (165)       485       509       1,640      468
 Treasury stock...........................       --          --        --         --        --         (69)    (283)
                                               ----      ------    ------     ------      ----      ------     ----
   Total shareholders' equity (deficit)...      225      (1,029)      (16)       525       519       1,572      285
                                               ----      ------    ------     ------      ----      ------     ----
   Total liabilities and shareholders'
     equity (deficit).....................     $270      $3,363    $1,707     $1,684      $806      $2,904     $861
                                               ====      ======    ======     ======      ====      ======     ====

                                             HISTORICAL FINANCIAL STATEMENTS (NOTE 1)
                                            -------------------------------------------
                                                                                           PRO FORMA    PRO FORMA   POST MERGER
                                            IDS     OMI     SPAULDING   TIMCO     TPS     ADJUSTMENTS   COMBINED    ADJUSTMENTS
                                            ----   ------   ---------   ------   ------   -----------   ---------   -----------
                                                                                           (NOTE 3)                  (NOTE 4)
                  ASSETS
CURRENT ASSETS
 Cash and cash equivalents................  $309   $    1    $  170     $  35    $   --     $ 1,101      $ 3,243      $ 1,223
 Accounts receivable......................   452      448     1,544       749       868          --        7,881           --
 Inventories..............................    --      413       580        --       137          --        1,989           --
 Prepaid expenses and other...............    44       46        99        60        51        (133)         794           --
                                            ----   ------    ------     ------   ------     -------      -------      -------
   Total current assets...................   805      908     2,393       844     1,056         968       13,907        1,223
PROPERTY AND EQUIPMENT, net...............    63      350     1,101       270       334      (1,651)       4,637           --
INTANGIBLES, primarily goodwill...........    --       --        --       130        21      33,269       33,819           --
OTHER.....................................     2       --       136        --        49          --          280           --
                                            ----   ------    ------     ------   ------     -------      -------      -------
   Total assets...........................  $870   $1,258    $3,630     $1,244   $1,460     $32,586      $52,643      $ 1,223
                                            ====   ======    ======     ======   ======     =======      =======      =======
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Short-term debt and current portion of
   long-term debt.........................  $ --   $  142    $  171     $  93    $  527     $  (344)     $ 4,434      $(4,434)
 Accounts payable.........................   145      175       513        91       389          29        2,618           --
 Accrued expenses.........................   355      178       399       312       117       2,497        5,920       (2,250)
 Deferred revenue.........................    --      178       624        --        20          --        1,111           --
 Deferred income taxes....................    --       --        --        --        --          --           --           --
 Pro forma cash due Founding Companies....    --       --        --        --        --      26,276       26,276      (26,276)
 Other current liabilities................    --       --        --        --        --          --          190         (190)
                                            ----   ------    ------     ------   ------     -------      -------      -------
   Total current liabilities..............   500      673     1,707       496     1,053      28,458       40,549      (33,150)
                                            ----   ------    ------     ------   ------     -------      -------      -------
DEFERRED INCOME TAXES.....................     8       25        --        --        13          --           49           --
LONG-TERM DEBT............................    --       35        --       191       547      (1,266)       1,356       (1,356)
OTHER LONG-TERM LIABILITIES...............    --       --     2,337        --        --      (2,337)          --           --
                                            ----   ------    ------     ------   ------     -------      -------      -------
   Total liabilities......................   508      733     4,044       687     1,613      24,855       41,954      (34,506)
                                            ----   ------    ------     ------   ------     -------      -------      -------
SHAREHOLDERS' EQUITY (DEFICIT):
 Preferred stock..........................    --       --        60        --        --        (239)          --           --
 Common stock.............................    10       10       696        46         1      13,718       14,879       36,229
 Additional paid-in-capital...............    --       --       847       123       225      (1,432)          --           --
 Retained earnings (deficit)..............   352      515       138       388       171      (7,373)      (4,190)        (500)
 Treasury stock...........................    --       --    (2,155)       --      (550)      3,057           --           --
                                            ----   ------    ------     ------   ------     -------      -------      -------
   Total shareholders' equity (deficit)...   362      525      (414)      557      (153)      7,731       10,689       35,729
                                            ----   ------    ------     ------   ------     -------      -------      -------
   Total liabilities and shareholders'
     equity (deficit).....................  $870   $1,258    $3,630     $1,244   $1,460     $32,586      $52,643      $ 1,223
                                            ====   ======    ======     ======   ======     =======      =======      =======


                                               AS
                                            ADJUSTED
                                            --------

                  ASSETS
CURRENT ASSETS
 Cash and cash equivalents................  $ 4,466
 Accounts receivable......................    7,881
 Inventories..............................    1,989
 Prepaid expenses and other...............      794
                                            -------
   Total current assets...................   15,130
PROPERTY AND EQUIPMENT, net...............    4,637
INTANGIBLES, primarily goodwill...........   33,819
OTHER.....................................      280
                                            -------
   Total assets...........................  $53,866
                                            =======
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Short-term debt and current portion of
   long-term debt.........................  $    --
 Accounts payable.........................    2,618
 Accrued expenses.........................    3,670
 Deferred revenue.........................    1,111
 Deferred income taxes....................       --
 Pro forma cash due Founding Companies....       --
 Other current liabilities................       --
                                            -------
   Total current liabilities..............    7,399
                                            -------
DEFERRED INCOME TAXES.....................       49
LONG-TERM DEBT............................       --
OTHER LONG-TERM LIABILITIES...............       --
                                            -------
   Total liabilities......................    7,448
                                            -------
SHAREHOLDERS' EQUITY (DEFICIT):
 Preferred stock..........................       --
 Common stock.............................   51,108
 Additional paid-in-capital...............       --
 Retained earnings (deficit)..............   (4,690)
 Treasury stock...........................       --
                                            -------
   Total shareholders' equity (deficit)...   46,418
                                            -------
   Total liabilities and shareholders'
     equity (deficit).....................  $53,866
                                            =======

         The accompanying notes are an integral part of this statement.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1997

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                   HISTORICAL FINANCIAL STATEMENTS (NOTE 1)
                                   ------------------------------------------------------------------------
                                                         CODALEX                           I(2)
                                   IMAGEMAX    AMMCORP    GROUP    DATALINK   DOCUTECH   SOLUTIONS    IMS
                                   ---------   -------   -------   --------   --------   ---------   ------

REVENUES:
 Services........................    $  --     $2,781    $1,856     $1,285     $  580     $1,285     $1,309
 Products........................       --         --       771        427        827      1,001         93
                                     -----     ------    ------     ------     ------     ------     ------
                                        --      2,781     2,627      1,712      1,407      2,286      1,402
                                     -----     ------    ------     ------     ------     ------     ------
COST OF REVENUES:
 Services........................       --      1,684     1,230        796        267        518        684
 Products........................       --         --       597        357        273        748         87
 Depreciation....................       --        172        49        104         18         84         35
                                     -----     ------    ------     ------     ------     ------     ------
                                        --      1,856     1,876      1,257        558      1,350        806
                                     -----     ------    ------     ------     ------     ------     ------
   Gross profit..................       --        925       751        455        849        936        596
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES.........      167        692       410        232        380        855        286
AMORTIZATION OF INTANGIBLE
 ASSETS..........................       --        105         1         --         --         --         --
                                     -----     ------    ------     ------     ------     ------     ------
   Operating income (loss).......     (167)       128       340        223        469         81        310
INTEREST EXPENSE.................       --        165        62         62          2         49         19
INTEREST INCOME..................       --         --        --         (1)        --        (38)        (1)
                                     -----     ------    ------     ------     ------     ------     ------
   Income (loss) before income
     taxes.......................     (167)       (37)      278        162        467         70        292
INCOME TAX PROVISION (BENEFIT)...       --         68         2         --         --         27         19
                                     -----     ------    ------     ------     ------     ------     ------
NET INCOME (LOSS)................    $(167)    $ (105)   $  276     $  162     $  467     $   43     $  273
                                     =====     ======    ======     ======     ======     ======     ======
PRO FORMA NET INCOME PER SHARE
 (Note 8)........................
SHARES USED IN COMPUTING PRO
 FORMA NET INCOME PER SHARE (Note
 8)..............................
SUPPLEMENTAL PRO FORMA DATA (Note 9):
 Operating income (loss), as
   reported......................    $(167)    $  128    $  340     $  223     $  469     $   81     $  310
 Pro forma operating adjustments
   (Note 9)......................       --        182        --         18        (74)        94         (1)
                                     -----     ------    ------     ------     ------     ------     ------
                                      (167)       310       340        241        395        175        309
 Pro forma amortization of
   intangibles...................       --         48        38         51        135         66         43
                                     -----     ------    ------     ------     ------     ------     ------
 Pro forma operating income
   (loss)........................    $(167)    $  262    $  302     $  190     $  260     $  109     $  266
                                     =====     ======    ======     ======     ======     ======     ======

                                     HISTORICAL FINANCIAL STATEMENTS (NOTE 1)
                                   ---------------------------------------------
                                                                                    PRO FORMA      PRO FORMA
                                    IDS      OMI     SPAULDING   TIMCO     TPS     ADJUSTMENTS      COMBINED
                                   ------   ------   ---------   ------   ------   -----------   --------------
                                                                                    (NOTE 5)
REVENUES:
 Services........................  $1,482   $1,166    $2,514     $2,160   $1,568      $ (26)     $       17,960
 Products........................      --      937     1,963        --       659        (48)              6,630
                                   ------   ------    ------     ------   ------      -----      --------------
                                    1,482    2,103     4,477     2,160     2,227        (74)             24,590
                                   ------   ------    ------     ------   ------      -----      --------------
COST OF REVENUES:
 Services........................     838    1,018     1,472     1,394       985        104              10,990
 Products........................      --      507     1,459        --       595         80               4,703
 Depreciation....................       9       53        97        42        75        (43)                695
                                   ------   ------    ------     ------   ------      -----      --------------
                                      847    1,578     3,028     1,436     1,655        141              16,388
                                   ------   ------    ------     ------   ------      -----      --------------
   Gross profit..................     635      525     1,449       724       572       (215)              8,202
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES.........     362      368     1,371       481       469       (677)              5,396
AMORTIZATION OF INTANGIBLE
 ASSETS..........................      --       --        --        16        --        499                 621
                                   ------   ------    ------     ------   ------      -----      --------------
   Operating income (loss).......     273      157        78       227       103        (37)              2,185
INTEREST EXPENSE.................      --       11       113        28        50       (525)                 36
INTEREST INCOME..................      (2)      --        (2)       --        --         --                 (44)
                                   ------   ------    ------     ------   ------      -----      --------------
   Income (loss) before income
     taxes.......................     275      146       (33)      199        53        488               2,193
INCOME TAX PROVISION (BENEFIT)...      --       64        --        --        --        844               1,024
                                   ------   ------    ------     ------   ------      -----      --------------
NET INCOME (LOSS)................  $  275   $   82    $  (33)    $ 199    $   53      $(356)     $        1,169
                                   ======   ======    ======     ======   ======      =====      ==============
PRO FORMA NET INCOME PER SHARE
 (Note 8)........................                                                                $         0.23
                                                                                                 ==============
SHARES USED IN COMPUTING PRO
 FORMA NET INCOME PER SHARE (Note
 8)..............................                                                                     5,091,419
                                                                                                 ==============
SUPPLEMENTAL PRO FORMA DATA:
 Operating income (loss), as
   reported......................  $  273   $  157    $   78     $ 227    $  103      $  --      $        2,222
 Pro forma operating adjustments
   (Note 9)......................     305       (6)       12        38        16         --                 584
                                   ------   ------    ------     ------   ------      -----      --------------
                                      578      151        90       265       119         --               2,806
 Pro forma amortization of
   intangibles...................      57       37        54        53        39         --                 621
                                   ------   ------    ------     ------   ------      -----      --------------
 Pro forma operating income
   (loss)........................  $  521   $  114    $   36     $ 212    $   80      $  --      $        2,185
                                   ======   ======    ======     ======   ======      =====      ==============

         The accompanying notes are an integral part of this statement.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1996

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                               HISTORICAL FINANCIAL STATEMENTS (NOTE 1)
                                               ------------------------------------------------------------------------
                                                                     CODALEX                           I(2)
                                               IMAGEMAX    AMMCORP    GROUP    DATALINK   DOCUTECH   SOLUTIONS    IMS
                                               ---------   -------   -------   --------   --------   ---------   ------

REVENUES:
 Services....................................    $  --     $2,727    $  904     $1,163     $  523     $1,249     $1,043
 Products....................................       --         --       965        457        530        899        256
                                                 -----     ------    ------     ------     ------     ------     ------
                                                    --      2,727     1,869      1,620      1,053      2,148      1,299
                                                 -----     ------    ------     ------     ------     ------     ------
COST OF REVENUES:
 Services....................................       --      1,756       619        837        225        483        819
 Products....................................       --         --       725        410        314        690        186
 Depreciation................................       --        206        38        104         16         80         43
                                                 -----     ------    ------     ------     ------     ------     ------
                                                    --      1,962     1,382      1,351        555      1,253      1,048
                                                 -----     ------    ------     ------     ------     ------     ------
   Gross profit..............................       --        765       487        269        498        895        251
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES....................................       --        633       479        213        361        700        329
AMORTIZATION OF INTANGIBLE ASSETS............       --        102         2         --         --         --         --
                                                 -----     ------    ------     ------     ------     ------     ------
   Operating income (loss)...................       --         30         6         56        137        195        (78)
INTEREST EXPENSE.............................       --        172        43         42          9         49         19
INTEREST INCOME..............................       --         --        --         (1)        --        (42)        --
                                                 -----     ------    ------     ------     ------     ------     ------
   Income (loss) before income taxes.........       --       (142)      (37)        15        128        188        (97)
INCOME TAX PROVISION (BENEFIT)...............       --         18        26         --         --         71        (21)
                                                 -----     ------    ------     ------     ------     ------     ------
NET INCOME (LOSS)............................    $  --     $ (160)   $  (63)    $   15     $  128     $  117     $  (76)
                                                 =====     ======    ======     ======     ======     ======     ======
PRO FORMA NET LOSS PER SHARE (NOTE 8)........
SHARES USED IN COMPUTING PRO FORMA NET LOSS
 PER SHARE (NOTE 8)..........................
SUPPLEMENTAL PRO FORMA DATA (Note 9):
 Operating income (loss), as reported........    $  --     $   30    $    6     $   56     $  137     $  195     $  (78)
 Pro forma operating adjustments (Note 9)....       --        199       (18)        19        (29)        32         (1)
                                                 -----     ------    ------     ------     ------     ------     ------
                                                    --        229       (12)        75        108        227        (79)
 Pro forma amortization of intangibles.......       --         48        38         51        135         66         43
                                                 -----     ------    ------     ------     ------     ------     ------
 Pro forma operating income (loss)...........    $  --     $  181    $  (50)    $   24     $  (27)    $  161     $ (122)
                                                 =====     ======    ======     ======     ======     ======     ======

                                                 HISTORICAL FINANCIAL STATEMENTS (NOTE 1)
                                               --------------------------------------------
                                                                                               PRO FORMA       PRO FORMA
                                                IDS     OMI     SPAULDING   TIMCO     TPS     ADJUSTMENTS      COMBINED
                                               -----   ------   ---------   ------   ------   -----------   ---------------
                                                                                               (NOTE 6)
REVENUES:

 Services....................................  $ 502   $1,184    $2,357     $2,306   $  995      $ (30)     $        14,923

 Products....................................     --      683     1,980        --       487        (23)               6,234

                                               -----   ------    ------     ------   ------      -----      ---------------

                                                 502    1,867     4,337     2,306     1,482        (53)              21,157

                                               -----   ------    ------     ------   ------      -----      ---------------

COST OF REVENUES:

 Services....................................    375      911     1,309     1,525       667         78                9,604

 Products....................................     --      364     1,555        --       410         85                4,739

 Depreciation................................      7       33       108        56        46        (38)                 699

                                               -----   ------    ------     ------   ------      -----      ---------------

                                                 382    1,308     2,972     1,581     1,123        125               15,042

                                               -----   ------    ------     ------   ------      -----      ---------------

   Gross profit..............................    120      559     1,365       725       359       (178)               6,115

SELLING, GENERAL AND ADMINISTRATIVE

 EXPENSES....................................    207      328     1,756       526       334       (233)               5,633

AMORTIZATION OF INTANGIBLE ASSETS............     --       --        --        19        --        498                  621

                                               -----   ------    ------     ------   ------      -----      ---------------

   Operating income (loss)...................    (87)     231      (391)      180        25       (443)                (139)

INTEREST EXPENSE.............................      8       10       106        52        38       (509)                  39

INTEREST INCOME..............................     (1)      --       (29)       --        --         26                  (47)

                                               -----   ------    ------     ------   ------      -----      ---------------

   Income (loss) before income taxes.........    (94)     221      (468)      128       (13)        40                 (131)

INCOME TAX PROVISION (BENEFIT)...............      5       76        --        --        --        (62)                 113

                                               -----   ------    ------     ------   ------      -----      ---------------

NET INCOME (LOSS)............................  $ (99)  $  145    $ (468)    $ 128    $  (13)     $ 102      $          (244)

                                               =====   ======    ======     ======   ======      =====      ===============

PRO FORMA NET LOSS PER SHARE (NOTE 8)........                                                               $          (.05)

                                                                                                            ===============

SHARES USED IN COMPUTING PRO FORMA NET LOSS

 PER SHARE (NOTE 8)..........................                                                                     5,091,419

                                                                                                            ===============

SUPPLEMENTAL PRO FORMA DATA (NOTE 9):

 Operating income (loss), as reported........  $ (87)  $  231    $ (391)    $ 180    $   25      $  --      $           304

 Pro forma operating adjustments (Note 9)....     21      (18)      (94)       61         6         --                  178

                                               -----   ------    ------     ------   ------      -----      ---------------

                                                 (66)     213      (485)      241        31         --                  482

 Pro forma amortization of intangibles.......     57       37        54        53        39         --                  621

                                               -----   ------    ------     ------   ------      -----      ---------------

 Pro forma operating income (loss)...........  $(123)  $  176    $ (539)    $ 188    $   (8)     $  --      $          (139)

                                               =====   ======    ======     ======   ======      =====      ===============


         The accompanying notes are an integral part of this statement.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                    HISTORICAL FINANCIAL STATEMENTS (NOTE 1)
                                    ------------------------------------------------------------------------
                                                          CODALEX                           I(2)
                                    IMAGEMAX    AMMCORP    GROUP    DATALINK   DOCUTECH   SOLUTIONS    IMS
                                    ---------   -------   -------   --------   --------   ---------   ------

REVENUES:
 Services.........................    $ --      $5,573    $2,404     $2,286     $1,249     $2,384     $1,935
 Products.........................      --          --     1,653        865      1,073      1,575        357
                                      ----      ------    ------     ------     ------     ------     ------
                                        --       5,573     4,057      3,151      2,322      3,959      2,292
                                      ----      ------    ------     ------     ------     ------     ------
COST OF REVENUES:
 Services.........................      --       3,381     1,814      1,593        501      1,023      1,564
 Products.........................      --          --     1,193        773        584      1,229        258
 Depreciation.....................      --         446        88        218         31        157         84
                                      ----      ------    ------     ------     ------     ------     ------
                                        --       3,827     3,095      2,584      1,116      2,409      1,906
                                      ----      ------    ------     ------     ------     ------     ------
   Gross profit...................      --       1,746       962        567      1,206      1,550        386
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES.........................      23       1,419     1,082        467        747      1,673        604
AMORTIZATION OF INTANGIBLE
 ASSETS...........................      --         208         2         --         --         --         --
                                      ----      ------    ------     ------     ------     ------     ------
   Operating income (loss)........     (23)        119      (122)       100        459       (123)      (218)
INTEREST EXPENSE..................      --         344        76        107         16         95         37
INTEREST INCOME/OTHER.............      --          --        --         (2)        (3)       (94)        (2)
                                      ----      ------    ------     ------     ------     ------     ------
   Income (loss) before income
     taxes........................     (23)       (225)     (198)        (5)       446       (124)      (253)
INCOME TAX PROVISION (BENEFIT)....      --          44        45         --         --        (59)       (53)
                                      ----      ------    ------     ------     ------     ------     ------
NET INCOME (LOSS).................    $(23)     $ (269)   $ (243)    $   (5)    $  446     $  (65)    $ (200)
                                      ====      ======    ======     ======     ======     ======     ======
PRO FORMA NET LOSS PER SHARE (NOTE
 8)...............................
SHARES USED IN COMPUTING PRO FORMA
 NET LOSS PER SHARE (NOTE 8)......
SUPPLEMENTAL PRO FORMA DATA:
 Operating income (loss), as
   reported.......................    $(23)     $  119    $ (122)    $  100     $  459     $ (123)    $ (218)
 Pro forma operating adjustments
   (Note 9).......................      --         409       (37)        40        (39)       386          1
                                      ----      ------    ------     ------     ------     ------     ------
                                       (23)        528      (159)       140        420        263       (217)
 Pro forma amortization of
   intangibles....................      --          97        77        102        270        131         86
                                      ----      ------    ------     ------     ------     ------     ------
 Pro forma operating income
   (loss).........................    $(23)     $  431    $ (236)    $   38     $  150     $  132     $ (303)
                                      ====      ======    ======     ======     ======     ======     ======

                                      HISTORICAL FINANCIAL STATEMENTS (NOTE 1)
                                    ---------------------------------------------
                                                                                     PRO FORMA    PRO FORMA
                                     IDS      OMI     SPAULDING   TIMCO     TPS     ADJUSTMENTS    COMBINED
                                    ------   ------   ---------   ------   ------   -----------   ----------
                                                                                     (NOTE 7)
REVENUES:
 Services.........................  $1,431   $2,385    $4,862     $4,991   $2,137     $   (61)    $   31,576
 Products.........................      --    1,281     3,831        --     1,078         (33)        11,680
                                    ------   ------    ------     ------   ------     -------     ----------
                                     1,431    3,666     8,693     4,991     3,215         (94)        43,256
                                    ------   ------    ------     ------   ------     -------     ----------
COST OF REVENUES:
 Services.........................   1,017    1,996     2,583     3,276     1,371         173         20,292
 Products.........................      --      748     3,044        --       921         198          8,948
 Depreciation.....................      15      107       190        76        77         (81)         1,408
                                    ------   ------    ------     ------   ------     -------     ----------
                                     1,032    2,851     5,817     3,352     2,369         290         30,648
                                    ------   ------    ------     ------   ------     -------     ----------
   Gross profit...................     399      815     2,876     1,639       846        (384)        12,608
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES.........................     518      675     3,017     1,181       752        (942)        11,216
AMORTIZATION OF INTANGIBLE
 ASSETS...........................      --       --        --        42        --         994          1,246
                                    ------   ------    ------     ------   ------     -------     ----------
   Operating income (loss)........    (119)     140      (141)      416        94        (436)           146
INTEREST EXPENSE..................      14       16       205        99        84        (993)           100
INTEREST INCOME/OTHER.............      (2)      11       (32)       --        --          26            (98)
                                    ------   ------    ------     ------   ------     -------     ----------
   Income (loss) before income
     taxes........................    (131)     113      (314)      317        10         531            144
INCOME TAX PROVISION (BENEFIT)....       5       37        --        --        --         367            386
                                    ------   ------    ------     ------   ------     -------     ----------
NET INCOME (LOSS).................  $ (136)  $   76    $ (314)    $ 317    $   10     $   164     $     (242)
                                    ======   ======    ======     ======   ======     =======     ==========
PRO FORMA NET LOSS PER SHARE (NOTE
 8)...............................                                                                $     (.05)
                                                                                                  ==========
SHARES USED IN COMPUTING PRO FORMA
 NET LOSS PER SHARE (NOTE 8)......                                                                 5,091,419
                                                                                                  ==========
SUPPLEMENTAL PRO FORMA DATA:
 Operating income (loss), as
   reported.......................  $ (119)  $  140    $ (141)    $ 416    $   94     $    --     $      582
 Pro forma operating adjustments
   (Note 9).......................      78       18      (178)      105        27          --            810
                                    ------   ------    ------     ------   ------     -------     ----------
                                       (41)     158      (319)      521       121          --          1,392
 Pro forma amortization of
   intangibles....................     115       75       108       106        78          --          1,246
                                    ------   ------    ------     ------   ------     -------     ----------
 Pro forma operating income
   (loss).........................  $ (156)  $   83    $ (427)    $ 415    $   43     $    --     $      146
                                    ======   ======    ======     ======   ======     =======     ==========

         The accompanying notes are an integral part of this statement.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


1. GENERAL:

     ImageMAX was founded in November 1996 to become a leading national, single-source provider of integrated document management solutions. ImageMAX has conducted no operations to date and will acquire the Founding Companies concurrently with and as a condition of the closing of this Offering.

     The historical financial statements reflect the financial position and results of operations of the Founding Companies and were derived from the respective Founding Companies' financial statements. The financial data for the Founding Companies (excluding I(2) Solutions) included in the pro forma combined balance sheet are as of June 30, 1997 and in the pro forma combined statements of operations are for the year ended December 31, 1996 and for the six months ended June 30, 1996 and 1997. The financial data for I(2) Solutions are as of April 30, 1997 and for the year ended October 31, 1996 and the six months ended April 30, 1996 and 1997. The historical financial data included in the pro forma financial statements for DataLink, DocuTech and TIMCO as of December 31, 1996 and for the year ended December 31, 1996 are derived from audited financial statements appearing elsewhere in this Prospectus. The historical financial data included in the pro forma combined financial statements for I(2) Solutions as of October 31, 1996 and for the year ended October 31, 1996 are also derived from audited financial statements appearing elsewhere in this Prospectus. The additional historical financial data included in the pro forma combined financial statements for DataLink, Docutech, TIMCO, I(2) Solutions and the other Founding Companies have been derived from unaudited financial statements. The audited historical financial statements included elsewhere herein have been included in accordance with Securities and Exchange Commission ("SEC") Regulation S-X, Rule 3-05.

2. ACQUISITION OF FOUNDING COMPANIES:

     Concurrently with and as a condition to the closing of this Offering, ImageMAX will acquire by merger or purchase all of the outstanding capital stock or substantially all of the net assets of the Founding Companies. The acquisitions will be accounted for using the purchase method of accounting, with ImageMAX treated as the accounting acquirer.

     The following table sets forth the consideration to be paid (assuming the Acquisitions occurred on June 30, 1997) in (a) cash and (b) shares of Common Stock to each of the Founding Companies or their shareholders. For purposes of computing the estimated purchase price for accounting purposes, the value of the shares is determined using an estimated fair value of $11.05 per share (or $13.1 million), which represents a discount of 15% from the assumed initial public offering price of $13.00 per share, due to restrictions on the sale and transferability of the shares issued. The total estimated purchase price of $41.6 million for the Acquisitions includes $2.2 million of transaction costs and is based upon preliminary estimates, subject to certain purchase price adjustments at and following closing. Based on the estimated purchase price of $41.6 million, approximately $4.0 million will be allocated to acquired in-process research and development and will be charged to expense upon the consummation of the Acquisitions. The remaining amount of intangible assets of approximately $33.8 million includes approximately $33.0 million of goodwill and $0.8 million of developed technology.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS --  (CONTINUED)

2. ACQUISITION OF FOUNDING COMPANIES: -- (CONTINUED)

                                                                 SHARES OF
                                                    CASH        COMMON STOCK
                                                   -------      ------------
                                                    (DOLLARS IN THOUSANDS)
AMMCORP......................................      $   668          71,923
CodaLex Group................................        1,303          78,412
DataLink.....................................        3,053          38,462
DocuTech.....................................        5,446         288,750
I(2) Solutions...............................        2,000         261,538
IMS..........................................        1,976          61,538
IDS..........................................        1,755         165,000
OMI..........................................        1,292         117,692
Spaulding....................................        4,500              --
Timco........................................        2,725          59,615
TPS..........................................        1,587          41,538
                                                   -------       ---------
                                                   $26,305       1,184,468
                                                   =======       =========

                     IMAGEMAX, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS --  (CONTINUED)

3. UNAUDITED PRO FORMA MERGER ADJUSTMENTS TO THE JUNE 30, 1997 BALANCE SHEET:

     The following table summarizes the unaudited pro forma merger combined adjustments to the June 30, 1997 balance sheet (in thousands):

                                                            PRO FORMA MERGER ADJUSTMENTS              PRO FORMA
                                                  ------------------------------------------------     MERGER
                                                    (A)       (B)        (C)       (D)       (E)     ADJUSTMENTS
                     ASSETS                       -------   --------   -------   -------   -------   -----------
Cash and cash equivalents.......................  $ 1,377   $     --   $    --   $  (276)  $    --     $ 1,101
Prepaids and other..............................       --         --      (133)       --        --        (133)
                                                  -------   --------   -------   -------   -------     -------
      Total current assets......................    1,377         --      (133)     (276)       --         968
Property and equipment, net.....................       --         --      (979)     (672)       --      (1,651)
Intangibles, net................................       --         --    33,049       220        --      33,269
                                                  -------   --------   -------   -------   -------     -------
      Total assets..............................  $ 1,377   $     --   $31,937   $  (728)  $    --     $32,586
                                                  =======   ========   =======   =======   =======     =======
                LIABILITIES AND
         SHAREHOLDERS' EQUITY (DEFICIT)
Current portion of long-term debt...............  $    --   $     --   $  (251)  $   (93)  $    --     $  (344)
Accounts payable and accrued expenses...........       --         --     2,250       276        --       2,526
Pro forma cash due Founding Companies...........       --     26,305        --       (29)       --      26,276
                                                  -------   --------   -------   -------   -------     -------
      Total current liabilities.................       --     26,305     1,999      (154)       --      28,458
Long-term debt, net of current maturities.......       --         --      (355)     (911)       --      (1,266)
Other long-term liabilities.....................       --         --    (2,337)       --        --      (2,337)
                                                  -------   --------   -------   -------   -------     -------
      Total liabilities.........................       --     26,305      (693)     (757)       --      24,855
                                                  -------   --------   -------   -------   -------     -------
Shareholders' equity (deficit):
  Preferred stock...............................    1,077         --       (60)       --    (1,256)       (239)
  Common stock..................................      300         --    12,162        --     1,256      13,718
  Additional paid-in capital....................       --    (26,305)   24,844        29        --      (1,432)
  Retained earnings (deficit)...................       --         --    (7,373)       --        --      (7,373)
  Treasury stock................................       --         --     3,057        --        --       3,057
                                                  -------   --------   -------   -------   -------     -------
      Total shareholders' equity (deficit)......    1,377    (26,305)   32,630        29        --       7,731
                                                  -------   --------   -------   -------   -------     -------
      Total liabilities and shareholders' equity
         (deficit)..............................  $ 1,377   $     --   $31,937   $  (728)  $    --     $32,586
                                                  =======   ========   =======   =======   =======     =======

------------------
(a) Reflects the net proceeds of $1.4 million from the September 1997 sale of 227,721 shares of Series A Preferred Stock and 63,462 shares of Common Stock (September Financing).

(b) Reflects the liability for the cash portion of the consideration to be paid to the Founding Companies or their shareholders in connection with the Acquisitions.

(c) Reflects the Acquisitions and the allocation of the purchase price using the purchase method of accounting. The purchase price is estimated at $41.6 million, consisting of (i) $26.3 million in cash, (ii) 1,184,468 shares of Common Stock valued at $11.05 per share (or $13.1 million) and (iii) estimated transaction costs of $2.2 million (see Note 2). Excluded from net assets acquired are certain facilities and related debt and certain other assets and liabilities.

(d) Reflects the purchase price adjustments associated with the Acquisitions, including estimated closing adjustments based primarily on required amounts of shareholders' equity and working capital. In addition, the entry reflects the elimination of a previously capitalized lease, which will become an operating lease upon the closing of one of the Acquisitions.

(e) Reflects the conversion of 443,489 shares of Series A Preferred Stock into 443,489 shares of Common Stock.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS --  (CONTINUED)

4. UNAUDITED PRO FORMA POST MERGER ADJUSTMENTS TO THE JUNE 30, 1997 BALANCE
   SHEET:

     The following table summarizes the unaudited pro forma post merger adjustments (which reflects the offering activity) to the balance sheet as of June 30, 1997 (in thousands).

                                                                  PRO FORMA POST MERGER ADJUSTMENTS
                                                              ------------------------------------------
                                                                                             POST MERGER
                                                                (A)       (B)        (C)     ADJUSTMENTS
                           ASSETS                             -------   --------   -------   -----------
Cash and cash equivalents...................................  $35,729   $(28,526)  $(5,980)    $  1223
                                                              -------   --------   -------     -------
      Total assets..........................................  $35,729   $(28,526)  $(5,980)    $  1223
                                                              =======   ========   =======     =======
                      LIABILITIES AND
               SHAREHOLDERS' EQUITY (DEFICIT)
Current portion of long-term debt...........................  $    --   $     --   $(4,434)    $(4,434)
Accrued expenses............................................       --     (2,250)       --      (2,250)
Pro forma cash due Founding Companies.......................       --    (26,276)       --     (26,276)
Payable to shareholder/affiliate............................       --         --      (190)       (190)
                                                              -------   --------   -------     -------
      Total current liabilities.............................       --    (28,526)   (4,624)    (33,150)
Long-term debt, net of current maturities...................       --         --    (1,356)     (1,356)
                                                              -------   --------   -------     -------
      Total liabilities.....................................       --    (28,526)   (3,980)    (34,506)
                                                              -------   --------   -------     -------
Shareholders' equity (deficit):
  Preferred stock...........................................       --         --        --          --
  Common stock..............................................   36,229         --        --      36,229
  Retained earnings (deficit)...............................     (500)        --        --        (500)
  Treasury stock............................................       --         --        --          --
                                                              -------   --------   -------     -------
      Total shareholders' equity (deficit)..................   35,729         --        --      35,729
                                                              -------   --------   -------     -------
      Total liabilities and shareholders' equity
         (deficit)..........................................  $35,729   $(28,526)  $(5,980)    $ 1,223
                                                              =======   ========   =======     =======

------------------
(a) Reflects the net cash of $36.2 million from the sale of 3,100,000 shares of Common Stock, net of estimated offering costs of $1.2 million (based on an assumed initial public offering price of $13.00 per share). Offering costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees and printing expenses. Includes a $0.5 million fee paid to an entity owned by two ImageMAX officers to be paid upon completion of the Offering. Such fee will be charged to the statement of operations upon the consummation of the Offering.

(b) Reflects the payment of the cash consideration for the Acquisitions, including estimated transaction costs.

(c) Reflects the use of a portion of the net proceeds of the Offering to repay debt incurred by the Founding Companies.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS --  (CONTINUED)

5. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS -- SIX MONTHS ENDED JUNE 30, 1997:

     The following table summarizes the unaudited pro forma combined statements of operations adjustments for the six months ended June 30, 1997 (in thousands):

                                                                 ADJUSTMENTS
                                                  ------------------------------------------    PRO FORMA
                                                  (A)    (B)     (C)     (D)    (E)     (F)    ADJUSTMENTS
                                                  ----   ----   -----   -----   ----   -----   -----------
Revenues........................................  $(74)  $ --   $  --   $  --   $ --   $  --      $ (74)
Cost of revenues................................   (74)    --     215      --     --      --        141
Selling, general and administrative expense.....    --   (666)    (11)     --     --      --       (677)
Amortization....................................    --     --      --     499     --      --        499
                                                  ----   ----   -----   -----   ----   -----      -----
      Operating income (loss)...................    --    666    (204)   (499)    --      --        (37)
Interest income.................................    --     --      --      --     --      --         --
Interest expense................................    --     --     (73)     --   (452)     --       (525)
                                                  ----   ----   -----   -----   ----   -----      -----
      Income (loss) before income taxes.........    --    666    (131)   (499)   452      --        488
Income tax provision (benefit)..................    --     --      --      --     --     844        844
                                                  ----   ----   -----   -----   ----   -----      -----
      Net income (loss).........................  $ --   $666   $(131)  $(499)  $452   $(844)     $(356)
                                                  ====   ====   =====   =====   ====   =====      =====

------------------
(a) Reflects the elimination of intercompany activity among the Founding Companies.

(b) Reflects the reduction in salaries, bonuses and benefits to the owners of the Founding Companies from an aggregate total of $1.4 million to $0.7 million to which they have contractually agreed. These reductions in salaries, bonuses and benefits are in accordance with the terms of employment agreements to be entered into pursuant to the Acquisitions. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance upon termination in certain circumstances. Excludes $0.6 million annually of compensation based upon employment agreements entered into with ImageMAX's executive management.

(c) Reflects the reduction in depreciation at two of the Founding Companies' facilities, the elimination of interest expense on a capital lease and an increase in rent expense (Rent Differential), as a result of new operating leases to be entered into upon the closing of the Acquisitions.

(d) Reflects the amortization of goodwill to be recorded as a result of the Acquisitions, using an estimated life of principally 30 years, and the amortization of acquired developed technology over a seven-year estimated life. Excludes a nonrecurring charge for acquired in-process research and development of $4 million (see Note 2).

(e) Reflects the elimination of interest expense resulting from the reduction of debt utilizing the net proceeds of the Offering (see Note 4, Adjustment
    (c)).

(f) Reflects the incremental provision for federal and state income taxes based on the effective tax rate that would have resulted on a C Corporation basis.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS --  (CONTINUED)

6. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS -- SIX MONTHS ENDED JUNE 30, 1996:

     The following table summarizes the unaudited pro forma combined statements of operations adjustments for the year ended June 30, 1996 (in thousands):

                                                                  ADJUSTMENTS
                                                   -----------------------------------------    PRO FORMA
                                                   (A)    (B)     (C)     (D)    (E)    (F)    ADJUSTMENTS
                                                   ----   ----   -----   -----   ----   ----   -----------
Revenues.........................................  $(53)  $ --   $  --   $  --   $ --   $ --      $ (53)
Cost of revenues.................................   (53)    --     178      --     --     --        125
Selling, general and administrative expense......    --   (225)     (8)     --     --     --       (233)
Amortization.....................................    --     --      --     498     --     --        498
                                                   ----   ----   -----   -----   ----   ----      -----
      Operating income (loss)....................    --    225    (170)   (498)    --     --       (443)
Interest income..................................    --     26      --      --     --     --         26
Interest expense.................................    --     --     (54)     --   (455)    --       (509)
                                                   ----   ----   -----   -----   ----   ----      -----
      Income (loss) before income taxes..........    --    199    (116)   (498)   455     --        (40)
Income tax provision (benefit)...................    --     --      --      --     --    (62)       (62)
                                                   ----   ----   -----   -----   ----   ----      -----
      Net income (loss)..........................  $ --   $199   $(116)  $(498)  $455   $ 62      $ 102
                                                   ====   ====   =====   =====   ====   ====      =====

------------------
(a) Reflects the elimination of intercompany activity among the Founding Companies.

(b) Reflects the reduction in salaries, bonuses and benefits to the owners of the Founding Companies from an aggregate total of $0.9 million to $0.7 million to which they have contractually agreed. These reductions in salaries, bonuses and benefits are in accordance with the terms of employment agreements to be entered into pursuant to the Acquisitions. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance upon termination in certain circumstances. The adjustment also reflects a reduction in interest income due to the elimination of the Spaulding employee stock ownership plan benefit upon the Acquisition. Excludes ImageMAX executive management compensation (Note 5).

(c) Reflects the reduction in depreciation at two of the Founding Companies' facilities, the elimination of interest expense on a capital lease and the Rent Differential.

(d) Reflects the amortization of goodwill to be recorded as a result of the Acquisitions, using an estimated life of principally 30 years, and the amortization of acquired developed technology over a seven-year estimated life. Excludes a nonrecurring charge for acquired in-process research and development of $4 million (see Note 2).

(e) Reflects the elimination of interest expense resulting from the reduction of debt from the net proceeds of the Offering (see Note 4, Adjustment (c)).

(f) Reflects the incremental provision for federal and state income taxes based on the effective tax rate that would have resulted on a C corporation basis.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS --  (CONTINUED)

7. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS -- YEAR ENDED DECEMBER 31, 1996:

     The following table summarizes the unaudited pro forma combined statements of operations adjustments for the year ended December 31, 1996 (in thousands):

                                                                 ADJUSTMENTS
                                                  ------------------------------------------    PRO FORMA
                                                  (A)    (B)     (C)     (D)    (E)     (F)    ADJUSTMENTS
                                                  ----   ----   -----   -----   ----   -----   -----------
Revenues........................................  $(94)  $ --   $  --   $  --   $ --   $  --     $  (94)
Cost of revenues................................   (94)    --     384      --     --      --        290
Selling, general and administrative expenses....    --   (902)    (40)     --     --      --       (942)
Amortization....................................    --     --      --     994     --      --        994
                                                  ----   ----   -----   -----   ----   -----     ------
      Operating income (loss)...................    --    902    (344)   (994)    --      --       (436)
Interest income.................................    --     26      --      --     --      --         26
Interest expense................................    --     --    (129)     --   (864)     --       (993)
                                                  ----   ----   -----   -----   ----   -----     ------
      Income (loss) before income taxes.........    --    876    (215)   (994)   864      --        531
Income tax provisions (benefit).................    --     --      --      --     --     367        367
                                                  ----   ----   -----   -----   ----   -----     ------
      Net income (loss).........................  $ --   $876   $(215)  $(994)  $864   $(367)    $  164
                                                  ====   ====   =====   =====   ====   =====     ======

------------------
(a) Reflects the elimination of intercompany activity among the Founding Companies.

(b) Reflects the reduction in salaries, bonuses and benefits to the owners of the Founding Companies from an aggregate total of $2.3 million to $1.4 million to which they have contractually agreed. These reductions in salaries, bonuses and benefits are in accordance with the terms of employment agreements to be entered into pursuant to the Acquisitions. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance upon termination in certain circumstances. The adjustment also reflects the reduction in interest income due to the elimination of the Spaulding employee stock ownership benefit plan upon the Acquisition. Excludes ImageMAX executive management compensation (Note 5).

(c) Reflects the reduction in depreciation at two of the Founding Companies' facilities, the elimination of interest expense on capital leases and the Rent Differential.

(d) Reflects the amortization of goodwill to be recorded as a result of the Acquisitions, using an estimated life of principally 30 years, and the amortization of acquired developed technology over a seven-year estimated life. Excludes a nonrecurring charge for acquired in-process research and development of $4 million (see Note 2).

(e) Reflects the elimination of interest expense resulting from the reduction of debt from the net proceeds of the Offering (see Note 4, Adjustment (c)).

(f) Reflects the incremental provision for federal and state income taxes based on the effective tax rate that would have resulted on a C corporation basis. Exclude any income tax penalties (see Note 6 of the Financial Statements of I(2) Solutions).

                     IMAGEMAX, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS --  (CONTINUED)

8. PRO FORMA NET INCOME (LOSS) PER SHARE

     The shares used in computing pro forma net income (loss) per share includes the following:

Outstanding shares of ImageMAX Common Stock..............    710,770
Outstanding shares of ImageMAX Series A Preferred Stock
  to be converted into Common Stock prior
  to the Offering........................................    443,489
Shares issued to owners of the Founding Companies........  1,184,468
Shares issued in the Offering necessary to pay the cash
  portion of the Acquisitions' consideration (including
  expenses), paying Founding Companies' indebtedness and
  expenses of the Offering...............................  2,752,692
                                                           ---------
                                                           5,091,419
                                                           =========

     The remaining shares to be sold in the Offering have been excluded. Outstanding options have been excluded since all such options are exercisable at the Offering price.

                     IMAGEMAX, INC. AND FOUNDING COMPANIES

9. PRO FORMA OPERATING ADJUSTMENTS

     Included in the pro forma statements of operations is supplemental pro forma data which allocates each pro forma adjustment to each Founding Company. The following pro forma operating adjustments are presented to provide additional information to better understand the pro forma adjustments components:

                                                                                    CODALEX                           I(2)
PRO FORMA OPERATING ADJUSTMENTS DESCRIPTION                   IMAGEMAX    AMMCORP    GROUP    DATALINK   DOCUTECH   SOLUTIONS   IMS
-------------------------------------------                   ---------   -------   -------   --------   --------   ---------   ---
SIX MONTHS ENDED JUNE 30, 1997
1. Elimination of Intercompany Activity (Note 5, adjustment
  (a)).........................................                 $  --      $ 25      $ --       $ 6        $(48)      $ --      $--
2. Compensation Differential (Note 5, adjustment (b))...           --        52        (1)       40         (26)       147      (1)
3. Rent Differential (Note 5, adjustment (c))...                   --        --        --       (28)         --        (53)     --
4. Elimination of Intangible Amortization (Note 5,
  adjustment (d))..............................                    --       105         1        --          --         --      --
                                                                -----      ----      ----       ---        ----       ----      ---
                                                                $  --      $182      $ --       $18        $(74)      $ 94      $(1)
                                                                =====      ====      ====       ===        ====       ====      ===

SIX MONTHS ENDED JUNE 30, 1996
1. Elimination of Intercompany Activity (Note 6, adjustment
  (a)).........................................                 $  --      $ --      $ --       $--        $(23)      $ --      $--
2. Compensation Differential (Note 6, adjustment (b))...           --        97       (11)       15          (6)        72      (1)
3. Rent Differential (Note 6, adjustment (c))...                   --        --        (9)        4          --        (40)     --
4. Elimination of Intangible Amortization (Note 6,
  adjustment (d))..............................                    --       102         2        --          --         --      --
                                                                -----      ----      ----       ---        ----       ----      ---
                                                                $  --      $199      $(18)      $19        $(29)      $ 32      $(1)
                                                                =====      ====      ====       ===        ====       ====      ===

YEAR ENDED DECEMBER 31, 1996
1. Elimination of Intercompany Activity (Note 7, adjustment
  (a)).........................................                 $  --      $ --      $ --       $--        $(33)      $ --      $--
2. Compensation Differential (Note 7, adjustment (b))...           --       201       (22)       64          (6)       442       1
3. Rent Differential (Note 7, adjustment (c))...                   --        --       (17)      (24)         --        (56)     --
4. Elimination of Intangible Amortization (Note 7,
  adjustment (d))..............................                    --       208         2        --          --         --      --
                                                                -----      ----      ----       ---        ----       ----      ---
                                                                $  --      $409      $(37)      $40        $(39)      $386      $1
                                                                =====      ====      ====       ===        ====       ====      ===


PRO FORMA OPERATING ADJUSTMENTS DES  IDS    OMI    SPAULDING   TIMCO   TPS    TOTAL
-----------------------------------  ----   ----   ---------   -----   ----   -----
SIX MONTHS ENDED JUNE 30, 1997
1. Elimination of Intercompany Acti
  (a)).............................  $(26)  $--      $  --     $  3    $40    $  --
2. Compensation Differential (Note    329    13        106       19    (12)     666
3. Rent Differential (Note 5, adjus     2   (19)       (94)      --    (12)    (204)
4. Elimination of Intangible Amorti
  adjustment (d))..................    --    --         --       16     --      122
                                     ----   ----     -----     ----    ---    -----
                                     $305   $(6)     $  12     $ 38    $16    $ 584
                                     ====   ====     =====     ====    ===    =====
SIX MONTHS ENDED JUNE 30, 1996
1. Elimination of Intercompany Acti
  (a)).............................  $(30)  $--      $  --     $ 23    $30    $  --
2. Compensation Differential (Note     49     3         --       19    (12)     225
3. Rent Differential (Note 6, adjus     2   (21)       (94)      --    (12)    (170)
4. Elimination of Intangible Amorti
  adjustment (d))..................    --    --         --       19     --      123
                                     ----   ----     -----     ----    ---    -----
                                     $ 21   $(18)    $ (94)    $ 61    $ 6    $ 178
                                     ====   ====     =====     ====    ===    =====
YEAR ENDED DECEMBER 31, 1996
1. Elimination of Intercompany Acti
  (a)).............................  $(61)  $--      $  --     $ 23    $71    $  --
2. Compensation Differential (Note    135    57         10       40    (20)     902
3. Rent Differential (Note 7, adjus     4   (39)      (188)      --    (24)    (344)
4. Elimination of Intangible Amorti
  adjustment (d))..................    --    --         --       42     --      252
                                     ----   ----     -----     ----    ---    -----
                                     $ 78   $18      $(178)    $105    $27    $ 810
                                     ====   ====     =====     ====    ===    =====

After the reverse stock split discussed in Note 8 to the Financial Statements is effected, we will be in a position to render the following report.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.
September 12, 1997

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ImageMAX, Inc.:

     We have audited the accompanying balance sheets of ImageMAX, Inc. (a Pennsylvania Corporation) as of December 31, 1996 and June 30, 1997, and the related statements of operations, shareholders' equity and cash flows for the period from inception (November 12, 1996) to December 31, 1996 and the six months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ImageMAX, Inc. as of December 31, 1996 and June 30, 1997, and the results of its operations and its cash flows for the period from inception (November 12, 1996) to December 31, 1996 and the six months ended June 30, 1997, in conformity with generally accepted accounting principles.

Philadelphia, Pa.,
September 11, 1997 (except with
  respect to the matter discussed
  in Note 8 as to which the
  date is                , 1997)

                                 IMAGEMAX, INC.
                                 BALANCE SHEETS

                                                              DECEMBER 31,   JUNE 30,
                                                                  1996         1997
                                                              ------------   --------
                         ASSETS

CASH AND CASH EQUIVALENTS...................................    $61,647      $ 14,973

STOCK SUBSCRIPTION RECEIVABLE...............................         --       230,000

DEFERRED ACQUISITION COSTS..................................         --        24,802
                                                                -------      --------
                                                                $61,647      $269,775
                                                                =======      ========

            LIABILITIES AND SHAREHOLDERS' EQUITY

ACCRUED EXPENSES............................................    $ 4,781      $ 45,066

SHAREHOLDERS' EQUITY:
  Series A Preferred Stock, no par value, 10,000,000
     shares authorized, 126,923 and 215,769 shares issued
     and outstanding at December 31, 1996 and
     June 30, 1997..........................................     73,500       178,500
  Common Stock, no par value, 40,000,000 shares authorized,
     550,000 and 647,308 shares issued and outstanding
     at December 31, 1996 and June 30, 1997.................      6,500       236,500
  Accumulated deficit.......................................    (23,134)     (190,291)
                                                                -------      --------
        Total shareholders' equity..........................     56,866       224,709
                                                                -------      --------
                                                                $61,647      $269,775
                                                                =======      ========

        The accompanying notes are an integral part of these statements.

                                 IMAGEMAX, INC.
                            STATEMENTS OF OPERATIONS

                                                                  FROM
                                                                INCEPTION
                                                              (NOVEMBER 12,   SIX MONTHS
                                                                1996) TO        ENDED
                                                              DECEMBER 31,     JUNE 30,
                                                                  1996           1997
                                                              -------------   ----------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES................    $ 23,274      $ 167,597

INTEREST INCOME.............................................         140            440
                                                                --------      ---------

NET LOSS....................................................    $(23,134)     $(167,157)
                                                                ========      =========

        The accompanying notes are an integral part of these statements.

                                 IMAGEMAX, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                           SERIES A
                                       PREFERRED STOCK        COMMON STOCK                         TOTAL
                                     -------------------   -------------------   ACCUMULATED   SHAREHOLDERS'
                                      SHARES     AMOUNT     SHARES     AMOUNT      DEFICIT        EQUITY
                                     --------   --------   --------   --------   -----------   -------------
BALANCE, NOVEMBER 12, 1996
  (date of inception)..............        --   $     --         --   $     --    $      --      $     --
  Sales of Preferred and Common
    Stock..........................   126,923     73,500    550,000      6,500           --        80,000
  Net loss.........................        --         --         --         --      (23,134)      (23,134)
                                     --------   --------   --------   --------    ---------      --------

BALANCE, DECEMBER 31, 1996.........   126,923     73,500    550,000      6,500      (23,134)       56,866
  Sales of Preferred and Common
    Stock..........................    88,846    105,000     97,308    230,000           --       335,000
  Net loss.........................        --         --         --         --     (167,157)     (167,157)
                                     --------   --------   --------   --------    ---------      --------

BALANCE, JUNE 30, 1997.............   215,769   $178,500    647,308   $236,500    $(190,291)     $224,709
                                     ========   ========   ========   ========    =========      ========

        The accompanying notes are an integral part of these statements.

                                 IMAGEMAX, INC.
                            STATEMENTS OF CASH FLOWS

                                                            FROM INCEPTION
                                                             (NOVEMBER 12,
                                                               1996) TO           SIX MONTHS ENDED
                                                           DECEMBER 31, 1996       JUNE 30, 1997
                                                           -----------------      ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss...........................................          $(23,134)             $(167,157)

  Change in accrued expenses.........................             4,781                 40,285
                                                               --------              ---------

     Net cash used in operating activities...........           (18,353)              (126,872)
                                                               --------              ---------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Increase in deferred acquisition costs.............                --                (24,802)
                                                               --------              ---------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Proceeds from sales of Common and Preferred
     Stock...........................................            80,000                105,000
                                                               --------              ---------

NET INCREASE (DECREASED) IN CASH.....................            61,647                (46,674)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.......                --                 61,647
                                                               --------              ---------

CASH AND CASH EQUIVALENTS, END OF PERIOD.............          $ 61,647              $  14,973
                                                               ========              =========

        The accompanying notes are an integral part of these statements.

1. BACKGROUND:

     ImageMAX Inc. ("ImageMAX") was incorporated in Pennsylvania on November 12, 1996. ImageMAX was formed to become a leading national, single-source provider of integrated document management solutions (see Note 2).

     ImageMAX has conducted no operations to date and has entered into agreements to acquire certain businesses discussed in Note 2. These businesses have been operating independently, and ImageMAX may not be able to successfully integrate these businesses and their operations, employees and management. Given the nature of ImageMAX, it is and will be subject to many risks, including but not limited to, (i) an absence of combined operating history, (ii) the potential inability to manage growth, (iii) risks generally associated with acquisitions including the implementation of other acquisitions, (iv) possible fluctuations in quarterly results, (v) reliance on certain markets, and (vi) reliance on key personnel.

2. ACQUISITIONS AND PUBLIC OFFERING:

     In September 1997, ImageMAX entered into agreements to acquire Utz Medical Enterprises, Inc., the parent of AMMCORP, by merger, CMC by merger, Laser Graphics by merger, I(3) by net asset acquisition, DDS by merger, DTI by net asset acquisition, I(2) Solutions by merger, IMS by stock acquisition, IDS by merger, OMI by merger, TPS by stock acquisition, DataLink by net asset acquisition, Spaulding (a wholly-owned subsidiary of SEMCO Industries, Inc.) by net asset acquisition, and TIMCO by net asset acquisition (together, the "Founding Companies"). These acquisitions (the "Acquisitions") will occur simultaneously with the closing of ImageMAX's initial public offering (the "Offering") and will be accounted for using the purchase method of accounting. ImageMAX has been identified as the accounting acquirer for financial statement presentation purposes. The estimated total purchase price of the Founding Companies is $41.6 million, which consists of: (i) $26.3 million in cash to be paid to the Founding Companies or their shareholders (the "Sellers") upon the consummation of the Offering; (ii) the $13.1 million estimated fair value of 1,184,468 shares of Common Stock to be issued to the Sellers; and (iii) estimated transaction costs of $2.2 million. For purposes of computing the estimated purchase price for accounting purposes, the value of the shares is determined using an estimated fair value of $11.05 per share (or $13.1 million), which represents a discount of 15% from the assumed initial public offering price of $13.00, due to restrictions on the sale and transferability of the shares issued. The total estimated purchase price of $41.6 million for the Acquisitions is based upon preliminary estimates and is subject to certain purchase price adjustments at and following closing. Based on the estimated purchase price of $41.6 million, approximately $4.0 million will be allocated to acquired in-process research and development and will be charged to expense upon the consummation of the Acquisitions. The remaining amount of intangible assets of approximately $33.8 million includes approximately $33.0 million of goodwill and $800,000 of developed technology.

3. SHAREHOLDERS' EQUITY:

     In November 1996, ImageMAX issued 423,077 shares of Common Stock to its founding shareholders for $5,000. In November 1996, ImageMAX sold 126,923 units comprised of one share of Series A Convertible Preferred Stock (Series A Preferred Stock) and one share of common stock to certain of its founders and to David C. Utz Jr., an accredited investor, for $75,000. Each share of Series A Preferred Stock is convertible into one share of Common Stock.

     In April 1997, ImageMAX sold 88,846 shares of Series A Preferred Stock to certain of its founders and two additional accredited investors for $105,000.

                                 IMAGEMAX, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3. SHAREHOLDERS' EQUITY: -- (CONTINUED)

     In June 1997, ImageMAX sold 97,308 shares of Common Stock to certain of its founders and its President and Chief Operating Officer and Senior Vice President--Finance, Chief Financial Officer, and Treasurer for $230,000. The related stock subscription receivables were paid in full in July 1997.

     In September 1997, ImageMAX sold 227,721 shares of Series A Preferred Stock and 63,462 shares of Common Stock for total consideration of $1,076,500 and $300,000, respectively, to certain of its founders and other accredited investors.

4. 1997 INCENTIVE PLAN:

     ImageMAX's 1997 Incentive Plan (the Plan) provides for the award of up to 600,000 shares of its Common Stock to its employees, directors, consultants and other individuals who perform services for ImageMAX. The Plan provides for granting of various stock based awards, including incentive and non-qualified stock options, restricted stock and performance shares and units. Upon completion of the Offering, non-qualified options to purchase an aggregate of 302,500 shares of Common Stock at the Offering price will be granted to ImageMAX's four executive officers and an outside director. These grants will vest in equal installments over three years.

5. EMPLOYMENT AGREEMENTS:

     ImageMAX has entered into employment agreements with its Chief Executive Officer, President and Chief Operating Officer, Senior Vice President-- Finance, Chief Financial Officer and Treasurer, and Senior Vice President--Corporate Development that provide for a minimum annual compensation of $610,000 plus bonuses. In addition, in connection with the Closing of the Acquisitions, ImageMAX will enter into employment agreements with several management members of the Founding Companies that provide for minimum annual compensation of $1.4 million plus bonuses.

6. RELATED-PARTY MANAGEMENT CONTRACT:

     In November 1996, ImageMAX entered into a management contract with GBL Capital Corp. ("GBL"), an entity whose shareholders are also shareholders of ImageMAX. GBL was engaged to manage the daily business operations of ImageMAX. ImageMAX paid GBL $5,000 upon entering into the agreement and is required to pay monthly fees ranging from $10,000 to $25,000. The monthly fee payments were terminated on July 31, 1997. Upon the closing of an initial public offering, ImageMAX is required to pay GBL a fee of $500,000. The $500,000 will be charged to the statement of operations upon the consummation of the Offering.

7. ACCRUED EXPENSES:

     Accrued expenses principally consist of professional fees related to the Acquisitions and the Offering.

8. SIGNIFICANT ACCOUNTING POLICIES:

                                 IMAGEMAX, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

8. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reverse Stock Split

     ImageMAX effected a 0.846154 for 1 reverse stock split on          , 1997.
All references in the accompanying financial statements to the number of shares and per-share amounts have been retroactively restated to reflect the reverse stock split.

  Cash and Cash Equivalents

     ImageMAX considers highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value. At December 31, 1996 and June 30, 1997, cash equivalents primarily consisted of funds in a money market account.

  Income Taxes

     ImageMAX follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109. Under this method, deferred income taxes are recorded based upon differences betweeen the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

     ImageMAX has recorded a full valuation allowance against all deferred tax assets due to the uncertainty of ultimate realizability. Accordingly, no income tax benefits have been recorded for current year losses.

  Long-Lived Assets

     ImageMAX follows SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future cash flows associated with the asset is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

  Accounting for Stock-Based Compensation

     ImageMAX follows SFAS No. 123, "Accounting for Stock-Based Compensation," which permits, but does not require, a fair value-based method of accounting for employee stock option plans which results in compensation expense recognition when stock options are granted. As permitted by SFAS No. 123, ImageMAX will provide pro forma disclosure of net income and earnings per share, as applicable, in the notes to future financial statements.

  Earnings per Share

     In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share". This statement supersedes APB Option No. 15, "Earnings per Share" and simplifies the computation of earnings per share ("EPS"). Primary EPS is replaced with a presentation of basic EPS. Basic EPS includes no dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Fully diluted EPS is replaced with diluted EPS. Diluted EPS reflects the potential dilution if certain securities are converted. SFAS No. 128 requires dual presentation of basic and diluted EPS by entities that issue any securities other than ordinary common stock. SFAS No. 128 will be effective for financial statements for both

                                 IMAGEMAX, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

8. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED) interim and annual periods ending after December 15, 1997, and requires retroactive restatement of all EPS data presented. ImageMAX plans to adopt the statement on December 31, 1997. ImageMAX does not expect the effect of adopting SFAS No. 128 to have a material impact on its EPS calculations, and, if adopted currently, SFAS No. 128 would not have a material impact on ImageMAX's reported EPS.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Utz Medical Enterprises, Inc.:

     We have audited the accompanying consolidated balance sheets of Utz Medical Enterprises, Inc. (a Minnesota corporation) and subsidiary as of July 31, 1995 and 1996 and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended July 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Utz Medical Enterprises, Inc. and subsidiary as of July 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended July 31, 1996 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, as of July 31, 1996, the Company had a stockholders' deficit and a working capital deficit of $834,072 and $3,099,907, respectively, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  August 22, 1997

                         UTZ MEDICAL ENTERPRISES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                           JULY 31,
                                                    -----------------------    APRIL 30,
                                                       1995         1996         1997
                      ASSETS                        ----------   ----------   -----------
                                                                              (UNAUDITED)
CURRENT ASSETS:
  Cash............................................  $    2,005   $    2,038   $   32,526
  Accounts receivable, net of reserves of $69,430,
     $59,279 and $52,879..........................   1,034,963      884,125      944,361
  Income tax receivable...........................     178,823      178,823           --
  Inventories.....................................     139,885       78,790      120,369
  Prepaid expenses and other......................      28,456       25,773       33,007
  Deferred income taxes...........................      25,897       22,111       19,724
                                                    ----------   ----------   ----------
     Total current assets.........................   1,410,029    1,191,660    1,149,987
PROPERTY AND EQUIPMENT, net.......................   2,035,021    1,990,040    1,802,012
DEFERRED INCOME TAXES.............................      20,281       66,386       45,871
INTANGIBLE ASSETS.................................     756,191      505,239      350,648
                                                    ----------   ----------   ----------
                                                    $4,221,522   $3,753,325   $3,348,518
                                                    ==========   ==========   ==========
                 LIABILITIES AND
              STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Revolving promissory note.......................  $  799,501   $  928,000   $  991,000
  Current portion of long-term debt...............   2,546,101    2,205,696    1,949,983
  Bank overdrafts.................................     301,216       17,409           --
  Accounts payable................................     538,055      407,945      344,872
  Accrued expenses................................     432,998      628,937      656,693
  Deferred revenue................................     128,992      103,580      141,505
                                                    ----------   ----------   ----------
     Total current liabilities....................   4,746,863    4,291,567    4,084,053
                                                    ----------   ----------   ----------
LONG-TERM DEBT....................................     105,041      295,830      260,196
                                                    ----------   ----------   ----------
COMMITMENTS AND CONTINGENCIES (Note 7)
STOCKHOLDERS' DEFICIT:
  Common stock, par value of $.01 per share;
     10,000,000 shares authorized, 90,000 shares
     issued and outstanding.......................         900          900          900
  Additional paid in capital......................      98,100       98,100       98,100
  Accumulated deficit.............................    (729,382)    (933,072)  (1,094,731)
                                                    ----------   ----------   ----------
     Total stockholders' deficit..................    (630,382)    (834,072)    (995,731)
                                                    ----------   ----------   ----------
                                                    $4,221,522   $3,753,325   $3,348,518
                                                    ==========   ==========   ==========

        The accompanying notes are an integral part of these statements.

                         UTZ MEDICAL ENTERPRISES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                         NINE MONTHS ENDED
                                    YEAR ENDED JULY 31,                      APRIL 30,
                            ------------------------------------      -----------------------
                               1994         1995         1996            1996         1997
                            ----------   ----------   ----------      ----------   ----------
                                                                            (UNAUDITED)
SERVICE REVENUES..........  $5,585,527   $6,275,993   $5,550,268      $4,121,696   $4,263,858
                            ----------   ----------   ----------      ----------   ----------
COST OF SERVICE
  REVENUES................   3,335,817    4,652,182    3,318,172       2,513,022    2,431,429
DEPRECIATION..............     242,748      380,324      412,565         321,050      318,394
                            ----------   ----------   ----------      ----------   ----------
                             3,578,565    5,032,506    3,730,737       2,834,072    2,749,823
                            ----------   ----------   ----------      ----------   ----------
     Gross profit.........   2,006,962    1,243,487    1,819,531       1,287,624    1,514,035
SELLING, GENERAL AND
  ADMINISTRATIVE
  EXPENSES................   1,700,278    1,652,163    1,383,387       1,008,261    1,195,744
AMORTIZATION OF INTANGIBLE
  ASSETS..................     149,750      183,487      209,312         162,892      161,125
                            ----------   ----------   ----------      ----------   ----------
     Operating income
        (loss)............     156,934     (592,163)     226,832         116,471      157,166
INTEREST EXPENSE..........     257,744      328,477      362,948         285,238      257,558
INTEREST INCOME...........      (1,580)      (5,485)     (11,090)             --         (125)
                            ----------   ----------   ----------      ----------   ----------
     Loss before income
        taxes.............     (99,230)    (915,155)    (125,026)       (168,767)    (100,267)
INCOME TAX EXPENSE
  (BENEFIT)...............      49,797     (222,640)      78,664         106,186       61,392
                            ----------   ----------   ----------      ----------   ----------
NET LOSS..................  $ (149,027)  $ (692,515)  $ (203,690)     $ (274,953)  $ (161,659)
                            ==========   ==========   ==========      ==========   ==========

        The accompanying notes are an integral part of these statements.

                         UTZ MEDICAL ENTERPRISES, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                 COMMON STOCK                          RETAINED
                                               -----------------     ADDITIONAL        EARNINGS
                                               SHARES    AMOUNT    PAID IN CAPITAL    (DEFICIT)       TOTAL
                                               ------   --------   ---------------   ------------   ---------
BALANCE, JULY 31, 1993.......................  90,000   $    900       $98,100       $    157,160   $ 256,160

  Net loss...................................      --         --            --           (149,027)   (149,027)
                                               ------   --------       -------       ------------   ---------

BALANCE, JULY 31, 1994.......................  90,000        900        98,100              8,133     107,133

  Dividends..................................      --         --            --            (45,000)    (45,000)

  Net loss...................................      --         --            --           (692,515)   (692,515)
                                               ------   --------       -------       ------------   ---------

BALANCE, JULY 31, 1995.......................  90,000        900        98,100           (729,382)   (630,382)

  Net loss...................................      --         --            --           (203,690)   (203,690)
                                               ------   --------       -------       ------------   ---------

BALANCE, JULY 31, 1996.......................  90,000        900        98,100           (933,072)   (834,072)

  Net loss (unaudited).......................      --         --            --           (161,659)   (161,659)
                                               ------   --------       -------       ------------   ---------

BALANCE, APRIL 30, 1997 (UNAUDITED)..........  90,000   $    900       $98,100       $ (1,094,731)  $(995,731)
                                               ======   ========       =======       ============   =========

        The accompanying notes are an integral part of these statements.

                         UTZ MEDICAL ENTERPRISES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                          NINE MONTHS ENDED
                                                       YEAR ENDED JULY 31,                    APRIL 30,
                                                ----------------------------------      ---------------------
                                                   1994        1995        1996           1996        1997
                                                ----------   ---------   ---------      ---------   ---------
                                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss....................................  $ (149,027)  $(692,515)  $(203,690)     $(274,953)  $(161,659)
  Adjustments to reconcile net loss to net
    cash provided by operating activities-
      Depreciation and amortization...........     392,498     563,811     621,877        483,942     479,519
      (Gain) loss on sale of property and
         equipment............................        (243)      3,054      30,499         30,499          --
      Provision for loss on accounts
         receivable...........................     (30,093)     33,569     (10,151)       (39,459)     (6,400)
      Deferred income tax benefit.............      20,056     (60,855)    (42,319)       (31,739)     22,904
      Change in operating assets and
         liabilities-
         Accounts receivable..................     248,734    (106,840)    160,989        295,638     (53,836)
         Income tax receivable................          --    (178,823)         --             --     178,823
         Inventories..........................    (103,251)     68,455      61,095         59,375     (41,579)
         Prepaid expenses and other...........     (38,477)     51,429       2,322         25,658     (13,769)
         Accounts payable.....................      77,154     348,320     (88,110)      (209,947)    (63,073)
         Accrued expenses.....................     (92,004)    107,269     195,939        208,815      27,754
         Deferred revenue.....................      54,834      15,440     (25,412)        37,105      37,925
                                                ----------   ---------   ---------      ---------   ---------
           Net cash provided by operating
             activities.......................     380,181     152,314     703,039        584,934     406,609
                                                ----------   ---------   ---------      ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.........    (739,815)   (291,721)   (179,246)       (60,253)   (130,365)
  Proceeds on sale of property and
    equipment.................................       5,700      25,200      17,344         17,344          --
  Cash paid for non-compete agreement.........    (100,000)         --          --             --          --
                                                ----------   ---------   ---------      ---------   ---------
           Net cash used in investing
             activities.......................    (834,115)   (266,521)   (161,902)       (42,909)   (130,365)
                                                ----------   ---------   ---------      ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds on revolving promissory note...      46,500     110,000     128,499        195,499      63,000
  Proceeds from long-term debt................   1,666,344     319,479     115,591         16,375      53,419
  Payments on long-term debt..................  (1,270,010)   (545,761)   (501,387)      (403,335)   (344,766)
  Increase (decrease) in bank overdrafts......       9,338     267,165    (283,807)      (301,216)    (17,409)
  Dividends to stockholders...................          --     (45,000)         --             --          --
                                                ----------   ---------   ---------      ---------   ---------
           Net cash provided by (used in)
             financing activities.............     452,172     105,883    (541,104)      (492,677)   (245,756)
                                                ----------   ---------   ---------      ---------   ---------
NET INCREASE (DECREASE) IN CASH...............      (1,762)     (8,324)         33         49,348      30,488
CASH, BEGINNING OF PERIOD.....................      12,091      10,329       2,005          2,005       2,038
                                                ----------   ---------   ---------      ---------   ---------
CASH, END OF PERIOD...........................  $   10,329   $   2,005   $   2,038      $  51,353   $  32,526
                                                ==========   =========   =========      =========   =========

        The accompanying notes are an integral part of these statements.

1. ORGANIZATION AND BASIS OF PRESENTATION:

     Utz Medical Enterprises, Inc. and its wholly owned subsidiary, American Micro-Med Corporation, operate under the trade name of AMMCORP Records Management ("AMMCORP"). AMMCORP is located in Chesterton, Indiana and offers document conversion and management solutions to customers predominantly in the healthcare industry through various methods of document imaging technologies. AMMCORP also provides offsite storage and retrieval services.

     AMMCORP and its stockholders intend to enter into a merger agreement with ImageMAX, Inc. ("ImageMAX") which would close upon the consummation of the initial public offering of the common stock of ImageMAX.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Consolidation

     The consolidated financial statements include the accounts of Utz Medical Enterprises, Inc. and its wholly owned Subsidiary. The financial statements reflect the elimination of all significant intercompany accounts and transactions.

  Interim Financial Statements

     The financial statements as of April 30, 1997 and for the nine months ended April 30, 1996 and 1997 are unaudited and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the results for those interim periods. The results of operations for the nine months ended April 30, 1997 are not necessarily indicative of the results to be expected for the full year.

  Inventories

     Inventories represent materials used in the filming and scanning process and are stated at the lower of cost (first-in, first-out) or market.

  Property and Equipment

     Property and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements and capital leases are depreciated over the lesser of their useful life or the lease term.

  Intangible Assets

     Intangible assets primarily consist of capitalized non-compete obligations which are being amortized over five and ten-year periods. Related accumulated amortization as of July 31, 1995 and 1996 and April 30, 1997 was $949,635, $1,158,947 and $1,320,072, respectively.

  Revenue Recognition

     Revenue is recognized when the related services are rendered on a percentage-of-completion basis. Deferred revenue represents services billed in advance of performance.

                         UTZ MEDICAL ENTERPRISES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                 (INFORMATION AS OF APRIL 30, 1997 AND FOR THE
            NINE MONTHS ENDED APRIL 30, 1996 AND 1997 IS UNAUDITED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
  Income Taxes

     AMMCORP accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income tax assets and liabilities are determined based on differences between the financial reporting and income tax basis of assets and liabilities measured using enacted income tax rates and laws that are expected to be in effect when the differences reverse.

  Supplemental Cash Flow Information

     AMMCORP paid cash for interest for the years ended July 31, 1994, 1995 and 1996, and the nine months ended April 30, 1996 and 1997, of $256,665, $329,346,
$265,448, $208,790 and $195,846, respectively. AMMCORP paid cash for income taxes for the year ended July 31, 1994 of $47,432. AMMCORP financed equipment purchases with capital leases in the amount of $236,180 for the year ended July 31, 1996 and the nine months ended April 30, 1996. There were no cash payments made for income taxes or equipment purchases financed with capital leases in the other periods presented.

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Cash, accounts receivable, accounts payable and accrued expenses are reflected in the financial statements at fair value due to their short-term nature. The carrying amount of long-term debt and capital lease obligations approximates fair value on the balance sheet dates.

  Long-Lived Assets

     AMMCORP follows SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

3. GOING CONCERN:

     The accompanying financial statements have been prepared assuming AMMCORP will continue as a going concern. As of July 31, 1996, the Company had a stockholders' deficit of $834,072 and a working capital deficit of $3,099,907 (see Note 6). These factors create uncertainty regarding AMMCORP'S ability to continue as a going concern. Management has developed a plan to reduce current operating expenses in an effort to improve cash flows. There can be no assurance that AMMCORP'S efforts to reduce operating expenses will provide sufficient cash flow to meet its current obligations.

                         UTZ MEDICAL ENTERPRISES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                 (INFORMATION AS OF APRIL 30, 1997 AND FOR THE
            NINE MONTHS ENDED APRIL 30, 1996 AND 1997 IS UNAUDITED.)

4. PROPERTY, PLANT AND EQUIPMENT:

                                           ESTIMATED            JULY 31,
                                          USEFUL LIVES   -----------------------   APRIL 30,
                                             YEARS          1995         1996         1997
                                          ------------   ----------   ----------   ----------
Filming and scanning equipment..........    3-5          $1,348,478   $1,707,405   $1,762,530
Furniture and office equipment..........     5              368,885      366,465      389,728
Vehicles................................     5              217,085      221,440      273,418
Building and building improvements......    8-40          1,597,843    1,599,829    1,599,829
Land and land improvements..............     15              88,693       88,693       88,693
                                                         ----------   ----------   ----------
                                                          3,620,984    3,983,832    4,114,198
Less-Accumulated depreciation and
  amortization..........................                 (1,585,963)  (1,993,792)  (2,312,186)
                                                         ----------   ----------   ----------
                                                         $2,035,021   $1,990,040   $1,802,012
                                                         ==========   ==========   ==========

     As of July 31, 1995 and 1996 and April 30, 1997, AMMCORP had $14,074, $221,088 and $184,069, in equipment, net of accumulated amortization financed under capital leases. In March 1994, AMMCORP commenced operations in Anderson, Indiana through the acquisition of $525,000 in filming equipment and $50,000 in filming related inventory. AMMCORP paid an additional $100,000 in connection with a non-compete agreement with the seller. In October 1995, the Anderson Facility was closed and the related non-compete asset was charged to expense. The filming equipment was relocated to the AMMCORP Chesterton, Indiana facility and is fully depreciated as of March 1997.

5. ACCRUED EXPENSES:

                                                     JULY 31,
                                                -------------------   APRIL 30,
                                                  1995       1996       1997
                                                --------   --------   ---------
Accrued compensation..........................  $303,283   $232,540   $229,771
Accrued interest..............................    13,248    110,748    173,136
Accrued income taxes..........................    36,618    155,784    189,987
Other.........................................    79,849    129,865     63,799
                                                --------   --------   --------
                                                $432,998   $628,937   $656,693
                                                ========   ========   ========

6. DEBT:

  Revolving Promissory Note

     On February 1, 1996, AMMCORP renewed its revolving promissory note (the "Note") with the bank. AMMCORP can borrow up to $1,000,000 under the Note and interest is due monthly at prime plus 2.5%. The outstanding principal balance and all unpaid interest are due on March 31, 1998.

     The highest amounts outstanding under the Note were $799,501, $1,000,000 and $1,000,000, for the years ended July 31, 1995 and 1996 and the nine months ended April 30, 1997, respectively, and average borrowings under the Note were $780,885, $900,347 and $951,400, respectively. The weighted average interest rates on the Note were 9.70%, 10.54% and 11.02% for the years ended July 31, 1995 and 1996 and the nine months ended April 30, 1997, respectively.

                         UTZ MEDICAL ENTERPRISES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                 (INFORMATION AS OF APRIL 30, 1997 AND FOR THE
            NINE MONTHS ENDED APRIL 30, 1996 AND 1997 IS UNAUDITED.)

6. DEBT: -- (CONTINUED)
  Long-Term Debt

                                                                    JULY 31,
                                                             -----------------------   APRIL 30,
                                                                1995         1996         1997
                                                             ----------   ----------   ----------
Term note payable to bank in monthly installments of $9,197
  including interest at 7.75% until September 15, 1998, at
  which time the monthly installments will be adjusted to
  reflect an interest rate of 3% plus the monthly average
  yield on five-year U.S. Treasury securities, payments are
  due through September, 2003..............................  $  665,343   $  605,278   $  556,968
Term note payable to bank in monthly installments of
  $14,450, including interest at prime plus 1.50%, through
  March, 1998..............................................     435,143      300,102      188,738
Term note payable to bank in monthly installments of
  $6,700, including interest at prime plus 1.25%, through
  December, 1997...........................................     116,008       81,591       47,289
Term note payable to bank in monthly installments of
  $7,230, including interest at prime plus 1.50%, through
  December, 1998...........................................     251,158      187,067      134,188
Term note payable to bank in monthly installments of
  $4,666, including interest at prime plus 1.50%, through
  January, 1997............................................      82,303       32,430           --
Term note payable to bank in monthly installments of
  $5,484, including interest at prime plus 1.50%, through
  December, 1995...........................................      36,528           --           --
Term note payable to bank in monthly installments of
  $7,380, including interest at 8.00%, through December,
  1995.....................................................      26,608           --           --
Note payable to former stockholder in monthly installments
  of $18,558, including interest at 10%, through August,
  1998.....................................................     601,730      601,730      601,730
Note payable to former stockholder in bi-weekly
  installments of $3,185, including interest at 10%,
  through October, 1999....................................     291,469      291,469      291,469
Vehicle loans payable in monthly installments ranging from
  $340 to $1,140, with interest ranging from 7.99% to
  10.50%, through November, 2000...........................      48,629       85,089      118,095
Capital lease obligations..................................      10,350      217,620      189,275
Other......................................................      85,873       99,150       82,427
                                                             ----------   ----------   ----------
                                                              2,651,142    2,501,526    2,210,179
Less-Current portion.......................................  (2,546,101)  (2,205,696)  (1,949,983)
                                                             ----------   ----------   ----------
                                                             $  105,041   $  295,830   $  260,196
                                                             ==========   ==========   ==========

     As of July 31, 1996, stated maturities of long-term debt are as follows:

YEAR ENDING JULY 31,
--------------------
  1997..................................  $  992,529
  1998..................................     658,218
  1999..................................     346,935
  2000..................................     165,072
  2001..................................     119,439
  Thereafter............................     219,333
                                          ----------
                                          $2,501,526
                                          ==========

                         UTZ MEDICAL ENTERPRISES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                 (INFORMATION AS OF APRIL 30, 1997 AND FOR THE
            NINE MONTHS ENDED APRIL 30, 1996 AND 1997 IS UNAUDITED.)

6. DEBT: -- (CONTINUED)

     The term notes and revolving promissory note payable to the bank are under a master loan agreement. Under this agreement, AMMCORP is subject to various financial and non-financial covenants. In addition, the two notes payable to former shareholders also contain various covenants. As of July 31, 1996, AMMCORP is in default of these covenants and the bank and the former stockholders, at their option, can declare that all principal and interest due under these obligations are payable upon their demand. Accordingly, the term notes, revolving promissory note and notes payable to former stockholders are classified as current liabilities in the accompanying balance sheets (see Note
3).

     The term notes, revolving promissory note, and notes payable to former stockholders are personally guaranteed by the stockholders of AMMCORP.

7. COMMITMENTS AND CONTINGENCIES:

     AMMCORP leases a warehouse under a noncancelable operating lease. Rent expense for all operating leases for the year ended July 31, 1996 was $68,457. Future minimum lease payments under noncancelable operating leases are as follows:

YEAR ENDING JULY 31,
--------------------
  1997....................................  $ 31,000
  1998....................................    33,400
  1999....................................    35,800
  2000....................................    38,200
  2001....................................     3,200
                                            --------
                                            $141,600
                                            ========

     AMMCORP is party to various claims and other matters arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on AMMCORP'S financial position or results of operations.

8. INCOME TAXES:

     The components of the provision (benefit) for income taxes are as follows:

                                                      YEAR ENDED JULY 31,
                                                 ------------------------------
                                                  1994       1995        1996
                                                 -------   ---------   --------
Current:
  Federal......................................  $25,754   $(139,899)  $104,765
  State........................................    3,987     (21,656)    16,218
                                                 -------   ---------   --------
     Total.....................................   29,741    (161,555)   120,983
                                                 -------   ---------   --------
Deferred:
  Federal......................................   17,368     (52,698)   (36,646)
  State........................................    2,688      (8,387)    (5,673)
                                                 -------   ---------   --------
     Total.....................................   20,056     (61,085)   (42,319)
                                                 -------   ---------   --------
                                                 $49,797   $(222,640)  $ 78,664
                                                 =======   =========   ========

                         UTZ MEDICAL ENTERPRISES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                 (INFORMATION AS OF APRIL 30, 1997 AND FOR THE
            NINE MONTHS ENDED APRIL 30, 1996 AND 1997 IS UNAUDITED.)

8. INCOME TAXES: -- (CONTINUED)
     The reconciliation of the statutory federal income tax rate to AMMCORP'S effective income tax rate is as follows:

                                                           YEAR ENDED JULY 31,
                                                       ---------------------------
                                                       1994       1995       1996
                                                       -----      -----      -----
  Statutory federal income tax rate..................  (34.0)%    (34.0)%    (34.0)%
  State income taxes, net of federal tax benefit.....   (3.3)      (3.3)      (3.3)
  Nondeductible expenses.............................   87.5       13.0      100.2
                                                       -----      -----      -----
                                                        50.2%     (24.3)%     62.9%
                                                       =====      =====      =====

     The tax effect of temporary differences as established in accordance with SFAS No. 109 that give rise to deferred income taxes are as follows:

                                                       JULY 31,
                                                 ---------------------
                                                   1995        1996
                                                 ---------   ---------
Gross deferred tax assets:
  Depreciation and amortization................  $  20,281   $  66,386
  Accruals and reserves not currently
     deductible................................     25,897      22,111
                                                 ---------   ---------
                                                 $  46,178   $  88,497
                                                 =========   =========

     AMMCORP did not have any valuation allowances against deferred income tax assets at July 31, 1995 and 1996, as it believes it is more likely than not that the deferred tax assets will be realized.

9. EMPLOYEE BENEFIT PLAN:

     AMMCORP sponsors a defined contribution plan, the "AMMCORP 401(k) Profit-Sharing Plan" (the "Plan") which covers substantially all of AMMCORP'S employees subject to certain eligibility requirements, as defined. The Plan provides for discretionary profit sharing and employer matching contributions based on a percentage of employee salary deferrals. AMMCORP made matching contributions of $2,400 in the year ended July 31, 1995. There have been no profit sharing contributions to the Plan.

10. SALE OF BUSINESS (UNAUDITED):

     In September 1997, AMMCORP and its stockholders entered into a definitive agreement with ImageMAX, providing for a merger of AMMCORP with ImageMAX.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Codalex Microfilming Corporation and
  Imaging Information Industries, Inc.:

     We have audited the accompanying combined balance sheets of Codalex Microfilming Corporation (a South Carolina corporation) and Imaging Information Industries, Inc. (a South Carolina Corporation) as of June 30, 1996 and 1997, and the related combined statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Codalex Microfilming Corporation and Imaging Information Industries, Inc. as of June 30, 1996 and 1997, and the combined results of their operations and their cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Columbia, South Carolina,
  August 29, 1997

                      CODALEX MICROFILMING CORPORATION AND
                      IMAGING INFORMATION INDUSTRIES, INC.

                            COMBINED BALANCE SHEETS

                                                                                                JUNE 30,
                                                                                         ----------------------
                                                                                           1996         1997
                                                                                         --------    ----------
                                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................................................   $ 41,057    $   40,902
  Accounts receivable, net of allowance for doubtful accounts of $32,200 and
     $37,000..........................................................................    219,208       559,111
  Due from affiliates.................................................................     31,781       112,756
  Inventories.........................................................................    132,497       160,867
  Prepaid expenses and other..........................................................      9,149         5,807
                                                                                         --------    ----------
     Total current assets.............................................................    433,692       879,443
PROPERTY AND EQUIPMENT, net...........................................................    185,731       260,332
                                                                                         --------    ----------
                                                                                         $619,423    $1,139,775
                                                                                         ========    ==========
                                   LIABILITIES AND
                            STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Line of credit......................................................................   $121,158    $  142,721
  Current portion of long term debt...................................................    322,142       393,811
  Accounts payable....................................................................    152,436       306,304
  Due to affiliates...................................................................     11,185       129,869
  Accrued expenses....................................................................    102,421       186,723
  Deferred revenue....................................................................         --        33,248
                                                                                         --------    ----------
     Total current liabilities........................................................    709,342     1,192,676
                                                                                         --------    ----------
LONG-TERM DEBT........................................................................     11,335        29,634
                                                                                         --------    ----------
COMMITMENTS AND CONTINGENCIES (NOTE 6)
STOCKHOLDERS' EQUITY (DEFICIT):
  CMC common stock, $1 par value, 100,000 shares authorized, 10,000 shares issued and
     outstanding......................................................................     10,000        10,000
  I(3) common stock, no par value, 200,000 shares authorized, 90,510 shares issued and
     outstanding......................................................................    138,750       138,750
  Accumulated deficit.................................................................   (250,004)     (231,285)
                                                                                         --------    ----------
     Total stockholders' equity (deficit).............................................   (101,254)      (82,535)
                                                                                         --------    ----------
                                                                                         $619,423    $1,139,775
                                                                                         ========    ==========

        The accompanying notes are an integral part of these statements.

                      CODALEX MICROFILMING CORPORATION AND
                      IMAGING INFORMATION INDUSTRIES, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                                                YEAR ENDED JUNE 30,
                                                                       --------------------------------------
                                                                          1995          1996          1997
                                                                       ----------    ----------    ----------
REVENUES:
  Services..........................................................   $1,836,118    $  755,085    $1,507,270
  Products..........................................................      503,609       622,181     1,357,845
                                                                       ----------    ----------    ----------
                                                                        2,339,727     1,377,266     2,865,115
                                                                       ----------    ----------    ----------
COST OF REVENUES:
  Services..........................................................    1,177,764       507,561     1,011,894
  Products..........................................................      329,149       416,104     1,016,164
  Depreciation......................................................       43,698        47,211        64,338
                                                                       ----------    ----------    ----------
                                                                        1,550,611       970,876     2,092,396
                                                                       ----------    ----------    ----------
     Gross profit...................................................      789,116       406,390       772,719
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES........................      730,356       549,435       758,900
AMORTIZATION........................................................       18,029         1,877         1,730
                                                                       ----------    ----------    ----------
     Operating income (loss)........................................       40,731      (144,922)       12,089
OTHER (INCOME) EXPENSE:
  Interest expense..................................................       29,082        60,472        53,370
  Management fee....................................................           --            --       (60,000)
                                                                       ----------    ----------    ----------
     Income (loss) before income taxes..............................       11,649      (205,394)       18,719
INCOME TAXES........................................................           --            --            --
                                                                       ----------    ----------    ----------
NET INCOME (LOSS)...................................................   $   11,649    $ (205,394)   $   18,719
                                                                       ==========    ==========    ==========

        The accompanying notes are an integral part of these statements.

                      CODALEX MICROFILMING CORPORATION AND
                      IMAGING INFORMATION INDUSTRIES, INC.

             COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                             COMMON STOCK
                                                ---------------------------------------
                                                                                                              TOTAL
                                                       CMC                  I(3)                          STOCKHOLDERS'
                                                -----------------    ------------------    ACCUMULATED       EQUITY
                                                SHARES    AMOUNT     SHARES     AMOUNT       DEFICIT        (DEFICIT)
                                                ------    -------    ------    --------    -----------    -------------

BALANCE, JUNE 30, 1994.......................   10,000    $10,000        --    $ 20,000     $ (56,259)      $ (26,259)

  Issuance of common stock...................       --         --    90,510      45,000            --          45,000

  Net income.................................       --         --        --          --        11,649          11,649
                                                ------    -------    ------    --------     ---------       ---------

BALANCE, JUNE 30, 1995.......................   10,000     10,000    90,510      65,000       (44,610)         30,390

  Paid-in capital for previously issued
    stock....................................       --         --        --      73,750            --          73,750

  Net loss...................................       --         --        --          --      (205,394)       (205,394)
                                                ------    -------    ------    --------     ---------       ---------

BALANCE, JUNE 30, 1996.......................   10,000     10,000    90,510     138,750      (250,004)       (101,254)

  Net income.................................       --         --        --          --        18,719          18,719
                                                ------    -------    ------    --------     ---------       ---------

BALANCE, JUNE 30, 1997.......................   10,000    $10,000    90,510    $138,750     $(231,285)      $ (82,535)
                                                ======    =======    ======    ========     =========       =========

        The accompanying notes are an integral part of these statements.

                      CODALEX MICROFILMING CORPORATION AND
                      IMAGING INFORMATION INDUSTRIES, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                         YEAR ENDED JUNE 30,
                                                                                  ----------------------------------
                                                                                    1995        1996         1997
                                                                                  --------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)............................................................   $ 11,649    $(205,394)   $  18,719
  Adjustments to reconcile net income (loss) to net cash provided by (used in)
    operating activities-
      Depreciation and amortization............................................     61,727       49,088       66,068
      (Gain) loss on sale of equipment.........................................         --       (4,832)      19,273
      Change in operating assets and liabilities:
         Accounts receivable...................................................    (60,523)      97,597     (339,903)
         Inventories...........................................................    (11,166)     (98,126)     (28,370)
         Prepaid expenses and other assets.....................................     (4,802)      (3,385)       1,612
         Net due to/from affiliates............................................    (52,039)      31,443       37,709
         Accounts payable and accrued expenses.................................    109,648      (60,976)     238,170
         Deferred revenue......................................................         --           --       33,248
                                                                                  --------    ---------    ---------
           Net cash provided by (used in) operating activities.................     54,494     (194,585)      46,526
                                                                                  --------    ---------    ---------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchases of property and equipment..........................................    (38,926)     (30,260)    (130,017)
                                                                                  --------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from debt...........................................................         --      153,932      121,980
  Principal payments on debt...................................................    (38,207)     (10,141)     (38,644)
  Capital contributions........................................................     45,000       73,750           --
                                                                                  --------    ---------    ---------
           Net cash provided by financing activities...........................      6,793      217,541       83,336
                                                                                  --------    ---------    ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...........................     22,361       (7,304)        (155)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR...................................     26,000       48,361       41,057
                                                                                  --------    ---------    ---------
CASH AND CASH EQUIVALENTS, END OF YEAR.........................................   $ 48,361    $  41,057    $  40,902
                                                                                  --------    ---------    ---------
SUPPLEMENTAL DATA:
    Cash paid for interest.....................................................   $  8,000    $  56,000    $  24,000
                                                                                  --------    ---------    ---------
NONCASH FINANCING TRANSACTION:
  Equipment financed through capital leases....................................   $     --    $      --    $  28,195
                                                                                  ========    =========    =========

        The accompanying notes are an integral part of these statements.

                      CODALEX MICROFILMING CORPORATION AND
                      IMAGING INFORMATION INDUSTRIES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BACKGROUND:

     Codalex Microfilming Corporation ("CMC") and Imaging Information Industries, Inc. ("I(3)") (collectively, "Codalex") provide micrographic and electronic imaging services and sell certain imaging and scanning equipment to businesses primarily in South Carolina and Georgia. Codalex's customer base includes hospitals, commercial enterprises and a limited number of government institutions. CMC is located in Columbia, South Carolina, and was purchased in July 1992. Imaging is located in Atlanta, Georgia, and was founded in February 1995.

     The combined companies had net income of approximately $19,000 in 1997, resulting in a stockholders' deficit of approximately $83,000 at June 30, 1997. The working capital deficit at June 30, 1997 was approximately $313,000. In management's opinion, the cash flow requirements for fiscal 1998 will be funded through improvement in operations. Management instituted sales price increases of 7% and eliminated approximately 20% of production labor costs in the last quarter of fiscal 1997. Codalex will not pay the stockholder and other related-party notes that are currently due if cash flows from operations are not sufficient to fund its obligations as they become due.

     CMC and its stockholders intend to enter into a merger agreement with ImageMAX, Inc. (ImageMAX) and I(3) and its stockholders intend to enter a net asset acquisition agreement with ImageMAX both of which would close upon the consummation of the initial public offering of the common stock of ImageMAX (see
Note 8).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation

     Codalex is controlled and managed through common ownership. Accordingly, the financial statements have been combined and reflect the elimination of all significant intercompany accounts and transactions.

  Cash and Cash Equivalents

     Codalex considers highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories only represent microfiche viewing and imaging equipment, and production and related supplies.

  Property and Equipment

     Property and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

  Revenue Recognition

     Service and product revenues are recognized when the services are rendered or products are shipped to Codalex's customers. Deferred revenue represents payments for services that are billed in advance of performance. No single customer exceeded 10% of revenues for any year presented.

                      CODALEX MICROFILMING CORPORATION AND
                      IMAGING INFORMATION INDUSTRIES, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
  Income Taxes

     Imaging has elected to be taxed under Subchapter S of the Internal Revenue Code. Accordingly, all taxable income or loss of Imaging is included in the stockholders' individual income tax returns.

     CMC is a C corporation and income tax expense is provided in Codalex's financial statements. Deferred income tax liabilities and assets are determined based on the difference between the financial statement and income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future using enacted income tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. Deferred tax assets resulting from nondeductible reserves and net operating losses have offset deferred tax liabilities related to accelerated depreciation for tax reporting in the accompanying financial statements. Income tax expense on fiscal 1997 earnings was offset by the remaining net operating loss carryforwards.

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Cash, accounts receivable, accounts payable and accrued expenses are reflected in the financial statements at fair value due to their short-term nature. The carrying amount of long-term debt approximates fair value on the balance sheet dates.

  Long-Lived Assets

     Codalex follows Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

3. PROPERTY AND EQUIPMENT:

                                                                   ESTIMATED            JUNE 30,
                                                                  USEFUL LIVES    --------------------
                                                                     YEARS          1996        1997
                                                                  ------------    --------    --------
Scanning and imaging equipment.................................         7         $236,188    $365,329
Furniture and office equipment.................................         7           15,443      22,098
Automobiles....................................................         5           74,749      35,772
                                                                                  --------    --------
                                                                                   326,380     423,199
Less--Accumulated depreciation.................................                   (140,649)   (162,867)
                                                                                  --------    --------
                                                                                  $185,731    $260,332
                                                                                  ========    ========

                      CODALEX MICROFILMING CORPORATION AND
                      IMAGING INFORMATION INDUSTRIES, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3. PROPERTY AND EQUIPMENT: -- (CONTINUED)
     As of June 30, 1997, Codalex had approximately $28,000 in equipment, net of accumulated depreciation, financed under capital leases with a related party.

4. DEBT:

     At June 30, 1997, Codalex had a line of credit agreement with a bank which provides for borrowings of up to $175,000, based on eligible accounts receivable. The line bears interest at the bank prime rate plus 0.75% and expires on May 15, 1998. The line of credit is secured by substantially all of Codalex's assets and a personal guarantee by Codalex's stockholders.

     Other long term debt is as follows:

                                                                           JUNE 30,
                                                                     --------------------
                                                                       1996        1997
                                                                     --------    --------
Unsecured demand notes payable to related parties accruing
  interest at 12% annually........................................   $251,426    $285,839
Commercial term note bearing interest at 9.5%, collateralized by a security agreement with Imaging; payments in monthly
  installments of $2,869 through January 1999.....................     62,500      50,503
Other various notes payable to banks..............................     19,551      58,908
Obligations under capital leases with related parties.............         --      28,195
                                                                     --------    --------
                                                                      333,477     423,445
Less--Current portion.............................................   (322,142)   (393,811)
                                                                     --------    --------
                                                                     $ 11,335    $ 29,634
                                                                     ========    ========

     Future maturities of debt at June 30, 1997, are $536,532 in 1998 and $29,634 in 1999. Codalex is in compliance with all covenants related to their debt as of June 30, 1997.

5. ACCRUED EXPENSES:

     Accrued expenses are as follows:

                                                                           JUNE 30,
                                                                     --------------------
                                                                       1996        1997
                                                                     --------    --------
Interest..........................................................   $ 61,518    $ 90,628
Payroll and related taxes.........................................     33,328      84,814
Other.............................................................      7,575      11,281
                                                                     --------    --------
                                                                     $102,421    $186,723
                                                                     ========    ========

6. COMMITMENTS AND CONTINGENCIES:

     Codalex leases office space under two noncancelable operating leases. One of these leases expires July 31, 1998, and requires future minimum lease payments of approximately $16,000 in 1998. The other lease expires November 1, 2008, subject to rent negotiations at October 31, 1998. The future minimum lease payments through 2008 are $89,000 per year. The lessor of both leases is the majority stockholder of Codalex. Rent expense for all operating leases for the years ended June 30, 1995, 1996 and 1997 was $86,000, $92,000 and $94,000,
respectively.

                      CODALEX MICROFILMING CORPORATION AND
                      IMAGING INFORMATION INDUSTRIES, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)
     Codalex is party to various claims and other matters arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on the Company's financial position or results of operations.

7. OTHER RELATED-PARTY TRANSACTIONS:

     Codalex is controlled through common ownership, as previously stated. The same ownership has controlling interest in two similar electronic storage companies, Laser Graphics Systems & Services ("Laser Graphics") and Microfilm World. Laser Graphics is located in Cleveland, Tennessee, and Microfilm World is in Charlotte, North Carolina. All four companies have some overlapping resources and services. Generally, their geographic regions divide the sales territories. CMC, I(3) and Laser Graphics are to be included in the purchase transaction described in Note 1. Revenues included in the accompanying financial statements from Microfilm World and Laser Graphics for the year ended June 30, 1995, 1996 and 1997, are approximately $33,000 and $0, $0 and $8,000, and $50,000, $48,000,
respectively. The pricing for these services is established at prevailing market rates at the time of performance. Additionally, Codalex charged Laser Graphics a $60,000 management fee for reimbursement of certain shared services in fiscal 1997.

8. SALE OF THE BUSINESS (UNAUDITED):

     In September 1997, CMC and I(3) and its stockholders entered into the agreements discussed in Note 1 with ImageMAX.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Laser Graphics Systems & Services, Inc.:

     We have audited the accompanying balance sheets of Laser Graphics Systems & Services, Inc. (a Tennessee corporation) as of October 31, 1995 and 1996 and July 31, 1997, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended October 31, 1996 and the nine-month period ended July 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Laser Graphics Systems & Services, Inc. as of October 31, 1995 and 1996 and July 31, 1997, and the results of its operations and its cash flows for each of the two years in the period ended October 31, 1996 and the nine-month period ended July 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Columbia, South Carolina,
   August 19, 1997

                    LASER GRAPHICS SYSTEMS & SERVICES, INC.
                                 BALANCE SHEETS

                                                                                  OCTOBER 31,
                                                                              --------------------    JULY 31,
                                                                                1995        1996        1997
                                                                              --------    --------    --------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents................................................   $ 18,946    $ 12,172    $    305
  Accounts receivable, net of allowance for doubtful accounts of $6,000....    173,564     203,377     209,585
  Inventories..............................................................     50,179      50,385      58,388
  Due from affiliates......................................................      5,915      61,842      98,301
  Prepaid expenses and other...............................................      7,495      12,365      11,920
                                                                              --------    --------    --------
        Total current assets...............................................    256,099     340,141     378,499
PROPERTY AND EQUIPMENT, net................................................    163,940     182,676     185,354
OTHER ASSETS...............................................................      6,308       4,731       4,455
                                                                              --------    --------    --------
                                                                              $426,347    $527,548    $568,308
                                                                              ========    ========    ========
                              LIABILITIES AND
                      STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Line of credit...........................................................   $ 82,518    $ 54,243    $122,834
  Current maturities of long-term debt.....................................     62,443      74,818      61,686
  Book overdrafts..........................................................         --      30,265      53,104
  Accounts payable.........................................................    147,110     107,608     138,730
  Due to affiliates........................................................      5,682      74,662      71,482
  Accrued expenses and other...............................................     25,993      69,334      49,824
                                                                              --------    --------    --------
        Total current liabilities..........................................    323,746     410,930     497,660
                                                                              --------    --------    --------
LONG-TERM DEBT.............................................................    111,937      76,336      33,140
                                                                              --------    --------    --------
COMMITMENTS AND CONTINGENCIES (NOTE 5)
STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock, no par value, 2,000 shares authorized 1,000, 670, and 670 shares issued and outstanding for 1995, 1996 and 1997,respectively,
     net of loan from stockholders.........................................         --          --          --
  Retained earnings (accumulated deficit)..................................     (9,336)     40,282      37,508
                                                                              --------    --------    --------
  Total stockholders' equity (deficit).....................................     (9,336)     40,282      37,508
                                                                              --------    --------    --------
                                                                              $426,347    $527,548    $568,308
                                                                              ========    ========    ========

        The accompanying notes are an integral part of these statements.

                    LASER GRAPHICS SYSTEMS & SERVICES, INC.
                            STATEMENTS OF OPERATIONS

                                                                                        NINE MONTHS ENDED
                                                         YEAR ENDED OCTOBER 31,              JULY 31,
                                                        ------------------------    --------------------------
                                                           1995          1996           1996           1997
                                                        ----------    ----------    ------------    ----------
                                                                                    (UNAUDITED)
REVENUES:
  Services...........................................   $1,055,815    $1,131,629     $  799,295        984,908
  Products...........................................      592,555     1,315,050      1,121,430     $  328,652
                                                        ----------    ----------     ----------     ----------
                                                         1,648,370     2,446,679      1,920,725      1,313,560
                                                        ----------    ----------     ----------     ----------

COST OF REVENUES:
  Services...........................................      763,038       810,657        573,090        638,639
  Products...........................................      440,416       986,288        843,073        243,489
  Depreciation.......................................       27,984        33,957         20,925         28,263
                                                        ----------    ----------     ----------     ----------
                                                         1,231,438     1,830,902      1,437,088        910,391
                                                        ----------    ----------     ----------     ----------
     Gross profit....................................      416,932       615,777        483,637        403,169

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.........      396,366       499,839        327,330        385,367
                                                        ----------    ----------     ----------     ----------
  Operating income...................................       20,566       115,938        156,307         17,802

INTEREST EXPENSE, net................................       29,902        19,995         16,730         20,576
                                                        ----------    ----------     ----------     ----------
     Income (loss) before income taxes...............       (9,336)       95,943        139,577         (2,774)

INCOME TAXES.........................................           --        21,655         29,311             --
                                                        ----------    ----------     ----------     ----------
NET INCOME (LOSS)....................................   $   (9,336)   $   74,288     $  110,266     $   (2,774)
                                                        ==========    ==========     ==========     ==========

        The accompanying notes are an integral part of these statements.

                    LASER GRAPHICS SYSTEMS & SERVICES, INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                          RETAINED          TOTAL
                                                                      COMMON STOCK        EARNINGS      STOCKHOLDERS'
                                                                    ----------------    (ACCUMULATED       EQUITY
                                                                    SHARES    AMOUNT      DEFICIT)        (DEFICIT)
                                                                    ------    ------    ------------    -------------
BALANCE, OCTOBER 31, 1994........................................       --    $   --      $     --         $    --
  Issuance of 1,000 shares common stock..........................    1,000     1,000            --           1,000
  Loan to stockholders...........................................       --    (1,000)           --          (1,000)
  Net loss.......................................................       --        --        (9,336)         (9,336)
                                                                    ------    ------      --------         -------

BALANCE, OCTOBER 31, 1995........................................    1,000        --        (9,336)         (9,336)
  Purchase of 330 shares of common stock.........................     (330)     (330)      (24,670)        (25,000)
  Writeoff of loan to stockholder related to
     purchase....................................................       --       330            --             330
  Net income.....................................................       --        --        74,288          74,288
                                                                    ------    ------      --------         -------

BALANCE, OCTOBER 31, 1996........................................      670        --        40,282          40,282
  Net loss.......................................................       --        --        (2,774)         (2,774)
                                                                    ------    ------      --------         -------

BALANCE, JULY 31, 1997...........................................      670    $   --      $ 37,508         $37,508
                                                                    ======    ======      ========         =======

        The accompanying notes are an integral part of these statements.

                    LASER GRAPHICS SYSTEMS & SERVICES, INC.
                            STATEMENTS OF CASH FLOWS

                                                                             YEAR ENDED             NINE MONTHS
                                                                            OCTOBER 31,            ENDED JULY 31,
                                                                         ------------------    ----------------------
                                                                          1995       1996         1996         1997
                                                                         -------    -------     ---------     -------

                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...................................................   $(9,336)   $74,288     $ 110,266     $(2,774)
  Adjustments to reconcile net income (loss) to net cash provided by
    (used in) operating activities-
      Depreciation and amortization...................................    29,561     35,534        26,650      29,446
      Change in operating assets and liabilities-
         Accounts receivable..........................................    46,475    (29,813)      (61,238)     (6,208)
         Inventories..................................................    (9,806)      (206)       (4,535)     (8,003)
         Due to/from affiliates, net..................................      (233)    13,053           233     (39,639)
         Prepaid expenses and other assets............................    (4,195)    (4,870)      (30,910)       (462)
         Accounts payable and accrued expenses and other..............    14,899      3,839         6,720      11,612
                                                                         -------    -------     ---------     -------
           Net cash provided by (used in) operating activities........    67,365     91,825        47,186     (16,028)
                                                                         -------    -------     ---------     -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Organizational costs paid...........................................    (7,885)        --            --          --
  Purchases of property and equipment.................................    (5,685)   (52,693)      (51,040)    (30,941)
                                                                         -------    -------     ---------     -------
           Net cash used in investing activities......................   (13,570)   (52,693)      (51,040)    (30,941)
                                                                         -------    -------     ---------     -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Purchase of stock...................................................        --    (24,670)      (24,670)         --
  Net borrowings (payments) on line of credit.........................   (12,864)   (28,275)      (43,779)     68,591
  Bank overdraft......................................................        --     30,265        62,413      22,839
  Proceeds from long-term debt........................................        --     45,395        45,395       4,796
  Principal payments on capital lease obligations.....................   (24,234)   (26,852)      (21,894)    (21,711)
  Principal payments on long-term debt................................    (3,364)   (41,769)      (28,091)    (39,413)
                                                                         -------    -------     ---------     -------
           Net cash (used in) provided by financing activities........   (40,462)   (45,906)      (10,626)     35,102
                                                                         -------    -------     ---------     -------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.........................................................    13,333     (6,774)      (14,480)    (11,867)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD........................     5,613     18,946        18,946      12,172
                                                                         -------    -------     ---------     -------
CASH AND CASH EQUIVALENTS, END OF PERIOD..............................   $18,946    $12,172     $   4,466     $   305
                                                                         =======    =======     =========     =======

        The accompanying notes are an integral part of these statements.

                    LASER GRAPHICS SYSTEMS & SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS

      (INFORMATION FOR THE NINE MONTHS ENDED JULY 31, 1996 IS UNAUDITED.)

1. BACKGROUND:

     Laser Graphics Systems & Services, Inc., ("Laser Graphics"), provides document imaging and storage services and distributes document imaging supplies and equipment to businesses primarily in Tennessee, Northwest Georgia, and Southwest Virginia. Laser Graphics' customers include commercial enterprises, a limited number of governmental institutions and hospitals.

     Laser Graphics and its stockholders intend to enter into a merger agreement with ImageMAX, Inc. ("ImageMAX") which would close upon the consummation of the initial public offering of the common stock of ImageMAX (see Note 7).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The financial statements for the nine months ended July 31, 1996 are unaudited and, in the opinion of management of Laser Graphics, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for that interim period. The results of operations for the nine months ended July 31, 1996 and 1997 are not necessarily indicative of the results to be expected for the full year.

  Cash and Cash Equivalents

     Laser Graphics considers highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories only represent microfiche viewing and imaging equipment, production and related supplies.

  Property and Equipment

     Property and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the lesser of their useful life or the term of the lease.

  Revenue Recognition

     Revenue is recognized when services are rendered or when products are shipped to customers. Laser Graphics had three customers with revenues of 18%, 17% and 10% of its total revenues, for the year ended October 31, 1996. Accounts receivable as of October 31, 1996, for these customers were approximately $0, $17,000 and $35,000. No other customer exceeded 10% for any of the other periods presented.

  Income Taxes

     Laser Graphics is a C corporation. Deferred income tax liabilities and assets are determined based on the difference between the financial statement and income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future using enacted income tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. Laser Graphics has a net deferred tax liability of approximately $6,000 at July 31, 1997, as a result of accelerated depreciation for tax reporting purposes in excess of net deferred tax assets due to the nondeductible allowance for doubtful accounts.

  Supplemental Cash Flow Information

     For the years ended October 31, 1995, 1996 and for the nine months ended July 31, 1996 and 1997, Laser Graphics paid interest of approximately $32,000, $24,000 $17,000, and $12,000, respectively. For the nine months ended July 31, 1997, Laser Graphics paid income taxes of $12,000.

                    LASER GRAPHICS SYSTEMS & SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

      (INFORMATION FOR THE NINE MONTHS ENDED JULY 31, 1996 IS UNAUDITED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Cash, accounts receivable, accounts payable and accrued expenses are reflected in the financial statements at fair value due to their short-term nature. The carrying amount of long-term debt approximates fair value on the balance sheet dates.

  Long-Lived Assets

     Laser Graphics follows Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

3. PROPERTY AND EQUIPMENT:

                                                      ESTIMATED          OCTOBER 31,
                                                     USEFUL LIVES    --------------------    JULY 31,
                                                      (IN YEARS)       1995        1996        1997
                                                     ------------    --------    --------    --------
Equipment.........................................     5-7           $159,143    $200,602    $214,636
Office furniture and fixtures.....................      7              20,124      26,874      29,111
Vehicles..........................................      5              12,656      17,140      15,607
Leasehold improvements............................      15                 --          --      12,921
                                                                     --------    --------    --------
                                                                      191,923     244,616     272,275
Less--Accumulated depreciation and amortization...                    (27,983)    (61,940)    (86,921)
                                                                     --------    --------    --------
                                                                     $163,940    $182,676    $185,354
                                                                     ========    ========    ========

     As of October 31, 1995 and 1996 and July 31, 1997, Laser Graphics had approximately $67,000, $55,000 and $47,000, respectively, in equipment, net of accumulated depreciation, financed under capital leases.

4. LONG-TERM DEBT:

     Laser Graphics has a line of credit with a bank. The line of credit provides for a maximum borrowing of 70% of the Company's current accounts receivable which is computed at the end of each calendar quarter. The line of credit bears interest at 9.25% per year and expires in December 1997. The line is secured by all of Laser Graphics' assets and is personally guaranteed by the majority stockholder.

     Other long-term debt is as follows:

                    LASER GRAPHICS SYSTEMS & SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

      (INFORMATION FOR THE NINE MONTHS ENDED JULY 31, 1996 IS UNAUDITED.)

4. LONG-TERM DEBT: -- (CONTINUED)

                                                                       OCTOBER 31,
                                                                   --------------------    JULY 31,
                                                                     1995        1996        1997
                                                                   --------    --------    --------
Note payable to a related-party partnership in monthly
  installments of $2,965 including interest at 12%, through June
  1998, unsecured...............................................   $ 80,863    $ 53,511    $ 30,743
Term loan payable to a bank in monthly installments of $616, plus interest at 8.5%, through February 2001, collateralized
  by accounts receivable, inventory, and equipment..............         --      27,983      24,319
Term loan payable to a bank in monthly installments of $218, plus interest at 8.5%, through February 1999, collateralized
  by a vehicle..................................................         --          --       3,862
Other term loans................................................      9,053      12,048          --
Obligations under capitalized leases............................     84,464      57,612      35,902
                                                                   --------    --------    --------
                                                                    174,380     151,154      94,826
Less--Current portion...........................................    (62,443)    (74,818)    (61,686)
                                                                   --------    --------    --------
                                                                   $111,937    $ 76,336    $ 33,140
                                                                   ========    ========    ========

     As of July 31, 1997, maturities of long-term debt, including capital leases, are as follows:

1998............................................  $  61,686
1999............................................     20,427
2000............................................      6,584
2001............................................      6,129
                                                  ---------
                                                  $  94,826
                                                  =========

     Laser Graphics was in compliance with all debt covenants or had obtained waivers as of July 31, 1997.

5. COMMITMENTS AND CONTINGENCIES:

     Laser Graphics leases office space under noncancellable operating leases from a related party partnership. Rent expense for all operating leases for the years ended October 31, 1995 and 1996 and the nine months ended July 31, 1996 and 1997 was approximately $42,000, $42,000, $33,000, and $44,000, respectively.
Future minimum lease payments under noncancellable operating leases are approximately $61,000 in fiscal 1998.

     Laser Graphics is party to various claims and other matters arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on the Company's financial position or results of operations.

6. RELATED-PARTY TRANSACTIONS:

     For the year ended October 31, 1996, and the nine-month period ended July 31, 1997, Laser Graphics had sales to related parties of approximately $76,000, and $90,000, respectively, and had purchases from related parties for the same periods of $130,000, and $9,000, respectively. The pricing

                    LASER GRAPHICS SYSTEMS & SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

      (INFORMATION FOR THE NINE MONTHS ENDED JULY 31, 1996 IS UNAUDITED.)

6. RELATED-PARTY TRANSACTIONS: -- (CONTINUED) for these services is established at prevailing market rates at the time of performance. Additionally, Codalex charged Laser Graphics a $60,000 management fee for reimbursement of certain shared services for the year ended October 31, 1996.

     The stockholders of the Company also have controlling interest in three similar document storage companies: Codalex in Columbia, SC, Microfilm World in Charlotte, NC, and Imaging Information Industries in Atlanta, GA. All four companies have some overlapping resources and services. Generally, their geographic regions divide the sales territories. Codalex, Imaging and Laser Graphics are to be included in the purchase transaction described in Note 1.

7. SALE OF THE BUSINESS (UNAUDITED):

     In September 1997, Laser Graphics and its stockholders entered into a definitive merger agreement with ImageMAX (see Note 1).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To DataLink Corporation:

     We have audited the accompanying balance sheets of DataLink Corporation (an Arizona corporation) as of December 31, 1995 and 1996 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DataLink Corporation as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  August 8, 1997

                              DATALINK CORPORATION

                                 BALANCE SHEETS

                                                                             DECEMBER 31,
                                                                       ------------------------     JUNE 30,
                                                                          1995          1996          1997
                                                                       ----------    ----------    ----------
                                                                                                   (UNAUDITED)
                               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........................................   $  140,607    $  138,547    $  268,042
  Accounts receivable...............................................      367,402       320,514       358,247
  Notes receivable from stockholders................................           --        20,000        10,000
  Inventories.......................................................       36,455        26,805        37,161
  Prepaid expenses and other........................................        4,924           194           900
                                                                       ----------    ----------    ----------
           Total current assets.....................................      549,388       506,060       674,350
PROPERTY AND EQUIPMENT, net.........................................      469,219     1,063,357       979,391
OTHER ASSETS........................................................        4,903        16,417        30,615
                                                                       ----------    ----------    ----------
                                                                       $1,023,510    $1,585,834    $1,684,356
                                                                       ==========    ==========    ==========
                          LIABILITIES AND
                        STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Lines of credit...................................................   $       --    $   20,000    $       --
  Current portion of long-term debt.................................      135,272       121,764        83,954
  Accounts payable..................................................       80,648       119,635       113,062
  Accrued expenses..................................................       70,252        91,637       128,627
                                                                       ----------    ----------    ----------
           Total current liabilities................................      286,172       353,036       325,643
                                                                       ----------    ----------    ----------
LONG-TERM DEBT......................................................      268,588       149,490       113,121
                                                                       ----------    ----------    ----------
CAPITALIZED LEASE OBLIGATION TO
  RELATED-PARTY (Note 9)............................................           --       720,000       720,000
                                                                       ----------    ----------    ----------
COMMITMENTS AND CONTINGENCIES (Note 7)
STOCKHOLDERS' EQUITY:
  Convertible preferred stock, $100 par value, 50,000 shares
     authorized, none issued and outstanding........................           --            --            --
  Common stock, $1 par value, 100,000 shares authorized,
     40,000 shares issued and outstanding...........................       40,000        40,000        40,000
  Retained earnings.................................................      428,750       323,308       485,592
                                                                       ----------    ----------    ----------
           Total stockholders' equity...............................      468,750       363,308       525,592
                                                                       ----------    ----------    ----------
                                                                       $1,023,510    $1,585,834    $1,684,356
                                                                       ==========    ==========    ==========

        The accompanying notes are an integral part of these statements.

                              DATALINK CORPORATION

                            STATEMENTS OF OPERATIONS

                                                                                       SIX MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,                    JUNE 30,
                                         --------------------------------------    ------------------------
                                            1994          1995          1996          1996          1997
                                         ----------    ----------    ----------    ----------    ----------
                                                                                   (UNAUDITED)
REVENUES:
  Services............................   $2,465,387    $2,151,498    $2,286,122    $1,162,853    $1,284,596
  Products............................      562,313       540,117       865,183       456,528       427,432
                                         ----------    ----------    ----------    ----------    ----------
                                          3,027,700     2,691,615     3,151,305     1,619,381     1,712,028
                                         ----------    ----------    ----------    ----------    ----------
COST OF REVENUES:
  Services............................    1,864,429     1,541,790     1,592,764       836,517       795,957
  Products............................      604,431       479,249       773,632       409,995       356,571
  Depreciation........................      190,647       204,348       217,967       104,412       103,846
                                         ----------    ----------    ----------    ----------    ----------
                                          2,659,507     2,225,387     2,584,363     1,350,924     1,256,374
                                         ----------    ----------    ----------    ----------    ----------
           Gross profit...............      368,193       466,228       566,942       268,457       455,654
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES.............      331,657       339,246       466,772       212,624       232,037
                                         ----------    ----------    ----------    ----------    ----------
           Operating income...........       36,536       126,982       100,170        55,833       223,617
INTEREST EXPENSE......................       46,416        52,226       107,058        41,751        62,199
INTEREST INCOME.......................       (1,366)         (166)       (1,446)         (590)         (866)
                                         ----------    ----------    ----------    ----------    ----------
NET INCOME (LOSS).....................   $   (8,514)   $   74,922    $   (5,442)   $   14,672    $  162,284
                                         ==========    ==========    ==========    ==========    ==========
PRO FORMA DATA (UNAUDITED):
  Historical net income (loss)........   $   (8,514)   $   74,922    $   (5,442)   $   14,672    $  162,284
  Pro forma income tax expense
     (benefit)........................       (1,955)       32,454         2,392         6,376        65,817
                                         ----------    ----------    ----------    ----------    ----------
  Pro forma net income (loss).........   $   (6,559)   $   42,468    $   (7,834)   $    8,296    $   96,467
                                         ==========    ==========    ==========    ==========    ==========

        The accompanying notes are an integral part of these statements.

                              DATALINK CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                      COMMON STOCK
                                                                    -----------------    RETAINED      EQUITY
                                                                    SHARES    AMOUNT     EARNINGS      TOTAL
                                                                    ------    -------    ---------    --------
BALANCE, DECEMBER 31, 1993.......................................   40,000    $40,000    $ 362,342    $402,342
  Net loss.......................................................       --         --       (8,514)     (8,514)
                                                                    ------    -------    ---------    --------
BALANCE, DECEMBER 31, 1994.......................................   40,000     40,000      353,828     393,828
  Net income.....................................................       --         --       74,922      74,922
                                                                    ------    -------    ---------    --------
BALANCE, DECEMBER 31, 1995.......................................   40,000     40,000      428,750     468,750
  Distributions to stockholders..................................       --         --     (100,000)   (100,000)
  Net loss.......................................................       --         --       (5,442)     (5,442)
                                                                    ------    -------    ---------    --------
BALANCE, DECEMBER 31, 1996                                          40,000     40,000      323,308     363,308
  Net income (unaudited).........................................       --         --      162,284     162,284
                                                                    ------    -------    ---------    --------
BALANCE, JUNE 30, 1997
  (UNAUDITED)....................................................   40,000    $40,000    $ 485,592    $525,592
                                                                    ======    =======    =========    ========

        The accompanying notes are an integral part of these statements.

                              DATALINK CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                                                  SIX MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                    JUNE 30,
                                                    --------------------------------------    ------------------------
                                                       1994          1995          1996          1996          1997
                                                    ----------    ----------    ----------    ----------    ----------
                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..............................   $   (8,514)   $   74,922    $   (5,442)   $   14,672    $  162,284
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities-
      Depreciation and amortization..............      190,647       204,348       217,967       104,412       103,846
      Loss (gain) on sale of fixed assets........           --        (2,455)        7,304         5,483
      Changes in operating assets and
         liabilities-
         Accounts receivable.....................      (74,019)       21,090        46,888        (3,125)      (37,733)
         Inventories.............................       (4,607)       (7,130)        9,650         8,547       (10,356)
         Prepaid expenses and other..............       (3,875)       (2,126)      (26,784)      (28,685)       (4,904)
         Accounts payable........................       45,529       (76,365)       38,987         9,487        (6,573)
         Accrued expenses........................      (38,264)        4,566        21,385        15,033        36,990
                                                    ----------    ----------    ----------    ----------    ----------
           Net cash provided by operating
             activities..........................      106,897       216,850       309,955       125,824       243,554
                                                    ----------    ----------    ----------    ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment............     (237,532)      (47,613)     (119,790)      (80,797)      (19,880)
  Proceeds from disposition of equipment.........           --         8,965        20,381         5,268            --
                                                    ----------    ----------    ----------    ----------    ----------
           Net cash used in investing
             activities..........................     (237,532)      (38,648)      (99,409)      (75,529)      (19,880)
                                                    ==========    ==========    ==========    ==========    ==========
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) on lines of
    credit.......................................       90,000       (90,000)       20,000        20,000       (20,000)
  Proceeds from long-term debt...................      126,180       250,000        15,109        15,109            --
  Repayment of long-term debt....................      (95,796)     (295,047)     (147,715)      (72,437)      (74,179)
  Distributions to stockholders..................           --            --      (100,000)           --            --
                                                    ----------    ----------    ----------    ----------    ----------
           Net cash provided by (used in)
             financing activities................      120,384      (135,047)     (212,606)      (37,328)      (94,179)
                                                    ----------    ----------    ----------    ----------    ----------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...............................      (10,251)       43,155        (2,060)       12,967       129,495
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD...      107,703        97,452       140,607       140,607       138,547
                                                    ----------    ----------    ----------    ----------    ----------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD.........................................   $   97,452    $  140,607    $  138,547    $  153,574    $  268,042
                                                    ==========    ==========    ==========    ==========    ==========

        The accompanying notes are an integral part of these statements.

                              DATALINK CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED.)

1. BACKGROUND:

     DataLink Corporation ("DataLink") is an Arizona corporation with administrative offices located in Tempe, Arizona. DataLink's product line includes computer output microfilm, source document microfilming, imaging systems, data entry services, customized data processing services and customer programming services.

     DataLink intends to enter into a net asset acquisition agreement with ImageMAX, Inc. ("ImageMAX") which would close upon the consummation of the initial public offering of the common stock of ImageMAX.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The financial statements as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 are unaudited and, in the opinion of management of DataLink, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for those interim periods. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the full year.

  Cash and Cash Equivalents

     DataLink considers highly liquid investments with original maturities of three months or less to be cash equivalents. At the balance sheet dates, cash equivalents were composed primarily of money market funds. Cash equivalents are carried at cost, which approximates market value. DataLink maintains cash accounts, which, at times may exceed federally insured limits. DataLink believes that they are not exposed to any significant risks on their cash accounts.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories are primarily comprised of microfilm, microfiche and related supplies.

  Property and Equipment

     Property and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements and capital lease assets are depreciated over the lesser of their useful life or the term of the lease.

  Revenue Recognition

     Revenue is recognized when the services are rendered or the products are shipped to customers. Service revenues are recognized on a percentage-of-completion basis.

  Income Taxes

     DataLink has elected to be taxed under Subchapter S of the Internal Revenue Code, and, accordingly, the taxable income or loss of DataLink is included in the stockholders' individual tax returns.

                              DATALINK CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
     DataLink reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying financial statements. The primary differences are due to depreciation and accounting treatment of capitalized related party lease. The cumulative amount of these differences at December 31, 1996 was approximately $75,000. If the S Corporation status were terminated, a deferred income tax liability related to these cumulative differences would need to be recorded.

     For informational purposes, the accompanying statements of operations include an unaudited pro forma adjustment for income taxes which would have been recorded if DataLink had not been an S Corporation, based on the tax laws in effect during the respective periods. The differences between the federal statutory income tax rate and the pro forma income tax rate primarily relate to state income taxes and expenses not deductible for tax purposes.

  Supplemental Cash Flow Information

     For the years ended December 31, 1994, 1995 and 1996, and the six month periods ended June 30, 1996 and 1997, DataLink paid interest of $46,416, $52,226, $78,223, $27,174 and $58,823, respectively. Capital lease obligations of $720,000 were incurred on a related-party facility lease entered into in the year ended December 31, 1996 and the six month period ended June 30, 1996.

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Cash, accounts receivable, accounts payable and accrued expenses are reflected in the financial statements at fair value due to their short-term nature. The carrying amount of long-term debt and capital lease obligations approximates fair value at the balance sheet dates.

  Long-Lived Assets

     DataLink follows Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

                              DATALINK CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED.)

3. PROPERTY AND EQUIPMENT:

                                           ESTIMATED          DECEMBER 31,
                                          USEFUL LIVES   -----------------------    JUNE 30,
                                            (YEARS)         1995         1996         1997
                                          ------------   ----------   ----------   ----------
Building (related-party capital
  lease)................................     20          $       --   $  720,000   $  720,000
Scanning and filming equipment..........    5-7             925,649      853,817      857,475
Furniture and office equipment..........    5-7             208,827      208,370      218,073
Leasehold improvements..................    5-20              9,715       29,402       29,402
Purchased software......................     5               48,829       51,100       57,620
                                                         ----------   ----------   ----------
                                                          1,193,020    1,862,689    1,882,570
Less-Accumulated depreciation and
  amortization..........................                   (723,801)    (799,332)    (903,179)
                                                         ----------   ----------   ----------
                                                         $  469,219   $1,063,357   $  979,391
                                                         ==========   ==========   ==========

     Depreciation expense for the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997 was $190,647, $204,348, $217,967, $104,412 and $103,846, respectively. As of December 31, 1995 and 1996 and June 30, 1997, DataLink had $88,487, $737,647, and $672,000 in capital lease property, net of accumulated amortization.

4. ACCRUED EXPENSES:

                                                    DECEMBER 31,
                                                  -----------------   JUNE 30,
                                                   1995      1996       1997
                                                  -------   -------   ---------
Accrued payroll and commissions.................  $39,306   $35,086   $ 48,188
Accrued vacation................................   10,189    16,618     18,000
Accrued sales tax...............................   13,473    10,771     21,851
Accrued interest................................       --    28,835     37,211
Other...........................................    7,284       327      3,377
                                                  -------   -------   --------
                                                  $70,252   $91,637   $128,627
                                                  =======   =======   ========

5. LINES OF CREDIT:

     DataLink has a credit facility with a bank providing for a $250,000 revolving line of credit ("Revolver"), a $50,000 equipment line of credit ("Equipment Line"), and two term loans (see Note 6). The borrowings under the Revolver are secured by substantially all of the assets of DataLink. Advances under the line bear interest at prime plus 1% (9.5% at June 30, 1997). The availability under the Revolver is restricted by the borrowing base, as defined. The Revolver expired on June 30, 1997, and DataLink is currently negotiating for an extension. The highest amount outstanding under the Revolver for the year ended December 31, 1996 and the six months ended June 30, 1997 was $20,000 and the average amount outstanding was $14,167 and $20,000, respectively. The weighted average interest rate on the Revolver for the year ended December 31, 1996, and the six months ended June 30, 1997 was 9.27% and 9.38%, respectively. There were no amounts outstanding under the Revolver in 1995.

     The Equipment Line is used to finance the purchase of equipment by DataLink. Borrowings are secured by the assets purchased and availability under the line is limited by the borrowing base, as defined. Advances under the line bear interest at prime plus 1.5% (10% at June 30, 1997). For the years

                              DATALINK CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED.)

5. LINES OF CREDIT: -- (CONTINUED)
ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1997, there were no amounts outstanding under the line. DataLink is currently negotiating for an extension of the line which matured on June 30, 1997. The credit facility requires, among other things, DataLink to meet specified financial ratios and imposes restrictions on the sales of property.

6. LONG-TERM DEBT (EXCLUDING CAPITALIZED LEASE OBLIGATION TO RELATED PARTY (SEE
NOTE 9)):

                                                                 DECEMBER 31,
                                                              -------------------   JUNE 30,
                                                                1995       1996       1997
                                                              --------   --------   ---------
Bank loan, monthly principal and interest payments of
  $5,498, interest at prime plus 1.5% (10% at June 30,
  1997), matures on March 31, 2000..........................  $218,516   $172,174   $147,265
Bank loan, monthly principal payments of $3,283, plus
  interest at prime plus 2% (10.5% at June 30, 1997),
  matures on June 1, 1998...................................    98,491     59,095     39,070
Other.......................................................        --     12,326     10,740
Capitalized lease, monthly principal and interest payments
  of $5,333, final payment of $23,340 due on February 25,
  1997......................................................    86,853     27,659         --
                                                              --------   --------   --------
                                                               403,860    271,254    197,075
Less-Current portion........................................  (135,272)  (121,764)   (83,954)
                                                              --------   --------   --------
                                                              $268,588   $149,490   $113,121
                                                              ========   ========   ========

     As of December 31, 1996, maturities of long-term debt are as follows:

1997......................................  $121,764
1998......................................    80,034
1999......................................    66,977
2000......................................     2,479
                                            --------
                                            $271,254
                                            ========

7. COMMITMENTS AND CONTINGENCIES:

     DataLink leases vehicles and office equipment under noncancelable operating leases. Rent expense under operating leases for the years ended December 31, 1994, 1995 and 1996 and the six month periods ended June 30, 1996 and 1997 was $109,519, $119,626, $80,555, $67,586 and $14,982, respectively. Future minimum lease payments under noncancelable operating leases as of December 31, 1996, are as follows:

1997.......................................  $25,199
1998.......................................   23,708
1999.......................................    3,231
                                             -------
                                             $52,138
                                             =======

     DataLink is party to various claims and other matters arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on DataLink's financial position or results of operations.

                              DATALINK CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED.)

8. MAJOR CUSTOMERS:

     For the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1997, one customer accounted for 10%, 11%, 10% and 11% of total revenues, respectively. For the year ended December 31, 1994 and the six month periods ended June 30, 1996 and 1997, DataLink had another customer which accounted for 11%, 11% and 16%, respectively, of total revenues. The loss of one or more of these major clients could have a materially adverse effect on the DataLink's business.

9. RELATED-PARTY TRANSACTIONS:

  Leasing Transactions

     In March 1996, DataLink entered into a lease on its office facility with an entity whose stockholders are also the stockholders of DataLink. The lease is accounted for as a capital lease and has a term of 20 years. The implicit interest rate of the lease is 13.6%. A security deposit on the building of $15,000 is recorded in other assets as of December 31, 1996 and June 30, 1997.

     At December 31, 1996, the future minimum lease payments under the capital lease are as follows:

1997....................................  $   85,578
1998....................................      89,988
1999....................................      92,613
2000....................................      97,239
2001....................................     100,940
2002 and thereafter.....................   1,840,202
                                          ----------
Total minimum lease payments............   2,306,560
Less- Amounts representing interest.....  (1,586,560)
                                          ----------
Net minimum principal payments..........  $  720,000
                                          ==========

     Due to the payment timing and the implicit interest rate, no principal payments will be made for several years. As a result, the entire related party capital lease is classified as long-term. DataLink expects to restructure the lease as an operating lease in connection with the sale of the business (see Notes 1 and 10).

  Notes Receivable

     On June 30, 1997, DataLink issued a $10,000 note to an entity whose stockholders are also the stockholders of DataLink. The note matures December 31, 1997, with interest due monthly at an annual rate of 9.5%. On April 15, 1996, DataLink issued a $20,000 note to the same entity. The note matured on June 30, 1997, with interest due monthly at a rate equivalent to the rate under the Revolver (see Note 5).

10. SALE OF BUSINESS (UNAUDITED):

     In September 1997, DataLink and its stockholders entered into a net asset acquisition agreement with ImageMAX (see Note 1).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To DocuTech, Inc. and DocuTech Data Systems, Inc.:

     We have audited the accompanying combined balance sheets of DocuTech, Inc. and DocuTech Data Systems, Inc. (Nebraska corporations) as of December 31, 1995 and 1996 and the related combined statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DocuTech, Inc. and DocuTech Data Systems, Inc. as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  August 1, 1997

                 DOCUTECH, INC. AND DOCUTECH DATA SYSTEMS, INC.
                            COMBINED BALANCE SHEETS

                                                         DECEMBER 31,
                                                         -------------
                                                            30,1995
                                                         1997 --------
                                                                                          1996
                                                                                          --
                                                                                          ------------------------------
(UNAUDITED)ASSETS
CURRENT ASSETS:
  Cash.....................................................................   $ 13,585    $181,065     $ 152,427
  Accounts receivable, net of reserve of $16,200 in 1997...................     93,171     235,474       520,315
  Inventories..............................................................         --      23,470         5,678
  Prepaid expenses and other...............................................      5,336       8,331        14,301
  Advances to stockholder..................................................     30,609          --            --
                                                                              --------    --------     ---------
        Total current assets...............................................    142,701     448,340       692,721
PROPERTY AND EQUIPMENT, net................................................    101,462     118,295       113,849
                                                                              --------    --------     ---------
                                                                              $244,163    $566,635     $ 806,570
                                                                              ========    ========     =========
                              LIABILITIES AND
                           STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit...........................................................   $ 37,000    $     --     $      --
  Current portion of long-term debt........................................     69,758      25,015        10,184
  Accounts payable.........................................................     14,759      67,366        59,112
  Accrued expenses.........................................................     37,722      52,979       104,323
  Deferred revenue.........................................................     50,522      58,214       108,716
                                                                              --------    --------     ---------
        Total current liabilities..........................................    209,761     203,574       282,335
                                                                              --------    --------     ---------
LONG-TERM DEBT.............................................................     20,225       9,103         5,041
                                                                              --------    --------     ---------
COMMITMENTS (Note 7)
STOCKHOLDERS' EQUITY:
  Common stock (DocuTech, Inc.), $1 par value, 300 shares authorized,
     issued and outstanding................................................        300         300           300
  Common stock (DocuTech Data Systems, Inc.), $1 par value, 10,000 shares
     authorized, issued and outstanding....................................     10,000      10,000        10,000
  Retained earnings........................................................      3,877     343,658       508,894
                                                                              --------    --------     ---------
        Total stockholders' equity.........................................     14,177     353,958       519,194
                                                                              --------    --------     ---------
                                                                              $244,163    $566,635     $ 806,570
                                                                              ========    ========     =========

        The accompanying notes are an integral part of these statements.

                 DOCUTECH, INC. AND DOCUTECH DATA SYSTEMS, INC.
                       COMBINED STATEMENTS OF OPERATIONS

                                                                                       SIX MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,                   JUNE 30,
                                           ------------------------------------    ------------------------
                                             1994         1995          1996          1996          1997
                                           --------    ----------    ----------    ----------    ----------

                                                                                         (UNAUDITED)
REVENUES:
  Services..............................   $599,793    $  853,786    $1,248,631    $  522,761    $  580,248
  Products..............................         --        60,087       317,544       186,192       202,716
  Software..............................         --       159,111       756,308       343,813       623,731
                                           --------    ----------    ----------    ----------    ----------
        Total revenues..................    599,793     1,072,984     2,322,483     1,052,766     1,406,695
                                           --------    ----------    ----------    ----------    ----------
COST OF REVENUES:
  Cost of services......................    376,573       479,029       500,711       224,963       267,429
  Cost of products......................         --        52,250       276,125       161,906       176,275
  Cost of software......................         --        21,744       308,614       151,859        97,010
  Depreciation..........................     11,806        24,430        31,474        15,653        17,570
                                           --------    ----------    ----------    ----------    ----------
                                            388,379       577,453     1,116,924       554,381       558,284
                                           --------    ----------    ----------    ----------    ----------
        Gross profit....................    211,414       495,531     1,205,559       498,385       848,411
PRODUCT DEVELOPMENT EXPENSES............         --       127,032       161,414        88,799        94,874
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................    198,807       274,262       585,564       272,421       284,381
                                           --------    ----------    ----------    ----------    ----------
        Operating income................     12,607        94,237       458,581       137,165       469,156
INTEREST EXPENSE........................      4,178        13,126        15,848         9,370         2,539
INTEREST INCOME.........................         --            --        (3,248)           --            --
                                           --------    ----------    ----------    ----------    ----------
NET INCOME..............................   $  8,429    $   81,111    $  445,981    $  127,795    $  466,617
                                           ========    ==========    ==========    ==========    ==========
PRO FORMA DATA (UNAUDITED)
  Historical net income.................   $  8,429    $   81,111    $  445,981    $  127,795    $  466,617
  Pro forma income taxes................      3,372        32,444       178,392        51,118       186,647
                                           --------    ----------    ----------    ----------    ----------
PRO FORMA NET INCOME....................   $  5,057    $   48,667    $  267,589    $   76,677    $  279,970
                                           ========    ==========    ==========    ==========    ==========

        The accompanying notes are an integral part of these statements.

                 DOCUTECH, INC. AND DOCUTECH DATA SYSTEMS, INC.
                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                      DOCUTECH DATA
                                                 DOCUTECH, INC.       SYSTEMS, INC.
                                                ----------------    ------------------
                                                  COMMON STOCK         COMMON STOCK
                                                ----------------    ------------------    RETAINED
                                                SHARES    AMOUNT    SHARES     AMOUNT     EARNINGS     TOTAL
                                                ------    ------    -------    -------    --------    --------
BALANCE, JANUARY 1, 1994.....................     300      $300          --    $    --    $(19,063)   $(18,763)
     Net income..............................      --        --          --         --       8,429       8,429
                                                 ----      ----     -------    -------    --------    --------

BALANCE, DECEMBER 31, 1994...................     300       300          --         --     (10,634)    (10,334)
     Dividends to stockholders...............      --        --          --         --     (66,600)    (66,600)
     Issuance of common stock................      --        --      10,000     10,000          --      10,000
     Net income..............................      --        --          --         --      81,111      81,111
                                                 ----      ----     -------    -------    --------    --------

BALANCE, DECEMBER 31, 1995...................     300       300      10,000     10,000       3,877      14,177
     Dividends to stockholders...............      --        --          --         --    (106,200)   (106,200)
     Net income..............................      --        --          --         --     445,981     445,981
                                                 ----      ----     -------    -------    --------    --------

BALANCE, DECEMBER 31, 1996...................     300       300      10,000     10,000     343,658     353,958
     Dividends to stockholders
        (unaudited)..........................      --        --          --         --    (301,381)   (301,381)
     Net income (unaudited)..................      --        --          --         --     466,617     466,617
                                                 ----      ----     -------    -------    --------    --------

BALANCE, JUNE 30, 1997
  (UNAUDITED)................................     300      $300      10,000    $10,000    $508,894    $519,194
                                                 ====      ====     =======    =======    ========    ========

        The accompanying notes are an integral part of these statements.

                 DOCUTECH, INC. AND DOCUTECH DATA SYSTEMS, INC.
                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                                  SIX MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,              JUNE 30,
                                                             -------------------------------    --------------------
                                                               1994       1995        1996        1996        1997
                                                             --------    -------    --------    --------    --------

                                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................................   $  8,429    $81,111    $445,981    $127,795    $466,617
  Adjustments to reconcile net income to net cash provided
    by operating activities-
      Depreciation........................................     11,806     24,430      31,474      15,653      17,570
      Loss on disposal of equipment                                --         --         418         510          --
      Change in operating assets and liabilities-
         Accounts receivable..............................    (12,546)   (58,858)   (142,303)    (56,732)   (284,841)
         Inventories......................................         --         --     (23,470)         --      17,792
         Prepaid expenses and other.......................      4,267      4,266      (2,995)      2,134      (5,970)
         Accounts payable.................................     16,077    (11,419)     52,607      59,894      (8,254)
         Accrued expenses.................................    (14,280)    23,028      15,257      55,771      51,344
         Deferred revenue.................................         --     50,522       7,692     (20,718)     50,502
                                                             --------    -------    --------    --------    --------
           Net cash provided by operating activities......     13,753    113,080     384,661     184,307     304,760
                                                             --------    -------    --------    --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.....................    (22,317)   (16,897)    (31,025)    (23,323)    (13,124)
                                                             --------    -------    --------    --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) on line of credit...........     39,000     (2,000)    (37,000)    (18,255)         --
  Proceeds from long-term debt............................     36,569     30,000          --          --          --
  Repayments of long-term debt............................    (63,405)   (29,203)    (73,565)    (34,797)    (18,893)
  Advances to stockholders................................         --    (30,609)     (3,953)     (3,953)         --
  Repayment of officer loans..............................     (7,684)        --          --          --          --
  Issuance of common stock................................         --     10,000          --          --          --
  Dividends to stockholders...............................         --    (66,600)    (71,638)         --    (301,381)
                                                             --------    -------    --------    --------    --------
           Net cash provided by (used in) financing
             activities...................................      4,480    (88,412)   (186,156)    (57,005)   (320,274)
                                                             --------    -------    --------    --------    --------
NET INCREASE (DECREASE) IN CASH...........................     (4,084)     7,771     167,480     103,979     (28,638)
CASH, BEGINNING OF PERIOD.................................      9,898      5,814      13,585      13,585     181,065
                                                             --------    -------    --------    --------    --------
CASH, END OF PERIOD.......................................   $  5,814    $13,585    $181,065    $117,564    $152,427
                                                             ========    =======    ========    ========    ========

        The accompanying notes are an integral part of these statements.

                 DOCUTECH, INC. AND DOCUTECH DATA SYSTEMS, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED.)

1. BACKGROUND:

     DocuTech, Inc. ("DTI"), a service bureau, and DocuTech Data Systems, Inc. ("DDS"), a provider of open-architecture document scanning software products, operate jointly as DocuTech ("DocuTech") in Lincoln, Nebraska. DTI provides document microfilming and imaging services. DDS markets its DocuROM, FileTRAX and other scanning and electronic image management software nationally to both end users and service bureaus. DDS presently has more than 70 service bureaus acting as value-added resellers ("VARs") for its software products.

     DDS and its stockholders intend to enter into a merger agreement with ImageMAX, Inc. (ImageMAX) and DDI and its stockholders intend to enter a net asset acquisition agreement with ImageMAX which would both close upon the consummation of the initial public offering of the common stock of ImageMAX.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The combined financial statements as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 are unaudited and, in the opinion of the management of DocuTech, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations for those interim periods. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for any other interim period or the entire year.

  Basis of Presentation

     The combined financial statements include the accounts of DTI and DDS, both of which are controlled by the same majority stockholder. The financial statements reflect the elimination of all significant intercompany accounts and transactions.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories at December 31, 1996 consist of scanning equipment which was sold to a customer in March 1997.

  Property and Equipment

     Property and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expenses as incurred. Property and equipment capitalized under capital leases are recorded at the lesser of the present value of the minimum lease payments or the fair market value of the property. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets or the lease term, whichever is shorter.

  Software Development Costs

     In accordance with Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," DocuTech capitalizes certain costs incurred to internally develop software which is licensed to customers. Capitalization of such software development costs begins upon the establishment of technological feasibility (typically determined to be upon completion of a working model) and concludes when the product is available for general release. For the years ended December 31, 1995 and 1996, and the six months ended June

                 DOCUTECH, INC. AND DOCUTECH DATA SYSTEMS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
30, 1997, such costs were immaterial. Costs incurred prior to the establishment of technological feasibility are charged to product development expense as incurred.

  Revenue Recognition

     Service revenue includes document microfilming and imaging services. Service revenue is recognized on a percentage-of-completion basis as the services are performed. Product revenue is recognized when the products are shipped to customers.

     Software revenue includes software licensing fees, consulting, implementation, training and maintenance. Depending on contract terms and conditions, software license fees are recognized upon delivery of the product if no significant vendor obligations remain and collection of the resulting receivable is deemed probable. DocuTech's software licensing agreements provide for customer support (typically 90 days) as an accommodation to purchasers of its products. The portion of the license fee associated with customer support is unbundled from the license fee and is recognized ratably over the warranty period as maintenance revenue.

     Consulting, implementation and training revenues are recognized as the services are performed. Maintenance revenues are recognized ratably over the terms of the maintenance agreements. Deferred revenue represents billed software maintenance for future periods.

  Income Taxes

     DocuTech has elected to be taxed under Subchapter S of the Internal Revenue Code, and, accordingly, the taxable income of the Company is included in the stockholders' individual tax returns.

     DocuTech reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying combined financial statements. The primary timing differences are due to revenue and accruals not currently reflected as income or deductible for tax purposes, respectively. The cumulative amount of these differences at December 31, 1996 was approximately $47,000. If the S Corporation status were terminated, then a deferred income tax asset related to these cumulative differences would need to be recorded.

     For informational purposes, given the pending sale of the business, the accompanying combined statements of operations include an unaudited pro forma adjustment for income taxes which would have been recorded if DocuTech had not been an S Corporation, based on the tax laws in effect during the respective periods. The differences between the federal statutory income tax rate and the pro forma income tax rate primarily relates to state income taxes and expenses not deductible for tax purposes.

  Supplemental Cash Flow Information

     For the years ended December 31, 1994, 1995 and 1996 and for the six months ended June 30, 1996 and 1997, DocuTech paid interest of $4,013, $12,525, $15,085, $9,319 and $2,694, respectively. Capital lease obligations of $36,000, $25,022, $17,700, $17,700 and $0 were incurred on equipment leases entered into in 1994, 1995, 1996 and the six months ended June 30, 1996 and 1997, respectively.

                 DOCUTECH, INC. AND DOCUTECH DATA SYSTEMS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Cash, accounts receivable, accounts payable and accrued expenses are reflected in the combined financial statements at fair value due to their short-term nature. The carrying amount of long-term debt approximates fair value on the balance sheet dates.

  Long-Lived Assets

     DocuTech follows SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

3. PROPERTY AND EQUIPMENT:

                                                                 ESTIMATED          DECEMBER 31,
                                                                USEFUL LIVES    --------------------    JUNE 30,
                                                                  (YEARS)         1995        1996        1997
                                                                ------------    --------    --------    --------
        Scanning and filming equipment.......................        5-7        $121,820    $152,606    $159,614
        Furniture and office equipment.......................          7             964       6,713       6,713
        Computers and related equipment......................          5          30,689      42,879      48,995
        Vehicles.............................................          5           3,000          --          --
                                                                                --------    --------    --------
                                                                                 156,473     202,198     215,322
        Less- Accumulated depreciation.......................                    (55,011)    (83,903)   (101,473)
                                                                                --------    --------    --------
                                                                                $101,462    $118,295    $113,849
                                                                                ========    ========    ========

     Depreciation expense for the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997, was $11,806, $24,430, $31,474,
$15,653, and $17,570, respectively. As of December 31, 1995 and 1996 and June 30, 1997, DocuTech had $31,844, $22,573 and $15,251 in property, net of accumulated amortization, financed under capital leases.

4. ACCRUED EXPENSES:

                                                                                   DECEMBER 31,
                                                                                ------------------    JUNE 30,
                                                                                 1995       1996        1997
                                                                                -------    -------    --------
        Accrued payroll and commissions......................................   $22,128    $24,573    $ 71,555
        Accrued professional fees............................................     6,000     12,000      15,000
        Other................................................................     9,594     16,406      17,768
                                                                                -------    -------    --------
                                                                                $37,722    $52,979    $104,323
                                                                                =======    =======    ========

                 DOCUTECH, INC. AND DOCUTECH DATA SYSTEMS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED.)

5. LINE OF CREDIT:

     DocuTech has a line of credit with a bank. The line of credit provides for a maximum borrowing of 70% the Company's accounts receivable which is computed at the end of each calendar quarter. The line of credit bears interest at 9.25% per year. The line is secured by all of DocuTech's assets and is personally guaranteed by the majority stockholder. The highest outstanding balance was $40,000 and $37,000 during 1995 and 1996, respectively. The average outstanding balance was $38,000 and $13,750 during 1995 and 1996, respectively. The line was not used during the six months ended June 30, 1997.

6. LONG-TERM DEBT:

                                                                                     DECEMBER 31,
                                                                                  ------------------    JUNE 30,
                                                                                   1995       1996        1997
                                                                                  -------    -------    --------
        Term loan payable to a bank in monthly installments of $801 including
           interest at 9.5%, through May 1997..................................   $16,708    $ 7,806    $     --
        Term loan payable to a bank in two semi-annual installments of $15,000,
           plus interest at 9.5%, through October 1996.........................    30,000         --          --
        Obligations under capital leases (see Note 7)..........................    43,275     26,312      15,225
                                                                                  -------    -------    --------
                                                                                   89,983     34,118      15,225
        Less- Current portion..................................................   (69,758)   (25,015)    (10,184)
                                                                                  -------    -------    --------
                                                                                  $20,225    $ 9,103    $  5,041
                                                                                  =======    =======    ========

7. COMMITMENTS:

     DocuTech leases vehicles and office space under noncancelable operating leases. Rent expense for all operating leases for the years ended December 31, 1994, 1995 and 1996 and for the six months ended June 30, 1996 and 1997 was $50,472, $72,869, $75,177, $37,924 and $65,076, respectively. DocuTech also finances equipment purchases through capital leases.

     Future minimum lease payments under DocuTech's leases as of December 31, 1996 are as follows:

                                                                            CAPITAL    OPERATING
                                                                            LEASES      LEASES
                                                                            -------    ---------
1997.....................................................................   $20,845    $  87,698
1998.....................................................................     9,078       26,732
1999.....................................................................     1,547           --
                                                                            -------    ---------
                                                                             31,470    $ 114,430
                                                                                       =========
Less-Amount representing interest........................................    (5,158)
                                                                            -------
Present value of future minimum principal lease payments.................    26,312
Less-Current portion.....................................................   (17,209)
                                                                            -------
                                                                            $ 9,103
                                                                            =======

8. RELATED-PARTY TRANSACTIONS:

     During the year ended December 31, 1995 and the six months ended June 30, 1996, DocuTech advanced $30,609 and $3,953, respectively to the sole stockholder of DTI and his wife. These advances totalling $34,562 were declared a dividend in December 1996.

                 DOCUTECH, INC. AND DOCUTECH DATA SYSTEMS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED.)

8. RELATED-PARTY TRANSACTIONS: -- (CONTINUED)
     In July 1997, DocuTech agreed to a severance arrangement with an employee who is also a 10% stockholder of DDS. DocuTech agreed to a severance payment of $40,000, payable in five equal monthly installments, beginning on August 30, 1997. DocuTech will recognize the $40,000 as an expense in third quarter of 1997.

9. SEGMENT DATA:

     DocuTech operates in two business segments. The following table presents information about DocuTech's operations by segment:

                                                                                               SIX MONTHS ENDED JUNE
                                                            YEARS ENDED DECEMBER 31,                    30,
                                                      ------------------------------------    ------------------------
                                                        1994         1995          1996          1996          1997
                                                      --------    ----------    ----------    ----------    ----------

                                                                                                    (UNAUDITED)
Revenues:
    Service Bureau.................................   $599,793    $  853,786    $1,248,631    $  522,761    $  580,248
    Software Products..............................         --       219,198     1,073,852       530,005       826,447
                                                      --------    ----------    ----------    ----------    ----------
                                                      $599,793    $1,072,984    $2,322,483    $1,052,766    $1,406,695
Net Income (Loss):
    Service Bureau.................................   $  8,429    $   86,184    $  415,709    $   (1,841)   $  206,781
    Software Products..............................         --        (5,073)       30,272       129,636       259,836
                                                      --------    ----------    ----------    ----------    ----------
                                                      $  8,429    $   81,111    $  445,981    $  127,795    $  466,617
Identifiable Assets:
    Service Bureau.................................               $  220,511    $  354,779                  $  282,978
    Software Products..............................                   23,652       211,856                     523,592
                                                                  ----------    ----------                  ----------
                                                                  $  244,163    $  566,635                  $  806,570
Property and Equipment Additions (including capital
  lease additions):
    Service Bureau.................................   $ 58,317    $   39,033    $   37,224    $   37,223    $    5,978
    Software Products..............................         --         2,886        11,501         3,800         7,146
                                                      --------    ----------    ----------    ----------    ----------
                                                      $ 58,317    $   41,919    $   48,725    $   41,023    $   13,124
Depreciation Expense:
    Service Bureau.................................   $ 11,806    $   24,142    $   29,966    $   14,893    $   15,994
    Software Products..............................         --           288         1,508           760         1,576
                                                      --------    ----------    ----------    ----------    ----------
                                                      $ 11,806    $   24,430    $   31,474    $   15,653    $   17,570

10. SUBSEQUENT EVENT (UNAUDITED):

     In September 1997, DocuTech and DDI and their stockholders entered into the agreements discussed in Note 1 with ImageMAX.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Image & Information Solutions, Inc.:

     We have audited the accompanying consolidated balance sheets of Image & Information Solutions, Inc. (a Louisiana corporation) as of October 31, 1995 and 1996 and the related consolidated statements of operations, stockholder's equity and cash flows for each of the three years in the period ended October 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Image & Information Solutions, Inc. as of October 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended October 31, 1996 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Jackson, Mississippi,
  September 10, 1997.

                      IMAGE & INFORMATION SOLUTIONS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                             OCTOBER 31,
                                                                       ------------------------     JULY 31,
                                                                          1995          1996          1997
                               ASSETS                                  ----------    ----------    -----------
                                                                                                   (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.........................................   $1,530,159    $1,320,832    $ 1,252,026
  Certificates of deposit...........................................      119,557       127,352        131,073
  Accounts receivable...............................................      368,442       337,243        468,043
  Inventory.........................................................      436,208       399,708        453,338
                                                                       ----------    ----------    -----------
        Total current assets........................................    2,454,366     2,185,135      2,304,480
                                                                       ----------    ----------    -----------
PROPERTY AND EQUIPMENT, net.........................................      733,436       725,860        719,256
RECEIVABLE FROM STOCKHOLDER.........................................       89,080       119,080        139,330
                                                                       ----------    ----------    -----------
                                                                       $3,276,882    $3,030,075    $ 3,163,066
                                                                       ==========    ==========    ===========
                          LIABILITIES AND
                        STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt.................................   $   60,286    $   77,105    $    81,446
  Accounts payable..................................................      258,338       190,950        129,514
  Accrued expenses..................................................      216,040       155,290        191,675
  Taxes payable.....................................................      667,844       648,176        708,847
                                                                       ----------    ----------    -----------
        Total current liabilities...................................    1,202,508     1,071,521      1,111,482
                                                                       ----------    ----------    -----------
LONG-TERM DEBT, net of current portion..............................      474,329       426,582        363,211
                                                                       ----------    ----------    -----------
DEFERRED TAXES PAYABLE..............................................        6,176         2,761          2,761
                                                                       ----------    ----------    -----------
COMMITMENTS AND CONTINGENCIES
  (Notes 5 and 6)
STOCKHOLDER'S EQUITY:
  Common stock, no par value, stated value $3.33 per share, 25,000
     shares authorized, 300 shares issued...........................        1,000         1,000          1,000
  Treasury stock, 200 shares, at cost...............................      (68,682)      (68,682)       (68,682)
  Retained earnings.................................................    1,661,551     1,596,893      1,753,294
                                                                       ----------    ----------    -----------
        Total stockholders' equity..................................    1,593,869     1,529,211      1,685,612
                                                                       ----------    ----------    -----------
                                                                       $3,276,882    $3,030,075    $ 3,163,066
                                                                       ==========    ==========    ===========

        The accompanying notes are an integral part of these statements.

                      IMAGE & INFORMATION SOLUTIONS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                     NINE MONTHS ENDED
                                               YEAR ENDED OCTOBER 31,                     JULY 31,
                                       --------------------------------------     ------------------------
                                          1994          1995          1996           1996          1997
                                       ----------    ----------    ----------     ----------    ----------
                                                                                        (UNAUDITED)
REVENUES:
  Services..........................   $2,292,478    $2,302,910    $2,383,522     $1,839,345    $2,014,104
  Products..........................    1,345,227     1,710,397     1,575,118      1,298,135     1,316,370
                                       ----------    ----------    ----------     ----------    ----------
                                        3,637,705     4,013,307     3,958,640      3,137,480     3,330,474
                                       ----------    ----------    ----------     ----------    ----------
COST OF REVENUES:
  Services..........................      724,157       917,331     1,022,868        721,310       767,154
  Products..........................    1,129,297     1,302,406     1,228,915      1,024,455       965,719
  Depreciation......................      158,693       154,715       156,675        120,124       126,585
                                       ----------    ----------    ----------     ----------    ----------
                                        2,012,147     2,374,452     2,408,458      1,865,889     1,859,458
                                       ----------    ----------    ----------     ----------    ----------
     Gross profit...................    1,625,558     1,638,855     1,550,182      1,271,591     1,471,016
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..........................    1,327,397     1,264,394     1,672,745      1,084,511     1,203,961
                                       ----------    ----------    ----------     ----------    ----------
     Operating income (loss)........      298,161       374,461      (122,563)       187,080       267,055
INTEREST EXPENSE....................       97,326        88,815        95,101         72,305        75,126
INTEREST INCOME.....................      (52,184)      (97,611)      (93,221)       (65,716)      (60,333)
                                       ----------    ----------    ----------     ----------    ----------
     Income (loss) before income
        taxes.......................      253,019       383,257      (124,443)       180,491       252,262
INCOME TAXES........................      101,667       143,725       (59,785)        68,587        95,861
                                       ----------    ----------    ----------     ----------    ----------
NET INCOME (LOSS)...................   $  151,352    $  239,532    $  (64,658)    $  111,904    $  156,401
                                       ==========    ==========    ==========     ==========    ==========

        The accompanying notes are an integral part of these statements.

                      IMAGE & INFORMATION SOLUTIONS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                                                        COMMON STOCK                                    TOTAL
                                                      ----------------     RETAINED     TREASURY    STOCKHOLDER'S
                                                      SHARES    AMOUNT     EARNINGS      STOCK         EQUITY
                                                      ------    ------    ----------    --------    -------------

BALANCE, NOVEMBER 1, 1993..........................      300    $1,000    $1,270,667    $(68,682)    $ 1,202,985

  Net income.......................................       --        --       151,352          --         151,352
                                                      ------    ------    ----------    --------     -----------

BALANCE, OCTOBER 31, 1994..........................      300     1,000     1,422,019     (68,682)      1,354,337

  Net income.......................................       --        --       239,532          --         239,532
                                                      ------    ------    ----------    --------     -----------

BALANCE, OCTOBER 31, 1995..........................      300     1,000     1,661,551     (68,682)      1,593,869

  Net loss.........................................       --        --       (64,658)         --         (64,658)
                                                      ------    ------    ----------    --------     -----------

BALANCE, OCTOBER 31, 1996..........................      300     1,000     1,596,893     (68,682)      1,529,211

  Net income (unaudited)...........................       --        --       156,401          --         156,401
                                                      ------    ------    ----------    --------     -----------

BALANCE, JULY 31, 1997 (UNAUDITED).................      300    $1,000    $1,753,294    $(68,682)    $ 1,685,612
                                                      ======    ======    ==========    ========     ===========

        The accompanying notes are an integral part of these statements.

                      IMAGE & INFORMATION SOLUTIONS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                 NINE MONTHS ENDED
                                                           YEAR ENDED OCTOBER 31,                     JULY 31,
                                                   --------------------------------------     ------------------------
                                                      1994          1995          1996           1996          1997
                                                   ----------    ----------    ----------     ----------    ----------
                                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..............................  $  151,352    $  239,532    $  (64,658)    $  111,904    $  156,401
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities-
      Depreciation...............................     158,693       154,715       156,675        120,124       126,585
      Provision for loss on accounts
         receivable..............................      71,191        59,798       105,491         79,118        25,000
      Provision for deferred income taxes........     (38,754)       (3,959)       (3,415)            --            --
      Change in operating assets and liabilities-
         Accounts receivable.....................     (44,520)     (110,645)      (74,292)      (116,727)     (155,800)
         Inventories.............................      15,081       (56,826)       36,500        167,174       (52,485)
         Accounts payable........................     129,479       (22,537)      (67,388)      (118,885)      (61,436)
         Accrued expenses........................     112,822        (1,234)      (60,750)       (46,532)       36,385
         Taxes payable...........................     162,688       173,333       (19,668)        92,055        60,671
         Net changes in other assets and
           liabilities...........................          --        (6,351)       (7,795)        (5,160)       (4,866)
                                                   ----------    ----------    ----------     ----------    ----------
           Net cash provided by operating
             activities..........................     718,032       425,826           700        283,071       130,455
                                                   ----------    ----------    ----------     ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Increases in receivables from stockholder......     (30,298)      (29,399)      (30,000)       (22,500)      (20,250)
  Purchases of property and equipment............    (162,501)     (199,170)     (149,099)       (87,478)     (119,981)
                                                   ----------    ----------    ----------     ----------    ----------
           Net cash used in investing
             activities..........................    (192,799)     (228,569)     (179,099)      (109,978)     (140,231)
                                                   ----------    ----------    ----------     ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt...................     566,169        14,311        36,376         36,376            --
  Principal payments on long-term debt...........    (760,584)      (47,576)      (67,304)       (48,408)      (59,030)
                                                   ----------    ----------    ----------     ----------    ----------
           Net cash used in financing
             activities..........................    (194,415)      (33,265)      (30,928)       (12,032)      (59,030)
                                                   ----------    ----------    ----------     ----------    ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS....................................     330,818       163,992      (209,327)       161,061       (68,806)
CASH AND CASH EQUIVALENTS, beginning of period...   1,035,349     1,366,167     1,530,159      1,530,159     1,320,832
                                                   ----------    ----------    ----------     ----------    ----------
CASH AND CASH EQUIVALENTS, end of period.........  $1,366,167    $1,530,159    $1,320,832     $1,691,220    $1,252,026
                                                   ==========    ==========    ==========     ==========    ==========
SUPPLEMENTAL DATA:
  Cash paid for-
    Income taxes.................................  $    9,133    $   18,924    $   17,456     $   12,986    $   75,199
    Interest.....................................      54,536        39,650        36,545         28,655        24,653

        The accompanying notes are an integral part of these statements.

                      IMAGE & INFORMATION SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  (INFORMATION AS OF JULY 31, 1997 AND FOR THE
            NINE MONTHS ENDED JULY 31, 1996 AND 1997 IS UNAUDITED.)


1. BACKGROUND:

     Image & Information Solutions, Inc. (formerly Microfilm Supply, Inc.) ("I(2) Solutions") was incorporated in Louisiana on October 8, 1974. I(2) Solutions provides data and information conversion services ranging from optical disk scanning/imaging to microfilm processing. I(2) Solutions is also an authorized Minolta and Kodak dealer, selling various microfilm and microfiche readers as well as other related equipment.

     I(2) Solutions and its stockholder intend to enter into a merger agreement with ImageMAX, Inc. ("ImageMAX") which would close upon the consummation of the initial public offering of the common stock of ImageMAX.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim Consolidated Financial Statements

     The consolidated financial statements as of July 31, 1997 and for the nine months ended July 31, 1996 and 1997 are unaudited and, in the opinion of management of I(2) Solutions, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for those interim periods. The results of operations for the nine months ended July 31, 1997 are not necessarily indicative of the results to be expected for the full year.

  Principles of Consolidation

     The consolidated financial statements include the results of I(2) Solutions and its subsidiary. All intercompany transactions have been eliminated from the accompanying consolidated financial statements.

  Cash and Cash Equivalents

     I(2) Solutions considers highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

  Accounts Receivable

     Accounts receivable are stated net of an allowance for uncollectible accounts of $25,000 at July 31, 1997.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories primarily represent microfiche viewing and imaging equipment and production and related supplies.

  Property and Equipment

     Property and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expenses as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the lesser of their useful life or the term of the lease.

                      IMAGE & INFORMATION SOLUTIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF JULY 31, 1997 AND FOR THE
            NINE MONTHS ENDED JULY 31, 1996 AND 1997 IS UNAUDITED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
  Revenue Recognition

     Revenue is recognized when the services are rendered or the products shipped to customers. Service revenue is recognized on a percentage-of-completion basis.

  Income Taxes

     I(2) Solutions accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using enacted tax rates that are expected to be in effect when the differences reverse. See Note 6.

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Cash, accounts receivable, accounts payable and accrued expenses are reflected in the consolidated financial statements at fair value due to the short-term nature of those instruments. The carrying amount of long-term debt approximates fair value on the balance sheet dates.

  Long-Lived Assets

     I(2) Solutions follows SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

3. PROPERTY AND EQUIPMENT:

                                                           ESTIMATED            OCTOBER 31,
                                                          USEFUL LIVES    ------------------------     JULY 31,
                                                             YEARS           1995          1996          1997
                                                          ------------    ----------    ----------    ----------
Scanning and filming equipment.........................     5-7           $1,159,060    $1,270,910    $1,388,074
Furniture and office equipment.........................     5-7               81,116        81,116        82,434
Autos..................................................      5               163,590       177,981       159,041
Building and building improvements.....................      30              644,847       661,061       661,061
Land...................................................                      124,809       124,809       126,809
                                                                          ----------    ----------    ----------
                                                                           2,173,422     2,315,877     2,417,419
Less- Accumulated depreciation.........................                   (1,439,986)   (1,590,017)   (1,698,163)
                                                                          ----------    ----------    ----------
                                                                          $  733,436    $  725,860    $  719,256
                                                                          ==========    ==========    ==========

                      IMAGE & INFORMATION SOLUTIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF JULY 31, 1997 AND FOR THE
            NINE MONTHS ENDED JULY 31, 1996 AND 1997 IS UNAUDITED.)

4. LONG-TERM DEBT:

                                                                       OCTOBER 31,
                                                                   --------------------    JULY 31,
                                                                     1995        1996        1997
                                                                   --------    --------    --------
Term loan payable to a bank in monthly installments of $7,515 including interest at 7.97%, through April 2002, secured by
  real estate...................................................   $457,282    $402,157    $357,661
Term loan payable to a bank in monthly installments of $490
  including interest at 7.75% through February 1999, secured by
  automobiles...................................................         --      12,111       8,303
Term loan payable to a bank in monthly installments of $645
  including interest at 7.75% through February 1999, secured by
  automobiles...................................................         --      15,948      10,935
Term loan payable to a bank in monthly installments of $455
  including interest at 8.9% through July 1998, secured by
  automobiles...................................................     12,907       8,427       4,793
Note payable to former stockholder in varying monthly
  installments of $417 to $883 through March 2009 without
  interest, interest imputed on present value at 8%.............     64,426      65,044      62,965
                                                                   --------    --------    --------
                                                                    534,615     503,687     444,657
Less- Current portion...........................................    (60,286)    (77,105)    (81,446)
                                                                   --------    --------    --------
                                                                   $474,329    $426,582    $363,211
                                                                   ========    ========    ========

     As of October 31, 1996, maturities of long-term debt are as follows:

YEAR ENDING OCTOBER 31,
---------------------------------------------------------
  1997...................................................  $    77,105
  1998...................................................       86,736
  1999...................................................       80,784
  2000...................................................       83,126
  2001...................................................       90,000
  Thereafter.............................................       85,936
                                                           -----------
                                                           $   503,687
                                                           ===========

5. COMMITMENTS AND CONTINGENCIES:

     I(2) Solutions leases certain office space (See Note 8) and certain equipment under noncancelable operating leases. Rent expense for the years ended October 31, 1994, 1995 and 1996, was $90,245, $74,054 and $59,943, respectively.
Future minimum lease payments are as follows:

  1997.....................................................  $  52,324
  1998.....................................................     17,324
  1999.....................................................      3,872
                                                             ---------
                                                             $  73,520
                                                             =========

                      IMAGE & INFORMATION SOLUTIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF JULY 31, 1997 AND FOR THE
            NINE MONTHS ENDED JULY 31, 1996 AND 1997 IS UNAUDITED.)

5. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)
     I(2) Solutions is party to various claims and other matters arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on I(2) Solutions' financial position or results of operations. See Note 6 regarding Income Taxes.

6. INCOME TAXES:

     The components of the provision (benefit) for income taxes are as follows:

                                                            YEAR ENDED OCTOBER 31,          JULY
                                                       --------------------------------      31,
                                                         1994        1995        1996       1997
                                                       --------    --------    --------    -------
Current Provision (Benefit):
  Federal...........................................   $123,207    $123,559    $(54,188)   $81,482
  State.............................................     17,214      24,125      (2,182)    14,379
Deferred Provision (Benefit):
  Federal...........................................    (32,941)     (3,365)     (2,903)        --
  State.............................................     (5,813)       (594)       (512)        --
                                                       --------    --------    --------    -------
                                                       $101,667    $143,725    $(59,785)   $95,861
                                                       ========    ========    ========    =======

     The reconciliation of the statutory Federal income tax rate to I(2) Solutions' effective income tax rate is as follows:

                                                                       YEAR ENDED OCTOBER 31,
                                                                       ----------------------     JULY 31,
                                                                       1994     1995     1996       1997
                                                                       ----     ----     ----     --------
Income tax rate.....................................................    34%      34%      34%        34%
State income taxes, net of federal tax benefit......................     4        4        4          4
Non deductible expense..............................................     2       --       10         --
                                                                        --       --       --         --
                                                                        40%      38%      48%        38%
                                                                        ==       ==       ==         ==

     The tax effect of temporary differences as established in accordance with SFAS No. 109 that give rise to deferred taxes are as follows:

                                                                       OCTOBER 31,
                                                                   --------------------    JULY 31,
                                                                     1995        1996        1997
                                                                   --------    --------    --------
Gross deferred tax assets:
  Accruals and reserves not currently deductible................   $ 51,905    $ 67,790    $ 67,790
Gross deferred tax liability:
  Book/tax difference of accounts receivable....................    (58,081)    (70,551)    (70,551)
                                                                   --------    --------    --------
  Net deferred tax liability:...................................   $  6,176    $  2,761    $  2,761
                                                                   ========    ========    ========

     I(2) Solutions did not have any valuation allowances against deferred tax assets at July 31, 1997, as it believes it is more likely than not that the deferred tax assets will be realized.

     During 1997 I(2) Solutions filed amended Federal and state tax returns which resulted in the payment of additional income taxes and interest attributable to the year ended October 31, 1996 and certain prior years. The accompanying consolidated financial statements reflect the income tax expense and related interest attributable to the respective periods. As of October 31, 1995 and 1996 and July 31,

                      IMAGE & INFORMATION SOLUTIONS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF JULY 31, 1997 AND FOR THE
            NINE MONTHS ENDED JULY 31, 1996 AND 1997 IS UNAUDITED.)

6. INCOME TAXES: -- (CONTINUED)
1997, income taxes payable included interest payable of $87,000, $140,000, and $187,000, respectively. The accompanying consolidated financial statements do not reflect any provision for penalties or related interest that may be incurred as a result of these additional tax payments. These taxes, interest and penalties could range from $0 to approximately $600,000.

7. EMPLOYEE INCENTIVE PLANS:

     I(2) Solutions maintains a 401(k) Plan for benefit of its employees. Under provisions of the Plan, I(2) Solutions matches 100% of employees' total contributions to the Plan, subject to Internal Revenue Service limitations. Total expense recorded by I(2) Solutions related to the Plan was $42,000, $39,000 and $49,000 for the years ended October 31, 1994, 1995 and 1996.

     During the fiscal year ended October 31, 1996 and the nine month period ended July 31, 1997, I(2) Solutions paid discretionary bonuses to the stockholder totaling approximately $419,000 in 1996 and $162,000 in 1997. These bonuses were paid throughout 1996 and 1997, with the majority of payments occurring in the fourth quarter of fiscal 1996 and the first quarter of fiscal 1997.

8. RELATED-PARTY TRANSACTIONS:

     I(2) Solutions rents office space in Bossier City, Louisiana, from an educational trust fund benefiting the stockholder's children. Rent payments to the trust fund totaled $74,000, $71,000 and $42,000 for the years ended October 31, 1994, 1995 and 1996. I(2) Solutions also rents certain other space from the stockholder's parents; rental payments pursuant to this agreement totaled $12,000 for each of the years ended October 31, 1994, 1995 and 1996.

     In February 1997 I(2) Solutions moved the documents imaging portion of its operations to a newly constructed building adjacent to its then existing Monroe, Louisiana facility. The newly constructed building is owned by the I(2) Solutions stockholder. Through July 31, 1997 the stockholder has not charged I(2) Solutions any rent.

     In 1993 I(2) Solutions entered into a split-dollar life insurance agreement with the stockholder. Under the terms of agreement, I(2) Solutions paid premiums on life insurance policies covering the stockholder and his father. These premiums paid have been recorded as a receivable and are included in Receivable from Stockholder in the accompanying consolidated financial statements. I(2) Solutions maintains an assignment of the cash surrender value of the policies as collateral for the premiums paid.

9. SUBSEQUENT EVENT (UNAUDITED):

In September 1997, I(2) Solutions entered into a merger agreement with ImageMAX (see Note 1).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Image Memory Systems, Inc.:

     We have audited the accompanying balance sheets of Image Memory Systems, Inc. (an Ohio corporation) as of November 30, 1995 and 1996 and the related statements of operations, shareholder's equity and cash flows for each of the three years in the period ended November 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Image Memory Systems, Inc. as of November 30, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended November 30, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  August 6, 1997

                           IMAGE MEMORY SYSTEMS, INC.

                                 BALANCE SHEETS

                                                                                  NOVEMBER 30,
                                                                              --------------------      MAY 31,
                                                                                1995        1996         1997
                                  ASSETS                                      --------    --------    -----------
                                                                                                      (UNAUDITED)
CURRENT ASSETS:
  Cash.....................................................................   $    656    $    134     $  13,390
  Accounts receivable, net of reserves of $18,175, $4,700 and $4,700.......    549,189     322,960       547,969
  Inventories..............................................................     77,704      10,775        12,314
  Deferred tax asset.......................................................      2,170      21,394            --
  Prepaid expenses and other...............................................     16,122      47,288        41,997
                                                                              --------    --------     ---------
        Total current assets...............................................    645,841     402,551       615,670
PROPERTY AND EQUIPMENT, net................................................    233,849     167,287       141,243
OTHER ASSETS...............................................................     74,856      75,185        69,492
                                                                              --------    --------     ---------
                                                                              $954,546    $645,023     $ 826,405
                                                                              ========    ========     =========
                              LIABILITIES AND
                           SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Line of credit...........................................................   $ 40,000    $137,000     $ 179,000
  Current portion of long-term debt........................................    331,233     107,290        91,328
  Accounts payable.........................................................    140,689     103,766        71,777
  Accrued expenses and other...............................................    145,151      98,085       135,873
                                                                              --------    --------     ---------
        Total current liabilities..........................................    657,073     446,141       477,978
                                                                              --------    --------     ---------
LONG-TERM DEBT.............................................................     72,381     161,042       131,198
                                                                              --------    --------     ---------
COMMITMENTS AND CONTINGENCIES (Note 5)
SHAREHOLDER'S EQUITY:
  Common stock, no par value, 750 shares authorized, 100 shares issued and
     33.5 shares outstanding...............................................    100,000     100,000       100,000
  Retained earnings........................................................    408,496     221,244       400,633
  Treasury stock...........................................................   (283,404)   (283,404)     (283,404)
                                                                              --------    --------     ---------
        Total shareholder's equity.........................................    225,092      37,840       217,229
                                                                              --------    --------     ---------
                                                                              $954,546    $645,023     $ 826,405
                                                                              ========    ========     =========

        The accompanying notes are an integral part of these statements.

                           IMAGE MEMORY SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS

                                                                                       SIX MONTHS ENDED
                                                YEAR ENDED NOVEMBER 30,                    MAY 31,
                                         --------------------------------------    ------------------------
                                            1994          1995          1996          1996          1997
                                         ----------    ----------    ----------    ----------    ----------
                                                                                   (UNAUDITED)
REVENUES:
  Services............................   $2,352,885    $2,532,476    $1,968,908    $  985,545    $1,205,342
  Products............................       80,998       550,778       405,029       320,955       104,200
                                         ----------    ----------    ----------    ----------    ----------
                                          2,433,883     3,083,254     2,373,937     1,306,500     1,309,542
                                         ----------    ----------    ----------    ----------    ----------
COST OF REVENUES:
  Services............................    1,563,701     1,826,755     1,659,297       811,676       669,374
  Products............................       72,264       431,319       240,863       185,964        86,105
  Depreciation........................      140,639       112,406        95,349        43,044        35,100
                                         ----------    ----------    ----------    ----------    ----------
                                          1,776,604     2,370,480     1,995,509     1,040,684       790,579
                                         ----------    ----------    ----------    ----------    ----------
  Gross profit........................      657,279       712,774       378,428       265,816       518,963
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES............................      616,507       707,928       580,731       306,273       299,304
                                         ----------    ----------    ----------    ----------    ----------
  Operating income (loss).............       40,772         4,846      (202,303)      (40,457)      219,659
INTEREST EXPENSE......................       31,635        30,942        35,983        17,456        16,648
INTEREST INCOME.......................         (267)       (1,871)       (1,598)         (292)         (989)
                                         ----------    ----------    ----------    ----------    ----------
  Income (loss) before income taxes...        9,404       (24,225)     (236,688)      (57,621)      204,000
INCOME TAXES (BENEFIT)................        2,424        (5,341)      (49,436)      (12,043)       24,611
                                         ----------    ----------    ----------    ----------    ----------
NET INCOME (LOSS).....................   $    6,980    $  (18,884)   $ (187,252)   $  (45,578)   $  179,389
                                         ==========    ==========    ==========    ==========    ==========

        The accompanying notes are an integral part of these statements.

                           IMAGE MEMORY SYSTEMS, INC.
                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                                         COMMON STOCK
                                                      ------------------    RETAINED    TREASURY
                                                      SHARES     AMOUNT     EARNINGS      STOCK        TOTAL
                                                      ------    --------    --------    ---------    ---------
BALANCE, NOVEMBER 30, 1993.........................     100     $100,000    $421,405    $(283,404)   $ 238,001
  Net income.......................................      --           --       6,980           --        6,980
                                                       ----     --------    --------    ---------    ---------
BALANCE, NOVEMBER 30, 1994.........................     100      100,000     428,385     (283,404)     244,981
  Net loss.........................................      --           --     (18,884)          --      (18,884)
  Dividends........................................      --           --      (1,005)          --       (1,005)
                                                       ----     --------    --------    ---------    ---------
BALANCE, NOVEMBER 30, 1995.........................     100      100,000     408,496     (283,404)     225,092
  Net loss.........................................      --           --    (187,252)          --     (187,252)
                                                       ----     --------    --------    ---------    ---------
BALANCE, NOVEMBER 30, 1996.........................     100      100,000     221,244     (283,404)      37,840
  Net income (unaudited)...........................      --           --     179,389           --      179,389
                                                       ----     --------    --------    ---------    ---------
BALANCE, MAY 31, 1997 (UNAUDITED)..................     100     $100,000    $400,633    $(283,404)   $ 217,229
                                                       ====     ========    ========    =========    =========

        The accompanying notes are an integral part of these statements.

                           IMAGE MEMORY SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                                  SIX MONTHS ENDED
                                                               YEAR ENDED NOVEMBER 30,                MAY 31,
                                                          ---------------------------------     --------------------
                                                            1994        1995        1996          1996        1997
                                                          --------    --------    ---------     --------    --------
                                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)....................................   $  6,980    $(18,884)   $(187,252)    $(45,578)   $179,389
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities-
      Depreciation and amortization....................    144,790     118,428      101,722       46,231      38,287
      Deferred tax benefit.............................    (16,448)     (2,980)     (21,502)          --      24,611
      Gain on sale of assets...........................         --          --           --           --     (18,895)
      Changes in operating assets and liabilities-
         Accounts receivable...........................   (162,099)    (65,733)     226,229      167,518    (225,009)
         Inventories...................................    (10,504)    (50,887)      66,929       62,271      (1,539)
         Prepaid expenses and other....................    (38,382)     (5,058)     (37,868)     (10,382)      7,797
         Accounts payable..............................     58,636      33,574      (36,923)     (35,349)    (33,100)
         Accrued expenses..............................      4,966      59,113      (44,788)     (43,102)     35,682
                                                          --------    --------    ---------     --------    --------
           Net cash provided by (used in) operating
             activities................................    (12,061)     67,573       66,547      141,609       7,223
                                                          --------    --------    ---------     --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment..................   (144,754)    (84,648)     (13,376)     (21,045)    (15,461)
  Sale of property and equipment.......................     19,250          --           --           --      25,300
                                                          --------    --------    ---------     --------    --------
           Net cash provided by (used in) investing
             activities................................   (125,504)    (84,648)     (13,376)     (21,045)      9,839
                                                          --------    --------    ---------     --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from bank facilities....................    137,293      17,840           --           --          --
  Net payments on bank facilities......................         --          --      (53,693)    (121,071)     (3,806)
  Dividends to shareholder.............................         --      (1,005)          --           --          --
                                                          --------    --------    ---------     --------    --------
           Net cash provided by (used in) financing
             activities................................    137,293      16,835      (53,693)    (121,071)     (3,806)
                                                          --------    --------    ---------     --------    --------
NET INCREASE (DECREASE) IN CASH........................       (272)       (240)        (522)        (507)     13,256
CASH, BEGINNING OF PERIOD..............................      1,168         896          656          656         134
                                                          --------    --------    ---------     --------    --------
CASH, END OF PERIOD....................................   $    896    $    656    $     134     $    149    $ 13,390
                                                          ========    ========    =========     ========    ========

        The accompanying notes are an integral part of these statements.

                           IMAGE MEMORY SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS

                  (INFORMATION AS OF MAY 31, 1997 AND FOR THE
             SIX MONTHS ENDED MAY 31, 1996 AND 1997 IS UNAUDITED.)

1. BACKGROUND:

     Image Memory Systems, Inc. (IMS) is an Ohio corporation located in Dayton, Ohio. IMS offers total conversion and document management solutions and services through various methods of document imaging technology.

     IMS and its shareholder intend to enter into a stock acquisition agreement with ImageMAX, Inc. ("ImageMAX") which would close upon the consummation of the initial public offering of the common stock of ImageMAX.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Information

     The financial statements as of May 31, 1997 and for the six months ended May 31, 1996 and 1997 are unaudited and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the results for those interim periods. The results of operations for the six months ended May 31, 1997 are not necessarily indicative of the results to be expected for the full fiscal year.

  Inventories

     Inventories represent materials used in the filming and scanning process and are stated at the lower of cost (first-in, first-out) or market.

  Property and Equipment

     Property and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the lesser of their useful life or the term of the lease.

  Revenue Recognition

     Revenue is recognized when the related services are rendered on a percentage-of-completion basis or the products are shipped to IMS's customers. For the six months ended May 31, 1997, IMS had two customers that each accounted for approximately 10% of revenues.

  Income Taxes

     IMS accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income tax assets and liabilities are determined based on differences between the financial reporting and income tax basis of assets and liabilities measured using enacted income tax rates and laws that are expected to be in effect when the differences reverse.

     Effective December 1, 1996, IMS elected to be taxed under Subchapter S of the Internal Revenue Code and, accordingly, the taxable income and loss of IMS will be included in the shareholder's individual tax return subsequent to the election date (see Note 6).

  Supplemental Cash Flow Information

     IMS paid cash for interest for the years ended November 30, 1994, 1995 and 1996, and the six months ended May 31, 1996 and 1997, of $31,263, $30,266,
$37,482, $16,780 and $17,099, respectively. IMS paid cash for income taxes for the years ended November 30, 1994, 1995 and 1996, and the six months ended May 31, 1996 and 1997, of $3,663, $5,325, $2,596, $2,596 and $1,715, respectively.
For the years ended November 30, 1994, 1995 and 1996, and the six months ended

                           IMAGE MEMORY SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF MAY 31, 1997 AND FOR THE
             SIX MONTHS ENDED MAY 31, 1996 AND 1997 IS UNAUDITED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
May 31, 1996 and 1997, IMS financed equipment purchases with capital leases in the amount of $0, $6,850, $15,411, $15,411 and $0, respectively.

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Cash, accounts receivable, accounts payable and accrued expenses are reflected in the financial statements at fair value due to their short-term nature. The carrying amount of long-term debt approximates fair value on the balance sheet dates.

  Long-Lived Assets

     IMS follows SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

3. PROPERTY AND EQUIPMENT:

                                                              ESTIMATED           NOVEMBER 30,
                                                             USEFUL LIVES    ----------------------     MAY 31,
                                                               (YEARS)         1995         1996         1997
                                                             ------------    ---------    ---------    ---------
Scanning and filming equipment............................        5-7        $ 774,608    $ 798,189    $ 784,887
Furniture and office equipment............................        5-7           74,623       79,829       79,829
Leasehold improvements....................................         15           42,713       42,713       42,713
Vehicles..................................................          5           17,972       17,972       18,933
                                                                             ---------    ---------    ---------
                                                                               909,916      938,703      926,362
Less- Accumulated depreciation............................                    (676,067)    (771,416)    (785,119)
                                                                             ---------    ---------    ---------
                                                                             $ 233,849    $ 167,287    $ 141,243
                                                                             =========    =========    =========

     As of November 30, 1995 and 1996, and May 31, 1997, IMS had property net of accumulated depreciation in the amount of $6,850, $17,810 and $15,584, respectively, financed under capital leases.

                           IMAGE MEMORY SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF MAY 31, 1997 AND FOR THE
             SIX MONTHS ENDED MAY 31, 1996 AND 1997 IS UNAUDITED.)

4. DEBT:

  Line of Credit

     IMS had a line of credit in fiscal 1995 and 1996 which provided for maximum borrowings of $150,000 and $200,000, respectively, at the bank's prime rate plus
 .75%. The highest outstanding balance was $150,000 and $200,000 during fiscal 1995 and 1996, respectively. Average borrowings under the line were $76,000 and $116,000 during fiscal 1995 and 1996, respectively. The weighted average interest rate on the line of credit was 9.02% during fiscal 1995 and 1996.

  Long-Term Debt

                                                                                  NOVEMBER 30,
                                                                              --------------------    MAY 31,
                                                                                1995        1996        1997
                                                                              --------    --------    --------
Note payable to bank, payable in monthly installments of $8,000 plus interest at the bank's prime rate plus 1% (9.75% and 9.25% at November
  30, 1995 and 1996, respectively), note was refinanced in February 1997
  (see below)..............................................................    136,645     210,459          --
Note payable to bank, payable in monthly installments of $1,250 including interest at the bank's prime rate plus 1% (9.75% at November 30, 1995)
  through June 1996........................................................      7,500          --          --
Note payable to bank, payable in full plus interest at the bank's prime
  rate plus 1% (9.75% at November 30, 1995) in January 1996................    200,000          --          --
Term note payable to bank, payable in monthly installments of $5,333 plus interest at the bank's prime rate plus .75% (9.25% at May 31, 1997)
  through February 2000....................................................         --          --     184,225
Note payable to lender, payable in monthly installments of $1,355 including
  interest at 4% through June 1998.........................................     39,838      24,902      17,208
Other......................................................................     19,631      32,971      21,093
                                                                              --------    --------    --------
                                                                               403,614     268,332     222,526
Less- Current portion......................................................   (331,233)   (107,290)    (91,328)
                                                                              --------    --------    --------
                                                                              $ 72,381    $161,042    $131,198
                                                                              ========    ========    ========

     In February 1997, IMS entered into a $250,000 line of credit agreement and a $192,000 term note due to a new bank. The new line expires in May 1998 and accrues interest at the bank's prime rate plus .75%. Proceeds from the new line and the term note were used to refinance the existing notes payable with the remainder to be used for working capital purposes.

     Based on the terms of the new note payable, maturities on long term debt as of November 30, 1996, are $107,290, $78,074, $67,766 and $15,202 in fiscal 1997,
1998, 1999 and 2000, respectively.

                           IMAGE MEMORY SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF MAY 31, 1997 AND FOR THE
             SIX MONTHS ENDED MAY 31, 1996 AND 1997 IS UNAUDITED.)

5. COMMITMENTS AND CONTINGENCIES:

     IMS leases office space from its sole shareholder under a noncancelable operating lease. Rent expense for all operating leases for the year ended November 30, 1996, was $86,400. Future minimum lease payments under noncancelable operating leases are as follows:

1997.....................................................   $ 89,008
1998.....................................................     90,312
1999.....................................................     87,704
2000.....................................................     86,400
2001.....................................................     86,400
                                                            --------
                                                            $439,824
                                                            ========

     IMS is party to various claims and other matters arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on IMS's financial position or results of operations.

6. INCOME TAXES:

     The components of the provision (benefit) for income taxes are as follows:

                                                                          YEAR ENDED NOVEMBER 30,
                                                                       ------------------------------
                                                                        1994       1995        1996
                                                                       -------    -------    --------
Current:
  Federal...........................................................   $ 3,850    $(1,510)   $(29,561)
  State.............................................................     2,171       (852)    (16,672)
                                                                       -------    -------    --------
     Total..........................................................     6,021     (2,362)    (46,233)
                                                                       -------    -------    --------

Deferred:
  Federal...........................................................    (2,300)    (1,905)     (2,048)
  State.............................................................    (1,297)    (1,074)     (1,155)
                                                                       -------    -------    --------
     Total..........................................................    (3,597)    (2,979)     (3,203)
                                                                       -------    -------    --------
                                                                       $ 2,424    $(5,341)   $(49,436)
                                                                       =======    =======    ========

     The reconciliation of the statutory federal income tax rate to IMS's effective income tax rate is as follows:

                                                                            YEAR ENDED NOVEMBER 30,
                                                                           -------------------------
                                                                           1994      1995      1996
                                                                           -----     -----     -----
Income tax rate........................................................     34.0%    (34.0)%   (34.0)%
Reduction due to graduated federal tax rates...........................    (19.0)     19.0      19.0
State income taxes, net of federal tax benefit.........................      6.6      (6.6)     (6.6)
Nondeductible expenses.................................................      4.2      (0.4)      0.7
                                                                           -----     -----     -----
                                                                            25.8%    (22.0)%   (20.9)%
                                                                           =====     =====     =====

                           IMAGE MEMORY SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF MAY 31, 1997 AND FOR THE
             SIX MONTHS ENDED MAY 31, 1996 AND 1997 IS UNAUDITED.)

6. INCOME TAXES: -- (CONTINUED)
     The tax effect of temporary differences as established in accordance with SFAS No. 109 that give rise to deferred taxes are as follows:

                                                                         NOVEMBER 30,
                                                                      -------------------
                                                                       1995        1996
                                                                      -------     -------
Gross deferred tax assets:
  Accruals and reserves not currently deductible..................    $ 2,170     $ 3,094
  Net operating loss carryforwards................................         --      18,300
                                                                      -------     -------
                                                                        2,170      21,394
Gross deferred tax liability:
  Other...........................................................     (3,142)       (864)
                                                                      -------     -------
                                                                      $  (972)    $20,530
                                                                      =======     =======

     IMS did not have any valuation allowances against deferred tax assets at November 30, 1995 and 1996, as it believes it is more likely than not that the deferred tax assets will be realized.

     In connection with IMS's election to be taxed under Subchapter S of the Internal Revenue Code on December 1, 1996 (see Note 2), IMS charged its net deferred tax asset of $20,530 to expense, as it no longer represents a future tax benefit to IMS. In addition, IMS recorded a $4,081 deferred tax liability representing future income that will be taxed at the corporate level. If IMS had not been an S corporation for the six months ended May 31, 1997, based on the tax laws in effect, the resulting income tax provision of $24,611 would have been $76,341 on an unaudited pro forma basis.

7. PROFIT SHARING AND EMPLOYEE BENEFIT PLAN:

     IMS has a profit sharing plan that covers all qualified employees and provides for discretionary profit sharing contributions by IMS. Contributions for the years ended November 30, 1994, 1995 and 1996, and the six months ended May 31, 1996 and 1997, were $7,500, $20,000, $0, $0 and $10,000, respectively.

     In addition, IMS sponsors a 401(k) plan that covers all eligible full-time employees. In fiscal 1994 and 1995, IMS made matching contributions of 30% of participant pre-tax contributions, up to a maximum of $300. During the first eight months of fiscal year 1996, IMS made matching contributions of 50% of participants' pre-tax contributions up to a maximum of $500. Subsequent to July 1996, IMS discontinued matching contributions to the plan. IMS's matching contributions for the years ended November 30, 1994, 1995 and 1996, and the six months ended May 31, 1996 and 1997, were $7,342, $8,110, $12,281, $10,325 and
$0, respectively.

8. RELATED-PARTY TRANSACTIONS:

     The sole shareholder of IMS periodically makes advances to IMS in the form of interest bearing notes. Included in the accompanying balance sheets are notes payable to the shareholder in the amount of $930, $11,847 and $6,015 at November 30, 1995 and 1996, and May 31, 1997, respectively.

9. SALE OF BUSINESS (UNAUDITED):

     In September 1997, IMS and its shareholder entered into a definitive stock acquisition agreement with ImageMAX (see Note 1).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To International Data Services of New York, Inc.:

We have audited the accompanying balance sheets of International Data Services of New York, Inc. (a New York corporation) as of August 31, 1995 and 1996 and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended August 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Data Services of New York, Inc. as of August 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended August 31, 1996 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  August 22, 1997

                 INTERNATIONAL DATA SERVICES OF NEW YORK, INC.

                                 BALANCE SHEETS

                                                            AUGUST 31,
                                                        -------------------     MAY 31,
                                                          1995       1996        1997
                                                        --------   --------   -----------
                                                                              (UNAUDITED)
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................  $177,900   $ 36,079    $210,799
  Accounts receivable, net of reserves of zero,
     $18,337 and $59,787..............................   390,620    315,419     370,324
  Deferred income taxes...............................    55,493      5,295       5,295
  Prepaid income taxes................................        --      7,080          --
  Prepaid expenses and other..........................     3,633         --          --
                                                        --------   --------    --------
     Total current assets.............................   627,646    363,873     586,418
  PROPERTY AND EQUIPMENT, net.........................    58,921     58,326      64,137
  OTHER ASSETS........................................     2,110      2,110       2,110
                                                        --------   --------    --------
                                                        $688,677   $424,309    $652,665
                                                        ========   ========    ========
                   LIABILITIES AND
                 SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit......................................  $     --   $ 25,000    $     --
  Accounts payable....................................   122,007    155,444     108,173
  Accrued expenses....................................    78,734     85,153      74,952
  Accrued bonuses.....................................   240,000         --     247,500
  Due to shareholders.................................        --     31,641          --
  Income taxes payable................................    57,348         --      16,033
                                                        --------   --------    --------
     Total current liabilities........................   498,089    297,238     446,658
                                                        --------   --------    --------
DEFERRED INCOME TAXES.................................     6,977     10,814      10,814
                                                        --------   --------    --------
COMMITMENTS (Note 5)
SHAREHOLDERS' EQUITY:
  Common stock, no par value, 200 shares authorized,
     100 shares issued and outstanding................    10,000     10,000      10,000
  Retained earnings...................................   173,611    106,257     185,193
                                                        --------   --------    --------
  Total shareholders' equity..........................   183,611    116,257     195,193
                                                        --------   --------    --------
                                                        $688,677   $424,309    $652,665
                                                        ========   ========    ========

        The accompanying notes are an integral part of these statements.

                 INTERNATIONAL DATA SERVICES OF NEW YORK, INC.

                            STATEMENTS OF OPERATIONS

                                                                           NINE MONTHS
                                            YEAR ENDED                        ENDED
                                            AUGUST 31,                       MAY 31,
                               ------------------------------------   ---------------------
                                  1994         1995         1996        1996        1997
                               ----------   ----------   ----------   --------   ----------
                                                                           (UNAUDITED)
REVENUES.....................  $1,375,227   $1,775,549   $1,203,083   $829,447   $1,828,772
                               ----------   ----------   ----------   --------   ----------

COST OF REVENUES:

  Cost of services...........     745,662      997,874      809,424    555,860    1,152,851

  Depreciation...............       4,375       11,044       13,847     10,385       13,692
                               ----------   ----------   ----------   --------   ----------

     Total cost of
        revenues.............     750,037    1,008,918      823,271    566,245    1,166,543
                               ----------   ----------   ----------   --------   ----------

        Gross profit.........     625,190      766,631      379,812    263,202      662,229

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES....     566,663      732,560      435,238    337,187      558,126
                               ----------   ----------   ----------   --------   ----------

        Operating income
           (loss)............      58,527       34,071      (55,426)   (73,985)     104,103

INTEREST EXPENSE.............         126       12,177       15,724     11,429        3,793

INTEREST INCOME..............      (2,501)      (3,756)      (3,796)    (2,763)      (1,739)
                               ----------   ----------   ----------   --------   ----------

        Income (loss) before
           income taxes......      60,902       25,650      (67,354)   (82,651)     102,049

INCOME TAX PROVISION.........      13,920        6,027           --         --       23,113
                               ----------   ----------   ----------   --------   ----------

NET INCOME (LOSS)............  $   46,982   $   19,623   $  (67,354)  $(82,651)  $   78,936
                               ==========   ==========   ==========   ========   ==========

        The accompanying notes are an integral part of these statements.

                 INTERNATIONAL DATA SERVICES OF NEW YORK, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                     COMMON STOCK
                                                   ----------------   RETAINED    TOTAL
                                                   SHARES   AMOUNT    EARNINGS    EQUITY
                                                   ------   -------   --------   --------
BALANCE, AUGUST 1, 1993..........................   100     $10,000   $107,006   $117,006

  Net income.....................................    --          --     46,982     46,982
                                                    ---     -------   --------   --------

BALANCE, AUGUST 31, 1994.........................   100      10,000    153,988    163,988

  Net income.....................................    --          --     19,623     19,623
                                                    ---     -------   --------   --------

BALANCE, AUGUST 31, 1995.........................   100      10,000    173,611    183,611

  Net loss.......................................    --          --    (67,354)   (67,354)
                                                    ---     -------   --------   --------

BALANCE, AUGUST 31, 1996.........................   100      10,000    106,257    116,257

  Net income (unaudited).........................    --          --     78,936     78,936
                                                    ---     -------   --------   --------

BALANCE, MAY 31, 1997 (UNAUDITED)................   100     $10,000   $185,193   $195,193
                                                    ===     =======   ========   ========

        The accompanying notes are an integral part of these statements.

                 INTERNATIONAL DATA SERVICES OF NEW YORK, INC.

                            STATEMENTS OF CASH FLOWS

                                                      YEAR ENDED                 NINE MONTHS
                                                      AUGUST 31,                ENDED MAY 31,
                                            ------------------------------   -------------------
                                              1994       1995       1996       1996       1997
                                            --------   --------   --------   --------   --------
                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).......................  $ 46,982   $ 19,623   $(67,354)  $(82,651)  $ 78,936
  Adjustments to reconcile net income
     (loss) to net cash provided by (used
     in) operating activities-
     Depreciation.........................     4,375     11,044     13,847     10,385     13,692
     Provision for loss on accounts
       receivable.........................        --         --     18,439     18,339     39,466
     Deferred income taxes................   (37,630)   (12,375)    54,035         --         --
     Change in operating assets and
       liabilities-
       Accounts receivable................  (305,513)   103,231     56,762    163,586    (94,372)
       Prepaid income taxes...............        --         --     (7,080)        --      7,080
       Prepaid expenses and other.........   (13,459)    13,459      3,633      3,633         --
       Other assets.......................   (18,778)    13,035         --         --         --
       Accounts payable...................    65,679    (51,235)    33,437    (20,912)   (47,271)
       Income taxes payable...............    39,204      8,684    (57,348)   (10,393)    16,033
       Accrued expenses...................     9,050     21,299      6,419    (19,008)   (10,201)
       Accrued bonuses....................   168,000     72,000   (240,000)  (231,575)   247,500
                                            --------   --------   --------   --------   --------
  Net cash provided by (used in) operating
     activities...........................   (42,090)   198,765   (185,210)  (168,596)   250,863
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.....   (31,609)   (17,752)   (13,252)    (5,667)   (19,502)
                                            --------   --------   --------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (repayments on) line of
     credit...............................        --         --     25,000         --    (25,000)
  Net borrowings (repayments) of amounts
     due to shareholder...................    14,000    (28,000)    31,641     36,641    (31,641)
                                            --------   --------   --------   --------   --------
     Net cash provided by financing
       activities.........................    14,000    (28,000)    56,641     36,641    (56,641)
                                            --------   --------   --------   --------   --------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.............................   (59,699)   153,013   (141,821)  (137,622)   174,720
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD..................................    84,586     24,887    177,900    177,900     36,079
                                            --------   --------   --------   --------   --------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD..................................  $ 24,887   $177,900   $ 36,079   $ 40,278   $210,799
                                            ========   ========   ========   ========   ========

        The accompanying notes are an integral part of these statements.

                 INTERNATIONAL DATA SERVICES OF NEW YORK, INC.
                          NOTES TO FINANCIAL STATEMENTS

                  (INFORMATION AS OF MAY 31, 1997 AND FOR THE
             NINE MONTHS ENDED MAY 31, 1996 AND 1997 IS UNAUDITED.)

1. BACKGROUND:

     International Data Services of New York, Inc. ("IDS"), a New York corporation, is a provider of offshore data entry services for the indexing of microfilm and scanned documents, litigation support and other traditional data entry services including addresses and full text. IDS maintains no production facilities in the United States. The production work is subcontracted principally to foreign companies located in Jamaica, India, Zimbabwe and the Philippines. All IDS transactions are denominated in United States Dollars.

     IDS and its shareholders intend to enter into a merger agreement with ImageMAX, Inc. ("ImageMAX") which would close upon consummation of the initial public offering of the common stock of ImageMAX.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The financial statements as of May 31, 1997 and for the nine months ended May 31, 1996 and 1997 are unaudited and, in the opinion of management of IDS, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations for those interim periods. The results of operations for the nine months ended May 31, 1997 are not necessarily indicative of the results to be expected for the full year.

  Cash and Cash Equivalents

     IDS considers highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value. At August 31, 1995 and 1996, and May 31, 1997, IDS had $133,233, $36,520 and $146,910 invested in a money market account.

  Property and Equipment

     Property and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expenses as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets.

  Revenue Recognition

     Service revenue is recognized on a percentage-of-completion basis as the services are performed.

  Major Customers

     For the year ended August 31, 1995, IDS had two customers that accounted for 20% and 31% of revenues, respectively. For the year ended August 31,1996, IDS had two customers that accounted for 13% and 11% of revenues, respectively. For the nine months ended May 31, 1997, IDS had three customers that each accounted for 19%, 19% and 10% of revenues, respectively. The same customer accounted for 13% of revenues for the year ended August 31, 1996 and for 19% of revenues for the nine months ended May 31, 1997.

  Income Taxes

     IDS accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income tax assets and liabilities are determined based on differences between the financial reporting and income tax basis of assets and liabilities measured using enacted income tax rates and laws that are expected to be in effect when the differences reverse.

                 INTERNATIONAL DATA SERVICES OF NEW YORK, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF MAY 31, 1997 AND FOR THE
             NINE MONTHS ENDED MAY 31, 1996 AND 1997 IS UNAUDITED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
  Supplemental Cash Flow Information

     For the years ended August 31, 1994, 1995 and 1996 and for the nine months ended May 31, 1996 and 1997, IDS paid interest of $126, $302, $724, $179 and $668 and income taxes of $12,346, $9,718, $10,393, $10,393 and $9,095, respectively.

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Cash, accounts receivable, accounts payable and accrued expenses are reflected in the financial statements at fair value due to the short-term nature of those instruments.

  Long-Lived Assets

     IDS follows SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

3. PROPERTY AND EQUIPMENT:

                                         ESTIMATED        AUGUST 31,
                                        USEFUL LIVES   -----------------     MAY 31,
                                           YEARS        1995      1996        1997
                                        ------------   -------   -------   -----------
                                                                           (UNAUDITED)
Computer equipment....................     5           $31,940   $40,129    $ 56,671
Furniture and office equipment........     7            27,841    32,904      35,865
Leasehold improvements................    10            26,027    26,027      26,027
                                                       -------   -------    --------
                                                        85,808    99,060     118,563
Less--Accumulated depreciation........                 (26,887)  (40,734)    (54,426)
                                                       -------   -------    --------
                                                       $58,921   $58,326    $ 64,137
                                                       =======   =======    ========

     Depreciation expense for the years ended August 31, 1994, 1995 and 1996 and the nine months ended May 31, 1996 and 1997, was $4,375, $11,044, $13,847 and
$10,385 and $13,692, respectively.

4. LINE OF CREDIT:

     IDS maintains a line of credit with a maximum borrowing available thereunder of $50,000. The line of credit bears interest at 1% over the bank's base (9.25% at August 31, 1996). Borrowings under the line are secured by all of IDS's assets. The highest and average outstanding balance was $0 and $25,000 during fiscal 1995 and 1996, respectively. The line was repaid in 1997.

                 INTERNATIONAL DATA SERVICES OF NEW YORK, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF MAY 31, 1997 AND FOR THE
             NINE MONTHS ENDED MAY 31, 1996 AND 1997 IS UNAUDITED.)

5. COMMITMENTS:

     IDS leases office space under noncancelable operating leases. Rent expense for all operating leases for the years ended August 31, 1994, 1995, 1996 and the nine months ended May 31, 1996 and 1997 was $16,320, $16,320, $16,320, $12,240
and $12,240, respectively. Future minimum lease payments under noncancelable operating leases as of August 31, 1996 are as follows:

1998.......................................  $13,248
1999.......................................    5,520
                                             -------
                                             $18,768
                                             =======

6. INCOME TAXES:

     The provision (benefit) for income taxes is as follows:

                                         YEAR ENDED                NINE MONTHS
                                         AUGUST 31,               ENDED MAY 31,
                                -----------------------------   ------------------
                                  1994      1995       1996       1996      1997
                                --------   -------   --------   --------   -------
Current:
  Federal.....................  $ 31,067   $11,089   $(41,682)  $(11,281)  $13,930
  State.......................    20,483     7,312    (27,483)    (7,439)    9,183
                                --------   -------   --------   --------   -------
                                  51,550    18,401    (69,165)   (18,720)   23,113
                                --------   -------   --------   --------   -------
Deferred:
     Federal..................   (22,677)   (7,457)    41,682     11,281        --
     State....................   (14,953)   (4,917)    27,483      7,439        --
                                --------   -------   --------   --------   -------
     Total....................   (37,630)  (12,374)    69,165     18,720        --
                                --------   -------   --------   --------   -------
                                $ 13,920   $ 6,027   $     --   $     --   $23,113
                                ========   =======   ========   ========   =======

     The reconciliation of the statutory federal income tax rate to IDS's effective income tax rate is as follows:

                                                   YEAR ENDED          NINE MONTHS
                                                   AUGUST 31,         ENDED MAY 31,
                                              ---------------------   -------------
                                              1994    1995    1996    1996    1997
                                              -----   -----   -----   -----   -----
Statutory federal income tax rate...........   34.0%   34.0%   34.0%   34.0%   34.0%
Effect of graduated federal income tax
  rates.....................................  (19.0)  (19.0)  (19.0)  (19.0)  (19.0)
State income taxes, net of federal tax
  benefit...................................    7.7     7.7     7.7     7.7     7.7
Nondeductible expenses and interest.........    0.2     0.8      --      --    (0.1)
Losses not benefited........................     --      --   (22.7)  (22.7)     --
                                              -----   -----   -----   -----   -----
                                               22.9%   23.5%     --%     --%   22.6%
                                              =====   =====   =====   =====   =====

                 INTERNATIONAL DATA SERVICES OF NEW YORK, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF MAY 31, 1997 AND FOR THE
             NINE MONTHS ENDED MAY 31, 1996 AND 1997 IS UNAUDITED.)

6. INCOME TAXES: -- (CONTINUED)
     Deferred taxes are determined based upon the estimated future tax effects of differences between the financial statements and income tax basis of assets and liabilities given the provisions of the enacted tax laws. The tax effect of temporary differences as established in accordance with SFAS No. 109 that gives rise to deferred taxes are as follows:

                                                               AUGUST 31,
                                                            -----------------
                                                             1995      1996
                                                            -------   -------
Current deferred tax assets:
  Accruals and reserves not currently deductible..........  $55,493   $ 5,295
  Operating loss carryforwards............................       --    15,131
  Valuation reserve.......................................       --   (15,131)
                                                            -------   -------
                                                             55,493     5,295
Non-current deferred tax liability:
  Differences in book/tax depreciation....................   (6,977)  (10,814)
                                                            -------   -------
  Net deferred tax asset (liability)......................  $48,516   $(5,519)
                                                            =======   =======

     Due to the uncertainty of the ultimate realization of certain net operating losses, IDS has provided a valuation reserve for the deferred tax assets as of August 31, 1996. At August 31, 1996, IDS had a net operating loss carryforward for United States federal income tax purposes of approximately $67,000.

7. EMPLOYEE BENEFIT PLAN:

     IDS maintains a simplified employee pension. IDS contributed to the shareholders and its employees $45,000, $50,000, $44,000, $32,787 and $39,952 for the years ended August 31, 1994, 1995 and 1996, and the nine months ended May 31, 1996 and 1997.

8. RELATED-PARTY TRANSACTIONS:

  Leasing Transactions

     The shareholders receive $300 monthly to rent office space attached to their home. Included in property and equipment at May 31, 1997 is $26,027 of leasehold improvements on this office space.

  Due to Shareholder

     As of August 31, 1996, the shareholders had advanced $31,641 to IDS.

9. SUBSEQUENT EVENT:

     In September 1997, IDS and its shareholders entered into a merger agreement with ImageMAX (Note 1).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Oregon Micro-Imaging, Inc.:

     We have audited the accompanying balance sheets of Oregon Micro-Imaging, Inc. (an Oregon Corporation) as of October 31, 1995 and 1996 and July 31, 1997, and the related statements of operations, stockholders' equity and cash flows for each of the two years in the period ended October 31, 1996 and for the nine months ended July 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oregon Micro-Imaging, Inc. as of October 31, 1995 and 1996 and July 31, 1997, and the results of its operations and its cash flows for each of the two years in the period ended October 31, 1996 and the nine months ended July 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Portland, Oregon,
  August 15, 1997

                           OREGON MICRO-IMAGING, INC.

                                 BALANCE SHEETS

                                                           OCTOBER 31,
                                                       -------------------    JULY 31,
                                                         1995       1996        1997
                       ASSETS                          --------   --------   ----------
CURRENT ASSETS:
  Cash and cash equivalents..........................  $    268   $  7,751   $      711
  Accounts receivable................................   238,866    200,143      349,959
  Inventories........................................   258,996    266,507      407,062
  Prepaid expenses...................................        --      1,988           --
  Deferred income taxes..............................    51,963     51,963       44,794
                                                       --------   --------   ----------
     Total current assets............................   550,093    528,352      802,526
PROPERTY AND EQUIPMENT, net..........................   181,473    335,229      370,624
                                                       --------   --------   ----------
                                                       $731,566   $863,581   $1,173,150
                                                       ========   ========   ==========
                   LIABILITIES AND
                STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit.....................................  $ 87,000   $ 83,000   $       --
  Bank overdraft.....................................    57,715         --       58,936
  Current portion of long-term debt..................    18,701     24,026       28,978
  Accounts payable...................................    48,205     59,331      106,081
  Accrued expenses...................................     9,949      2,649       27,846
  Accrued profit sharing.............................    33,829     58,168       63,181
  Deferred revenue...................................   178,000    178,000      178,000
  Income taxes payable...............................    15,412     34,288      108,421
                                                       --------   --------   ----------
     Total current liabilities.......................   448,811    439,462      571,443
                                                       --------   --------   ----------
LONG-TERM DEBT.......................................    23,254     56,641       42,046
                                                       --------   --------   ----------
DEFERRED INCOME TAXES................................    14,541     19,347       25,129
                                                       --------   --------   ----------
COMMITMENTS AND CONTINGENCIES (Note 5)
STOCKHOLDERS' EQUITY:
  Common stock, no par value, 500 shares authorized,
     405 shares issued and outstanding...............    10,125     10,125       10,125
  Retained earnings..................................   234,835    338,006      524,407
                                                       --------   --------   ----------
     Total stockholders' equity......................   244,960    348,131      534,532
                                                       --------   --------   ----------
                                                       $731,566   $863,581   $1,173,150
                                                       ========   ========   ==========

        The accompanying notes are an integral part of these statements.

                           OREGON MICRO-IMAGING, INC.

                            STATEMENTS OF OPERATIONS

                                                                        NINE MONTHS ENDED
                                        YEAR ENDED OCTOBER 31,               JULY 31,
                                        -----------------------      ------------------------
                                           1995         1996            1996          1997
                                        ----------   ----------      -----------   ----------
                                                                     (UNAUDITED)
REVENUES:
  Services............................  $1,779,085   $2,269,098      $1,688,506    $1,787,633
  Products............................   1,193,089    1,476,537       1,248,022     1,358,424
                                        ----------   ----------      ----------    ----------
                                         2,972,174    3,745,635       2,936,528     3,146,057
                                        ----------   ----------      ----------    ----------
COST OF REVENUES:
  Services............................   1,473,136    1,963,539       1,422,611     1,457,614
  Products............................     709,669      836,852         698,583       772,471
  Depreciation........................      59,502       84,012          50,071        74,147
                                        ----------   ----------      ----------    ----------
                                         2,242,307    2,884,403       2,171,265     2,304,232
                                        ----------   ----------      ----------    ----------
     Gross profit.....................     729,867      861,232         765,263       841,825
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES............................     591,300      688,083         508,675       528,012
                                        ----------   ----------      ----------    ----------
     Operating income.................     138,567      173,149         256,588       313,813
INTEREST EXPENSE......................      21,468       17,020          13,785        14,513
LOSS ON SALE OF EQUIPMENT.............      27,427        1,620           1,620            --
                                        ----------   ----------      ----------    ----------
     Income before income taxes.......      89,672      154,509         241,183       299,300
INCOME TAXES..........................      24,192       51,338          79,258       112,899
                                        ----------   ----------      ----------    ----------
NET INCOME............................  $   65,480   $  103,171      $  161,925    $  186,401
                                        ==========   ==========      ==========    ==========

        The accompanying notes are an integral part of these statements.

                           OREGON MICRO-IMAGING, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                     COMMON STOCK                    TOTAL
                                                   ----------------   RETAINED   STOCKHOLDERS'
                                                   SHARES   AMOUNT    EARNINGS      EQUITY
                                                   ------   -------   --------   -------------
BALANCE, OCTOBER 31, 1994........................   405     $10,125   $169,355     $179,480

  Net income.....................................    --          --     65,480       65,480
                                                    ---     -------   --------     --------

BALANCE, OCTOBER 31, 1995........................   405      10,125    234,835      244,960

  Net income.....................................    --          --    103,171      103,171
                                                    ---     -------   --------     --------

BALANCE, OCTOBER 31, 1996........................   405      10,125    338,006      348,131

  Net income.....................................    --          --    186,401      186,401
                                                    ---     -------   --------     --------

BALANCE, JULY 31, 1997...........................   405     $10,125   $524,407     $534,532
                                                    ===     =======   ========     ========

        The accompanying notes are an integral part of these statements.

                           OREGON MICRO-IMAGING, INC.

                            STATEMENTS OF CASH FLOWS

                                                                  YEAR ENDED             NINE MONTHS ENDED
                                                                  OCTOBER 31,                 JULY 31,
                                                              -------------------      ----------------------
                                                                1995       1996           1996         1997
                                                              --------   --------      -----------   --------
                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $ 65,480   $103,171       $161,925     $186,401
  Adjustments to reconcile net income to net cash provided
    by operating activities-
      Depreciation..........................................    59,502     84,012         50,071       74,147
      Losses from property and equipment disposals..........    27,427      1,620          1,620           --
      Deferred income taxes.................................        --      4,806          4,806       12,951
      Change in operating assets and liabilities-
         Accounts receivable................................     5,621     38,723        (95,582)    (149,816)
         Inventories........................................    14,180     (7,511)      (140,788)    (140,555)
         Prepaid expenses...................................        --     (1,988)            --        1,988
         Bank overdraft.....................................     4,885    (57,715)           164       58,936
         Accounts payable...................................   (25,206)    11,126         (8,223)      46,750
         Accrued expenses...................................     4,682     (7,300)        61,102        5,012
         Accrued profit sharing.............................    33,829     24,339          9,432       25,198
         Income taxes payable...............................     6,650     18,876         49,611       74,133
                                                              --------   --------       --------     --------
           Net cash provided by operating activities........   197,050    212,159         94,138      195,145
                                                              --------   --------       --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................  (117,490)  (239,388)      (103,658)    (109,542)
                                                              --------   --------       --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt..............................        --     38,712         26,915           --
  Principal payments on long-term debt......................    (2,612)        --             --       (9,643)
  Principal payments on line of credit......................   (77,000)    (4,000)       (16,000)     (83,000)
                                                              --------   --------       --------     --------
           Net cash provided by (used in) financing
             activities.....................................   (79,612)    34,712         10,915      (92,643)
                                                              --------   --------       --------     --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........       (52)     7,483          1,395       (7,040)
CASH AND CASH EQUIVALENTS,
  Beginning of Period.......................................       320        268            268        7,751
                                                              --------   --------       --------     --------
CASH AND CASH EQUIVALENTS,
  End of Period.............................................  $    268   $  7,751       $  1,663     $    711
                                                              ========   ========       ========     ========

        The accompanying notes are an integral part of these statements.

                           OREGON MICRO-IMAGING, INC.
                          NOTES TO FINANCIAL STATEMENTS

                     (INFORMATION FOR THE NINE MONTHS ENDED
                          JULY 31, 1996 IS UNAUDITED.)

1. BACKGROUND:

     Oregon Micro-Imaging, Inc. ("OMI") was incorporated on December 9, 1980. OMI provides microfilming and scanning services, microfilm processing, and sales and servicing of micrographic and optical imaging equipment and supplies. The principal markets for OMI's products and services are the Eugene and Portland, Oregon metropolitan areas. Canon and Fuji are major suppliers of the equipment sold and used by OMI.

     OMI and its stockholders intend to enter into a merger agreement with ImageMAX, Inc. ("ImageMAX") which would close upon the consummation of the initial public offering of the common stock of ImageMAX.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The financial statements for the nine months ended July 31, 1996 are unaudited and, in the opinion of management of OMI, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for that interim period. The results of operations for the nine months ended July 31, 1996 and 1997 are not necessarily indicative of the results to be expected for the full year.

  Cash and Cash Equivalents

     OMI considers highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

  Inventories

     Inventories are stated at the lower of cost or market value, determined on a first-in, first-out basis.

  Property and Equipment

     Property and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the lesser of their useful life or the term of the lease.

  Revenue Recognition

     Revenue is recognized when the services are rendered or products are shipped to customers. Deferred revenue represents billings in advance of providing services to OMI's monthly service customers.

  Income Taxes

     OMI accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income tax assets and liabilities are determined based on differences between the financial reporting and income tax basis of assets and liabilities measured using enacted income tax rates and laws that are expected to be in effect when the differences reverse.

                           OREGON MICRO-IMAGING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                     (INFORMATION FOR THE NINE MONTHS ENDED
                          JULY 31, 1996 IS UNAUDITED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
  Supplemental Cash Flow Information

     For the years ended October 31, 1995, 1996 and for the nine months ended July 31, 1996 and 1997, OMI paid interest of $21,468, $17,020, $13,785 and
$14,513, respectively. For the years ended October 31, 1995 and 1996 and the nine months ended July 31, 1996 and 1997, OMI paid income taxes of $17,542, $32,462, $29,647 and $38,766, respectively.

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Cash, accounts receivable and accounts payable are reflected in the financial statements at fair value due to their short-term nature. The carrying amount of long-term debt approximates fair value on the balance sheet dates.

  Long-Lived Assets

     OMI follows SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

3. PROPERTY AND EQUIPMENT:

                                               ESTIMATED         OCTOBER 31,
                                              USEFUL LIVES   -------------------   JULY 31,
                                                 YEARS         1995       1996       1997
                                              ------------   --------   --------   --------
Scanning and filming equipment..............    5-7          $182,973   $329,988   $377,578
Furniture and office equipment..............    5-7           324,760    156,283    207,363
Leasehold improvements......................    5-10           36,043     39,481     39,481
Vehicles....................................     5             91,524    152,017    162,888
                                                             --------   --------   --------
                                                              635,300    677,769    787,310
Less-Accumulated depreciation and
  amortization..............................                 (453,827)  (342,540)  (416,686)
                                                             --------   --------   --------
                                                             $181,473   $335,229   $370,624
                                                             ========   ========   ========

                           OREGON MICRO-IMAGING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                     (INFORMATION FOR THE NINE MONTHS ENDED
                          JULY 31, 1996 IS UNAUDITED.)

4. LONG-TERM DEBT:

                                                      OCTOBER 31,
                                                   -----------------   JULY 31,
                                                    1995      1996       1997
                                                   -------   -------   --------
Promissory note with interest at 9.25%, due
  $292.54 monthly including interest until June
  1999, secured by all Key Bank accounts and a
  lien on equipment..............................  $    --   $ 8,249   $ 6,130
Promissory note with interest at 8.5%, due
  $576.78 monthly including interest until
  January 2002, secured by related vehicle.......       --    25,823    19,523
Promissory note with variable interest at 10.50%,
  due $416.67 monthly, plus interest until
  January 15, 1999, collateralized by accounts
  receivable, inventory and equipment............   16,250    11,250     7,917
Promissory note with 9.75% interest, due $375.38
  monthly including interest until October 13,
  2001, secured by related vehicle...............       --    17,699    13,199
Promissory note with 9.25% interest, due $239.87
  monthly including interest until December 1,
  1998, secured by related vehicle...............       --     5,618     3,797
Promissory note with variable interest at 9.5%,
  due $306.38 monthly, including interest until
  June 1998, collateralized by related
  vehicle........................................    7,408     4,313     1,787
Promissory note with variable interest at 9.25%,
  due $230.36 monthly, including interest until
  January 15, 1999, collateralized by accounts
  receivable, inventory and equipment............    9,654     7,715     5,718
Lease payable with institution, payable in
  monthly installments of $505, including
  interest, maturing June 30, 2000, secured by
  related equipment..............................       --        --    12,953
Note payable to bank, repaid in 1996.............    4,476        --        --
Note payable to bank, repaid in 1996.............    4,167        --        --
                                                   -------   -------   -------
                                                    41,955    80,667    71,024
Less-Current portion.............................  (18,701)  (24,026)  (28,978)
                                                   -------   -------   -------
                                                   $23,254   $56,641   $42,046
                                                   =======   =======   =======

     As of July 31, 1997, maturities of long-term debt are as follows:

FOR THE PERIOD ENDING OCTOBER 31,
---------------------------------
  1997.....................................  $ 7,934
  1998.....................................   28,351
  1999.....................................   20,870
  2000.....................................   10,065
  2001.....................................    3,804
                                             -------
                                             $71,024
                                             =======

                           OREGON MICRO-IMAGING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                     (INFORMATION FOR THE NINE MONTHS ENDED
                          JULY 31, 1996 IS UNAUDITED.)

     OMI has a $250,000 line of credit line with a bank. The line bears interest at 10% as of July 31, 1997. This line of credit is secured by a security interest in all accounts receivable, inventories and equipment. Average borrowings were $133,458, $116,458 and $84,667 and the maximum borrowings outstanding were $226,000, $173,000 and $206,000 during the years ended October 31, 1995 and 1996 and the nine months ended July 31, 1997, respectively.

5. COMMITMENTS AND CONTINGENCIES:

     OMI leases office space from OMI's stockholders under noncancelable operating leases. Rent expense for all operating leases for the years ended October 31, 1995 and 1996 and the nine month periods ended July 31, 1996 and 1997 was $194,142, $211,805, $152,427 and $177,515, respectively. Future minimum lease payments at July 31, 1997 under noncancelable operating leases are as follows:

YEAR ENDING OCTOBER 31,
-----------------------
  1997..................................  $  204,232
  1998..................................     212,343
  1999..................................     220,429
  2000..................................     224,224
  2001..................................     157,935
  Thereafter............................      96,000
                                          ----------
                                          $1,115,163
                                          ==========

     OMI is party to various claims and other matters arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on OMI's financial position or results of operations.

6. INCOME TAXES:

     The components of the provision for income taxes are as follows:

                                                     YEAR ENDED       NINE MONTHS
                                                     OCTOBER 31,         ENDED
                                                  -----------------    JULY 31,
                                                   1995      1996        1997
                                                  -------   -------   -----------
Current provision:
  Federal.......................................  $19,584   $39,885    $ 89,427
  State.........................................    4,608     6,647      10,521
                                                  -------   -------    --------
                                                   24,192    46,532      99,948
Deferred provision..............................       --     4,806      12,951
                                                  -------   -------    --------
                                                  $24,192   $51,338    $112,899
                                                  =======   =======    ========

                           OREGON MICRO-IMAGING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                     (INFORMATION FOR THE NINE MONTHS ENDED
                          JULY 31, 1996 IS UNAUDITED.)

6. INCOME TAXES: -- (CONTINUED)
     The reconciliation of the statutory federal income tax rate to OMI's effective income tax rate is as follows:

                                                        YEAR ENDED    NINE MONTHS
                                                        OCTOBER 31,      ENDED
                                                        -----------    JULY 31,
                                                        1995   1996      1997
                                                        ----   ----   -----------
Income tax rate.......................................   34%    34%        34%
Reduction due to graduated federal tax rates..........  (12)    (6)        --
State income taxes, net of federal tax benefit........    4      4          4
Nondeductible expenses, principally meals and
  entertainment.......................................    1      1         --
                                                        ---    ---        ---
                                                         27%    33%        38%
                                                        ===    ===        ===

     The tax effect of temporary differences as established in accordance with SFAS No. 109 that give rise to deferred taxes are as follows:

                                                      OCTOBER 31,
                                                   -----------------   JULY 31,
                                                    1995      1996       1997
                                                   -------   -------   --------
Gross deferred tax asset:
  Deferred revenue...............................  $67,640   $67,640   $67,640
                                                   =======   =======   =======
Gross deferred tax liabilities:
  Inventory capitalization.......................  $15,677   $15,677   $22,846
  Property, plant and equipment..................   14,541    19,347    25,129
                                                   -------   -------   -------
                                                   $30,218   $35,024   $47,975
                                                   =======   =======   =======

     OMI did not have any valuation allowances against deferred tax assets at July 31, 1997, as it believes it is more likely than not that the deferred tax asset will be realized.

7. EMPLOYEE BENEFIT PLAN:

     OMI sponsors a profit sharing 401(k) plan covering all eligible employees, as defined. OMI may make a discretionary matching contribution equal to a percentage of each employee's contribution. In addition a discretionary amount determined by OMI is contributed. Contributions to this plan totaled $41,800, $63,438 and $50,304 for the years ending October 31, 1995 and 1996 and for the nine months ending July 31, 1997, respectively.

8. RELATED-PARTY TRANSACTIONS:

  Leasing Transactions

     OMI leases office and production space and computer equipment from its sole stockholders and officers under operating leases which expire August 2003 and May 2001 (see Note 5). Total rent expense was $176,266, $189,126, $134,147 and
$152,058 for the years ended October 31, 1995 and 1996 and for the nine months ended July 31, 1996 and 1997, respectively.

9. SALE OF THE BUSINESS (UNAUDITED):

     In September, 1997, OMI and its stockholders entered a merger agreement with ImageMAX (see Note 1).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Semco Industries, Inc.:

     We have audited the accompanying consolidated balance sheets of Semco Industries, Inc. (a Massachusetts corporation) and Subsidiary as of June 30, 1996 and 1997, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Semco Industries, Inc. and Subsidiary as of June 30, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1997 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  August 20, 1997

                             SEMCO INDUSTRIES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                     JUNE 30,
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  225,206   $  169,645
  Accounts receivable, net of reserves of $34,790 and
     $25,000................................................   1,423,406    1,544,468
  Inventories...............................................     568,881      580,291
  Prepaid expenses and other................................     157,945       98,635
                                                              ----------   ----------
     Total current assets...................................   2,375,438    2,393,039
PROPERTY, PLANT AND EQUIPMENT, net..........................   1,151,463    1,100,562
OTHER.......................................................     150,090      136,109
                                                              ----------   ----------
                                                              $3,676,991   $3,629,710
                                                              ==========   ==========
           LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Note payable..............................................  $  243,333   $  171,333
  Accounts payable..........................................     428,536      512,687
  Accrued expenses..........................................     420,476      399,195
  Deferred revenue..........................................     671,131      624,149
                                                              ----------   ----------
     Total current liabilities..............................   1,763,476    1,707,364
                                                              ----------   ----------
DEFERRED REVENUE............................................      45,889       42,678
                                                              ----------   ----------
DEFERRED COMPENSATION.......................................   2,287,795    2,294,614
                                                              ----------   ----------
COMMITMENTS (Note 6)
STOCKHOLDERS' DEFICIT:
  Preferred stock, $100 par value, 620 shares authorized,
     596 shares issued and 360 shares outstanding...........      59,600       59,600
  Common stock, $10 par value, 100,000 shares authorized,
     69,649 shares issued and 47,937 shares and 46,653
     shares outstanding.....................................     696,490      696,490
  Additional paid-in capital................................     846,846      846,846
  Retained earnings.........................................      68,088      137,510
  Less--Treasury stock, 21,948 shares and 23,232 shares at
     cost...................................................  (2,091,193)  (2,155,392)
                                                              ----------   ----------
     Total stockholders' deficit............................    (420,169)    (414,946)
                                                              ----------   ----------
                                                              $3,676,991   $3,629,710
                                                              ==========   ==========

        The accompanying notes are an integral part of these statements.

                             SEMCO INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            YEAR ENDED JUNE 30,
                                                    ------------------------------------
                                                       1995         1996         1997
                                                    ----------   ----------   ----------
REVENUES:

  Services........................................  $4,949,198   $4,748,049   $5,019,595
  Products........................................   4,590,194    3,956,036    3,813,793
                                                    ----------   ----------   ----------

                                                     9,539,392    8,704,085    8,833,388
                                                    ----------   ----------   ----------

COST OF REVENUES:

  Services........................................   2,831,246    2,764,641    2,746,366
  Products........................................   3,458,201    2,863,612    2,948,496
  Depreciation and amortization...................     181,689      192,370      178,945
                                                    ----------   ----------   ----------

                                                     6,471,136    5,820,623    5,873,807
                                                    ----------   ----------   ----------

     Gross profit.................................   3,068,256    2,883,462    2,959,581

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES......   2,826,643    3,018,421    2,631,676
                                                    ----------   ----------   ----------

     Operating income (loss)......................     241,613     (134,959)     327,905

INTEREST EXPENSE..................................     205,467      209,933      212,207

INTEREST INCOME...................................     (61,647)     (63,365)      (5,262)
                                                    ----------   ----------   ----------

NET INCOME (LOSS).................................  $   97,793   $ (281,527)  $  120,960
                                                    ==========   ==========   ==========

        The accompanying notes are an integral part of these statements.

                             SEMCO INDUSTRIES, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                                                     NOTE
                                   PREFERRED STOCK      COMMON STOCK      ADDITIONAL              RECEIVABLE
                                   ----------------   -----------------    PAID-IN     RETAINED      FROM       TREASURY
                                   SHARES   AMOUNT    SHARES    AMOUNT     CAPITAL     EARNINGS      ESOP         STOCK
                                   ------   -------   ------   --------   ----------   --------   ----------   -----------
BALANCE, JUNE 30, 1994...........   596     $59,600   69,649   $696,490    $846,846    $404,869   $(947,562)   $(1,029,631)

  Dividends......................    --          --       --         --          --     (91,108)         --             --

  Purchase of treasury stock.....    --          --       --         --          --          --          --         (4,545)

  Receipt of principal payment on
    note receivable..............    --          --       --         --          --          --      24,779             --

  Net income.....................    --          --       --         --          --      97,793          --             --
                                    ---     -------   ------   --------    --------    --------   ---------    -----------

BALANCE, JUNE 30, 1995...........   596      59,600   69,649    696,490     846,846     411,554    (922,783)    (1,034,176)

  Dividends......................    --          --       --         --          --     (61,939)         --             --

  Purchase of treasury stock.....    --          --       --         --          --          --          --     (1,057,017)

  Receipt of principal payment on
    note receivable..............    --          --       --         --          --          --     922,783             --

  Net loss.......................    --          --       --         --          --    (281,527)         --             --
                                    ---     -------   ------   --------    --------    --------   ---------    -----------

BALANCE, JUNE 30, 1996...........   596      59,600   69,649    696,490     846,846      68,088          --     (2,091,193)

  Dividends......................    --          --       --         --          --     (51,538)         --             --

  Purchase of treasury stock.....    --          --       --         --          --          --          --        (64,199)

  Net income.....................    --          --       --         --          --     120,960          --             --
                                    ---     -------   ------   --------    --------    --------   ---------    -----------

BALANCE, JUNE 30, 1997...........   596     $59,600   69,649   $696,490    $846,846    $137,510   $      --    $(2,155,392)
                                    ===     =======   ======   ========    ========    ========   =========    ===========


                                       TOTAL
                                   STOCKHOLDERS'
                                      EQUITY
                                   -------------
BALANCE, JUNE 30, 1994...........   $   30,612
  Dividends......................      (91,108)
  Purchase of treasury stock.....       (4,545)
  Receipt of principal payment on
    note receivable..............       24,779
  Net income.....................       97,793
                                    ----------
BALANCE, JUNE 30, 1995...........       57,531
  Dividends......................      (61,939)
  Purchase of treasury stock.....   (1,057,017)
  Receipt of principal payment on
    note receivable..............      922,783
  Net loss.......................     (281,527)
                                    ----------
BALANCE, JUNE 30, 1996...........     (420,169)
  Dividends......................      (51,538)
  Purchase of treasury stock.....      (64,199)
  Net income.....................      120,960
                                    ----------
BALANCE, JUNE 30, 1997...........   $ (414,946)
                                    ==========

        The accompanying notes are an integral part of these statements.

                             SEMCO INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    YEAR ENDED JUNE 30,
                                                              --------------------------------
                                                                1995        1996        1997
                                                              --------   ----------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $ 97,793   $ (281,527)  $120,960
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities-
      Depreciation and amortization.........................   181,689      192,370    178,945
      (Gain) loss on sale or retirement of property and
         equipment..........................................   (80,897)     (13,834)    13,182
      Changes in operating assets and liabilities-
         Accounts receivable................................   188,845       70,119   (121,062)
         Inventories........................................    88,329      201,090    (11,410)
         Prepaid expenses and other.........................    (4,592)     114,753     59,310
         Other assets.......................................   (24,731)      62,484     13,981
         Accounts payable and accrued expenses..............     6,410      135,697     62,870
         Deferred revenue...................................  (107,640)     (28,616)   (50,193)
         Deferred compensation..............................    (7,882)       6,327      6,819
                                                              --------   ----------   --------
           Net cash provided by operating activities........   337,324      458,863    273,402
                                                              --------   ----------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................  (142,054)    (130,568)  (141,226)
  Proceeds from disposals of property and equipment.........   115,500           --         --
                                                              --------   ----------   --------
           Net cash used in investing activities............   (26,554)    (130,568)  (141,226)
                                                              --------   ----------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Purchases of treasury stock...............................    (4,545)  (1,057,017)   (64,199)
  Payments on note payable..................................  (168,000)     (72,000)   (72,000)
  Dividends paid............................................   (91,108)     (61,939)   (51,538)
  Payments on note receivable from ESOP.....................    24,779      922,783         --
                                                              --------   ----------   --------
           Net cash used in financing activities............  (238,874)    (268,173)  (187,737)
                                                              --------   ----------   --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........    71,896       60,122    (55,561)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............    93,188      165,084    225,206
                                                              --------   ----------   --------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $165,084   $  225,206   $169,645
                                                              ========   ==========   ========

        The accompanying notes are an integral part of these statements.

                             SEMCO INDUSTRIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BACKGROUND:

     Semco Industries, Inc., which does business through its wholly owned subsidiary Spaulding Company (together "Spaulding"), is incorporated in Massachusetts and provides data and information conversion services ranging from CD-ROM scanning/imaging to microfilm processing. Spaulding is also an equipment dealer, selling various microfilm/microfiche readers and other related equipment.

     Semco Industries, Inc. intends to enter into a net asset acquisition agreement with ImageMAX, Inc. ("ImageMAX") which would close upon the consummation of the initial public offering.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Consolidation

     The consolidated financial statements include the accounts of Semco Industries, Inc. and Spaulding Company, its wholly owned subsidiary. All material intercompany balances and transactions have been eliminated.

  Cash and Cash Equivalents

     Spaulding considers highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value. There were no cash equivalents at June 30, 1997.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories primarily represent microfiche viewing and imaging equipment, service parts and related supplies.

  Property, Plant and Equipment

     Property, plant and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of their useful life or the term of the lease.

  Other Assets

     Other assets consist of the net cash surrender value of life insurance policies on current and former executives of Spaulding. The face value of the policies at June 30, 1997 is $1,043,000.

  Revenue Recognition

     Revenue is recognized when services are rendered, using the percentage-of-completion basis, or as products are shipped to customers. Deferred revenue represents payments from customers with service contracts. Service contract revenues are recognized ratably over the term of the contract.

  Income Taxes

     Spaulding accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates that are expected to be in effect when the differences reverse.

                             SEMCO INDUSTRIES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
  Supplemental Cash Flow Information

     For the years ended June 30, 1995, 1996 and 1997, Spaulding paid interest of $205,467, $209,933 and $212,207, respectively. For the years ended June 30, 1995, 1996 and 1997, Spaulding paid income taxes of $3,520, $1,350 and $5,256, respectively.

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     For certain of Spaulding's financial instruments including accounts receivable, accounts payable and accrued expenses, management believes that the carrying amounts approximate fair value due to their short-term maturities. The carrying amount of the note payable approximates fair value on the balance sheet dates.

  Concentration Risks

     Spaulding purchases materials and equipment from various suppliers. For the years ended June 30, 1995, 1996 and 1997, Spaulding had three suppliers which accounted for 67%, 64%, and 65%, respectively, of total purchases.

  Long-Lived Assets

     Spaulding follows SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

                             SEMCO INDUSTRIES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3. PROPERTY, PLANT AND EQUIPMENT:

                                                      ESTIMATED            JUNE 30,
                                                     USEFUL LIVES   -----------------------
                                                        YEARS          1996         1997
                                                     ------------   ----------   ----------
Land...............................................     --          $  166,059   $  166,059
Building and improvements..........................   15-40            927,169      927,169
Computer and computer production equipment.........     5            1,232,433    1,308,561
Furniture and office equipment.....................    5-7             394,250      448,402
Leasehold improvements.............................    3-5             185,458      192,339
                                                                    ----------   ----------
                                                                     2,905,369    3,042,530
Less--Accumulated depreciation                                      (1,753,906)  (1,941,968)
                                                                    ----------   ----------
                                                                    $1,151,463   $1,100,562
                                                                    ==========   ==========

4. NOTE PAYABLE:

     At June 30, 1997, Spaulding has a mortgage note payable to a bank with interest at 9.5% and due in monthly installments of $6,000 plus interest with the balance due December 1, 1997. Spaulding has failed to meet certain financial covenants as specified in the note, therefore, the Note is due on demand. The mortgage is secured by the related land and building.

     As of June 30, 1997, future payments on the mortgage are $171,333 in the year ended June 30, 1998.

5. ACCRUED EXPENSES:

                                                               JUNE 30,
                                                          -------------------
                                                            1996       1997
                                                          --------   --------
Accrued payroll.........................................  $ 49,965   $116,588
Accrued vacation........................................   116,552    121,640
Accrued severance.......................................   169,676    127,411
Other...................................................    84,283     33,556
                                                          --------   --------
                                                          $420,476   $399,195
                                                          ========   ========

6. COMMITMENTS:

     Spaulding leases office space and certain equipment under noncancelable operating leases. Rent expense for all operating leases for the years ended June 30, 1995, 1996 and 1997 was $33,600, $41,992 and $57,810, respectively. Future minimum lease payments under noncancelable operating leases are as follows:

YEAR ENDING JUNE 30,
--------------------
  1998.....................................  $39,577
  1999.....................................   27,168
  2000.....................................   27,168
  2001.....................................    4,528
                                             -------
                                             $98,441
                                             =======

     Spaulding has arrangements with several of its former executives whereby upon the individual's retirement, Spaulding makes monthly payments to the executive or his designated beneficiary.

                             SEMCO INDUSTRIES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6. COMMITMENTS: -- (CONTINUED)
Deferred compensation represents the present value of these estimated future payments to be made under such arrangements. Payments are currently $265,000 per year and are subject to adjustment in the event of death of the recipient.

     Spaulding has entered into agreements with one of its officers and a consultant which provide for an aggregate bonus of $200,000 to be paid in the event of a sale of substantially all of Spaulding's net assets.

7. INCOME TAXES:

     There is no current income tax provision for the years ended June 30, 1995, 1996 and 1997 as taxable income, if any, was offset by net operating loss carryforwards. In addition, there is no deferred income tax provision as the net deferred tax asset has been fully reserved for all periods presented as realization is uncertain.

     The tax effect of temporary differences as established in accordance with SFAS No. 109 that give rise to deferred taxes are as follows:

                                                              JUNE 30,
                                                       -----------------------
                                                          1996         1997
                                                       ----------   ----------
Gross deferred tax assets:
  Net operating loss carryforwards...................  $1,702,000   $1,654,000
  Deferred compensation..............................     921,000      924,000
  Accruals and reserves not currently deductible.....     201,000      202,000
                                                       ----------   ----------
                                                        2,824,000    2,780,000
                                                       ==========   ==========
Gross deferred tax liability:
  Depreciation.......................................     (39,000)     (37,000)
  Other..............................................      (4,000)      (4,000)
                                                       ----------   ----------
                                                          (43,000)     (41,000)
  Less--Valuation allowance..........................  (2,781,000)  (2,739,000)
                                                       ----------   ----------
     Net deferred tax asset..........................  $       --   $       --
                                                       ==========   ==========

     At June 30, 1997, the Company has a net operating loss carryforward available for income tax purposes of approximately $1,400,000, which begins to expire in 2006.

8. RETIREMENT PLANS:

     Spaulding maintains a trusted profit sharing plan (Section 401(k)) to provide retirement benefits for qualified employees. Employer contributions are made at the discretion of Spaulding. No Spaulding contributions were made during the years ended June 30, 1995, 1996 and 1997.

     In fiscal 1988, Spaulding established an employee stock ownership plan ("ESOP") for qualified employees. Spaulding guaranteed the debt of the ESOP, which has been fully repaid. Contributions are made by Spaulding on a discretionary basis and were $42,522, $42,522, and $0 for the years ended June 30, 1995, 1996 and 1997, respectively.

9. SALE OF THE BUSINESS (UNAUDITED):

     In September 1997, Semco Industries, Inc. entered into an agreement with ImageMAX providing for the sale of certain net assets of Spaulding Company to ImageMAX (see Note 1).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Total Information Management Corporation:

     We have audited the accompanying balance sheets of Total Information Management Corporation (a California corporation) as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Total Information Management Corporation as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Portland, Oregon,
  August 8, 1997

                    TOTAL INFORMATION MANAGEMENT CORPORATION

                                 BALANCE SHEETS

                                                         DECEMBER 31,
                                                    -----------------------    JUNE 30,
                                                       1995         1996         1997
                      ASSETS                        ----------   ----------   -----------
                                                                              (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.......................  $   47,098   $   13,009   $   34,927
  Accounts receivable.............................     692,036      911,650      748,655
  Prepaid expenses and other......................      61,676       60,000       60,185
                                                    ----------   ----------   ----------
     Total current assets.........................     800,810      984,659      843,767
PROPERTY AND EQUIPMENT, net.......................     422,902      271,630      270,138
INTANGIBLE ASSETS.................................     110,395      147,158      130,453
                                                    ----------   ----------   ----------
                                                    $1,334,107   $1,403,447   $1,244,358
                                                    ==========   ==========   ==========
                 LIABILITIES AND
               STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit..................................  $  366,792   $  230,793   $   10,793
  Current portion of long-term debt...............      63,776       95,150       81,949
  Accounts payable................................      84,328       66,303       91,671
  Accrued payroll.................................      97,015       96,825       89,003
  Other accrued expenses..........................      24,223       35,672       38,290
  Current portion of deferred compensation........      45,550      197,271      185,434
                                                    ----------   ----------   ----------
     Total current liabilities....................     681,684      722,014      497,140
                                                    ----------   ----------   ----------
LONG-TERM DEBT....................................     340,067      225,475      190,704
                                                    ----------   ----------   ----------
DEFERRED COMPENSATION.............................     173,775           --           --
                                                    ----------   ----------   ----------
COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDERS' EQUITY:
  Common stock, $4.17 par value, 20,000 shares
     authorized, 11,000 shares issued and
     outstanding..................................      45,870       45,870       45,870
  Additional paid-in capital......................     123,130      123,130      123,130
  Retained earnings (deficit).....................     (30,419)     286,958      387,514
                                                    ----------   ----------   ----------
     Total stockholders' equity...................     138,581      455,958      556,514
                                                    ----------   ----------   ----------
                                                    $1,334,107   $1,403,447   $1,244,358
                                                    ==========   ==========   ==========

        The accompanying notes are an integral part of these statements.

                    TOTAL INFORMATION MANAGEMENT CORPORATION

                            STATEMENTS OF OPERATIONS

                                                                         SIX MONTHS ENDED
                                  YEAR ENDED DECEMBER 31,                    JUNE 30,
                            ------------------------------------      -----------------------
                               1994         1995         1996            1996         1997
                            ----------   ----------   ----------      ----------   ----------
                                                                            (UNAUDITED)
REVENUES:
  Services and storage....  $4,131,740   $4,420,111   $4,991,198      $2,306,359   $2,159,688
                            ----------   ----------   ----------      ----------   ----------
COST OF REVENUES:
  Cost of services and
     storage..............   3,024,956    3,110,439    3,275,708       1,525,343    1,393,709
  Depreciation............      73,659       95,690       76,104          56,027       41,897
                            ----------   ----------   ----------      ----------   ----------
                             3,098,615    3,206,129    3,351,812       1,581,370    1,435,606
                            ----------   ----------   ----------      ----------   ----------
     Gross profit.........   1,033,125    1,213,982    1,639,386         724,989      724,082
SELLING, GENERAL AND
  ADMINISTRATIVE
  EXPENSES................     941,720    1,369,953    1,180,651         525,894      480,794
AMORTIZATION..............      31,708       75,325       42,620          19,274       16,703
                            ----------   ----------   ----------      ----------   ----------
     Operating income
        (loss)............      59,697     (231,296)     416,115         179,821      226,585
INTEREST EXPENSE..........      46,726       56,755       98,738          51,652       28,029
                            ----------   ----------   ----------      ----------   ----------
NET INCOME (LOSS).........  $   12,971   $ (288,051)  $  317,377      $  128,169   $  198,556
                            ==========   ==========   ==========      ==========   ==========
PRO FORMA DATA
  (UNAUDITED):
     Historical net income
        (loss)............  $   12,971   $ (288,051)  $  317,377      $  128,169   $  198,556
     Pro forma income tax
        expense
        (benefit).........       5,206     (115,618)     127,389          51,444       79,696
                            ----------   ----------   ----------      ----------   ----------
     Pro forma net income
        (loss)............  $    7,765   $ (172,433)  $  189,988      $   76,725   $  118,860
                            ==========   ==========   ==========      ==========   ==========

        The accompanying notes are an integral part of these statements.

                    TOTAL INFORMATION MANAGEMENT CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                        COMMON STOCK     ADDITIONAL      RETAINED        TOTAL
                                      ----------------    PAID-IN        EARNINGS    STOCKHOLDERS'
                                      SHARES   AMOUNT     CAPITAL        (DEFICIT)      EQUITY
                                      ------   -------   ----------      ---------   -------------
BALANCE, DECEMBER 31, 1993..........  11,400   $47,537    $137,463       $261,761      $446,761
  Net income........................      --        --          --         12,971        12,971
  Distributions.....................      --        --          --        (17,100)      (17,100)
  Repurchase of common stock........    (400)   (1,667)    (14,333)            --       (16,000)
                                      ------   -------    --------       --------      --------
BALANCE, DECEMBER 31, 1994..........  11,000    45,870     123,130        257,632       426,632
  Net loss..........................      --        --          --       (288,051)     (288,051)
                                      ------   -------    --------       --------      --------
BALANCE, DECEMBER 31, 1995..........  11,000    45,870     123,130        (30,419)      138,581
  Net income........................      --        --          --        317,377       317,377
                                      ------   -------    --------       --------      --------
BALANCE, DECEMBER 31, 1996..........  11,000    45,870     123,130        286,958       455,958
  Net income (Unaudited)............      --        --          --        198,556       198,556
  Distributions (Unaudited).........      --        --          --        (98,000)      (98,000)
                                      ------   -------    --------       --------      --------
BALANCE, JUNE 30, 1997
  (Unaudited).......................  11,000   $45,870    $123,130       $387,514      $556,514
                                      ======   =======    ========       ========      ========

        The accompanying notes are an integral part of these statements.

                    TOTAL INFORMATION MANAGEMENT CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                                         SIX MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,               JUNE 30,
                                                   -------------------------------      -------------------
                                                     1994       1995        1996          1996       1997
                                                   --------   ---------   --------      --------   --------
                                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..............................  $ 12,971   $(288,051)  $317,377      $128,169   $198,556
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities-
      Depreciation and amortization..............   105,367     171,015    118,724        75,301     58,600
      Losses (gains) on sale of property and
         equipment...............................    (5,847)     (1,428)   115,457        (4,250)    (1,177)
      Change in operating assets and liabilities-
         Accounts receivable.....................  (199,599)     25,601   (219,614)      (94,139)   162,995
         Prepaid expenses and other..............     5,802      (1,676)     1,676         1,676       (185)
         Accounts payable........................    70,042     (13,321)   (18,025)       (5,528)    25,368
         Accrued payroll-related liabilities.....    28,015     (21,008)      (190)       37,257     (7,822)
         Other accrued expenses..................     7,556        (166)    11,449       (12,939)     2,618
         Deferred compensation...................        --     219,325    (22,054)      (11,836)   (11,837)
                                                   --------   ---------   --------      --------   --------
           Net cash provided by operating
             activities..........................    24,307      90,291    304,800       113,711    427,116
                                                   --------   ---------   --------      --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment............  (328,536)    (15,221)   (52,699)      (18,131)   (39,226)
  Proceeds from sales of property and
    equipment....................................     5,847      10,313     12,410            --         --
  Payment for other assets.......................        --     (95,009)   (79,383)      (52,402)
                                                   --------   ---------   --------      --------   --------
           Net cash used in investing
             activities..........................  (322,689)    (99,917)  (119,672)      (70,533)   (39,226)
                                                   --------   ---------   --------      --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on long-term debt...................   180,140     113,000     40,000            --         --
  Principal payments on long-term debt...........   (96,687)    (50,677)  (123,218)      (73,727)   (47,972)
  Distributions..................................   (17,100)         --         --            --    (98,000)
  Proceeds from line of credit...................   254,380          --         --        32,001         --
  Repurchase of common stock.....................   (16,000)         --         --            --         --
  Payments under line of credit, net.............        --     (17,588)  (135,999)           --   (220,000)
                                                   --------   ---------   --------      --------   --------
           Net cash provided by (used in)
             financing activities................   304,733      44,735   (219,217)      (41,726)  (365,972)
                                                   --------   ---------   --------      --------   --------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS....................................     6,351      35,109    (34,089)        1,452     21,918
CASH AND CASH EQUIVALENTS, beginning of
  period.........................................     5,638      11,989     47,098        47,098     13,009
                                                   --------   ---------   --------      --------   --------
CASH AND CASH EQUIVALENTS, end of period.........  $ 11,989   $  47,098   $ 13,009      $ 48,550   $ 34,927
                                                   ========   =========   ========      ========   ========

        The accompanying notes are an integral part of these statements.

                    TOTAL INFORMATION MANAGEMENT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED.)

1. BACKGROUND:

     Total Information Management Corporation ("TIMCO") was incorporated on December 22, 1980. TIMCO provides document management services to customers in the San Francisco Bay Area, Sacramento, and San Jose including document and data conversion services, records management services; namely active storage and maintenance of documents and files and archival storage of inactive documents.

     TIMCO and its stockholders intend to enter into a net asset agreement with ImageMAX, Inc. ("ImageMAX") which would close the consummation of the initial public offering of the common stock of ImageMAX.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The financial statements as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 are unaudited and, in the opinion of management of TIMCO, include all adjustments (consisting only of normal recurring adjustments) necessary for fair presentation of the results for those interim periods. The results of operations for the six months ended June 30, 1996 and 1997 are not necessarily indicative of the results to be expected for the full year.

  Cash and Cash Equivalents

     TIMCO considers highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

  Property and Equipment

     Property and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the lesser of their useful lives or the terms of the leases.

  Intangible Assets

     Intangible assets consist of goodwill and noncompete agreements and are amortized on a straight-line basis over fifteen and three years, respectively.

  Revenue Recognition

     Revenue is recognized when the services are rendered, or products are shipped. Service revenues are recognized on a percentage-of-completion basis.

  Income Taxes

     TIMCO has elected to be taxed under Subchapter S of the Internal Revenue Code, and accordingly, all taxable income and loss of TIMCO is included in the stockholders' individual tax returns.

     TIMCO reports certain income and expense items for income tax purposes on a different basis rather than that reflected in the accompanying financial statements. The primary differences are due to revenue recognition and accruals not currently deductible for tax purposes. The cumulative amount of these differences at June 30, 1997 was approximately $239,000. If the S Corporation status is terminated, then a deferred income tax liability related to these cumulative differences would need to be reflected in the accompanying financial statements.

                    TOTAL INFORMATION MANAGEMENT CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
     For informational purposes, the accompanying statements of operations include an unaudited pro forma adjustment for income taxes which would have been recorded if TIMCO had not been an S Corporation, based on the tax laws in effect during the respective periods. The differences between the federal statutory income tax rate and the pro forma income tax rate primarily relates to state income taxes and expenses not deductible for tax purposes.

  Supplemental Cash Flow Information

     For the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997, TIMCO paid interest of $46,726, $56,755, $98,738,
$51,652 and $28,029, respectively. During 1994, TIMCO issued a note payable totaling $100,000 in exchange for the purchase of fixed assets.

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Cash, accounts receivable, accounts payable and accrued expenses are reflected in the financial statements at fair value due to their short-term nature. The carrying amount of long-term debt approximates fair value on the balance sheet dates.

  Concentration of Business Risk

     TIMCO lost a major client during 1996 which accounted for 10% of TIMCO's sales in 1996. Management plans to replace the lost client's work with new customers.

  Long-Lived Assets

     TIMCO follows Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

3. PROPERTY AND EQUIPMENT:

                                       ESTIMATED        DECEMBER 31,
                                      USEFUL LIVES   -------------------   JUNE 30,
                                        (YEARS)        1995       1996       1997
                                      ------------   --------   --------   --------
Production equipment................       5-7       $658,379   $507,000   $543,731
Furniture and fixtures..............      5-12          8,543      8,543      8,543

                    TOTAL INFORMATION MANAGEMENT CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED.)

3. PROPERTY AND EQUIPMENT: -- (CONTINUED)

                                       ESTIMATED        DECEMBER 31,
                                      USEFUL LIVES   -------------------   JUNE 30,
                                        (YEARS)        1995       1996       1997
                                      ------------   --------   --------   --------
Leasehold improvements..............      5-10        150,930    182,587    184,739
Vehicles............................       3-5        100,446    100,446     99,446
Machinery and equipment.............       5-7         37,820     42,416     44,226
                                                     --------   --------   --------
                                                      956,118    840,992    880,685
Less-Accumulated depreciation.......                 (533,216)  (569,362)  (610,547)
                                                     --------   --------   --------
                                                     $422,902   $271,630   $270,138
                                                     ========   ========   ========

4. LINE OF CREDIT:

     TIMCO has a $400,000 line of credit with a bank expiring June 23, 1998, subject to renewal. Borrowings under the line of credit bear interest at the bank's prime rate plus 2.5% and are collateralized by all accounts and general intangibles. The line of credit agreement requires TIMCO to maintain certain financial ratios. At June 30, 1997 TIMCO was in violation of one of the financial ratios. Management intends to obtain a waiver from the lender, however if they are unable to do so management believes there would be no material effect based on the amount outstanding of $10,793 as of June 30, 1997. The line of credit is classified as a current liability in the accompanying financial statements. Average borrowings were $364,272, $341,708 and $35,793 and the maximum borrowings outstanding were $400,000, $398,793 and $230,793 during the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997, respectively.

5. LONG-TERM DEBT:

                                                             DECEMBER 31,
                                                          -------------------
                                                            1995       1996
                                                          --------   --------
Note payable-Small Business Administration; due December
  1, 2001, interest at prime plus 2.5%, monthly payments
  of principal and interest of $3,346, secured by
  accounts receivable and equipment.....................  $180,408   $155,767
Note payable-bank; due October 17, 1999, interest at
  prime plus 2.5%, monthly principal payments of $1,112,
  secured by accounts receivable and equipment..........        --     37,776
Note payable; due April 1999, monthly principal and
  interest payments of $1,942, secured by autos.........    66,435     49,605
Note payable-related party, no expiration date, interest
  at 8%, unsecured......................................    20,000         --
Note payable-Kalmon; a related party; no expiration
  date, interest at 8% per annum, unsecured.............    40,000      7,027
Note payable-Roger Blue; a related party; due February
  1, 1999, interest at 10% per annum, principal and
  interest payments of $1,710 per month, secured by
  assets of the Company.................................    53,000     38,450
Note Payable; due August 1, 1999 at $1,000 per month,
  without interest, unsecured...........................    44,000     32,000
                                                          --------   --------
                                                           403,843    320,625

                    TOTAL INFORMATION MANAGEMENT CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED.)

5. LONG-TERM DEBT: -- (CONTINUED)

                                                             DECEMBER 31,
                                                          -------------------
                                                            1995       1996
                                                          --------   --------
Less-Current portion....................................   (63,776)   (95,150)
                                                          --------   --------
                                                          $340,067   $225,475
                                                          ========   ========

     As of December 31, 1996, the aggregate amounts of annual principal maturities of long-term debt are as follows:

1997..............................  $ 95,150
1998..............................    94,901
1999..............................    63,066
2000..............................    35,786
2001..............................    31,722
                                    --------
                                    $320,625
                                    ========

6. COMMITMENTS AND CONTINGENCIES:

     TIMCO leases its office building, storage buildings and certain office and production equipment under operating leases. While all of the agreements provide for minimum lease payments, some provide for additional costs for utilities and maintenance of the properties. Future minimum lease payments required under operating leases as of December 31, 1996 are as follows:

1997..............................  $217,020
1998..............................   212,549
1999..............................   175,732
2000..............................   118,560
2001..............................   100,560
                                    --------
                                    $824,421
                                    ========

     TIMCO is party to various claims and other legal matters arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on TIMCO's financial position or results of operations.

7. RELATED-PARTY TRANSACTIONS:

     During late 1995, TIMCO entered into a severance agreement with TIMCO's former President. The terms of the severance agreement provide for payments of $4,187 per month for the first thirty-two months, $3,687 per month for the next sixteen months and $5,250 per month for the last twelve months. TIMCO recorded a compensation charge of $219,326 in the year ended December 31, 1995, representing the present value of these severance payments.

     As part of the severance agreement, if at any time prior to January 1, 1998, TIMCO sells 100% of its operating assets and the sales price is in excess of $1.5 million, TIMCO shall pay $100,000 as a deferred bonus to the former President and all remaining payments under the severance agreement will be accelerated and due within thirty days from the date of sale. Given the contingent nature of this deferred bonus, no amount has been accrued in the accompanying financial statements.

                    TOTAL INFORMATION MANAGEMENT CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED.)

7. RELATED-PARTY TRANSACTIONS: -- (CONTINUED)
     On January 2, 1996, TIMCO's President purchased 2,400 shares of TIMCO's stock from TIMCO's former President for the total consideration of $108,000 including a promissory note of $75,027, payable in forty-eight monthly payments of $1,563 commencing February 1, 1996. The balance of the note on December 31, 1996 was $57,834. TIMCO has guaranteed full performance of this note.

8. SALE OF THE BUSINESS (UNAUDITED):

     In September, 1997, TIMCO and its stockholders entered into an asset purchase agreement with ImageMAX (see Note 1).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To TPS Micrographics, Inc.:

     We have audited the accompanying balance sheets of TPS Micrographics, Inc. (a Virginia corporation) as of March 31, 1996 and 1997, and the related statements of operations, stockholder's deficit and cash flows for each of the three years in the period ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TPS Micrographics, Inc. as of March 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1997 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  August 13, 1997

                            TPS MICROGRAPHICS, INC.
                                 BALANCE SHEETS

                                                           MARCH 31,
                                                     ---------------------    JUNE 30,
                                                       1996        1997         1997
                      ASSETS                         --------   ----------   -----------
                                                                             (UNAUDITED)
CURRENT ASSETS:
  Accounts receivable, net of reserves of $37,193,
     $31,499
     and $32,158...................................  $457,081   $  711,142   $  867,892
  Inventories......................................   173,276      151,374      137,249
  Prepaid expenses and other.......................    11,165       18,813       34,965
  Deferred income taxes............................    10,474       16,041       16,041
                                                     --------   ----------   ----------
        Total current assets.......................   651,996      897,370    1,056,147
PROPERTY AND EQUIPMENT, net........................   204,206      362,378      334,090
RECEIVABLE FROM STOCKHOLDER........................    34,750       43,263       49,287
OTHER..............................................    28,548       22,448       20,923
                                                     --------   ----------   ----------
                                                     $919,500   $1,325,459   $1,460,447
                                                     ========   ==========   ==========
                  LIABILITIES AND
               STOCKHOLDER'S DEFICIT
CURRENT LIABILITIES:
  Bank overdraft...................................  $ 41,569   $   11,836   $  104,389
  Line of credit...................................   250,000      236,000      350,000
  Current portion of long-term debt................    52,502      178,517      142,683
  Current portion of capitalized lease
     obligations...................................    10,575       32,890       33,694
  Accounts payable.................................   130,737      232,279      285,315
  Accrued expenses.................................    68,688      135,040      117,314
  Deferred revenue.................................    52,269      124,994       20,203
                                                     --------   ----------   ----------
        Total current liabilities..................   606,340      951,556    1,053,598
                                                     --------   ----------   ----------
LONG-TERM DEBT.....................................   512,170      489,856      483,812
                                                     --------   ----------   ----------
CAPITALIZED LEASE OBLIGATIONS......................    10,702       72,453       62,813
                                                     --------   ----------   ----------
DEFERRED INCOME TAXES..............................     2,326       12,608       12,608
                                                     --------   ----------   ----------
COMMITMENTS (NOTE 6)
STOCKHOLDER'S DEFICIT:
  Common stock, $10 par value, 200 shares
     authorized, 100 shares issued and 25 shares
     outstanding...................................     1,000        1,000        1,000
  Additional paid-in capital.......................   225,464      225,464      225,464
  Retained earnings................................   111,498      122,522      171,152
  Less--Treasury stock, 75 shares at cost..........  (550,000)    (550,000)    (550,000)
                                                     --------   ----------   ----------
        Total stockholder's deficit................  (212,038)    (201,014)    (152,384)
                                                     --------   ----------   ----------
                                                     $919,500   $1,325,459   $1,460,447
                                                     ========   ==========   ==========

        The accompanying notes are an integral part of these statements.

                            TPS MICROGRAPHICS, INC.
                            STATEMENTS OF OPERATIONS

                                                                       THREE MONTHS ENDED
                                      YEAR ENDED MARCH 31,                  JUNE 30,
                              ------------------------------------   -----------------------
                                 1995         1996         1997         1996         1997
                              ----------   ----------   ----------   ----------   ----------
                                                                           (UNAUDITED)
REVENUES:
  Services.................   $1,538,699   $1,819,451   $2,428,121   $  541,340   $  822,854
  Products.................      693,677      927,648    1,055,714      267,631      461,307
                              ----------   ----------   ----------   ----------   ----------
                               2,232,376    2,747,099    3,483,835      808,971    1,284,161
                              ----------   ----------   ----------   ----------   ----------
COST OF REVENUES:
  Services.................    1,013,204    1,239,229    1,519,645      360,072      515,255
  Products.................      642,934      768,917      963,854      224,037      385,991
  Depreciation and
     amortization..........       47,356       67,626       95,687       19,000       31,275
                              ----------   ----------   ----------   ----------   ----------
                               1,703,494    2,075,772    2,579,186      603,109      932,521
                              ----------   ----------   ----------   ----------   ----------
     Gross profit..........      528,882      671,327      904,649      205,862      351,640
SELLING, GENERAL AND
  ADMINISTRATIVE
  EXPENSES.................      530,917      604,548      798,642      162,253      244,259
                              ----------   ----------   ----------   ----------   ----------
     Operating income
        (loss).............       (2,035)      66,779      106,007       43,609      107,381
INTEREST EXPENSE...........        4,788       68,855       87,274       19,356       27,850
                              ----------   ----------   ----------   ----------   ----------
     Income (loss) before
        income taxes.......       (6,823)      (2,076)      18,733       24,253       79,531
INCOME TAXES (BENEFIT).....       (3,509)        (405)       7,709        9,981       30,901
                              ----------   ----------   ----------   ----------   ----------
NET INCOME (LOSS)..........   $   (3,314)  $   (1,671)  $   11,024   $   14,272   $   48,630
                              ==========   ==========   ==========   ==========   ==========

        The accompanying notes are an integral part of these statements.

                            TPS MICROGRAPHICS, INC.
                      STATEMENTS OF STOCKHOLDER'S DEFICIT

                                 COMMON STOCK     ADDITIONAL                              TOTAL
                                ---------------    PAID-IN     RETAINED   TREASURY    STOCKHOLDER'S
                                SHARES   AMOUNT    CAPITAL     EARNINGS     STOCK        DEFICIT
                                ------   ------   ----------   --------   --------    -------------
BALANCE, MARCH 31,
  1994.......................    100     $1,000    $225,464    $116,483   $      --     $ 342,947
     Purchase of treasury
        stock................     --         --          --          --    (550,000)     (550,000)
     Net loss................     --         --          --      (3,314)         --        (3,314)
                                 ---     ------    --------    --------   ---------     ---------
BALANCE, MARCH 31,
  1995.......................    100      1,000     225,464     113,169    (550,000)     (210,367)
     Net loss................     --         --          --      (1,671)         --        (1,671)
                                 ---     ------    --------    --------   ---------     ---------
BALANCE, MARCH 31,
  1996.......................    100      1,000     225,464     111,498    (550,000)     (212,038)
     Net income..............     --         --          --      11,024          --        11,024
                                 ---     ------    --------    --------   ---------     ---------
BALANCE, MARCH 31,
  1997.......................    100      1,000     225,464     122,522    (550,000)     (201,014)
     Net income
        (unaudited)..........     --         --          --      48,630          --        48,630
                                 ---     ------    --------    --------   ---------     ---------
BALANCE, JUNE 30, 1997
  (UNAUDITED)................    100     $1,000    $225,464    $171,152   $(550,000)    $(152,384)
                                 ===     ======    ========    ========   =========     =========

        The accompanying notes are an integral part of these statements.

                            TPS MICROGRAPHICS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                        THREE MONTHS ENDED
                                                            YEAR ENDED MARCH 31,             JUNE 30,
                                                       ------------------------------   -------------------
                                                         1995       1996       1997       1996       1997
                                                       --------   --------   --------   --------   --------
                                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................................  $ (3,314)  $ (1,671)  $ 11,024   $ 14,272   $ 48,630
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities-
      Depreciation and amortization..................    47,356     67,626     95,687     19,000     31,275
      Deferred income taxes (benefit)................    (5,300)    (2,848)     4,715      1,179         --
      Changes in operating assets and liabilities-
         Accounts receivable.........................   216,492    (66,946)  (254,061)  (118,026)  (156,750)
         Inventories.................................   (42,314)   (86,861)    21,902     36,287     14,125
         Prepaid expenses and other..................   (11,520)    (9,645)   (16,161)    (3,758)   (20,651)
         Accounts payable and accrued expenses.......  (164,458)  (106,648)   167,894     (1,284)    35,310
         Deferred revenue............................    19,288     32,981     72,725    (29,457)  (104,791)
                                                       --------   --------   --------   --------   --------
           Net cash provided by (used in) operating
             activities..............................    56,230   (174,012)   103,725    (81,787)  (152,852)
                                                       --------   --------   --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment, net...........   (58,054)   (89,950)  (139,205)    (2,539)    (2,987)
  Acquisition of customer list.......................        --    (30,500)        --         --         --
                                                       --------   --------   --------   --------   --------
           Net cash used in investing activities.....   (58,054)  (120,450)  (139,205)    (2,539)    (2,987)
                                                       --------   --------   --------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) under line of credit...        --    250,000    (14,000)        --    114,000
  Bank overdraft.....................................     5,142     36,427    (29,733)    93,252     92,553
  Proceeds from long-term debt.......................        --     32,000    137,000         --         --
  Payments on long-term debt and capitalized lease
    obligations......................................    (3,318)   (23,965)   (57,787)    (8,926)   (50,714)
                                                       --------   --------   --------   --------   --------
           Net cash provided by financing
             activities..............................     1,824    294,462     35,480     84,326    155,839
                                                       --------   --------   --------   --------   --------
NET INCREASE IN CASH.................................        --         --         --         --         --
CASH, BEGINNING OF PERIOD............................        --         --         --         --         --
                                                       --------   --------   --------   --------   --------
CASH, END OF PERIOD..................................  $     --   $     --   $     --   $     --   $     --
                                                       ========   ========   ========   ========   ========

        The accompanying notes are an integral part of these statements.

                            TPS MICROGRAPHICS, INC.
                          NOTES TO FINANCIAL STATEMENTS

                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
            THREE MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED.)

1. BACKGROUND:

     TPS Micrographics, Inc. ("TPS") was incorporated in Virginia on August 24, 1990. TPS provides data and information conversion services ranging from CD-ROM scanning/imaging to microfilm processing. TPS is also an authorized Canon dealer, selling various microfilm/microfiche readers and other related equipment.

     TPS and its stockholder intend to enter into a stock acquisition agreement with ImageMAX, Inc. ("ImageMAX") which would close upon the consummation of the initial public offering of the common stock of ImageMAX.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The financial statements as of June 30, 1997 and for the three months ended June 30, 1996 and 1997 are unaudited and, in the opinion of the management of TPS, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for those interim periods. The results of operations for the three months ended June 30, 1997 are not necessarily indicative of the results to be expected for the full year.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories primarily represent microfiche viewing and imaging equipment, production and related supplies.

  Property and Equipment

     Property and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of their useful life or the term of the lease.

  Other Assets

     Other assets consist of an acquired customer list which is being amortized on a straight-line basis over five years. Amortization expense was $1,952 and $6,100 for the years ended March 31, 1996 and 1997, respectively, and accumulated amortization was $8,052 at March 31, 1997.

  Revenue Recognition

     Revenue is recognized when the services are rendered, using the percentage-of-completion basis, or products are shipped to customers. Deferred revenue represents payments for customer storage and certain services which are billed in advance of performance.

  Income Taxes

     TPS accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates that are expected to be in effect when the differences reverse.

  Supplemental Cash Flow Information

     For the years ended March 31, 1995, 1996 and 1997, TPS paid interest of $4,788, $68,855 and $87,274, respectively. For the years ended March 31, 1995, 1996 and 1997, TPS paid income taxes of

                            TPS MICROGRAPHICS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
            THREE MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
$1,791, $2,443 and $2,994, respectively. Capital lease obligations of $16,542, $14,690 and $108,554 were incurred on equipment leases entered into in 1995, 1996 and 1997, respectively. In fiscal 1995, TPS purchased 75 shares of its common stock for $550,000 through the issuance of debt (see Note 4).

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     For certain of TPS' financial instruments including accounts receivable, accounts payable and accrued expenses, management believes that the carrying amounts approximate fair value due to their short-term maturities. The carrying amount of long-term debt approximates fair value on the balance sheet dates.

  Long-Lived Assets

     TPS follows SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets is compared to the assets' carrying amount to determine if a write-down to market value or discounted cash flow value is necessary.

3. PROPERTY AND EQUIPMENT:

                                       ESTIMATED          MARCH 31,
                                      USEFUL LIVES   -------------------   JUNE 30,
                                         YEARS         1996       1997       1997
                                      ------------   --------   --------   --------
Scanning and filming equipment......       5-7       $311,487   $487,643   $487,643
Furniture and office equipment......       5-7         39,905     61,913     63,374
Delivery equipment..................        5          76,786    123,618    123,618
                                                     --------   --------   --------
                                                      428,178    673,174    674,635
Less- Accumulated depreciation......                 (223,972)  (310,796)  (340,545)
                                                     --------   --------   --------
                                                     $204,206   $362,378   $334,090
                                                     ========   ========   ========

     Depreciation expense for the years ended March 31, 1995, 1996 and 1997 was $47,356, $65,674, $89,587, respectively. As of March 31, 1997, TPS had $126,958 in property and equipment, net of accumulated amortization, financed under capital leases.

                            TPS MICROGRAPHICS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
            THREE MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED.)

4. DEBT FINANCING:

                                                              MARCH 31,
                                                         -------------------   JUNE 30,
                                                           1996       1997       1997
                                                         --------   --------   --------
Note payable, interest at 8.5%, due in monthly
  installments of principal and interest of $5,416
  through April 2010..................................   $532,672   $512,170   $506,767
Notes payable to bank, interest at prime plus 1%, due
  in monthly installments of principal and interest of
  $6,667..............................................         --    100,000     79,997
Notes payable, interest at 8%, due in monthly
  installments of principal and interest of $5,828
  through March 1998..................................     32,000     56,203     39,731
                                                         --------   --------   --------
                                                          564,672    668,373    626,495
Less- Current portion.................................    (52,502)  (178,517)  (142,683)
                                                         --------   --------   --------
                                                         $512,170   $489,856   $483,812
                                                         ========   ========   ========

     At March 31, 1997, TPS has a line of credit agreement with a bank which provides for borrowings of up to $450,000. The line bears interest at the prime rate plus 1% and is made available at the bank's discretion. The line of credit is secured by substantially all of TPS' assets and the personal guarantee of the stockholder.

     The note payable with an outstanding principal of $512,170 at March 31, 1997 is collateralized by the outstanding common stock of TPS. The other notes payable are secured by accounts receivable, equipment and the personal guarantee of the stockholder.

     As of March 31, 1997, maturities of long-term debt are as follows:

1998......................................   $178,517
1999......................................     24,286
2000......................................     26,432
2001......................................     28,770
2002......................................     31,315
Thereafter................................    379,053
                                             --------
                                             $668,373
                                             ========

                            TPS MICROGRAPHICS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
            THREE MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED.)

5. CAPITALIZED LEASE OBLIGATIONS:

     TPS leases certain property and equipment under capitalized leases with interest ranging from 7% to 18%. Future minimum lease payments as of March 31, 1997 are as follows:

1998......................................   $ 43,323
1999......................................     40,560
2000......................................     27,154
2001......................................     13,706
                                             --------
Total minimum lease payments..............    124,743
Less- Amount representing interest........    (19,400)
                                             --------
Present value of minimum lease payments...    105,343
Less- Current portion.....................    (32,890)
                                             --------
                                             $ 72,453
                                             ========

6. COMMITMENTS:

     TPS leases office space and certain equipment under noncancelable operating leases. Rent expense for the years ended March 31, 1995, 1996 and 1997 was $63,222, $83,298 and $90,564, respectively. Future minimum lease payments are as follows:

1998......................................   $115,709
1999......................................    105,431
2000......................................     17,721
                                             --------
                                             $238,861
                                             ========

7. INCOME TAXES:

     The components of the provision for income taxes are as follows:

                                                        YEAR ENDED MARCH 31,
                                                     ---------------------------
                                                      1995      1996      1997
                                                     -------   -------   -------
Current Provision:
  Federal.........................................   $ 1,155   $ 1,745   $ 2,153
  State...........................................       636       698       841
                                                     -------   -------   -------
                                                       1,791     2,443     2,994
                                                     -------   -------   -------
Deferred Provision:
  Federal.........................................    (4,505)   (2,421)    4,008
  State...........................................      (795)     (427)      707
                                                     -------   -------   -------
                                                      (5,300)   (2,848)    4,715
                                                     -------   -------   -------
                                                     $(3,509)  $  (405)  $ 7,709
                                                     =======   =======   =======

                            TPS MICROGRAPHICS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
            THREE MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED.)

7. INCOME TAXES: -- (CONTINUED)
     The tax effect of temporary differences as established in accordance with SFAS No. 109 that give rise to deferred taxes are as follows:

                                                                  MARCH 31,
                                                             -------------------
                                                               1996       1997
                                                             --------   --------
Gross deferred tax assets for accruals and reserves not
  currently deductible....................................   $10,474    $16,041
Gross deferred tax liability for differences in basis of
  property and equipment..................................    (2,326)   (12,608)
                                                             -------    -------
                                                             $ 8,148    $ 3,433
                                                             =======    =======

     TPS did not have any valuation allowances against deferred tax assets at March 31, 1997, as it believes it is more likely than not that the deferred tax assets will be realized.

8. PROFIT SHARING PLAN:

     Effective November 30, 1996, TPS terminated its trusteed profit sharing plan for qualified employees. Upon termination, participants in the plan became fully vested in TPS' contributions and all plan assets were distributed to the plan participants. TPS did not make any contributions to the plan for the years ended March 31, 1995, 1996 and 1997.

9. STOCKHOLDER RECEIVABLE:

     At March 31, 1996 and 1997, TPS had a receivable due from its sole stockholder of $34,750 and $43,263, respectively. The receivable has no fixed repayment schedule and bears interest at 5%.

10. SALE OF THE BUSINESS (UNAUDITED):

     In September 1997, TPS and its stockholder entered into a stock purchase agreement with ImageMAX (see Note 1).

[PHOTOGRAPHS DEPICTING VARIOUS OPERATIONS OF CERTAIN OF THE FOUNDING COMPANIES.]

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
Prospectus Summary......................      3
Risk Factors............................      9
The Company.............................     16
Use of Proceeds.........................     19
Dividend Policy.........................     19
Capitalization..........................     20
Dilution................................     21
Selected Financial Data.................     22
Management's Discussion and Analysis
  of Financial Condition and Results of
  Operations............................     24
Business................................     51
Management..............................     61
Certain Transactions....................     67
Principal Shareholders..................     69
Description of Capital Stock............     70
Shares Eligible for Future Sale.........     72
Underwriting............................     73
Legal Matters...........................     74
Experts.................................     75
Additional Information..................     75
Index to Financial Statements...........    F-1

                            ------------------------

    UNTIL               , 1997 (25 DAYS AFTER THE COMMENCEMENT OF THE OFFERING),
ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                3,100,000 SHARES

                                 IMAGEMAX, INC.

                                  COMMON STOCK

                        -------------------------------
                                   PROSPECTUS
                                                , 1997
                        -------------------------------

                            WILLIAM BLAIR & COMPANY

                          JANNEY MONTGOMERY SCOTT INC.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an itemized statement of all estimated expenses, all of which will be paid by the Company, in connection with the issuance and distribution of the securities being registered:

                     NATURE OF EXPENSE                        AMOUNT
                     -----------------                        -------
SEC Registration Fee........................................  $15,124
Nasdaq National Market Listing Fee..........................   31,097
NASD Filing Fee.............................................    5,491
Printing and engraving fees.................................        *
Registrant's counsel fees and expenses......................        *
Accounting fees and expenses................................        *
Blue Sky filing fees and expenses and counsel fees..........        *
Transfer agent and registrar fees...........................        *
Miscellaneous...............................................        *
                                                              -------
  TOTAL                                                       $     *
                                                              =======

------------------
* To be supplied by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Sections 1741-1747 of the BCL, Article XIV of the Company's Bylaws provides that the Company shall, in the case of directors and officers, and may, in the case of employees and agents, indemnify any such person who is or was a party (other than a party acting on his or her own behalf) or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including actions brought by or in the right of the Company where certain standards of conduct have been met), by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company on behalf of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she met certain requisite standards of conduct. In all such cases, the Company shall indemnify any such person against all such expenses actually and reasonably incurred by him or her in connection with any such action to the extent that such person has been successful on the merits or in defense of any such action. The indemnification provisions of the Bylaws are non-exclusive.

     Pursuant to Section 1713 of the BCL, Article IV, Section 4.16 of the Company's Bylaws provides that a director shall not be liable to the Company for monetary damages as such for any action taken or omitted unless the director breaches or fails to perform a duty of his office and that breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation does not apply to criminal liability or liability for the payment of taxes. The Company believes that the provisions will assist it in securing and maintaining the services of directors who are not employees of the Company.

     The Company intends to procure insurance, which would afford officers and directors insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts, including liabilities under the Securities Act.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     In November 1996 the Company sold 423,077 shares of Common Stock to its founding shareholders for an aggregate consideration of $5,000. Following initial funding in November 1996, the Company sold 126,923 units comprised of one share of convertible preferred stock and one share of common stock to certain of its founding shareholders, to David C. Utz, Jr., and to Brian K. Bergeron, an accredited investor, for an aggregate consideration of $75,000.

     In April 1997 the Company sold 88,846 shares of convertible preferred stock to certain of its founding shareholders and two additional accredited investors for an aggregate consideration of $105,000.

     In June 1997 the Company sold 97,308 shares of Common Stock to certain of its founding shareholders and its Chief Operating and Chief Financial Officers for an aggregate consideration of $230,000.

     On September 10, 1997 the Company sold 63,462 shares of Common Stock to an accredited investor for an aggregate consideration of $300,000 and 227,721 shares of convertible preferred stock to 17 accredited investors for an aggregate consideration of $1,076,500.

     On September 9 and September 11, 1997, the Company entered into 14 acquisition agreements pursuant to which it agreed to issue an aggregate of 1,184,468 shares of Common Stock for an aggregate purchase price of $15,397,746 (based on an assumed initial public offering price of $13.00 per share) as partial consideration for the Founding Companies.

     The foregoing described issuances of securities did not involve underwriters and were exempt from registration under the Securities Act by virtue of the exemption provided by Section 4(2) thereof for transactions not involving any public offering.

ITEM 16.  EXHIBITS AND CONSOLIDATED FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS:

EXHIBIT
  NO.                                        DESCRIPTION
-------                                      -----------
  1       --         Form of Underwriting Agreement by and between the Company
                     and the Underwriters.*
  2.1     --         Agreement and Plan of Reorganization dated September 9,
                     1997, by and among the Company, DocuTech Data Systems, Inc., and Rex Lamb and Mark Creglow (including escrow agreement).
  2.2     --         Asset Purchase Agreement dated September 9, 1997 by and
                     among the Company Rex Lamb and Vicki Lamb (including escrow agreement).
  2.3     --         Agreement and Plan of Reorganization dated September 9,
                     1997, by and among the Company, Utz Medical Enterprises,
                     Inc., and David C. Utz, Jr. (including escrow agreement).
  2.4     --         Agreement and Plan of Reorganization dated September 9, 1997 by and among Jane Semasko and John Semasko, Oregon
                     Micro-Imaging, Inc. and the Company (including escrow
                     agreement).
  2.5     --         Asset Purchase Agreement dated September 9, 1997 by and
                     among Spaulding Company, Inc., Semco Industries, Inc., and the Company (including escrow agreement).
  2.6     --         Asset Purchase Agreement dated September 9, 1997 by and
                     among Total Information Management Corporation and the
                     Company (including escrow agreement).
  2.7     --         Stock Purchase Agreement dated September 9, 1997 by and
                     among Ovidio Pugnale, Image Memory Systems, Inc. and the
                     Company (including escrow agreement).
  2.8     --         Agreement and Plan of Reorganization dated September 9,
                     1997, by and among the Company, International Data Services of New York, Inc., and Mitchell J. Taube and Ellen F.
                     Rothschild-Taube (including escrow agreement).

EXHIBIT
  NO.                                        DESCRIPTION
-------                                      -----------
  2.9     --         Stock Purchase Agreement dated September 9, 1997 by and
                     among David Crowder, TPS Micrographics, Inc. and the Company
                     (including escrow agreement).
  2.10    --         Agreement and Plan of Reorganization dated September 11,
                     1997 by and among the Company, Image and Information
                     Solutions, Inc. and Gary Blackwelder (including escrow
                     agreement).
  2.11    --         Agreement and Plan of Reorganization dated September 9, 1997 by and among Madeline Solomon, David C. Yezbak, CodaLex
                     Microfilming Corporation and the Company (including escrow agreement).
  2.12    --         Asset Purchase Agreement dated September 9, 1997 by and
                     among Imaging Information Industries, Inc., Gerald P.
                     Gorman, Theodore J. Solomon, Jr., Charles P. Yezbak, III,
                     David C. Yezbak and the Company (including escrow
                     agreement).
  2.13    --         Agreement and Plan of Reorganization dated September 9, 1997 by and among Gerald P. Gorman, Theodore J. Solomon, Theodore
                     J. Solomon, Jr., Charles P. Yezbak, III, David C. Yezbak,
                     Laser Graphics Systems & Services, Inc. and the Company
                     (including escrow agreement).
  2.14    --         Asset Purchase Agreement dated September 9, 1997 by and
                     among DataLink Corporation, Judith E. DeMott, Geri E.
                     Davidson and the Company (including escrow agreement).
  3.1     --         Amended and Restated Articles of Incorporation of the
                     Company.*
  3.2     --         Bylaws of the Company.*
  4.1     --         Specimen Stock Certificate.*
  4.2     --         Shareholders Agreement between the Company and certain of
                     its shareholders dated November 17, 1996, as amended.*
 10.1     --         1997 Incentive Plan (including forms of option agreements).*
 10.2     --         Employee Stock Purchase Plan.*
 10.3     --         Management Agreement between GBL Capital Corporation and the
                     Company dated November 27, 1996.*
 10.4     --         Employment Agreement between the Company and Bruce M. Gillis dated as of August 1, 1997.
 10.5     --         Employment Agreement between the Company and James D. Brown dated as of August 18, 1997.
 10.6     --         Employment Agreement between the Company and S. David Model dated as of August 18, 1997.
 10.7     --         Employment Agreement between the Company and Andrew R. Bacas dated as of August 1, 1997.
 10.8     --         Form of Employment Agreement between the Company and John E.
                     Semasko.
 10.9     --         Form of Employment Agreement between the Company and Rex
                     Lamb.
 10.10    --         Lease Agreement dated March 26, 1996 by and between Marlyn
                     D. Schwarz and Rex Lamb d/b/a DocuTech.
 10.11    --         Lease Agreement dated February 24, 1992 by and between
                     Marlyn Schwarz d/b/a Old Cheney Plaza and Rex Lamb d/b/a
                     DocuTech.
 10.12    --         Lease Agreement dated September 1, 1994 by and between
                     Jonstar Realty Corporation and Spaulding Company, Inc.
                     (renewed May 27, 1997).*

EXHIBIT
  NO.                                        DESCRIPTION
-------                                      -----------
 10.13    --         Lease Extension Agreement dated October 1, 1986 by and
                     between H.S. & D Realty Corp., Landlord and Spaulding
                     Company, Inc., Tenant.*
 10.14    --         Lease dated September 1, 1995 by and between Robert S. Greer and Elvera A. Greer and American Micro-Med Corporation.
 10.15    --         Lease dated February 8, 1994 and Lease Rider dated as of
                     February 1, 1994 by and between Oporto Development Corp. and
                     International Data Services of New York, Inc.
 10.16    --         Amendment of Lease dated June 6, 1996 between East Cobb Land
                     Development and Investment Co., L.P. and Imaging Information
                     Industries/David Yezbak, extended by letter dated July 16,
                     1997.
 10.17    --         Lease Agreement, Heinz Selig as Landlord to Oregon
                     Micrographics, Inc. as Tenant.*
 10.18    --         Lease dated January 10, 1996 by and between Financial
                     Enterprises III and TPS Imaging Solutions, Inc.
 10.19    --         Lease Agreement dated March 31, 1995 by and between
                     Technical Publications Service, Inc. and TPS Micrographics,
                     Inc.
 10.20    --         Standard Industrial Commercial MultiTenant Lease-Gross dated
                     June 20, 1994 by and between Northgate Assembly of God,
                     North Sacramento, d/b/a Arena Christian Center and Total
                     Information Management Corporation.
 10.21    --         Lease dated January 26, 1981 and Extension of Lease dated
                     October, 1992 by and between Trader Vic's Food Products and
                     Total Information Management Corporation.*
 10.22    --         Standard Industrial Lease dated September 24, 1991 by and
                     between Charles F. Coss, Viola B. Coss, Tracey C. Quinn,
                     John Coss, Peter B. Coss, Elizabeth Coss, Tracey C. Quinn as
                     Trustee for Geoffrey C. Quinn and Elizabeth Coss, as Trustee
                     for Caitlin N. Shay and Total Information Management
                     Corporation extended by letter dated October 18, 1996 from
                     James Bunker to Peter Coss.
 10.23    --         Lease dated January 1, 1993 between CSX Transportation, Inc.
                     and American Micro-Med Corporation.
 21       --         Subsidiaries.
 23.1     --         Consent of Arthur Andersen LLP.
 23.2     --         Consent of Pepper, Hamilton & Scheetz LLP (included in
                     Exhibit 5.1).*
 23.3     --         Consent of Rex Lamb.
 23.4     --         Consent of John E. Semasko.
 23.5     --         Consent of Steven N. Kaplan.
 24       --         Powers of Attorney (included on Signature Pages).
 27       --         Financial Data Schedule (in electronic format only).

------------------
* To be filed by Amendment.

(B) CONSOLIDATED FINANCIAL STATEMENT SCHEDULES:

     None.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes to provide to the Underwriters at the Closing specified in the underwriting agreement, certificates in such denomination and registered in such names or required by the Underwriters to permit prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 12th day of September, 1997.

                                          IMAGEMAX, INC.

                                          By: /s /  BRUCE M. GILLIS
                                            ------------------------------------
                                            Bruce M. Gillis
                                              Chief Executive Officer and
                                              Chairman of the Board

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bruce M. Gillis and Andrew R. Bacas, and each or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and other registration statements and amendments thereto relating to the Offering contemplated by this Registration Statement (including registration statements under Rule 462 promulgated under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            SIGNATURE                                TITLE                           DATE
            ---------                                -----                           ----
/s /  BRUCE M. GILLIS                  Chief Executive Officer; Director      September 12, 1997
---------------------------------      (principal executive officer)
Bruce M. Gillis

/s /  JAMES D. BROWN                   Chief Financial Officer                September 12, 1997
---------------------------------      (principal financial officer and
James D. Brown                         principal accounting officer)

/s /  ANDREW R. BACAS                  Director                               September 12, 1997
---------------------------------
Andrew R. Bacas

/s /  DAVID C. UTZ, JR.                Director                               September 12, 1997
---------------------------------
David C. Utz, Jr.

                                 EXHIBIT INDEX

EXHIBIT
  NO.                                        DESCRIPTION
-------                                      -----------
  2.1     --         Agreement and Plan of Reorganization dated September 9,
                     1997, by and among the Company, DocuTech Data Systems, Inc., and Rex Lamb and Mark Creglow (including escrow agreement).

  2.2     --         Asset Purchase Agreement dated September 9, 1997 by and
                     among the Company Rex Lamb and Vicki Lamb (including escrow agreement).

  2.3     --         Agreement and Plan of Reorganization dated September 9,
                     1997, by and among the Company, Utz Medical Enterprises,
                     Inc., and David C. Utz, Jr. (including escrow agreement).

  2.4     --         Agreement and Plan of Reorganization dated September 9, 1997 by and among Jane Semasko and John Semasko, Oregon
                     Micro-Imaging, Inc. and the Company (including escrow
                     agreement).

  2.5     --         Asset Purchase Agreement dated September 9, 1997 by and
                     among Spaulding Company, Inc., Semco Industries, Inc., and the Company (including escrow agreement).

  2.6     --         Asset Purchase Agreement dated September 9, 1997 by and
                     among Total Information Management Corporation and the
                     Company (including escrow agreement).

  2.7     --         Stock Purchase Agreement dated September 9, 1997 by and
                     among Ovidio Pugnale, Image Memory Systems, Inc. and the
                     Company (including escrow agreement).

  2.8     --         Agreement and Plan of Reorganization dated September 9,
                     1997, by and among the Company, International Data Services of New York, Inc., and Mitchell J. Taube and Ellen F.
                     Rothschild-Taube (including escrow agreement).

  2.9     --         Stock Purchase Agreement dated September 9, 1997 by and
                     among David Crowder, TPS Micrographics, Inc. and the Company
                     (including escrow agreement).

  2.10    --         Agreement and Plan of Reorganization dated September 11,
                     1997 by and among the Company, Image and Information
                     Solutions, Inc. and Gary Blackwelder (including escrow
                     agreement).

  2.11    --         Agreement and Plan of Reorganization dated September 9, 1997 by and among Madeline Solomon, David C. Yezbak, CodaLex
                     Microfilming Corporation and the Company (including escrow agreement).

  2.12    --         Asset Purchase Agreement dated September 9, 1997 by and
                     among Imaging Information Industries, Inc., Gerald P.
                     Gorman, Theodore J. Solomon, Jr., Charles P. Yezbak, III,
                     David C. Yezbak and the Company (including escrow
                     agreement).

  2.13    --         Agreement and Plan of Reorganization dated September 9, 1997 by and among Gerald P. Gorman, Theodore J. Solomon, Theodore
                     J. Solomon, Jr., Charles P. Yezbak, III, David C. Yezbak,
                     Laser Graphics Systems & Services, Inc. and the Company
                     (including escrow agreement).

  2.14    --         Asset Purchase Agreement dated September 9, 1997 by and
                     among DataLink Corporation, Judith E. DeMott, Geri E.
                     Davidson and the Company (including escrow agreement).

 10.4     --         Employment Agreement between the Company and Bruce M. Gillis dated as of August 1, 1997.

 10.5     --         Employment Agreement between the Company and James D. Brown dated as of August 18, 1997.

EXHIBIT
  NO.                                        DESCRIPTION
-------                                      -----------
 10.6     --         Employment Agreement between the Company and S. David Model dated as of August 18, 1997.

 10.7     --         Employment Agreement between the Company and Andrew R. Bacas dated as of August 1, 1997.

 10.8     --         Form of Employment Agreement between the Company and John E.
                     Semasko.

 10.9     --         Form of Employment Agreement between the Company and Rex
                     Lamb.

 10.10    --         Lease Agreement dated March 26, 1996 by and between Marlyn
                     D. Schwarz and Rex Lamb d/b/a DocuTech.

 10.11    --         Lease Agreement dated February 24, 1992 by and between
                     Marlyn Schwarz d/b/a Old Cheney Plaza and Rex Lamb d/b/a
                     DocuTech.

 10.14    --         Lease dated September 1, 1995 by and between Robert S. Greer and Elvera A. Greer and American Micro-Med Corporation.

 10.15    --         Lease dated February 8, 1994 and Lease Rider dated as of
                     February 1, 1994 by and between Oporto Development Corp. and
                     International Data Services of New York, Inc.

 10.16    --         Amendment of Lease dated June 6, 1996 between East Cobb Land
                     Development and Investment Co., L.P. and Imaging Information
                     Industries/David Yezbak, extended by letter dated July 16,
                     1997.

 10.18    --         Lease dated January 10, 1996 by and between Financial
                     Enterprises III and TPS Imaging Solutions, Inc.

 10.19    --         Lease Agreement dated March 31, 1995 by and between
                     Technical Publications Service, Inc. and TPS Micrographics,
                     Inc.

 10.20    --         Standard Industrial Commercial MultiTenant Lease-Gross dated
                     June 20, 1994 by and between Northgate Assembly of God,
                     North Sacramento, d/b/a Arena Christian Center and Total
                     Information Management Corporation.

 10.22    --         Standard Industrial Lease dated September 24, 1991 by and
                     between Charles F. Coss, Viola B. Coss, Tracey C. Quinn,
                     John Coss, Peter B. Coss, Elizabeth Coss, Tracey C. Quinn as
                     Trustee for Geoffrey C. Quinn and Elizabeth Coss, as Trustee
                     for Caitlin N. Shay and Total Information Management
                     Corporation extended by letter dated October 18, 1996 from
                     James Bunker to Peter Coss.

 10.23    --         Lease dated January 1, 1993 between CSX Transportation, Inc.
                     and American Micro-Med Corporation.

 21       --         Subsidiaries.

 23.1     --         Consent of Arthur Andersen LLP.

 23.3     --         Consent of Rex Lamb.

 23.4     --         Consent of John E. Semasko.

 23.5     --         Consent of Steven N. Kaplan.

 24       --         Powers of Attorney (included on Signature Pages).

 27       --         Financial Data Schedule (in electronic format only).